The information in the preliminary prospectus supplement (as supplemented by this supplement) is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. The preliminary prospectus supplement (as supplemented by this supplement) is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.

$1,418,170,000

Nissan Auto Receivables 2013-B Owner Trust

Issuing Entity

Nissan Auto Receivables Corporation II,

Depositor

Nissan Motor Acceptance Corporation,

Servicer/Sponsor

Supplement, dated July 23, 2013 (subject to completion)

to

Preliminary Prospectus Supplement, dated July 18, 2013 (subject to completion)

to

Prospectus dated July 18, 2013

This Supplement should be read in conjunction with the Preliminary Prospectus Supplement, dated July 18, 2013, and the Prospectus, dated July 18, 2013.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these notes or determined if the preliminary prospectus supplement (as supplemented by this supplement) or the prospectus that accompanies the preliminary prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Capitalized terms used and not defined in this Supplement have the meanings assigned to them in the Preliminary Prospectus Supplement or Prospectus referenced above, as applicable. The information in the Preliminary Prospectus Supplement referenced above on the pages and in the sections identified below is hereby updated as follows:

FRONT COVER PAGE:

•	The total initial principal amount of the Notes indicated above the Issuing Entity’s name is modified to read $1,418,170,000.

•	The column titled “Principal Amount” on the front cover page is modified read:

Principal Amount
Class A-1 Notes	$346,000,000
Class A-2 Notes	$465,000,000
Class A-3 Notes	$465,000,000
Class A-4 Notes	$142,170,000

Total	$1,418,170,000

•	The first bullet point under “Enhancement” is deleted in its entirety and replaced with the following:

“Reserve account, with an initial deposit of at least $3,693,164.30 and subject to adjustment as described in this prospectus supplement.”

•	The third bullet point under “Enhancement” is deleted in its entirety and replaced with the following:

“Certificates with an original certificate balance of at least $59,095,721.68 are subordinated to the notes to the extent described in this prospectus supplement.”

•	The front cover page is modified to insert the following names directly under “J.P. Morgan,” “Citigroup” and “SOCIETE GENERALE”:

HSBC	Mitsubishi UFJ Securities	Mizuho Securities	Scotiabank

SUMMARY:

•	The fourth paragraph under “Summary—Issuing Entity Property” is deleted in its entirety and replaced with the following:

“The receivables sold to the issuing entity on the closing date will, as of the cut-off date, have an aggregate principal balance at least equal to $1,515,818,364.68.”

•	The first sentence after “Summary—Certificates” is deleted in its entirety and replaced with the following:

“The issuing entity will also issue at least $59,095,721.68 initial amount of certificates.”

•	The first sentence under “Summary—Enhancement—Subordination of the Certificates” is deleted in its entirety and replaced with the following:

“The certificates have an initial balance of at least $59,095,721.68 and represent approximately 4.00% of the initial principal amount of all the notes and certificates.”

•	The first sentence of the third paragraph under “Summary—Enhancement—Reserve Account” is deleted in its entirety and replaced with the following:

“On the closing date, the issuing entity will cause to be deposited at least $3,693,164.30 into the reserve account, which is approximately 0.25% of the initial outstanding principal balance of all of the notes and the certificates.”

THE ISSUING ENTITY:

•	The first sentence of the third paragraph under “The Issuing Entity—General” is deleted in its entirety and replaced with the following:

“The Issuing Entity will issue (a) the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 notes (collectively, the “Notes”) and (b) at least $59,095,721.68 aggregate amount of the certificates (the “Certificates”).”

•	The tables under “The Issuing Entity—Capitalization and Liabilities of the Issuing Entity” are deleted in their entirety and replaced with the following:

The following table illustrates the expected assets of the Issuing Entity as of the Closing Date:

Receivables (Adjusted Pool Balance)	$1,477,265,721.68
Reserve Account—Initial Balance	$3,693,164.30
Initial YSOC Amount	$38,552,643.00

Total	$1,519,511,528.98

The following table illustrates the expected liabilities of the issuing entity as of the Closing Date:

Class A-1 Notes	$346,000,000
Class A-2 Notes	$465,000,000
Class A-3 Notes	$465,000,000
Class A-4 Notes	$142,170,000

Total	$1,418,170,000

THE RECEIVABLES:

•	The second sentence of the third paragraph under “The Receivables—Characteristics of the Receivables” is deleted in its entirety and replaced with the following:

“The Receivables sold to the Issuing Entity on the Closing Date will, as of the Cut-off Date, have an aggregate principal balance at least equal to $1,515,818,364.68.”

WEIGHTED AVERAGE LIFE OF THE NOTES:

•	The table following the fifth paragraph under “Weighted Average Life of the Notes” is deleted in its entirety and replaced with the following:

Pool	Aggregate Principal Balance	APR	Remaining Payments to Maturity	Original Payments to Maturity
1	$3,294,329.42	2.616%	7	57
2	$34,625,835.33	1.393%	20	55
3	$76,844,565.73	1.349%	32	41
4	$193,989,054.92	1.896%	44	59
5	$537,363,576.76	2.711%	55	62
6	$289,635,470.83	3.183%	66	72
7	$4,821,500.89	7.047%	7	66
8	$3,422,292.26	6.011%	20	54
9	$12,523,970.13	6.457%	32	56
10	$59,469,133.19	6.194%	43	62
11	$169,729,353.83	5.352%	55	63
12	$130,099,281.39	4.964%	66	72

•	The table titled “YSOC Amount Schedule” under “Weighted Average Life of the Notes” is deleted in its entirety and replaced with the following:

Distribution Date	Yield Supplement Overcollateralization Amount	Distribution Date	Yield Supplement Overcollateralization Amount
Closing Date	$38,552,643.00	June 2016	$5,100,819.53
August 2013	$37,089,251.46	July 2016	$4,655,265.43
September 2013	$35,655,360.89	August 2016	$4,233,578.08
October 2013	$34,251,119.53	September 2016	$3,835,819.59
November 2013	$32,876,676.22	October 2016	$3,461,963.51
December 2013	$31,532,157.84	November 2016	$3,111,888.05
January 2014	$30,217,615.10	December 2016	$2,785,377.16
February 2014	$28,933,054.38	January 2017	$2,482,195.17
March 2014	$27,678,527.56	February 2017	$2,201,892.45
April 2014	$26,454,025.46	March 2017	$1,943,763.47
May 2014	$25,259,616.57	April 2017	$1,706,843.42
June 2014	$24,095,431.54	May 2017	$1,490,230.14
July 2014	$22,961,609.92	June 2017	$1,292,673.11
August 2014	$21,858,267.12	July 2017	$1,113,059.81
September 2014	$20,785,530.71	August 2017	$950,497.46
October 2014	$19,743,543.72	September 2017	$804,391.32
November 2014	$18,732,451.11	October 2017	$674,282.06
December 2014	$17,752,397.74	November 2017	$560,012.63
January 2015	$16,803,513.17	December 2017	$461,517.99
February 2015	$15,885,884.84	January 2018	$378,260.67
March 2015	$14,999,422.96	February 2018	$309,016.24
April 2015	$14,142,703.94	March 2018	$251,670.10
May 2015	$13,314,247.41	April 2018	$203,981.82
June 2015	$12,513,850.93	May 2018	$163,881.46
July 2015	$11,741,518.35	June 2018	$129,223.58
August 2015	$10,997,285.74	July 2018	$99,485.37
September 2015	$10,281,234.04	August 2018	$73,979.46
October 2015	$9,593,486.21	September 2018	$52,526.11
November 2015	$8,934,171.92	October 2018	$35,033.15
December 2015	$8,303,416.78	November 2018	$21,440.33
January 2016	$7,701,213.76	December 2018	$11,493.05
February 2016	$7,127,431.49	January 2019	$4,907.44
March 2016	$6,581,802.99	February 2019	$1,487.23
April 2016	$6,063,392.60	March 2019	$216.68
May 2016	$5,570,178.49	April 2019	$0.39
		May 2019 and thereafter	$0.00

S-5

•	The tables titled “Percent of Initial Note Principal Amount at Various ABS Percentages” under “Weighted Average Life of the Notes” are deleted in their entirety and replaced with the following tables:

Distribution Date	Class A-1 Notes					Class A-2 Notes
	0.50%	1.00%	1.30%	1.50%	1.70%	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2013	89.81%	87.29%	85.60%	84.31%	81.98%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2013	79.69%	74.75%	71.44%	68.96%	65.70%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2013	69.62%	62.37%	57.54%	53.94%	49.77%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2013	59.61%	50.17%	43.89%	39.26%	34.20%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2013	49.66%	38.13%	30.49%	24.92%	18.98%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2014	39.77%	26.26%	17.34%	10.92%	4.12%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2014	29.95%	14.56%	4.45%	0.00%	0.00%	100.00%	100.00%	100.00%	97.96%	92.28%
March 2014	20.50%	3.31%	0.00%	0.00%	0.00%	100.00%	100.00%	94.07%	88.10%	81.76%
April 2014	11.12%	0.00%	0.00%	0.00%	0.00%	100.00%	94.21%	84.99%	78.44%	71.50%
May 2014	1.79%	0.00%	0.00%	0.00%	0.00%	100.00%	86.08%	76.08%	68.98%	61.47%
June 2014	0.00%	0.00%	0.00%	0.00%	0.00%	94.43%	78.06%	67.34%	59.74%	51.70%
July 2014	0.00%	0.00%	0.00%	0.00%	0.00%	87.58%	70.16%	58.77%	50.70%	42.17%
August 2014	0.00%	0.00%	0.00%	0.00%	0.00%	80.77%	62.38%	50.37%	41.86%	32.90%
September 2014	0.00%	0.00%	0.00%	0.00%	0.00%	74.00%	54.72%	42.14%	33.24%	23.87%
October 2014	0.00%	0.00%	0.00%	0.00%	0.00%	67.28%	47.18%	34.08%	24.83%	15.09%
November 2014	0.00%	0.00%	0.00%	0.00%	0.00%	60.60%	39.76%	26.19%	16.62%	6.57%
December 2014	0.00%	0.00%	0.00%	0.00%	0.00%	53.97%	32.46%	18.48%	8.63%	0.00%
January 2015	0.00%	0.00%	0.00%	0.00%	0.00%	47.38%	25.29%	10.94%	0.85%	0.00%
February 2015	0.00%	0.00%	0.00%	0.00%	0.00%	40.83%	18.23%	3.57%	0.00%	0.00%
March 2015	0.00%	0.00%	0.00%	0.00%	0.00%	34.33%	11.30%	0.00%	0.00%	0.00%
April 2015	0.00%	0.00%	0.00%	0.00%	0.00%	28.24%	4.77%	0.00%	0.00%	0.00%
May 2015	0.00%	0.00%	0.00%	0.00%	0.00%	22.19%	0.00%	0.00%	0.00%	0.00%
June 2015	0.00%	0.00%	0.00%	0.00%	0.00%	16.18%	0.00%	0.00%	0.00%	0.00%
July 2015	0.00%	0.00%	0.00%	0.00%	0.00%	10.22%	0.00%	0.00%	0.00%	0.00%
August 2015	0.00%	0.00%	0.00%	0.00%	0.00%	4.29%	0.00%	0.00%	0.00%	0.00%
September 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (years) to Maturity(1)	0.42	0.34	0.30	0.28	0.25	1.48	1.23	1.10	1.02	0.94
Weighted Average Life (years) to Call(1)(2)	0.42	0.34	0.30	0.28	0.25	1.48	1.23	1.10	1.02	0.94

(1)

The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the Note to the related Distribution Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)	This calculation assumes that the servicer exercises its option to purchase the Receivables at the first opportunity.

This table has been prepared based on the assumptions in this Prospectus Supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

S-6

Distribution Date	Class A-3 Notes					Class A-4 Notes
	0.50%	1.00%	1.30%	1.50%	1.70%	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2014	100.00%	100.00%	100.00%	100.00%	98.30%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2015	100.00%	100.00%	100.00%	100.00%	90.28%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2015	100.00%	100.00%	100.00%	93.28%	82.52%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2015	100.00%	100.00%	96.38%	85.92%	75.01%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2015	100.00%	100.00%	89.57%	78.92%	67.81%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2015	100.00%	98.35%	82.92%	72.11%	60.83%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2015	100.00%	92.05%	76.43%	65.49%	54.08%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2015	100.00%	85.85%	70.10%	59.06%	47.56%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2015	100.00%	79.77%	63.93%	52.83%	41.26%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2015	98.41%	73.81%	57.91%	46.78%	35.19%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2015	92.58%	67.96%	52.06%	40.94%	29.35%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2015	86.78%	62.22%	46.37%	35.28%	23.74%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2015	81.03%	56.60%	40.84%	29.82%	18.35%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2016	75.32%	51.09%	35.47%	24.56%	13.20%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2016	69.65%	45.70%	30.27%	19.49%	8.28%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2016	64.03%	40.43%	25.23%	14.63%	3.60%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2016	58.96%	35.66%	20.67%	10.20%	0.00%	100.00%	100.00%	100.00%	100.00%	97.81%
May 2016	53.93%	30.99%	16.25%	5.96%	0.00%	100.00%	100.00%	100.00%	100.00%	84.54%
June 2016	48.94%	26.43%	11.97%	1.89%	0.00%	100.00%	100.00%	100.00%	100.00%	71.96%
July 2016	43.99%	21.98%	7.85%	0.00%	0.00%	100.00%	100.00%	100.00%	93.48%	60.07%
August 2016	39.08%	17.63%	3.88%	0.00%	0.00%	100.00%	100.00%	100.00%	81.36%	48.87%
September 2016	34.21%	13.40%	0.06%	0.00%	0.00%	100.00%	100.00%	100.00%	69.83%	38.38%
October 2016	29.38%	9.26%	0.00%	0.00%	0.00%	100.00%	100.00%	88.19%	58.91%	28.59%
November 2016	24.59%	5.24%	0.00%	0.00%	0.00%	100.00%	100.00%	76.68%	48.58%	19.51%
December 2016	19.85%	1.33%	0.00%	0.00%	0.00%	100.00%	100.00%	65.67%	38.85%	11.18%
January 2017	15.14%	0.00%	0.00%	0.00%	0.00%	100.00%	91.89%	55.17%	29.72%	3.51%
February 2017	10.47%	0.00%	0.00%	0.00%	0.00%	100.00%	79.80%	45.17%	21.21%	0.00%
March 2017	6.10%	0.00%	0.00%	0.00%	0.00%	100.00%	68.57%	35.94%	13.38%	0.00%
April 2017	2.51%	0.00%	0.00%	0.00%	0.00%	100.00%	59.19%	28.06%	6.55%	0.00%
May 2017	0.00%	0.00%	0.00%	0.00%	0.00%	96.58%	50.07%	20.56%	0.15%	0.00%
June 2017	0.00%	0.00%	0.00%	0.00%	0.00%	85.05%	41.23%	13.43%	0.00%	0.00%
July 2017	0.00%	0.00%	0.00%	0.00%	0.00%	73.61%	32.66%	6.68%	0.00%	0.00%
August 2017	0.00%	0.00%	0.00%	0.00%	0.00%	62.29%	24.36%	0.31%	0.00%	0.00%
September 2017	0.00%	0.00%	0.00%	0.00%	0.00%	51.06%	16.34%	0.00%	0.00%	0.00%
October 2017	0.00%	0.00%	0.00%	0.00%	0.00%	39.95%	8.60%	0.00%	0.00%	0.00%
November 2017	0.00%	0.00%	0.00%	0.00%	0.00%	28.94%	1.13%	0.00%	0.00%	0.00%
December 2017	0.00%	0.00%	0.00%	0.00%	0.00%	18.03%	0.00%	0.00%	0.00%	0.00%
January 2018	0.00%	0.00%	0.00%	0.00%	0.00%	7.24%	0.00%	0.00%	0.00%	0.00%
February 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (years) to Maturity(1)	2.92	2.55	2.32	2.16	2.00	4.18	3.85	3.57	3.34	3.10
Weighted Average Life (years) to Call(1)(2)	2.92	2.55	2.32	2.16	2.00	4.17	3.85	3.57	3.34	3.09

(1)

The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the Note to the related Distribution Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)	This calculation assumes that the servicer exercises its option to purchase the Receivables at the first opportunity.

This table has been prepared based on the assumptions in this Prospectus Supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

S-7

SUBORDINATION; RESERVE ACCOUNT; YSOC AMOUNT

•	The third sentence of the first paragraph under “Subordination; Reserve Account; YSOC Amount—Reserve Account” is be deleted in its entirety and replaced with the following:

“The Reserve Account will be created on the Closing Date and the Issuing Entity will cause to be deposited an amount equal to at least $3,693,164.30 therein, representing approximately 0.25% of the initial outstanding principal balance of all of the Notes and the Certificates (the “Reserve Account Initial Deposit”).”

•	The second sentence under “Subordination; Reserve Account; YSOC Amount—YSOC Amount” is be deleted in its entirety and replaced with the following:

“On the Closing Date, the YSOC Amount will be $38,552,643.00, which will be approximately 2.54% of the Pool Balance as of the Cut-off Date.”

UNDERWRITING:

•	The table below the first paragraph under “Underwriting” is be deleted in its entirety and replaced with the following:

Underwriters	Principal Amount of Class A-1 Notes		Principal Amount of Class A-2 Notes		Principal Amount of Class A-3 Notes		Principal Amount of Class A-4 Notes
J.P. Morgan Securities LLC	$		$		$		$
Citigroup Global Markets Inc.	$		$		$		$
SG America Securities, LLC	$		$		$		$
HSBC Securities (USA) Inc.	$		$		$		$
Mitsubishi UFJ Securities (USA), Inc.	$		$		$		$
Mizuho Securities USA Inc.	$		$		$		$
Scotia Capital (USA) Inc.

Total		$346,000,000		$465,000,000		$465,000,000		$142,170,000

BACK COVER PAGE:

•	The total initial principal amount of the Notes indicated on the back cover page is deleted in its entirety and replaced with the following:

$1,418,170,000

•	The principal amount of each class of Notes indicated on the back cover is deleted in its entirety and replaced with the following:

$346,000,000 Notes, Class A-1

$465,000,000 Notes, Class A-2

$465,000,000 Notes, Class A-3

$142,170,000 Notes, Class A-4

S-8

•	The back cover page is modified to insert the following names directly under “J.P. Morgan,” “Citigroup” and “SOCIETE GENERALE”:

HSBC

Mitsubishi UFJ Securities

Mizuho Securities

Scotiabank

S-9

The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell nor are they seeking an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED July 18, 2013

Prospectus    Supplement

(To Prospectus Dated July 18, 2013)

$1,000,000,000

Nissan Auto Receivables 2013-B Owner Trust,

Issuing Entity

Nissan Auto Receivables Corporation II,

Depositor

Nissan Motor Acceptance Corporation,

Servicer/Sponsor

You should review carefully the factors set forth under “Risk Factors” beginning on page S-16 of this prospectus supplement and page 10 in the accompanying prospectus.

The main source for payments of the notes are collections on a pool of motor vehicle retail installment contracts and monies on deposit in a reserve account. The securities are asset-backed securities and represent obligations of the issuing entity only and do not represent obligations of or interests in Nissan Motor Acceptance Corporation, Nissan Auto Receivables Corporation II, Nissan North America, Inc. or any of their respective affiliates. Neither the securities nor the receivables are insured or guaranteed by any government agency. This prospectus supplement may be used to offer and sell the securities only if it is accompanied by the prospectus dated July 18, 2013.

—

The issuing entity will issue the four classes of notes described in the table below. The issuing entity will also issue certificates that represent fractional undivided interests in the issuing entity, will not bear interest, and are not being offered hereby. One or more classes of notes may be retained by Nissan Auto Receivables Corporation II or conveyed to affiliates of Nissan Auto Receivables Corporation II.

—	The notes will accrue interest from and including the closing date.
—	All classes of offered notes will be fixed rate notes.
—

The principal of and interest on the notes will be payable on the 15th day of each month, unless the 15th day is not a business day, in which case payment will be made on the following business day. The first payment will be made on August 15, 2013.

	Principal Amount	Interest Rate		Final Scheduled Distribution Date
Class A-1 Notes	$244,000,000		%	August 15, 2014
Class A-2 Notes	$328,000,000		%	April 15, 2016
Class A-3 Notes	$328,000,000		%	November 15, 2017
Class A-4 Notes	$100,000,000		%	October 15, 2019

Total	$1,000,000,000	(2)		(2)

	Price to Public(1)	Underwriting Discount(1)		Proceeds to the Depositor(1)
Per Class A-1 Notes
Per Class A-2 Notes
Per Class A-3 Notes
Per Class A-4 Notes

(1)	Total price to the public is $ , total underwriting discount is $ and total proceeds to the Depositor are $ .
(2)	Not applicable.

Enhancement:

—	Reserve account, with an initial deposit of at least $2,604,166.67 and subject to adjustment as described in this prospectus supplement.
—	A yield supplement overcollateralization amount as described in this prospectus supplement.
—	Certificates with an original certificate balance of at least $41,666,666.67 are subordinated to the notes to the extent described in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan	Citigroup	SOCIETE GENERALE

The date of this prospectus supplement is July     , 2013.

i

(continued)

Important Notice About Information Presented in This

Prospectus Supplement and the Accompanying Prospectus

Information about the securities is provided in two separate documents that progressively provide varying levels of detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular class of securities, including your class; and (2) this prospectus supplement, which will supplement the accompanying prospectus by providing the specific terms that apply to your class of securities.

Cross-references are included in this prospectus supplement and in the accompanying prospectus that direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents in this prospectus supplement and in the accompanying prospectus.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Terms” beginning on page S-71 in this prospectus supplement and under the caption “Index of Terms” beginning on page 84 in the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. We have not authorized anyone to give you different information. We make no claim with respect to the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any dates other than the dates stated on the respective cover pages. We are not offering the notes in any jurisdiction where it is not permitted.

Wherever information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the depositor or from the underwriters upon request.

In this prospectus supplement, the terms “we,” “us” and “our” refer to Nissan Auto Receivables Corporation II.

Reports to Noteholders

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity, the notes and the receivables will be prepared by Nissan Motor Acceptance Corporation (“NMAC”), and sent on behalf of the issuing entity to the indenture trustee, who will forward the same to Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”).

The indenture trustee will also make such reports available to noteholders each month via its Internet website, which is presently located at https://sf.citidirect.com. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at (800)-422-2066. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. NMAC, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Nissan Auto Receivables Owner Trust 2013-B” and file number 333-183569-     .

SUMMARY OF TRANSACTION PARTIES(1)

(1)

This chart provides only a simplified overview of the relationships between the key parties to the transaction Please refer to this prospectus supplement and the accompanying prospectus for a further description of the relationships between the key parties.

(2)	The certificates will initially be held by the Depositor but may be transferred by the Depositor on or after the closing date.

FLOW OF FUNDS(1)

(1)

This chart provides only a simplified overview of the priority of the monthly distributions. The order in which funds will flow each month as indicated above is applicable for so long as no event of default has occurred and the notes have not been accelerated. For more detailed information or for information regarding the flow of funds upon the occurrence of an event of default, please refer to “Distributions on the Notes — Post-Acceleration Priority of Payments” in this prospectus supplement.

SUMMARY OF MONTHLY DEPOSITS TO AND WITHDRAWALS FROM ACCOUNTS(1)

(1)	This chart provides only a simplified overview of the monthly flow of funds. Please refer to this prospectus supplement and the accompanying prospectus for a further description.

SUMMARY

This summary highlights selected information from this prospectus supplement and may not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus supplement and the accompanying prospectus. You should carefully read both documents to understand all of the terms of the offering.

Issuing Entity:	Nissan Auto Receivables 2013-B Owner Trust. The issuing entity was established by a trust agreement dated as of June 6, 2013, as amended and restated as of the closing date, and will be the entity that issues the notes and the certificates.

Depositor:	Nissan Auto Receivables Corporation II.

Servicer/Sponsor and Administrator:	Nissan Motor Acceptance Corporation.

Indenture Trustee:	Citibank, N.A.

Owner Trustee:	Wilmington Trust, National Association.

Statistical Cut-off Date:	The statistical cut-off date for the receivables in the statistical pool used in preparing the statistical information presented in this prospectus supplement is June 30, 2013, which we refer to as the “statistical cut-off date.”

Cut-off Date:	Close of business on June 30, 2013

Closing Date:	On or about July, 2013.

Statistical Information:	The statistical information in this prospectus supplement is based on the receivables in a statistical pool as of the statistical cut-off date. The receivables sold to the issuing entity on the closing date will be selected from the statistical pool. The characteristics of the receivables sold to the issuing entity on the closing date may vary somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement, although the sponsor and the depositor do not expect the variance to be material.

Issuing Entity Property:	The primary assets of the issuing entity will consist of a pool of motor vehicle retail installment contracts (referred to herein as the receivables) collections on the receivables and security interests in the vehicles financed by the receivables, together with the amounts on deposit in various accounts.

The receivables will be sold by the sponsor to the depositor and then transferred by the depositor to the issuing entity in exchange for the notes and the certificates.

The principal balance of the receivables as of the statistical cut-off date was $1,515,818,364.68. As of the statistical cut-off date, the receivables had the following characteristics:

Number of Receivables	82,700
Average Principal Balance	$18,329.12
Weighted Average Annual Percentage Rate	3.275%
Approximate Weighted Average Original Payments to Maturity	63 payments
Approximate Weighted Average Remaining Payments to Maturity	54 payments

The receivables sold to the issuing entity on the closing date will, as of the cut-off date, have an aggregate principal balance at least equal to $1,068,851,351.55.

You should refer to “The Issuing Entity — Property of the Issuing Entity” in this prospectus supplement and “The Issuing Entities — Property of the Issuing Entities” in the accompanying prospectus and “The Receivables” in this prospectus supplement and in the accompanying prospectus for more information on the property of the issuing entity.

Offered Notes:	The offered notes will consist of the Class A-1 notes, the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, as described on the cover page of this prospectus supplement.

One or more classes of notes may be retained in whole or in part by the depositor or conveyed to an affiliate of the depositor.

Certificates:	The issuing entity will also issue at least $41,666,666.67 initial amount of certificates. The issuing entity is not offering the certificates hereby. The certificates will initially be issued to the depositor and may be sold or otherwise transferred on or after the closing date.

The certificates will represent fractional undivided interests in the issuing entity and will not bear interest. The issuing entity will not make any distributions to the holders of the certificates, as beneficial owners of the issuing entity, on any distribution date until all interest on and principal of the notes then due and payable on that distribution date have been paid in full. However, no distributions on the certificates will reduce the certificate balance until the notes have been paid in full.

Terms of the Notes:	Distribution Dates:

Interest on and principal of each class of notes will be payable on the 15th day of each month, unless the 15th day is not a business day, in which case such payment will be made on the following business day. The first payment will be made on August 15, 2013.

Denominations:

The notes will be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof.

Per annum interest rates:

Each class of notes will have a fixed rate of interest as follows:

Class	Interest Rates
A-1		%
A-2		%
A-3		%
A-4		%

Interest Periods and Payments:

Interest on the notes will accrue in the following manner, except that on the first distribution date, interest on all of the notes will accrue from and including the closing date:

Class	From (including)	To (excluding)	Day Count Convention
A-1	Prior Distribution Date	Current Distribution Date	Actual/360
A-2	15th of prior month	15th of current month	30/360
A-3	15th of prior month	15th of current month	30/360
A-4	15th of prior month	15th of current month	30/360

Interest payments on each class of notes will be paid on a pro rata basis.

Principal:

Principal of the notes will be payable on each distribution date (other than after the occurrence of an event of default under the indenture and an acceleration of the notes (unless and until the acceleration has been rescinded)) to the Class A-1 notes, until the principal amount thereof is reduced to zero, then to the Class A-2 notes, until the amount thereof is reduced to zero, then to the Class A-3 notes, until the amount thereof is reduced to zero and then to the Class A-4 notes, until the amount thereof is reduced to zero, in an amount equal to the excess, if any, of (a) the sum of (i) the aggregate outstanding principal balance of the notes and (ii) the aggregate balance of certificates as of the preceding distribution date (after giving effect to any principal payments made on the notes on such distribution date) (or, in the case of the first distribution date, as of the closing date) over (b) the adjusted pool balance as of the end of the related collection period. At any time the “adjusted pool balance” shall equal the pool balance minus the yield supplement overcollateralization amount, which represents the aggregate present value (as described below) of the receivables for the related collection period. No distributions on the certificates will reduce the certificate balance until the principal amount of each class of notes has been reduced to zero.

Principal payments on the notes as described above will be made from all available amounts after the servicing fee has been paid, certain advances have been reimbursed, and after payment of interest on the notes.

Interest and Principal Payments after an Event of Default:

On each distribution date after the occurrence of an event of default under the indenture and an acceleration of the notes (unless and until the acceleration has been rescinded), available amounts (after the servicing fee has been paid and certain advances have been reimbursed to the servicer) will be applied to pay: (a) first, interest on the Class A-1 notes, the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, on a pro rata basis, based on the amount of the noteholders’ interest distributable amount due to such class, until the accrued interest on such classes has been paid in full, (b) second, principal of the Class A-1 notes, until the outstanding principal balance of the Class A-1 notes has been paid in full, and (c) third, principal of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, on a pro rata basis, based on the respective outstanding principal balances of those classes of notes, until the outstanding principal balances of those classes of notes have been paid in full.

Final Scheduled Distribution Dates:

The issuing entity must pay the outstanding principal balance of each class of notes by its final scheduled distribution date as follows:

Class	Final Scheduled Distribution Date
A-1	August 15, 2014
A-2	April 15, 2016
A-3	November 15, 2017
A-4	October 15, 2019

You should refer to “The Notes — Payments of Principal” and “Distributions on the Notes — Calculation of Available Amounts” in this prospectus supplement for more detailed information regarding payments of principal.

Servicing/Administration:	Nissan Motor Acceptance Corporation will service the receivables. In addition, Nissan Motor Acceptance Corporation will perform the administrative obligations required to be performed by the issuing entity or the owner trustee under the indenture, the trust agreement and certain other basic documents. On each distribution date, Nissan Motor Acceptance Corporation will be paid a fee by the issuing entity for performing its servicing obligations in an amount equal to one-twelfth of 1.00% of the principal balance of the receivables as of the last day of the preceding collection period (or in the case of the first distribution date, as of the cut-off date) and Nissan Motor Acceptance Corporation will be paid a fee by the servicer for performing its administrative obligations in an amount to be agreed to between the administrator and the servicer. As additional compensation, the servicer will be entitled to retain all supplemental servicing fees, if any, and any income from investments of funds on deposit in the collection account and the reserve account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior distribution dates, will be payable on each distribution date from available amounts on deposit in the collection account, and will be paid to the servicer prior to the payment of principal of and interest on the notes.

You should refer to “Description of the Transfer and Servicing Agreements — Compensation for Servicer and Administrator” in this prospectus supplement for more detailed information regarding the servicing fees to be paid to Nissan Motor Acceptance Corporation.

Optional Purchase:	The notes will be paid in full on any distribution date on which the servicer exercises its option to purchase the receivables. Nissan Motor

Acceptance Corporation, as servicer, may purchase the receivables on any distribution date on which the outstanding aggregate principal balance of the receivables, as of the last day of the related collection period, declines to 5% or less of the original aggregate principal balance of the receivables on the cut-off date.

You should refer to “Description of the Transfer and Servicing Agreements — Optional Purchase” in this prospectus supplement for more detailed information regarding the optional purchase of the notes.

Enhancement:	The enhancement of the offered notes will be the subordination of the certificates, the reserve account and the yield supplement overcollateralization amount. The enhancement is intended to protect you against losses and delays in payments on your notes by absorbing losses on the receivables and other shortfalls in cash flows.

Subordination of the Certificates:

The certificates have an initial balance of at least $41,666,666.67 and represent approximately 4.00% of the initial principal amount of all the notes and certificates. The holders of the certificates, as beneficial owners of the issuing entity, will receive distributions on any distribution date only after all interest on and principal of the notes due on that distribution date has been paid in full. However, those distributions will not reduce the certificate balance until the notes have been paid in full.

Reserve Account:

On each distribution date, the issuing entity will use funds in the reserve account for distribution to the noteholders to cover any shortfalls in interest and principal required to be paid on the notes.

If the principal amount of a class of notes is not paid in full on the related final scheduled distribution date, the indenture trustee will withdraw amounts from the reserve account (if available) to pay that class in full.

On the closing date, the issuing entity will cause to be deposited at least $2,604,166.67 into the reserve account, which is approximately 0.25% of the initial outstanding principal balance of all of the notes and the certificates. Thereafter, on any distribution date while the notes are outstanding, the “specified reserve account balance” will be 0.25% of the adjusted pool balance as of the cut-off date. On each distribution date, after making required payments to the servicer and on the notes, and prior to making payments on the certificates, the issuing entity will make a deposit into the reserve account to fund and maintain the specified reserve account balance.

On each distribution date, after all appropriate deposits to and withdrawals from the reserve account, any amounts on deposit in the reserve account in excess of the specified reserve account balance will be released to holders of the certificates.

Funds in the reserve account on each distribution date will be available to cover shortfalls in payments on the notes.

You should refer to “Subordination; Reserve Account; YSOC Amount — Reserve Account” in this prospectus supplement for more detailed information regarding the reserve account.

The Yield Supplement Overcollateralization Amount:

The yield supplement overcollateralization amount with respect to any collection period and the related distribution date is the aggregate amount by which the principal balance as of the last day of such collection period of each receivable (other than a receivable that is a non-collectible or defaulted receivable or a receivable that has been purchased by the servicer or repurchased by the depositor due to certain breaches), exceeds the present value of each scheduled payment of each such receivable assuming the discount rate of that receivable is the greater of 4.25% or the receivable’s contract rate and that the scheduled payments (assumed to be equal monthly payments that amortize the receivable principal balance to zero, using its contract rate, over the remaining term of the contract) are made on the last day of each month and each month has 30 days. On the closing date, the yield supplement overcollateralization amount will equal approximately 2.54% of the pool balance as of the cut-off date.

You should refer to “Subordination; Reserve Account; YSOC Amount — YSOC Amount” in this prospectus supplement for more detailed information regarding the yield supplement overcollateralization amount.

Events of Default:	The notes are subject to specified events of default under the indenture, as described under “Description of the Indenture — Events of Default” and “— Remedies Upon an Event of Default” in the accompanying prospectus. Among these events are the failure to pay interest on the notes for five days after it is due or the failure to pay principal on a class of notes on the related final scheduled distribution date or redemption date for that class of notes.

If an event of default under the indenture occurs and continues, the indenture trustee or the holders of a majority of the outstanding principal amount of the notes may declare the notes to be immediately due and payable. That declaration, under some circumstances, may be rescinded by the holders of at least a majority of the outstanding principal amount of the notes.

After an event of default under the indenture and an acceleration of the notes, funds on deposit in the collection account and the reserve account will be applied to pay interest on and principal of the notes in the order and amounts described under “Distributions on the Notes — Priority of Payments” in this prospectus supplement.

After an event of default under the indenture, the indenture trustee may, under certain circumstances:

1. institute proceedings in its own name for the collection of all amounts then payable on the notes;

2. take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders; or

3.      sell or otherwise liquidate the assets of the issuing entity, if the event of default under the indenture relates to a failure by the issuing entity to pay interest on the notes when due or principal of the notes on their respective final scheduled distribution dates.

For more information regarding the events constituting an event of default under the indenture and the remedies available following an event of default, you should refer to “The Notes — Events of Default; Rights Upon Event of Default” in this prospectus supplement and “Description of the Indenture — Events of Default” and “— Remedies Upon an Event of Default” in the accompanying prospectus.

Tax Status:	Subject to certain assumptions and qualifications, Mayer Brown LLP, special tax counsel to the issuing entity, is of the opinion that the notes (other than, in certain circumstances, any notes retained by the depositor or transferred to its affiliates) will be classified as debt for federal income tax purposes and that the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. At closing the issuing entity will be disregarded as separate from the Depositor for U.S. federal income tax purposes but may be treated as a partnership should the Depositor transfer any of the certificates to another party (that is not treated as the same person as the Depositor for U.S. federal income tax purposes) or should any of the Notes be characterized by the Internal Revenue Service (the “IRS”) as equity of the issuing entity.

The depositor will agree, and the noteholders and beneficial owners will agree by accepting the notes or a beneficial interest therein, to treat the notes as debt for federal income tax purposes.

You should refer to “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.

ERISA Considerations:	The notes (other than those initially retained by the depositor or conveyed to an affiliate of the depositor, if any) are eligible for purchase by a Benefit Plan (as defined in “ERISA Considerations” in this prospectus supplement), subject to those considerations and conditions discussed under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

You should refer to “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus. If you are a Benefit Plan fiduciary considering purchase of the notes you are, among other things, encouraged to consult with your counsel in determining whether all required conditions have been satisfied.

Eligibility for Purchase by Money Market Funds:	The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and classifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. Money market funds contemplating a purchase of the Class A-1 notes are encouraged to consult their counsel before making a purchase.

Each class of notes will have the following CUSIP number:

Class	CUSIP Number
A-1	65477LAA8
A-2	65477LAB6
A-3	65477LAC4
A-4	65477LAD2

Ratings:	The sponsor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to assign ratings on the notes (the “hired rating agencies”).

The ratings of the notes will address the likelihood of payment of principal and interest on the notes according to their terms. Although the hired rating agencies are not contractually obligated to do so, we believe that each hired rating agency rating the notes will monitor the ratings using its normal surveillance procedures. Any hired rating agency may change or withdraw an assigned rating at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the hired rating agencies. Any rating action taken by one rating agency may not necessarily be taken by the other rating agency. No transaction party will be responsible for monitoring any changes to the ratings on the notes. See “Risk Factors — A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes” in this prospectus supplement.

RISK FACTORS

You should consider the following risk factors (and the factors set forth under “Risk Factors” in the accompanying prospectus) in deciding whether to purchase the notes of any class.

Payment priorities increase risk of loss or delay in payment to certain notes	Based on the priorities described under “The Notes — Payments of Interest” and “The Notes — Payments of Principal” in this prospectus supplement, classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes. In addition, because principal of each class of notes will be paid sequentially (so long as no event of default has occurred), classes of notes that have higher (i.e. 2 being higher than 1) sequential numerical class designations will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

Because of the priority of payment on the notes, the yields of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of those losses than the Class A-1 notes. Accordingly, the Class A-2 notes will be relatively more sensitive to losses on the receivables and the timing of those losses than the Class A-1 notes; the Class A-3 notes will be relatively more sensitive to losses on the receivables and the timing of those losses than the Class A-1 notes and the Class A-2 notes; and the Class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of those losses than the Class A-1 notes, the Class A-2 notes and the Class A-3 notes. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

Credit scores and historical loss experience may not accurately predict the likelihood of losses on the motor vehicle loans	Information regarding credit scores for the motor vehicle loans obtained at the time of origination of the related receivables is presented in “The Receivables — Characteristics of the Receivables — General” in this prospectus supplement. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Neither the depositor, the sponsor nor any other party makes any representations or warranties as to any obligor’s current credit score or the actual performance of any receivable or that a particular credit score should be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Additionally, historical loss and delinquency information set forth in this prospectus supplement under “The Receivables” was affected by several variables, including general economic conditions and market interest rates, that are likely to differ in the future. Therefore, there can be no assurance that the net loss experience calculated and presented in this prospectus supplement with respect to Nissan Motor Acceptance Corporation’s managed portfolio of contracts will reflect actual experience with respect to the receivables in the receivables pool. There can be no assurance that the future delinquency or loss experience of the servicer with respect to the receivables will be better or worse than that set forth in this prospectus supplement with respect to Nissan Motor Acceptance Corporation’s managed portfolio.

Varying economic circumstances may adversely affect the performance of the motor vehicle loans, which could result in losses on the notes

Periods of continuing economic slowdown may adversely affect the performance and market value of your notes. High unemployment or reduced availability of credit may lead to increased default rates. These periods may also be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding automobile loan contracts, which could weaken collateral coverage and increase the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic slowdown may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. If an economic downturn continues for a prolonged period of time, delinquencies and losses with respect to automobile loans generally could increase.

In addition, higher future energy and fuel prices could reduce the amount of disposable income that consumers have available to make monthly payments on their automobile loan contracts. Higher energy costs could cause business disruptions, which could cause unemployment and a further or deepening economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they are unable to make payments due to increased energy or fuel bills or unemployment. The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors are unable to make timely payments.

Further, extreme weather conditions or natural or man-made disasters and their immediate consequences could cause substantial business disruptions, economic losses, unemployment and an economic downturn. When any of these events occur, the obligor’s ability or willingness to make payments on the receivables, the value of used vehicles or the servicer’s ability to administer the receivables could be adversely affected and accordingly the issuing entity’s ability to make payments on the notes could be adversely affected.

See “Prepayments, Delinquencies, Repossessions and Net Credit Losses — Delinquency, Repossession and Credit Loss Information” and “Static Pool Information” in this prospectus supplement for delinquency and loss information regarding certain automobile loans originated and serviced by Nissan Motor Acceptance Corporation.

Geographic concentration of the states of billing addresses of the obligors may increase the risk of loss on your investment	As of the statistical cut-off date, Nissan Motor Acceptance Corporation’s records indicate that the billing addresses of the obligors of the receivables were most highly concentrated in the following states:

Percentage of Aggregate Statistical Cut-off Date Principal Balance
Texas	14.44%
California	13.41%
Florida	6.13%

No other state, based on the billing addresses of the obligors, accounted for more than 5% of the total principal balance of the receivables as of the statistical cut-off date. Economic conditions or other factors affecting these states in particular could adversely affect the delinquency, credit loss, repossession or prepayment experience of the issuing entity.

This prospectus supplement provides information regarding the characteristics of the receivables in the statistical pool (as of the statistical cut-off date) that may differ from the characteristics of the receivables (as of the cut-off date) sold to the issuing entity on the closing date	This prospectus supplement describes the characteristics of the receivables in the statistical pool as of the statistical cut-off date. The receivables sold to the issuing entity on the closing date may have characteristics that differ somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement. We do not expect the characteristics (as of the cut-off date) of the receivables sold to the issuing entity on the closing date to differ materially from the characteristics of the receivables in the statistical pool (as of the statistical cut-off date) described in this prospectus supplement, and each receivable sold to the issuing entity on the closing date must satisfy the eligibility criteria specified in the transaction documents. If you purchase a note, you must not assume that the characteristics of the receivables sold to the issuing entity on the closing date will be identical to the characteristics of the receivables in the statistical pool disclosed in this prospectus supplement.

Prepaid simple interest contracts may affect the weighted average life of the notes	If an obligor on a simple interest contract makes a payment on the contract ahead of schedule, the weighted average life of the notes could be affected. This is because the additional payment will be treated as a principal prepayment and applied to reduce the principal balance of the related contract and the obligor will generally not be required to make any scheduled payments during the period for which it has paid ahead. During this prepaid period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional payment, but the obligor’s contract would not be considered delinquent. While the servicer may be required to make interest advances during this period, no principal advances will be made. Furthermore, when the obligor resumes his required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract.

The weighted average life of the notes will generally be shortened if the issuing entity applies principal prepayments on the receivables to the outstanding principal balance of the notes. However, depending on the length of time during which a prepaid simple interest contract is not amortizing as described above, the weighted average life of the notes may be extended. In addition, to the extent the servicer makes advances on a prepaid simple interest contract that subsequently goes into default, the loss on this contract may be larger than would have been the case had advances not been made because liquidation proceeds for the contract will be applied first to reimburse the servicer for its advances.

Nissan Motor Acceptance Corporation’s portfolio of retail installment contracts has historically included simple interest contracts that have been paid ahead by one or more scheduled monthly payments. There can be no assurance as to the number of contracts in the issuing entity that may become prepaid simple interest contracts as described above or the number or the principal amount of the scheduled payments that may be paid ahead.

Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure	Because the servicing fee is structured as a percentage of the principal balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers if servicing is required to be transferred at a time when much of the aggregate outstanding principal balance of the receivables has been repaid. Due to the reduction in the servicing fee as described in the foregoing, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under those circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

You may suffer losses due to receivables with low annual percentage rates	The receivables transferred to the issuing entity on the closing date may include receivables that have annual percentage rates that are less than the interest rates on the notes. If that is the case, interest paid on the higher coupon receivables and collections related to the yield supplement overcollateralization amount will compensate for the lower coupon receivables. Excessive prepayments on the higher coupon receivables may adversely impact your notes by reducing the amount of interest available in the future to make payments on your notes.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes	The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect the rating agency’s assessment of the creditworthiness of the receivables, the credit enhancement on the notes and the likelihood of repayment of the notes. There can be no assurance that the receivables and/or the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the receivables, errors in analysis or otherwise. None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement. NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

Potential rating agency conflict of interest and regulatory scrutiny	The sponsor has hired two NRSROs to provide their ratings on the notes. We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the notes by the hired rating agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services. Furthermore, rating agencies, including the hired rating agencies, have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in the recent financial crisis and such scrutiny and any actions such legislative and regulatory bodies may take as a result thereof may also have an adverse effect on the market value of the notes and your ability to resell your notes.

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes	On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Although the Dodd-Frank Act generally took effect on July 22, 2010, many provisions did not take effect for some time, some provisions are still not effective and many provisions require implementing regulations to be issued. The Dodd-Frank Act is extensive and significant legislation that, among other things: creates a framework for the liquidation of certain bank holding companies and other nonbank financial companies, defined as “covered financial companies,” in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the liquidation of certain of their respective subsidiaries, defined as “covered subsidiaries”, in the event such a subsidiary is in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on financial stability or economic conditions of the United States; creates a new framework for the regulation of over-the-counter derivatives activities; strengthens the regulatory oversight of securities and capital markets activities by the SEC; and creates the Consumer Financial Protection Bureau ( “CFPB”), a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates.

The Dodd-Frank Act also increases the regulation of the securitization markets. For example, implementing regulations will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as Nissan Motor Acceptance Corporation. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies over the next couple of years. As such, in many respects, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of the servicer, the sub-servicer, the sponsor, the originator, the depositor, the issuing entity and/or their respective affiliates. In addition, no assurance can be given that the liquidation framework for the resolution of “covered financial companies” or the “covered subsidiaries” would not apply to Nissan Motor Acceptance Corporation or its affiliates, the issuing entity or the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the Indenture Trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of the receivables as further described under “Material Legal Aspects of the Receivables — Dodd-Frank Orderly Liquidation Framework” in the accompanying prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes. See “Material Legal Aspects of the Receivables — Dodd-Frank Orderly Liquidation Framework” in the accompanying prospectus.

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal amount of the loan on those financed vehicles, which may result in losses	There can be no assurance that the value of any financed vehicle will be greater than the outstanding principal amount of the related receivable. New vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. As a result, it is highly likely that the principal amount of the related receivable will exceed the value of the related vehicle during the earlier years of a receivable’s term. Defaults during these earlier years are likely to result in losses because the proceeds of repossession are less likely to pay the full amount of interest and principal owed on the receivable. The frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the financed vehicle is less than the remaining principal balance of the receivable. The frequency and amount of losses may also be greater for obligors with little or no equity in their vehicles because the principal balances for such obligors are likely to be greater for similar loan terms and vehicles than for obligors with a more significant amount of equity in the vehicle. Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, the amount of any loss tends to be greater for receivables secured by new vehicles because of the higher rate of depreciation described above and the recent decline in used car prices (especially light-duty truck and sport utility vehicles prices).

Retention of notes by the depositor or an affiliate of the depositor may reduce the liquidity of such notes	Some or all of one or more classes of notes may be retained by the depositor or conveyed to an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand for and market price for notes of that class already in the market could be adversely affected.

You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market	The issuing entity will not list the notes on any securities exchange. Therefore, in order to sell your notes, you must first locate a willing purchaser. The absence of a secondary market for the notes could limit your ability to resell them. Currently, no secondary market exists for the notes. We cannot assure you that a secondary market will develop. The underwriters intend to make a secondary market for the notes by offering to buy the notes from investors that wish to sell. However, the underwriters are not obligated to offer to buy the notes and may stop making offers at any time. In addition, the underwriters’ offered prices, if any, may not reflect prices that other potential purchasers would be willing to pay were they given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities and, thus, there has been a lack of liquidity. There may be similar lack of liquidity at times in the future.

As a result of the foregoing restrictions and circumstances, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

The amounts received upon disposition of the financed vehicles may be adversely affected by discount pricing incentives, marketing incentive programs and other factors	Discount pricing incentives or other marketing incentive programs on new cars by Nissan North America, Inc. or by its competitors that effectively reduce the prices of new cars may have the effect of reducing demand by consumers for used cars. Additionally, the pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new car models and other factors. The reduced demand for used cars resulting from discount pricing incentives or other marketing incentive programs introduced by Nissan North America, Inc. or any of its competitors or other factors may reduce the prices consumers will be willing to pay for used cars, including vehicles that secure the receivables. As a result, the proceeds received by the issuing entity upon any foreclosures of financed vehicles may be reduced and may not be sufficient to pay the underlying receivables.

THE ISSUING ENTITY

General

The Nissan Auto Receivables 2013-B Owner Trust (the “Issuing Entity”) is a Delaware statutory trust and will be governed by the amended and restated trust agreement to be dated as of the Closing Date (the “Trust Agreement”), between Nissan Auto Receivables Corporation II, as depositor (the “Depositor”), and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”). The Issuing Entity will not engage in any activity other than as duly authorized in accordance with the terms of the Basic Documents. On the Closing Date, the authorized purposes of the Issuing Entity will be limited to:

1.	acquiring, holding and managing the Receivables and the other assets of the Issuing Entity and proceeds therefrom;

2.	issuing the Notes and the Certificates;

3.	making payments on the Notes and the Certificates;

4.	entering into and performing its obligations under each Basic Document to which it is a party;

5.	subject to compliance with the Basic Documents, engaging in such other activities as may be required in connection with conservation of the Issuing Entity’s property and the making of distributions to the holders of the Notes and Certificates; and

6.	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

The term “Basic Documents” refers collectively to the Indenture, the Trust Agreement, the Purchase Agreement, the Certificate of Trust, the Sale and Servicing Agreement, the Administration Agreement and the other documents and certificates to be delivered in connection with this transaction.

The Issuing Entity will issue (a) the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the “Notes”) and (b) at least $41,666,666.67 aggregate amount of the certificates (the “Certificates”). The Issuing Entity will exchange the Notes and the Certificates for the Receivables and certain other assets from the Depositor pursuant to the Sale and Servicing Agreement among the Issuing Entity, the Servicer and the Depositor (the “Sale and Servicing Agreement”). The Notes that will be received by the Depositor in exchange for the Receivables, other than Notes, if any, retained by the Depositor or conveyed to affiliates of the Depositor (the “Retained Notes”), are being offered hereby. The Certificates will initially be held by the Depositor but may be transferred by the Depositor on or after the closing date.

Nissan Motor Acceptance Corporation (“NMAC”) will be appointed to act as the servicer of the Receivables (in that capacity, the “Servicer”). The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for those services as described under “Description of the Transfer and Servicing Agreements — Compensation for Servicer and Administrator” in this Prospectus Supplement and “Description of the Transfer and Servicing Agreements — Servicing Compensation” in the accompanying Prospectus.

Pursuant to agreements between NMAC and Nissan or Infiniti dealers (the “Dealers”), each Dealer will repurchase from NMAC those contracts that do not meet specified representations and warranties made by the Dealer. These Dealer repurchase obligations are referred to in this Prospectus Supplement as “Dealer Recourse.” Those representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not relate to the creditworthiness of the related Obligors or the collectability of those contracts. The sales by the Dealers of installment contracts to NMAC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor, other than in connection with the breach of the aforementioned representations and warranties.

Notes owned by the Issuing Entity, the Depositor, the Servicer and their respective affiliates will be entitled to all benefits afforded to the Notes except that they generally will not be deemed outstanding for the purpose of making requests, demands, authorizations, directions, notices, consents or other actions under the Basic Documents unless the Issuing Entity, the Depositor, the Servicer or any of their respective affiliates, either individually or collectively, constitute all the owners of all the Notes outstanding.

The Issuing Entity’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust, National Association, as Owner Trustee, at the address set forth below under “The Owner Trustee and the Indenture Trustee” in this Prospectus Supplement. The fiscal year of the Issuing Entity begins on April 1 of each year.

The Depositor, on behalf of the Issuing Entity, will file with the Securities and Exchange Commission (the “SEC”) periodic reports of the Issuing Entity required to be filed with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the SEC thereunder. For more information on where you can obtain a copy of these and other reports, you should refer to “Where You Can Find More Information About Your Notes” in the accompanying Prospectus.

Capitalization and Liabilities of the Issuing Entity

The following table illustrates the expected assets of the Issuing Entity as of the Closing Date:

Receivables (Adjusted Pool Balance)	$1,041,666,666.67
Reserve Account – Initial Balance	$2,604,166.67
Initial YSOC Amount	$27,184,684.88

Total	$1,071,455,518.22

The following table illustrates the expected liabilities of the issuing entity as of the Closing Date:

Class A-1 Notes	$244,000,000
Class A-2 Notes	$328,000,000
Class A-3 Notes	$328,000,000
Class A-4 Notes	$100,000,000

Total	$1,000,000,000

Property of the Issuing Entity

After giving effect to the transactions described in this Prospectus Supplement, the property of the Issuing Entity will include:

1.	the Receivables (including all related receivables files);

2.	the Collection Account and the Reserve Account and funds on deposit therein;

3.	security interests in the Financed Vehicles and any related property;

4.	amounts due or collected under the Receivables after the close of business on June 30, 2013 (the “Cut-off Date”);

5.	the rights to proceeds from claims on physical damage, credit, life and disability insurance policies covering the Financed Vehicles or the Obligors;

6.	NMAC’s right to receive payments from Dealers pursuant to repurchase by the Dealers of Receivables which do not meet specified representations made by the Dealers;

7.	the rights of the Depositor under, as applicable, the Sale and Servicing Agreement and the Purchase Agreement;

8.	the right of the Depositor to realize upon any property (including the right to receive future net liquidation proceeds) that secures a Receivable;

9.	the right of the Depositor to rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cut-off Date; and

10.	all proceeds of the foregoing.

The Collection Account and the Reserve Account will initially be established with and maintained by Citibank, N.A. as the indenture trustee (the “Indenture Trustee”).

Holders of the Notes and Certificates will be dependent on payments made on the Receivables and proceeds received in connection with the sale or other disposition of the related Financed Vehicles for payments on the Notes and Certificates. Pursuant to the Purchase Agreement, NMAC will sell and assign to the Depositor, without recourse, its entire interest in the Receivables, including the security interest in the Financed Vehicles. On the Closing Date, the Depositor will transfer and assign to the Issuing Entity, without recourse, pursuant to the Sale and Servicing Agreement, its entire interest in the Receivables, including the security interests in the Financed Vehicles. See “Material Legal Aspects of the Receivables — Security Interests” in the accompanying Prospectus.

THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

The Owner Trustee

Wilmington Trust, National Association (formerly called M & T Bank, National Association) — also referred to herein as the Owner Trustee — is a national banking association with trust powers incorporated in 1995. The Owner Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. Wilmington Trust, National Association is an affiliate of Wilmington Trust Company and both Wilmington Trust, National Association and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as Owner Trustee in numerous asset-backed securities transactions involving motor vehicle receivables.

On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of Wilmington Trust, National Association, through a merger, became a wholly-owned subsidiary of M&T Bank Corporation (“M&T”), a New York corporation.

Wilmington Trust, National Association is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust, National Association does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Owner Trustee.

Wilmington Trust, National Association has provided the above information for purposes of complying with Regulation AB. Other than the above three paragraphs, Wilmington Trust, National Association has not provided or verified the accuracy of, and is not responsible for, any other information contained in this prospectus.

The fees and expenses and indemnity payments of the Owner Trustee due pursuant to the Trust Agreement will be paid by the Administrator under the Administration Agreement. To the extent these fees and expenses and indemnity payments are unpaid for at least 60 days, they will be payable out of Available Amounts as described in “Distributions on the Notes — Priority of Payments” and “Distributions on the Notes — Post-Acceleration Priority of Payments” in this Prospectus Supplement.

For a description of the roles and responsibilities of the Owner Trustee, see “Description of the Trust Agreement” in the accompanying Prospectus.

The Indenture Trustee

The Indenture Trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as Indenture Trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the second quarter of 2013, Citibank’s Agency and Trust group manages in excess of $4.6 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the second quarter of 2013, Citibank, N.A. acts as indenture trustee and/or paying agent for approximately 215 various asset backed trusts supported by either auto loans or leases or equipment loans or leases.

At all times, the Indenture Trustee or its parent must have a long-term debt rating of Baa3 or its equivalent rating or better, or otherwise acceptable to each of the Rating Agencies. The Indenture Trustee must at all times satisfy all applicable requirements of the Trust Indenture Act of 1939 (the “TIA”), and in addition, have a combined capital and surplus of at least $50,000,000 (as set forth in its most recently published annual report of condition).

The Indenture Trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of that Indenture Trustee set forth in the related Indenture. The Indenture Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor thereto. Noteholders representing at least a majority of the outstanding principal amount of the Notes may remove the Indenture Trustee at any time and appoint a successor Indenture Trustee by so notifying the Indenture Trustee in writing. The Administrator of the Issuing Entity may also remove the Indenture Trustee if the Indenture Trustee becomes insolvent or bankrupt, becomes subject to a receiver that takes charge of it or its property, ceases to be eligible to continue in that capacity under the Indenture, or otherwise becomes legally or practically incapable of fulfilling its duties under the Indenture. In those circumstances, the Servicer will be obligated to appoint a successor thereto. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.

NMAC, the Depositor and their respective affiliates may maintain normal commercial banking relationships with the Indenture Trustee and its affiliates.

The fees and expenses and indemnity payments of the Indenture Trustee due pursuant to the Indenture will be paid by the Administrator under the Administration Agreement. To the extent these fees and expenses and indemnity payments are unpaid for at least 60 days, they will be payable out of Available Amounts as described in “Distributions on the Notes — Priority of Payments” and “Distributions on the Notes — Post-Acceleration Priority of Payments” in this Prospectus Supplement.

For a description of the roles and responsibilities of the Indenture Trustee, see “Description of the Indenture” in the accompanying Prospectus.

THE RECEIVABLES

General

The property of the Issuing Entity will generally consist of motor vehicle retail installment contracts or installment loans sold by the Depositor to the Issuing Entity on the Closing Date (the “Receivables”) originated on or after July 1, 2007 between the Dealers and retail purchasers (the “Obligors”). The Receivables were originated by Dealers in accordance with NMAC’s requirements under agreements with Dealers governing the assignment of the Receivables to NMAC. The Receivables evidence the indirect financing made available by NMAC to the Obligors. Each Receivable is a simple interest contract and provides for level monthly payments that provide interest at a specified APR and fully amortizes the amount financed over an original term to maturity. The Receivables are secured by new, near-new and used automobiles and light-duty trucks (collectively, the “Financed Vehicles”) and all principal and interest payments due after the Cut-off Date, and other property specified in the Receivables. Approximately 59.25% of the Receivables (by aggregate principal balance as of the Statistical Cut-off Date) were originated as electronic contracts. See “The Receivables” in the accompanying Prospectus for more information.

Characteristics of the Receivables

NMAC purchased the Receivables from the Dealers in the ordinary course of business in accordance with NMAC’s underwriting standards. NMAC will represent and warrant, among other things, that no adverse selection procedures were employed in selecting the Receivables or the Financed Vehicles for inclusion in the pool; however, it is possible that delinquencies or losses on the Receivables could exceed those on other retail installment contracts included in NMAC’s portfolio of retail installment contracts for new, near-new and used automobiles and light-duty trucks. On or before the Closing Date, NMAC will sell the Receivables and other assets relating thereto to the Depositor. The Depositor will, in turn, transfer the Receivables and other assets relating thereto to the Issuing Entity on the Closing Date pursuant to the Sale and Servicing Agreement in exchange for the Notes and the Certificates. The Notes that will be received by the Depositor in exchange for the Receivables are being offered by this Prospectus Supplement and the accompanying Prospectus (other than the Retained Notes, if any). NMAC will continue to service the Receivables.

The information concerning the Receivables presented throughout this Prospectus Supplement are based on the Receivables in the statistical pool described in this Prospectus Supplement as of the Statistical Cut-off Date. The statistical pool consists of a portion of the Receivables owned by NMAC or its affiliates that met the criteria below as of the Statistical Cut-off Date. The receivables pool sold to the Issuing Entity on the Closing Date will be selected from the statistical pool. The characteristics of the receivables pool sold to the Issuing Entity on the Closing Date as of the Cut-off Date may vary somewhat from the characteristics of the Receivables in the statistical pool described in this Prospectus Supplement as of the Statistical Cut-off Date illustrated in the tables below, but the Sponsor and the Depositor do not expect that any variance between the characteristics of the Receivables in the statistical pool described in this Prospectus Supplement and the Receivables sold to the Issuing Entity on the Closing Date will be material.

The Receivables in the statistical pool as of the Statistical Cut-off Date had an aggregate principal balance of $1,515,818,364.68. The Receivables sold to the Issuing Entity on the Closing Date will, as of the Cut-off Date, have an aggregate principal balance at least equal to $1,068,851,351.55.

General

The Receivables to be held by the Issuing Entity will be selected from those automobile and/or light-duty truck retail installment contracts in NMAC’s portfolio that meet several criteria. These criteria provide that each Receivable, as of the Statistical Cut-off Date:

1.	was originated in the United States;

2.	has a contractual Annual Percentage Rate (“APR”) that ranges from 0.00% to 15.04%;

3.	(i) provides for level monthly payments (except for minimally different payments in the first or last month in the life of the Receivable), (ii) provides interest at the APR on a simple interest basis and fully amortizes the amount financed over an original payment term to maturity no greater than 72 payments; subject, in each case, to the fact that some Receivables provide for a deferral of initial payments of up to 90 days, but all Obligors have made the initial payment on the related Receivables;

4.	has a remaining term to maturity, as of the Statistical Cut-off Date, of not less than 3 payments and not greater than 70 payments;

5.	had an original principal balance of not more than $64,640.45 and a remaining principal balance as of the Statistical Cut-off Date of not less than $2,000.15 or more than $60,651.27;

6.	is not more than 29 days past due as of the Statistical Cut-off Date;

7.	has a first scheduled payment date on or prior to the end of the first Collection Period;

8.	is attributable to the purchase of a new, near-new or used automobile or light-duty truck and is secured by the related Financed Vehicle;

9.	has been entered into by an Obligor that as of the Statistical Cut-off Date was not in bankruptcy proceedings (according to the records of NMAC);

10.	is secured by a Financed Vehicle that as of the Statistical Cut-off Date has not been repossessed (according to the records of NMAC);

11.	has not had forced-placed insurance premiums added to the amount financed (according to the records of NMAC);

12.	has not been extended by more than two months;

13.	has been originated on or after July 1, 2007;

14.	provides that a prepayment by the related Obligor will fully pay the principal balance and accrued interest through the date of prepayment based on the Receivable’s APR;

15.	was originated by a Dealer in the ordinary course of its business;

16.	has been validly assigned to NMAC by the related Dealer, which in turn has been validly assigned to the Depositor, which in turn has been validly assigned to the Issuing Entity;

17.	constitutes “electronic chattel paper” or “tangible chattel paper,” as applicable, as defined under the Uniform Commercial Code (the “UCC”);

18.	was created in compliance in all material respects with all applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and applicable disclosure laws;

19.	prohibits the sale or transfer of the Financed Vehicle without the consent of NMAC;

20.	was not originated by a Dealer and sold by such Dealer to NMAC with any conduct constituting fraud or misrepresentation on the part of such Dealer; and

21.	as of the Closing Date, is a genuine, legal, valid and binding payment obligation of the related Obligor, enforceable against the Obligor in accordance with its terms.

There are no material direct or contingent claims that parties other than the secured parties under the Indenture have on any Receivable.

Pool Underwriting

As described in “The Receivables — Underwriting Procedures” in the accompanying Prospectus, under NMAC’s origination process, credit applications are evaluated by NMAC’s computer auto-decisioning system and are either automatically approved, automatically rejected or forwarded for review by an NMAC credit analyst based on NMAC’s auto-decisioning system. Applications that are not automatically approved or rejected are ultimately reviewed by an NMAC credit analyst with appropriate approval authority. 39,376 receivables, having an aggregate principal balance of $726,765,523.30 (approximately 47.95% of the aggregate principal balance of the receivables as of the Statistical Cut-off Date) were automatically approved by NMAC’s auto-decisioning system, while 43,324 receivables, having an aggregate principal balance of $789,052,841.38 (approximately 52.05% of the aggregate principal balance of the receivables as of the Statistical Cut-off Date) were evaluated and approved by an NMAC credit analyst with appropriate authority in accordance with NMAC’s written underwriting guidelines. As described in the accompanying Prospectus, NMAC does not consider any of the Receivables in the statistical pool to constitute exceptions to NMAC’s written underwriting guidelines.

Credit Scores

As of the Statistical Cut-off Date, the weighted average FICO® score* of the Receivables, excluding Receivables for which no FICO® score is available (the “Non-Zero Weighted Average Credit Score”) is 758, with the minimum FICO® score being 620 and the maximum FICO® score being 884.

NMAC, like most of the auto finance industry, utilizes a generic score developed by Fair, Isaac and Company. This FICO® score is sold through the three major credit reporting agencies, each using a different trade name for the product. NMAC purchases the automobile specific version of FICO®. FICO® scores are based solely on independent third party information from the credit reporting agency. The accuracy of independent third-party information provided to the credit reporting agency cannot be verified. An applicant’s credit score is one of several factors that are used by NMAC to determine its credit decisions. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus and “Risk Factors — Credit scores and historical loss experience may not accurately predict the likelihood of losses on the automobile loans” in this Prospectus Supplement. The table below illustrates the distribution of Receivables by FICO® Score.

No selection procedures believed to be adverse to the Noteholders were utilized in selecting the Receivables from qualifying retail installment contracts. Except as described in item (2) under “Characteristics of the Receivables — General,” above, the Receivables were not selected on the basis of their APRs.

*	FICO® is a federally registered servicemark of Fair, Isaac and Company

Distribution by FICO® Score of the Receivables

The distribution of the Receivables as of the Statistical Cut-off Date by FICO® score was as follows:

Distribution by FICO® Score of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)	Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
620 – 650	1,000	1.21%	$20,473,152.09	1.35%
651 – 700	15,712	19.00	269,665,394.93	17.79
701 – 750	21,054	25.46	401,135,869.47	26.46
751 – 800	20,000	24.18	384,846,467.78	25.39
801 – 850	23,264	28.13	410,861,230.43	27.10
851 – 884	1,670	2.02	28,836,249.98	1.90

Total(1)	82,700	100.00%	$1,515,818,364.68	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

The Receivables in the aggregate possess the following characteristics as of the Statistical Cut-off Date:

Aggregate Principal Balance	$1,515,818,364.68
Number of Receivables	82,700
Average Principal Balance	$18,329.12
Range of Principal Balances	$2,000.15 to $60,651.27
Average Original Amount Financed	$22,789.30
Range of Original Amounts Financed	$4,667.40 to $64,640.45
Weighted Average APR	3.275%
Range of APRs	0.00% to 15.04%
Approximate Weighted Average Original Payments to Maturity	63 payments
Range of Original Payments to Maturity	12 to 72 months
Approximate Weighted Average Remaining Payments to Maturity	54 payments
Range of Remaining Payments to Maturity	3 to 70 months
Approximate Percentage by Principal Balance of Receivables with an Original Payment Term of 72 Months	38.87%
Approximate Non-Zero Weighted Average Credit Score(1)	758
Range of FICO® Scores(1)	620 to 884
Approximate Non-Zero Weighted Average Credit Score of Receivables with an Original Payment Term of 72 Months(1)	762
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	95.75% (New) 3.33% (Near-New) 0.92% (Used)
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles for Receivables with an Original Payment Term of 72 Months(2)	100.00% (New) 0.00% (Near-New) 0.00% (Used)
Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	97.40% (Nissan) 2.60% (Infiniti)

(1)	Excluding Receivables for which no FICO® score is available.
(2)	Percentages may not add to 100.00% due to rounding.

We have not provided delinquency, repossession and loss data on the receivables, because none of the receivables, as of the Statistical Cut-off Date, was more than 29 days delinquent. See “— Characteristics of the Receivables — General” above.

Representations, Warranties and Covenants

In the Sale and Servicing Agreement, the Depositor will make representations and warranties with respect to each Receivable as described under “— Characteristics of the Receivables” above. In the Purchase Agreement, NMAC, as seller, will also make similar representations and warranties with respect to each Receivable as described under “— Characteristics of the Receivables — General” above.

The Sale and Servicing Agreement will also provide that if the Servicer, the Issuing Entity or the Depositor discovers a breach of any representation or warranty referred to in the preceding paragraph or in the first paragraph under “— Characteristics of the Receivables — General” above, that materially and adversely affects the interest of the Securityholders in the related Receivable, which breach is not cured prior to the end of the second Collection Period following the Collection Period in which such discovery occurs (or, if the Servicer elects, the end of the first Collection Period following such Collection Period), the Depositor will repurchase such Receivable. In connection with this repurchase, the Depositor will deposit the Warranty Purchase Payment into the Collection Account. Such breach will be deemed not to materially and adversely affect the Securityholders’ interest in that Receivable if it does not affect the ability of the Issuing Entity to receive and retain timely payment in full on such Receivable.

Distribution by APR of the Receivables

The distribution of the Receivables as of the Statistical Cut-off Date by APR was as follows:

Distribution by APR of the Receivables (%)	Number of Receivables	Percentage of Total Number of Receivables (%)		Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)		Non-Zero Weighted Average Credit Score(2)
0.00 – 0.49	7,207	8.71%		$118,826,818.36	7.84%		751
0.50 – 0.99	2,745	3.32		51,284,166.75	3.38		738
1.00 – 1.99	10,005	12.10		173,651,886.23	11.46		759
2.00 – 2.99	24,062	29.10		462,435,868.29	30.51		773
3.00 – 3.99	16,391	19.82		317,520,140.53	20.95		764
4.00 – 4.99	12,930	15.63		245,738,579.23	16.21		761
5.00 – 5.99	4,898	5.92		87,581,202.29	5.78		719
6.00 – 6.99	1,631	1.97		21,723,984.74	1.43		693
7.00 – 7.99	1,273	1.54		16,910,933.92	1.12		682
8.00 – 8.99	790	0.96		10,221,002.76	0.67		674
9.00 – 9.99	353	0.43		4,756,865.36	0.31		670
10.00 – 10.99	293	0.35		3,652,049.56	0.24		666
11.00 – 11.99	95	0.11		1,240,510.15	0.08		667
12.00 – 12.99	25	0.03		267,631.20	0.02		671
13.00 – 13.99	1	0.00	(3)	2,068.56	0.00	(3)	668
15.00 – 15.04	1	0.00	(3)	4,656.75	0.00	(3)	685

Total(1)	82,700	100.00%		$1,515,818,364.68	100.00%		758

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(2)	Excluding Receivables for which no FICO® Score is available.
(3)	Less than 0.005% but greater than 0.000%.

Geographic Distribution of the Receivables(1)

The geographic distribution of the Receivables as of the Statistical Cut-off Date was as follows:

Geographic Distribution of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)	Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
Alabama	1,398	1.69%	$26,209,954.79	1.73%
Alaska	30	0.04	488,836.17	0.03
Arizona	1,852	2.24	34,358,172.35	2.27
Arkansas	972	1.18	18,318,821.54	1.21
California	11,296	13.66	203,223,822.06	13.41
Colorado	1,009	1.22	20,068,415.91	1.32
Connecticut	1,312	1.59	22,597,786.34	1.49
Delaware	332	0.40	6,035,493.52	0.40
District of Columbia	88	0.11	1,694,998.17	0.11
Florida	5,288	6.39	92,980,582.05	6.13
Georgia	2,673	3.23	49,265,891.92	3.25
Hawaii	447	0.54	8,305,232.18	0.55
Idaho	163	0.20	2,766,060.69	0.18
Illinois	3,680	4.45	65,454,683.30	4.32
Indiana	936	1.13	17,331,829.20	1.14
Iowa	569	0.69	10,519,908.53	0.69
Kansas	641	0.78	12,196,891.06	0.80
Kentucky	889	1.07	15,724,127.23	1.04
Louisiana	1,993	2.41	39,539,373.23	2.61
Maine	239	0.29	4,185,067.89	0.28
Maryland	2,178	2.63	38,732,796.80	2.56
Massachusetts	1,945	2.35	32,544,457.77	2.15
Michigan	648	0.78	11,586,298.14	0.76
Minnesota	783	0.95	15,089,337.75	1.00
Mississippi	1,457	1.76	28,070,981.64	1.85
Missouri	1,262	1.53	22,399,294.88	1.48
Montana	79	0.10	1,495,921.38	0.10
Nebraska	372	0.45	6,773,317.91	0.45
Nevada	1,170	1.41	22,747,278.23	1.50
New Hampshire	393	0.48	6,434,519.37	0.42
New Jersey	2,918	3.53	49,828,152.05	3.29
New Mexico	290	0.35	5,796,120.77	0.38
New York	3,970	4.80	68,717,692.85	4.53
North Carolina	2,246	2.72	40,512,108.15	2.67
North Dakota	66	0.08	1,321,627.37	0.09
Ohio	1,646	1.99	28,800,756.20	1.90
Oklahoma	1,240	1.50	24,103,752.21	1.59
Oregon	369	0.45	6,397,244.21	0.42
Pennsylvania	3,928	4.75	68,172,524.70	4.50
Rhode Island	194	0.23	3,215,470.26	0.21
South Carolina	947	1.15	16,618,167.68	1.10
South Dakota	89	0.11	1,707,065.17	0.11
Tennessee	2,800	3.39	53,039,670.07	3.50
Texas	10,905	13.19	218,843,056.52	14.44
Utah	385	0.47	7,601,996.42	0.50
Vermont	109	0.13	1,814,595.31	0.12
Virginia	2,445	2.96	43,970,227.36	2.90
Washington	856	1.04	15,983,431.96	1.05
West Virginia	489	0.59	9,263,292.05	0.61
Wisconsin	624	0.75	11,197,392.96	0.74
Wyoming	82	0.10	1,600,540.85	0.11
Other	8	0.01	173,327.56	0.01

Total(2)	82,700	100.00%	$1,515,818,364.68	100.00%

(1)	Based solely on the billing addresses of the Obligors as of the Statistical Cut-off Date.
(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Distribution by Model of the Receivables

The distribution of the Receivables as of the Statistical Cut-off Date by model was as follows:

Distribution by Model of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)	Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
Altima	22,556	27.27%	$407,377,703.80	26.88%
Rogue	12,306	14.88	218,773,766.92	14.43
Pathfinder	5,473	6.62	137,079,244.42	9.04
Sentra	8,267	10.00	119,140,795.59	7.86
Murano	5,297	6.41	112,859,034.71	7.45
Versa	8,657	10.47	109,970,241.70	7.25
Maxima	3,655	4.42	76,116,949.30	5.02
Frontier	3,971	4.80	74,767,775.90	4.93
JUKE	3,387	4.10	63,455,684.50	4.19
Xterra	1,707	2.06	32,772,184.69	2.16
Titan	1,287	1.56	28,348,712.13	1.87
Quest	1,132	1.37	26,114,020.06	1.72
Armada	916	1.11	25,430,267.69	1.68
Altima Coupe	1,130	1.37	19,924,101.04	1.31
Other	2,959	3.58	63,687,882.23	4.20

Total(1)	82,700	100.00%	$1,515,818,364.68	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Distribution by Vehicle Type of the Receivables

The distribution of the Receivables as of the Statistical Cut-off Date by vehicle type was as follows:

Distribution by Vehicle Type of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)	Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
Car	46,343	56.04%	$771,221,355.78	50.88%
Crossover	21,421	25.90	407,113,724.89	26.86
SUV	8,391	10.15	204,904,352.30	13.52
Truck	5,306	6.42	104,025,746.41	6.86
Van	1,139	1.38	26,218,213.89	1.73
Other	100	0.12	2,334,971.41	0.15

Total(1)	82,700	100.00%	$1,515,818,364.68	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Distribution by Original and Remaining Payments to Maturity of the Receivables

The distribution of the Receivables as of the Statistical Cut-off Date by original payments to maturity and remaining payments to maturity was as follows:

Distribution by Original Payments to Maturity of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)	Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)	Non-Zero Weighted Average Credit Score(2)
12	38	0.05%	$192,817.49	0.01%	788
13 – 24	302	0.37	2,677,112.55	0.18	789
25 – 36	5,207	6.30	72,053,438.79	4.75	786
37 – 48	3,871	4.68	55,920,667.52	3.69	780
49 – 60	37,801	45.71	647,900,263.54	42.74	750
61 – 72	35,481	42.90	737,074,064.79	48.63	761

Total(1)	82,700	100.00%	$1,515,818,364.68	100.00%	758

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(2)	Excluding Receivables for which no FICO® Score is available.

Distribution by Remaining Payments to Maturity of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)	Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)	Non-Zero Weighted Average Credit Score(2)
3 – 12	2,491	3.01%	$8,115,830.31	0.54%	728
13 – 24	4,787	5.79	38,048,127.59	2.51	787
25 – 36	6,392	7.73	89,368,535.86	5.90	771
37 – 48	15,225	18.41	253,458,188.11	16.72	718
49 – 60	36,117	43.67	707,092,930.59	46.65	763
61 – 70	17,688	21.39	419,734,752.22	27.69	769

Total(1)	82,700	100.00%	$1,515,818,364.68	100.00%	758

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(2)	Excluding Receivables for which no FICO® Score is available.

Review of Pool Assets

In connection with the offering of the Notes, the Depositor has performed a review of the Receivables in the statistical pool and the disclosure regarding those Receivables required to be included in this Prospectus Supplement and the accompanying Prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the Depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, NMAC identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by NMAC’s senior management to ensure the accuracy of such descriptions. NMAC, assisted by external counsel, also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. Members of NMAC’s capital markets group also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the Receivables or payments on the notes.

In addition, NMAC also performed a review of the Receivables in the statistical pool to confirm that those Receivables satisfied the criteria set forth under “The Receivables — Characteristics of the Receivables — General” in this Prospectus Supplement. The first aspect of that review tested the accuracy of the individual Receivables data contained in NMAC’s data tape. The data tape is an electronic record maintained by NMAC, which includes certain attributes of the Receivables. NMAC ensured that a random sample of 117 files related to the Receivables were selected to confirm certain data points such as FICO® score, APR and origination date conformed to the applicable information on the data tape. A second aspect of that review consisted of a comparison of the statistical information contained under “The Receivables” to data in, or derived from, the data tape. Statistical information relating to the Receivables in the pool was recalculated using the applicable information on the data tape. In addition to this review, NMAC performs periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes.

The Receivables sold to the Issuing Entity on the Closing Date will be selected from the Receivables in the statistical pool. See “The Receivables” in this Prospectus Supplement. Any variance between the characteristics of the statistical pool is not expected to be material, and NMAC will perform a review of the Rule 193 Information with respect to the actual pool and compare it to the Rule 193 Information with respect to the statistical pool to give itself reasonable assurance that any such variance will not be material.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the Depositor. The Depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The Depositor attributes all finding and conclusions of the review to itself.

After undertaking the review described above, the Depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this Prospectus Supplement and the accompanying Prospectus is accurate in all material respects.

STATIC POOL INFORMATION

“Static Pool Information Regarding Certain Previous Securitizations” beginning on page B-1 in this Prospectus Supplement, sets forth in graphic format static pool information regarding delinquencies, cumulative losses and prepayments for NMAC’s securitized portfolios of retail installment contracts, and also sets forth in tabular format, as of the relevant cut-off date, certain characteristics of these retail installment contracts for the past five years. The underlying historical data used in preparing the graphs are set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement.

Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond NMAC’s control. There is no assurance that NMAC’s delinquency, repossession and loss experience with respect to the Receivables included in the Issuing Entity will be similar to that set forth in “Static Pool Information Regarding Certain Previous Securitizations” in this Prospectus Supplement.

MATURITY AND PREPAYMENT CONSIDERATIONS

Information regarding maturity and prepayment considerations with respect to the Notes is set forth under “Weighted Average Life of the Notes” in this Prospectus Supplement and “Risk Factors — You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity” in the accompanying Prospectus. Except after the acceleration of the Notes following an event of default under the Indenture (each, an “Event of Default”), no principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full, no principal payments will be made on the Class A-3 Notes until the Class A-1 Notes and the Class A-2 Notes have been paid in full, and no principal payments will be made on the Class A-4 Notes until the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full. No distributions will reduce the Certificate balance until all of the Notes have been paid in full. However, upon the acceleration of the Notes following an Event of Default, the principal of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be paid ratably according to the respective outstanding principal balances of those classes of Notes, after the Class A-1 Notes have been paid in full. See “The Notes — Payments of Principal” in this Prospectus Supplement.

Because the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur later or significantly earlier than their respective final scheduled distribution dates set forth in “Summary — Terms of the Notes — Final Scheduled Distribution Dates” (each, a “Final Scheduled Distribution Date”) in this Prospectus Supplement. Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective Notes if final payment on such Notes occurs significantly earlier than such Notes’ respective Final Scheduled Distribution Dates. No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments. For a more detailed discussion of the prepayment risks, see “Risk Factors — You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity,” in the accompanying Prospectus.

Although the Receivables have different APRs, disproportionate rates of prepayments between Receivables with APRs greater than or less than the Required Rate will generally not affect the yield to the Noteholders. However, higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amounts available to be deposited in the Reserve Account. For a more detailed discussion of prepayment risks, see “Risk Factors—Prepaid simple interest contracts may affect the weighted average life of the notes” and “Risk Factors—You may suffer losses due to receivables with low annual percentage rates” in this Prospectus Supplement.

PREPAYMENTS, DELINQUENCIES, REPOSSESSIONS AND NET CREDIT LOSSES

Prepayment Information

Prepayment information relating to NMAC’s securitized portfolios of motor vehicle retail installment contracts for the past five years is set forth under “Static Pool Information Regarding Certain Previous Securitizations — Prepayment Information” in this Prospectus Supplement.

Delinquency, Repossession and Credit Loss Information

Set forth below is delinquency and credit loss information relating to NMAC’s total portfolio of U.S. retail installment contracts for new, near-new and used automobiles and light duty-trucks. The portfolio consists of retail installment contracts in all 50 states and the District of Columbia.

NMAC establishes an allowance for expected credit losses and deducts amounts reflecting losses against such allowance. For credit loss terminations, NMAC charges the account balance related to a retail installment contract against the allowance for credit losses when the retail installment contract becomes 120 days past due, when a repossessed vehicle is sold at auction, when the account is determined to be uncollectible or within five days after confirmation of a bankruptcy. NMAC credits any recoveries from charge-offs related to a contract to the allowance.

Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond NMAC’s control. There is no assurance that NMAC’s delinquency, repossession and loss experience with respect to the Receivables included in the Issuing Entity will be similar to that set forth below.

Delinquency Experience(1)

	At March 31,
	2013	2012	2011	2010	2009
Number of Contracts Outstanding	1,069,578	979,216	947,750	928,365	973,064
Delinquencies as a Percentage of Number of Contracts Outstanding(2)
30-59 Days	1.28%	1.49%	2.09%	2.35%	2.55%
60-89 Days	0.30%	0.30%	0.42%	0.52%	0.66%
90 Days or More	0.06%	0.04%	0.05%	0.08%	0.14%

(1)

The information in this Delinquency Experience table includes retail installment contracts for new, near-new and used automobiles and light-duty trucks and includes receivables which NMAC has sold to third parties but continues to service. The information does not include receivables purchased by NMAC under certain special financing programs.

(2)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due.

Net Credit Loss and Repossession Experience(1)

(dollars in thousands)

	At or For the Twelve Months Ended March 31,
	2013	2012	2011	2010	2009
Principal Amount Outstanding	$17,618,286	$15,376,523	$14,709,397	$13,646,726	$14,361,573
Average Principal Amount Outstanding(2)	$16,645,614	$15,167,903	$14,259,316	$13,878,310	$14,968,706
Number of Contracts Outstanding	1,069,578	979,216	947,750	928,365	973,064
Average Number of Contracts Outstanding(2)	1,028,823	967,461	933,818	952,783	1,001,775
Number of Repossessions(3)	19,366	20,406	26,895	34,916	35,693
Number of Repossessions as a Percent of the Average Number of Contracts Outstanding	1.88%	2.11%	2.88%	3.66%	3.56%
Net Charge-Offs(4)	$189,753	$210,791	$281,921	$413,239	$472,262
Recoveries(5)	$96,072	$104,155	$130,060	$146,125	$144,117
Net Losses	$93,681	$106,636	$151,861	$267,114	$328,145
Net Losses as a Percent of Principal Amount Outstanding	0.53%	0.69%	1.03%	1.96%	2.28%
Net Losses as a Percent of Average Principal Amount Outstanding	0.56%	0.70%	1.06%	1.92%	2.19%

(1)

The information in this Net Credit Loss and Repossession Experience table includes retail installment contracts for new, near-new and used automobiles and light-duty trucks and includes receivables which NMAC has sold to third parties but continues to service. The information does not include receivables purchased by NMAC under certain special financing programs. All amounts and percentages are based on the principal balances of the receivables which include unearned interest.

(2)	Average amounts calculated based on month-end data for the periods indicated.
(3)	The number of repossessions excludes accounts that have been subsequently reinstated.
(4)

Charge-offs represent the net principal balance of receivables determined to be uncollectible in the period less proceeds from disposition of related vehicles, other than recoveries described in Note (5). Charge-offs do not include expenses associated with collection, repossession or disposition of the vehicle.

(5)	Recoveries generally include amounts received on receivables following the time at which the receivable is charged off. Recoveries are net of expenses associated with collection.

Nissan has experienced higher overall levels of losses on its total portfolio of U.S. retail installment contracts with an original payment term of 72 months than on retail installment contracts with shorter original payment terms. As of the Statistical Cut-off Date, approximately 38.87% (based on principal balance) of the receivables have an original payment term of 72 months. As of the Statistical Cut-off Date, approximately 100.00% (based on principal balance) of the receivables with an original payment term of 72 months are related to new vehicles and approximately 0.00% (based on principal balance) are related to near-new vehicles. As of the Statistical Cut-off Date, the Non-Zero Weighted Average Credit Score of the obligors of the receivables with an original payment term of 72 months is approximately 762.

WEIGHTED AVERAGE LIFE OF THE NOTES

Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the “Absolute Prepayment Model” (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur later or significantly earlier than the respective Final Scheduled Distribution Dates. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the holders of such Notes. For a more detailed discussion of prepayment risks, see “Risk Factors— You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity” in this Prospectus Supplement.

The table captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” (the “ABS Table”) in this Prospectus Supplement has been prepared on the basis of the characteristics of the Receivables described above and the following assumptions (collectively, the “ABS Assumptions”):

1.	the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

2.	each scheduled monthly payment on each Receivable is scheduled to be made and is made on the last day of each month and each month has 30 days;

3.	payments are made on the Notes on each Distribution Date (and each such date is assumed to be the 15th day of each applicable month);

4.	the balance in the Reserve Account on each Distribution Date is the specified reserve account balance described in the Summary under “Summary — Enhancement — Reserve Account” in this Prospectus Supplement;

5.	there is no event resulting in the acceleration of the Notes;

6.	the Servicer does not exercise its option to purchase the Receivables unless otherwise indicated;

7.	the hypothetical pools each have an assumed cut-off date of June 30, 2013;

8.	the Class A-1 Notes will be paid interest on the basis of the actual number of days in that interest accrual period and a 360-day year;

9.	the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

10.	the Notes are purchased on July 30, 2013; and

11.	the Servicing Rate for each calendar month is equal to a rate of one-twelfth of 1.00% and the Servicer has not collected any Supplemental Servicing Fee.

The ABS Table indicates the projected weighted average life of each class of Notes and sets forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

The ABS Table also assumes that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR, original payments to maturity and remaining payments to maturity as of the assumed cut-off date) will be such that each pool will be fully amortized by the end of its remaining payments to maturity.

Pool	Aggregate Principal Balance	APR	Remaining Payments to Maturity	Original Payments to Maturity
1	$2,322,935.61	2.616%	7	57
2	$24,415,768.90	1.393%	20	55
3	$54,185,527.67	1.349%	32	41
4	$136,787,802.79	1.896%	44	59
5	$378,912,011.28	2.711%	55	62
6	$204,231,108.20	3.183%	66	72
7	$3,399,792.39	7.047%	7	66
8	$2,413,166.24	6.011%	20	54
9	$8,831,046.46	6.457%	32	56
10	$41,933,562.01	6.194%	43	62
11	$119,681,522.18	5.352%	55	63
12	$91,737,107.82	4.964%	66	72

The table captioned “YSOC Amount Schedule” (the “YSOC Amount Schedule”) set forth below is utilized to calculate the weighted average lives and percentages of original principal amounts at various ABS percentages. The actual YSOC Amount may differ depending on the actual prepayments, losses and repurchases on the receivables pool sold to the Issuing Entity on the Closing Date with APRs less than the Required Rate. For purposes of the YSOC Amount Schedule set forth below, the Required Rate is assumed to be 4.25%.

YSOC Amount Schedule

Distribution Date	Yield Supplement Overcollateralization Amount	Distribution Date	Yield Supplement Overcollateralization Amount
Closing Date	$27,184,684.88	June 2016	$3,596,748.77
August 2013	$26,152,801.33	July 2016	$3,282,574.52
September 2013	$25,141,719.85	August 2016	$2,985,229.47
October 2013	$24,151,544.97	September 2016	$2,704,757.41
November 2013	$23,182,381.63	October 2016	$2,441,139.69
December 2013	$22,234,319.30	November 2016	$2,194,290.44
January 2014	$21,307,393.74	December 2016	$1,964,057.31
February 2014	$20,401,609.46	January 2017	$1,750,274.13
March 2014	$19,517,003.01	February 2017	$1,552,623.83
April 2014	$18,653,567.95	March 2017	$1,370,608.95
May 2014	$17,811,352.56	April 2017	$1,203,549.15
June 2014	$16,990,448.97	May 2017	$1,050,808.28
July 2014	$16,190,955.57	June 2017	$911,504.59
August 2014	$15,412,953.76	July 2017	$784,853.58
September 2014	$14,656,533.47	August 2017	$670,225.74
October 2014	$13,921,795.57	September 2017	$567,201.70
November 2014	$13,208,842.27	October 2017	$475,457.55
December 2014	$12,517,775.72	November 2017	$394,882.58
January 2015	$11,848,687.27	December 2017	$325,430.90
February 2015	$11,201,638.58	January 2018	$266,723.53
March 2015	$10,576,566.34	February 2018	$217,897.10
April 2015	$9,972,466.73	March 2018	$177,460.53
May 2015	$9,388,295.90	April 2018	$143,834.02
June 2015	$8,823,911.09	May 2018	$115,557.99
July 2015	$8,279,315.03	June 2018	$91,119.63
August 2015	$7,754,533.13	July 2018	$70,150.28
September 2015	$7,249,622.49	August 2018	$52,165.25
October 2015	$6,764,669.79	September 2018	$37,037.82
November 2015	$6,299,766.49	October 2018	$24,702.98
December 2015	$5,855,001.13	November 2018	$15,118.25
January 2016	$5,430,368.79	December 2018	$8,104.11
February 2016	$5,025,776.81	January 2019	$3,460.39
March 2016	$4,641,036.94	February 2019	$1,048.69
April 2016	$4,275,489.42	March 2019	$152.78
May 2016	$3,927,708.59	April 2019	$0.28
		May 2019 and thereafter	$0.00

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes.

Percent of Initial Note Principal Amount at Various ABS Percentages

Distribution Date	Class A-1 Notes					Class A-2 Notes
	0.50%	1.00%	1.30%	1.50%	1.70%	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2013	89.81%	87.29%	85.60%	84.32%	81.98%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2013	79.69%	74.75%	71.44%	68.96%	65.70%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2013	69.62%	62.38%	57.54%	53.95%	49.78%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2013	59.61%	50.17%	43.89%	39.27%	34.21%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2013	49.67%	38.13%	30.49%	24.93%	18.99%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2014	39.78%	26.27%	17.35%	10.93%	4.13%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2014	29.95%	14.57%	4.46%	0.00%	0.00%	100.00%	100.00%	100.00%	97.97%	92.29%
March 2014	20.51%	3.32%	0.00%	0.00%	0.00%	100.00%	100.00%	94.08%	88.11%	81.78%
April 2014	11.12%	0.00%	0.00%	0.00%	0.00%	100.00%	94.22%	85.00%	78.45%	71.51%
May 2014	1.80%	0.00%	0.00%	0.00%	0.00%	100.00%	86.09%	76.10%	69.00%	61.50%
June 2014	0.00%	0.00%	0.00%	0.00%	0.00%	94.44%	78.07%	67.36%	59.76%	51.72%
July 2014	0.00%	0.00%	0.00%	0.00%	0.00%	87.59%	70.18%	58.79%	50.72%	42.20%
August 2014	0.00%	0.00%	0.00%	0.00%	0.00%	80.78%	62.40%	50.39%	41.89%	32.93%
September 2014	0.00%	0.00%	0.00%	0.00%	0.00%	74.02%	54.75%	42.16%	33.27%	23.90%
October 2014	0.00%	0.00%	0.00%	0.00%	0.00%	67.30%	47.21%	34.11%	24.86%	15.13%
November 2014	0.00%	0.00%	0.00%	0.00%	0.00%	60.62%	39.79%	26.23%	16.66%	6.61%
December 2014	0.00%	0.00%	0.00%	0.00%	0.00%	53.99%	32.49%	18.51%	8.67%	0.00%
January 2015	0.00%	0.00%	0.00%	0.00%	0.00%	47.40%	25.32%	10.98%	0.89%	0.00%
February 2015	0.00%	0.00%	0.00%	0.00%	0.00%	40.86%	18.27%	3.61%	0.00%	0.00%
March 2015	0.00%	0.00%	0.00%	0.00%	0.00%	34.36%	11.33%	0.00%	0.00%	0.00%
April 2015	0.00%	0.00%	0.00%	0.00%	0.00%	28.27%	4.81%	0.00%	0.00%	0.00%
May 2015	0.00%	0.00%	0.00%	0.00%	0.00%	22.23%	0.00%	0.00%	0.00%	0.00%
June 2015	0.00%	0.00%	0.00%	0.00%	0.00%	16.22%	0.00%	0.00%	0.00%	0.00%
July 2015	0.00%	0.00%	0.00%	0.00%	0.00%	10.26%	0.00%	0.00%	0.00%	0.00%
August 2015	0.00%	0.00%	0.00%	0.00%	0.00%	4.34%	0.00%	0.00%	0.00%	0.00%
September 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (years) to Maturity(1)	0.42	0.34	0.30	0.28	0.25	1.48	1.23	1.10	1.02	0.94
Weighted Average Life (years) to Call(1)(2)	0.42	0.34	0.30	0.28	0.25	1.48	1.23	1.10	1.02	0.94

(1)

The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the Note to the related Distribution Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)	This calculation assumes that the servicer exercises its option to purchase the Receivables at the first opportunity.

This table has been prepared based on the assumptions in this Prospectus Supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

Percent of Initial Note Principal Amount at Various ABS Percentages

Distribution Date	Class A-3 Notes					Class A-4 Notes
	0.50%	1.00%	1.30%	1.50%	1.70%	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2014	100.00%	100.00%	100.00%	100.00%	98.34%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2015	100.00%	100.00%	100.00%	100.00%	90.32%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2015	100.00%	100.00%	100.00%	93.32%	82.56%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2015	100.00%	100.00%	96.43%	85.97%	75.06%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2015	100.00%	100.00%	89.62%	78.97%	67.86%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2015	100.00%	98.39%	82.97%	72.16%	60.89%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2015	100.00%	92.09%	76.48%	65.55%	54.14%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2015	100.00%	85.90%	70.15%	59.12%	47.62%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2015	100.00%	79.82%	63.98%	52.89%	41.32%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2015	98.46%	73.86%	57.97%	46.85%	35.25%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2015	92.62%	68.01%	52.12%	41.00%	29.41%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2015	86.83%	62.27%	46.43%	35.35%	23.80%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2015	81.08%	56.65%	40.90%	29.89%	18.42%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2016	75.37%	51.15%	35.54%	24.63%	13.28%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2016	69.70%	45.76%	30.34%	19.56%	8.36%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2016	64.08%	40.49%	25.30%	14.70%	3.68%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2016	59.02%	35.72%	20.74%	10.28%	0.00%	100.00%	100.00%	100.00%	100.00%	98.06%
May 2016	53.99%	31.06%	16.32%	6.03%	0.00%	100.00%	100.00%	100.00%	100.00%	84.75%
June 2016	49.00%	26.50%	12.05%	1.97%	0.00%	100.00%	100.00%	100.00%	100.00%	72.14%
July 2016	44.05%	22.05%	7.93%	0.00%	0.00%	100.00%	100.00%	100.00%	93.71%	60.22%
August 2016	39.15%	17.71%	3.96%	0.00%	0.00%	100.00%	100.00%	100.00%	81.56%	49.00%
September 2016	34.28%	13.47%	0.14%	0.00%	0.00%	100.00%	100.00%	100.00%	70.01%	38.48%
October 2016	29.45%	9.34%	0.00%	0.00%	0.00%	100.00%	100.00%	88.41%	59.06%	28.66%
November 2016	24.66%	5.32%	0.00%	0.00%	0.00%	100.00%	100.00%	76.87%	48.70%	19.57%
December 2016	19.92%	1.40%	0.00%	0.00%	0.00%	100.00%	100.00%	65.84%	38.95%	11.22%
January 2017	15.21%	0.00%	0.00%	0.00%	0.00%	100.00%	92.12%	55.31%	29.80%	3.52%
February 2017	10.55%	0.00%	0.00%	0.00%	0.00%	100.00%	80.00%	45.29%	21.26%	0.00%
March 2017	6.18%	0.00%	0.00%	0.00%	0.00%	100.00%	68.74%	36.03%	13.42%	0.00%
April 2017	2.59%	0.00%	0.00%	0.00%	0.00%	100.00%	59.34%	28.13%	6.56%	0.00%
May 2017	0.00%	0.00%	0.00%	0.00%	0.00%	96.83%	50.20%	20.61%	0.16%	0.00%
June 2017	0.00%	0.00%	0.00%	0.00%	0.00%	85.26%	41.34%	13.46%	0.00%	0.00%
July 2017	0.00%	0.00%	0.00%	0.00%	0.00%	73.80%	32.74%	6.70%	0.00%	0.00%
August 2017	0.00%	0.00%	0.00%	0.00%	0.00%	62.44%	24.43%	0.31%	0.00%	0.00%
September 2017	0.00%	0.00%	0.00%	0.00%	0.00%	51.19%	16.38%	0.00%	0.00%	0.00%
October 2017	0.00%	0.00%	0.00%	0.00%	0.00%	40.05%	8.62%	0.00%	0.00%	0.00%
November 2017	0.00%	0.00%	0.00%	0.00%	0.00%	29.01%	1.14%	0.00%	0.00%	0.00%
December 2017	0.00%	0.00%	0.00%	0.00%	0.00%	18.08%	0.00%	0.00%	0.00%	0.00%
January 2018	0.00%	0.00%	0.00%	0.00%	0.00%	7.26%	0.00%	0.00%	0.00%	0.00%
February 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (years) to Maturity(1)	2.92	2.56	2.32	2.16	2.00	4.18	3.85	3.57	3.34	3.10
Weighted Average Life (years) to Call(1)(2)	2.92	2.56	2.32	2.16	2.00	4.17	3.85	3.57	3.34	3.09

(1)

The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the Note to the related Distribution Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)	This calculation assumes that the servicer exercises its option to purchase the Receivables at the first opportunity.

This table has been prepared based on the assumptions in this Prospectus Supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

NOTE FACTORS AND POOL FACTORS

The “Note Factor” for any Distribution Date with respect to any class of Notes will be a seven-digit decimal indicating the principal amount of that class of Notes as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective principal amount thereof as of the Closing Date. The Servicer will compute the Note Factor each month for each class of Notes. Each Note Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of Notes. The portion of the principal amount of any class of Notes for a given month allocable to a Noteholder can be determined by multiplying the original denomination of the holder’s Note by the related Note Factor for that month.

The “Pool Balance” as of the close of business on the last day of a Collection Period will equal the aggregate principal balance of the Receivables sold to the Issuing Entity on the Closing Date (excluding Administrative Receivables, Warranty Receivables (both as defined in the Prospectus) and Defaulted Receivables as of the close of business on such day).

The “Pool Factor” for any Distribution Date for a particular class of Notes will be a seven-digit decimal figure indicating the principal amount of that class of Notes as of the close of business on the last day of the related Collection Period as a fraction of the Pool Balance as of the Cut-off Date. The Servicer will compute the Pool Factor for each month for each class of Notes.

Pursuant to the Transfer and Servicing Agreements, the registered holders of the Notes (other than the Retained Notes, if any, which may be issued as Definitive Notes) will be Cede & Co. (“Cede”) as the nominee of The Depository Trust Company (“DTC”) unless Definitive Notes are issued under the limited circumstances described under “The Notes — Definitive Notes” in the accompanying Prospectus. Registered holders of the Notes will receive monthly reports from the Indenture Trustee concerning the payments received on the Receivables, the Pool Balance, the related Note Factors, related Pool Factors and various other items of information pertaining to the Issuing Entity. Noteholders of record during each calendar year will be furnished information by the Indenture Trustee for tax reporting purposes not later than the latest date permitted by law. Copies of the reports may be obtained by the Noteholders by delivering a written request addressed to the Indenture Trustee at 388 Greenwich Street, 14th Floor, New York, New York 10013. See “Description of the Transfer and Servicing Agreements — Statements to Noteholders” in this Prospectus Supplement.

USE OF PROCEEDS

The Depositor will use the net proceeds from the sale of the Notes (proceeds from the sale of the Notes minus the underwriting discount in the amount of $            , payable to the underwriters) to purchase the Receivables from NMAC pursuant to the Purchase Agreement (the “Purchase Agreement”) by and between NMAC, as the seller, and Nissan Auto Receivables Corporation II, as the purchaser.

No expenses incurred in connection with the selection and acquisition of the Receivables are to be payable from the offering proceeds.

THE DEPOSITOR

Information regarding the Depositor is set forth under the caption “The Depositor” in the accompanying Prospectus.

NISSAN MOTOR ACCEPTANCE CORPORATION

Financing

NMAC offers indirect automotive consumer loan and lease financing and direct dealer financing through (and to) Nissan and Infiniti dealers (and solely with respect to wholesale financing, affiliates of Nissan and Infiniti dealers) in the United States. During the fiscal year ended March 31, 2013, approximately 19% of NMAC’s total revenues came from retail loans, approximately 74% from retail lease financing and approximately 3% from wholesale financing.

The following chart provides, respectively, market penetration information regarding Nissan and Infiniti motor vehicles purchased in the United States and NMAC’s total revenues from retail loans for the fiscal years ended March 31, 2009, 2010, 2011, 2012 and 2013.

Overview of NMAC Retail Installment Contract Financing Operations

	Years Ended March 31,
	2013	2012	2011	2010	2009
Number of retail installment contracts purchased by NMAC(1)	$396,111	$276,676	$267,836	$200,010	$224,075
Revenues(2)	$1,047,915	$1,022,705	$1,089,021	$1,170,965	$1,211,455

(1)	Includes receivables originated in the United States only.
(2)	Dollars in thousands. Includes receivables originated in the United States and Mexico.

For more information regarding the financing business of NMAC, you should refer to “Nissan Motor Acceptance Corporation — Financing Operations” in the accompanying Prospectus.

Securitization

General. Since 2000, one of the primary funding sources for NMAC has been the packaging and sale of retail installment contracts, loans and leases through asset-backed securitization transactions (each, an “Asset-Backed Securitization”). These retail installment contracts, loans and leases are purchased by NMAC from Dealers or are loans made by NMAC to Dealers. NMAC generally holds these loans and leases for an interim period prior to transferring them in connection with an Asset-Backed Securitization transaction. During this interim period, NMAC’s financing needs are met, in part, through the use of warehouse finance facilities. These warehouse finance facilities are provided by a number of financial institutions and provide liquidity to fund NMAC’s acquisition of retail installment contracts, loans and leases. These warehouse facilities are sometimes structured as secured revolving loan facilities.

For the fiscal years ended March 31, 2009, 2010, 2011, 2012 and 2013, NMAC securitized approximately $4.7 billion, $3.0 billion, $2.9 billion, $7.0 billion and $5.8 billion respectively, through public Asset-Backed Securitization debt offerings.

A significant portion of NMAC’s assets are sold in Asset-Backed Securitization transactions, although the assets remain on NMAC’s balance sheet. These assets support payments on the Asset-Backed Securitization securities and are not available to NMAC’s creditors generally. At March 31, 2013, NMAC had approximately $19.8 billion, or 46% of its consolidated assets, pledged in connection with Asset-Backed Securitization transactions. NMAC expects that Asset-Backed Securitization debt offerings will continue to be a material funding source for NMAC. For information regarding NMAC’s experience in securitizing other types of assets, you should refer to “Nissan Motor Acceptance Corporation — NMAC Responsibilities in Securitization Program” in the accompanying Prospectus. No public securitizations sponsored by NMAC have defaulted or experienced an early amortization triggering event in any material respect.

Retail Securitization. NMAC’s auto loan Asset-Backed Securitization program was first established and utilized for the Nissan Auto Receivables 1986-A Grantor Trust transaction. For more information regarding NMAC’s experience with respect to its entire portfolio of new, near-new and used Nissan and Infiniti motor vehicle retail installment contracts, you should refer to “Prepayments, Delinquencies, Repossessions and Net Credit Losses” and “Static Pool Information Regarding Certain Previous Securitizations” in this Prospectus Supplement.

NMAC is the servicer for all of the loans and leases that it finances. Although NMAC may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default (as defined under the applicable financing documents), NMAC generally expects to service the loans and leases financed in an asset-backed securitization transaction for the life of that transaction. The Servicer may not resign from its obligations and duties under the Servicing Agreement unless it determines that the duties thereunder are no longer permissible under applicable law. For more information regarding the circumstances under which NMAC may be replaced or removed or may resign as servicer of the Receivables, you should refer to “Description of the Transfer and Servicing Agreements — Servicer Resignation and Termination” in the accompanying Prospectus.

Repurchases and Replacements

The transaction documents for prior securitizations of retail installment sale contracts sponsored by NMAC contain covenants requiring the repurchase of an underlying receivable for the breach of a representation or warranty that materially and adversely affects the interests of the Noteholders and is not cured. In the past two years, no assets securitized by NMAC were the subject of a demand to repurchase or replace for breach of the representations and warranties. NMAC, as securitizer, discloses, in a report on Form ABS-15G, all fulfilled and unfulfilled repurchase requests for securitized receivables that were the subject of a demand to repurchase. Please refer to the Form ABS-15G filed by NMAC on February 5, 2013 for additional information. The CIK number of NMAC is 0001540639.

THE NOTES

General

The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the registration statement. A copy of the finalized Indenture, together with the other Basic Documents, will be filed with the SEC simultaneously with or prior to the filing of the final prospectus by post-effective amendment on Form 8-K.

The Notes will be issued as registered Notes in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof in book-entry form, provided that, any Retained Notes may be issued as Definitive Notes. The Notes issued in book-entry form initially will be registered in the name of Cede & Co., the nominee of DTC. No investor acquiring an interest in the Notes issued in book-entry form, as reflected on the books of the clearing agency, or a person maintaining an account with such clearing agency (a “Note Owner”) will be entitled to receive a certificate representing that owner’s Note, except as set forth below. Unless and until Notes (other than Retained Notes, if any) are issued in fully registered certificated form (the “Definitive Notes”) under the limited circumstances described in “The Notes — Definitive Notes” in the accompanying Prospectus, all references herein to distributions, notices, reports and statements to Noteholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Note Owners in accordance with DTC procedures. See “The Notes — Book-Entry Registration” and “— Definitive Notes” in the accompanying Prospectus. The Notes (other than the Retained Notes, in certain circumstances) will be issued in fully registered, certificated form to Noteholders or their respective nominees, rather than to the DTC or its nominee, only if:

1.	DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Notes and the Depositor, the Administrator or the Owner Trustee is unable to locate a qualified successor (and if it is the Administrator that has made that determination, the Administrator so notifies the Indenture Trustee in writing);

2.	the Depositor, the Administrator or the Indenture Trustee, as applicable, at its option and to the extent permitted by law, advises each other such party in writing that it elects to terminate the book-entry system through DTC; or

3.	after the occurrence of an Event of Default or a Servicer Default with respect to the Notes, holders representing at least a majority of the outstanding principal amount of the Notes, acting together as a single class, advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the Notes is no longer in the best interests of the holders of the Notes.

The following summary describes material terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of the summary. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made.

Payments of Interest

The Notes will constitute “Fixed Rate Notes,” as that term is defined under “The Notes — Fixed Rate Notes” in the accompanying Prospectus. Interest on the principal balances of all classes of the Notes will accrue at the respective per annum interest rates set forth in “Summary — Terms of the Notes — Per annum interest rates” in this Prospectus Supplement (each, an “Interest Rate”) and will be payable to the Noteholders monthly on the 15th day of each month (or, if that date is not a Business Day, on the next succeeding Business Day) (each a “Distribution Date”), commencing August 15, 2013. A “Business Day” is any day except a Saturday, Sunday or a day on which banks in the city and state where the corporate trust office of the Indenture Trustee is located, New York, New York, Franklin, Tennessee, Irving, Texas or Wilmington, Delaware are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

Interest on the outstanding principal amount of the Class A-1 Notes will accrue at the related Interest Rate from and including the most recent Distribution Date on which interest has been paid (or from and including the Closing Date with respect to the first Distribution Date) to but excluding the current Distribution Date (each, an “Interest Period” with respect to the Class A-1 Notes). Interest on the outstanding principal amount of each class of Fixed Rate Notes other than the Class A-1 Notes will accrue at the related Interest Rate from and including the 15th day of the preceding calendar month (or from and including the Closing Date with respect to the first Distribution Date) to but excluding the 15th day of the current calendar month (each, an “Interest Period” with respect to each such class of Notes). Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on each class of Fixed Rate Notes other than the Class A-1 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In the case of the first Distribution Date, the related Interest Period for the Class A-1 Notes shall be     days and for all other classes of Notes shall be     days.

Interest accrued but not paid on any Distribution Date will be due on the next Distribution Date, together with interest on that amount at the applicable Interest Rate (to the extent lawful). Interest payments on the Notes will generally be made from Available Amounts after certain Advances and the Total Servicing Fee have been paid, pro rata and with the same priority among each of the Classes of Notes. See “Subordination; Reserve Account; YSOC Amount — Reserve Account” and “Distributions on the Notes” in this Prospectus Supplement.

Interest payments to each class of Notes will have the same priority, including after an acceleration of the Notes following the occurrence of an Event of Default. Depending on the collections on the Receivables, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case the holders of the Notes (the “Noteholders”) will receive their ratable share (based upon the aggregate amount of interest due to that class of Notes) of the aggregate amount available to be distributed in respect of interest on the Notes.

Payments of Principal

Until the Notes have been paid in full, principal payments to Noteholders will be made on each Distribution Date in the amount and order of priority described under “Distributions on the Notes — Priority of Payments” in this Prospectus Supplement. Generally, on each Distribution Date, the amount payable to the holders of the Notes will be the Noteholders’ Principal Distributable Amount.

The actual Distribution Date on which the outstanding principal amount of any class of Notes is paid may be later or significantly earlier than its Final Scheduled Distribution Date based on a variety of factors, including the factors described under “Weighted Average Life of the Notes” in this Prospectus Supplement and in the accompanying Prospectus.

If the principal amount of a class of Notes has not been paid in full on or prior to its Final Scheduled Distribution Date, the Noteholders’ Principal Distributable Amount for that Distribution Date will, to the extent the remaining Available Amounts are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of Notes to zero on that Distribution Date. See “Distributions on the Notes — Priority of Payments” in this Prospectus Supplement.

Events of Default; Rights upon Event of Default

Following the occurrence of an Event of Default and an acceleration of the Notes (unless and until such acceleration has been rescinded), interest on and principal of the Notes will be made on each Distribution Date in the priority set forth under “— Events of Default; Rights upon Event of Default.”

Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the Indenture, the holders of a majority of the principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee.

No holder of a Note will have the right to institute any proceeding with respect to the Indenture unless that holder of a Note or Notes previously has given to the Indenture Trustee written notice of a continuing Event of Default, and:

1.	the Event of Default arises from the Servicer’s failure to remit payments when due; or

2.	(a) the holders of not less than 25% in principal amount of the outstanding Notes have requested, in writing, that the Indenture Trustee institute the proceeding in its own name as Indenture Trustee; (b) the holder or holders of Notes have offered the Indenture Trustee reasonable indemnity; (c) the Indenture Trustee has for 60 days failed to institute the proceeding; and (d) no direction inconsistent with that written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of the outstanding Notes.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not, prior to the date that is one year and one day after the termination of the Indenture, acquiesce, petition or otherwise invoke against the Issuing Entity any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law in connection with any obligations under the Notes, the Certificates or the Basic Documents.

Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in the Issuing Entity, nor any of their respective partners, owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the Notes or for the agreements of the Issuing Entity contained in the Indenture.

You should refer to “Description of the Indenture — Events of Default” and “— Remedies Upon an Event of Default” in the accompanying Prospectus for more information regarding Events of Default and rights following the occurrence of an Event of Default.

Notices

Noteholders will be notified in writing by the Indenture Trustee of any Event of Default, default by the Servicer under the Sale and Servicing Agreement (each, a “Servicer Default”) or termination of, or appointment of a successor to, the Servicer promptly upon a Trust Officer (as defined in the Transfer and Servicing Agreements) obtaining actual knowledge thereof.

If Notes are issued other than in book-entry form, those notices will be mailed to the addresses of Noteholders as they appear in the register maintained by the Indenture Trustee prior to mailing. Those notices will be deemed to have been given on the date of that mailing.

DISTRIBUTIONS ON THE NOTES

On or before the 10th calendar day of each month (or, if the 10th day is not a Business Day, the next succeeding Business Day) (each, a “Determination Date”), the Servicer will inform the Owner Trustee and the Indenture Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the Servicer and the Total Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Distribution Date, the Servicer will also determine the following:

1.	Available Amounts;

2.	Noteholders’ Principal Distributable Amount;

3.	Certificateholders’ Principal Distributable Amount, if any;

4.	based on the available funds and other amounts available for payment on the related Distribution Date as described below, the amount to be distributed to the Noteholders and Certificateholders; and

5.	all other distributions, deposits and withdrawals to be made on the related Distribution Date.

The Indenture Trustee will make payments to the Noteholders out of the amounts on deposit in the Collection Account. The “Collection Account” is established by the Servicer on behalf of the Indenture Trustee and the Owner Trustee in the name of the Indenture Trustee for the benefit of the Noteholders and Certificateholders. The amounts to be distributed to the Noteholders will be determined in the manner described below.

Calculation of Available Amounts

The amount of funds available for distribution on a Distribution Date will generally equal the sum of (i) Available Interest , and (ii) Available Principal (collectively, “Available Amounts”).

“Available Interest” for a Distribution Date will equal the sum of the following amounts received or allocated by the Servicer on or in respect of the Receivables during the related Collection Period:

1.	that portion of all collections on the Receivables allocable to interest;

2.	all proceeds of Liquidated Receivables, net of expenses incurred by the Servicer in accordance with its customary servicing procedures in connection with the liquidation, plus any amounts required by law to be remitted to the Obligor (“Net Liquidation Proceeds”) to the extent allocable to interest due on a Liquidated Receivable;

3.	all Advances made by the Servicer;

4.	all payments by the Depositor during that Collection Period for breaches of certain representations and warranties under the Sale and Servicing Agreement that materially and adversely affect the interests of the Noteholders and Certificateholders in any Receivable (“Warranty Purchase Payments”) to the extent allocable to interest;

5.	all payments by the Servicer during that Collection Period for breaches of certain of its obligations under the Sale and Servicing Agreement that materially and adversely affect any Receivable (“Administrative Purchase Payments”) to the extent allocable to interest;

6.	in the case of an Optional Purchase, the Optional Purchase Price allocable to interest; and

7.	the amount, if any, deposited into the Collection Account from the Reserve Account.

“Available Principal” for a Distribution Date will equal that portion of all collections on Receivables allocable to principal and the sum of the amounts described in clauses (2), (4), (5) and (6) above received or allocated by the Servicer in respect of the principal on or in respect of the Receivables to the extent allocable to principal during the related Collection Period.

Available Interest and Available Principal on any Distribution Date will exclude the following amounts to the extent they are payable to the Servicer as reimbursement for Advances:

1.	amounts received on a particular Receivable (other than a Defaulted Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of that Receivable;

2.	Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of that Receivable;

3.	recoveries from collections with respect to Advances that the Servicer has determined are unlikely to be repaid; and

4.	Warranty Purchase Payments.

A “Defaulted Receivable” will be (a) a Receivable (other than a Receivable as to which a Warranty Purchase Payment or an Administrative Purchase Payment has been made) that, by its terms, is delinquent 120 days or more, (b) with respect to a Receivable that is delinquent for less than 120 days, the Servicer has (i) determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely, or (ii) repossessed the related Financed Vehicle or, (c) a Receivable with respect to which the Servicer has received notification that the related Obligor is subject to a Chapter 13 bankruptcy proceeding.

A “Liquidated Receivable” will be a Defaulted Receivable for which the related Financed Vehicle has been liquidated by the Servicer.

Priority of Payments

On each Distribution Date, the Servicer will allocate amounts on deposit in the Collection Account (after payment of the Supplemental Servicing Fee to the extent not previously retained by the Servicer) with respect to the related Collection Period as described below and will instruct the Indenture Trustee to make the following payments and distributions in the following amounts and order of priority:

1.	to the Servicer, the amount of any payments in respect of Advances required to be reimbursed;

2.	to the Servicer, from any remaining Available Amounts, the Base Servicing Fee, including any unpaid Base Servicing Fees from one or more prior Collection Periods;

3.	on a pro rata basis (based on the amounts due to each class) to the Noteholders, the Noteholders’ Interest Distributable Amount, to be paid from any remaining Available Amounts;

4.	to the Class A-1 Noteholders, until the principal amount of the Class A-1 Notes is reduced to zero, an amount up to the Noteholders’ Principal Distributable Amount for such Distribution Date, to be paid from any remaining Available Amounts;

5.	after the principal amount of the Class A-1 Notes is reduced to zero, to the Class A-2 Noteholders, until the principal amount of the Class A-2 Notes is reduced to zero, then to the Class A-3 Noteholders, until the principal amount of the Class A-3 Notes is reduced to zero, and then to the Class A-4 Noteholders, until the principal amount of the Class A-4 Notes is reduced to zero, an amount up to the Noteholders’ Principal Distributable Amount for such Distribution Date to be paid from any remaining Available Amounts;

6.	to the Reserve Account, an amount, if any, necessary to cause the balance of funds therein to equal the Specified Reserve Account Balance, to be paid from any remaining Available Amounts, that amount being the “Excess Amount”;

7.	to the Indenture Trustee, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Indenture, as applicable, but only to the extent that such fees, expenses or indemnity payments have not been paid by the Administrator and have been outstanding for at least 60 days to be paid from any remaining Available Amounts;

8.	to the Owner Trustee, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Trust Agreement, as applicable, but only to the extent that such fees, expenses or indemnity payments have not been paid by the Administrator and have been outstanding for at least 60 days to be paid from any remaining Available Amounts;

9.	after all classes of Notes have been paid in full, to an account for distribution to the Certificateholders (the “Certificateholders”), any remaining Available Amounts until the Certificateholders’ Distributable Amount is reduced to zero; and

10.	to an account for distribution to the Certificateholders, any remaining Available Amounts.

Post-Acceleration Priority of Payments

Following the occurrence of an Event of Default that results in the acceleration of the Notes and unless and until such acceleration has been rescinded, on each Distribution Date, the Indenture Trustee shall make the following payments and distributions from the Collection Account (after payment of the Supplemental Servicing Fee to the extent not previously retained by the Servicer) in the following priority:

1.	pro rata, to the Indenture Trustee and the Owner Trustee, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Indenture and the Trust Agreement, respectively, but only to the extent that such fees, expenses or indemnity payments have not been paid by the Administrator and have been outstanding for at least 60 days, to be paid from Available Amounts;

2.	to the Servicer for reimbursement of all outstanding Advances;

3.	to the Servicer for amounts due in respect of the Base Servicing Fees (including any unpaid Base Servicing Fees from one or more prior Collection Periods), to be paid from any remaining Available Amounts;

4.	on a pro rata basis, (based on the amounts due to each class) to the Noteholders, the Noteholders’ Interest Distributable Amount, to be paid from any remaining Available Amounts;

5.	to the Class A-1 Noteholders, until the principal amount thereof is reduced to zero, such amounts to be paid from any remaining Available Amounts;

6.	to the Class A-2 Noteholders ,the Class A-3 Noteholders and the Class A-4 Noteholders, on a pro rata basis, until the principal amount of such related classes of Notes is reduced to zero, such amounts to be paid from any remaining Available Amounts;

7.	after all classes of Notes have been paid in full, to an account for distribution to the Certificateholders, until the balance of such Certificates is reduced to zero, to be paid from any remaining Available Amounts; and

8.	to an account for distribution to the Certificateholders, any remaining Available Amounts.

Upon the sale of the Issuing Entity’s estate under the circumstances described in the accompanying Prospectus under “Description of the Indenture — Remedies Upon an Event of Default” following an Event of Default, the proceeds of such sale, together with available monies on deposit in the Reserve Account, will be paid in the priority of payments and distributions described above in this section.

If, after the occurrence of an Event of Default and an acceleration of the Notes, such acceleration has been rescinded, the Issuing Entity will continue to pay interest and principal on the Notes on each Distribution Date in the manner set forth under “Distributions on the Notes — Priority of Payments” in this Prospectus Supplement.

Notwithstanding the foregoing, if amounts actually allocated to pay the Advances, Base Servicing Fee and interest on and principal of the Notes on any Distribution Date are less than the specified reserve account balance, funds will be withdrawn from the Reserve Account up to the amount on deposit in the Reserve Account to make such payment.

For the purposes of this Prospectus Supplement, the following terms will have the following meanings:

The “Adjusted Pool Balance” will mean, at any time, an amount equal to the Pool Balance minus the YSOC Amount.

The “Certificateholders’ Distributable Amount” will mean, with respect to any Distribution Date, an amount equal to zero until the outstanding principal amount of each class of Notes has been reduced to zero, and thereafter, an amount equal to the Principal Distribution Amount (as reduced by the Noteholders’ Principal Distributable Amount, if any, for such Distribution Date) for such Distribution Date.

The “Noteholders’ Distributable Amount” will mean, with respect to any Distribution Date, the sum of the Noteholders’ Interest Distributable Amount for the Notes plus the Noteholders’ Principal Distributable Amount for that Distribution Date for the Notes.

The “Noteholders’ Interest Carryover Shortfall” will mean, with respect to any Distribution Date and a class of Notes, the excess, if any, of the sum of the Noteholders’ Monthly Interest Distributable Amount for that class for the preceding Distribution Date plus any outstanding Noteholders’ Interest Carryover Shortfall for that class on that preceding Distribution Date, over the amount in respect of interest that is actually paid on the Notes of that class on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the Noteholders’ Interest Carryover Shortfall at the related Interest Rate for the related Interest Period.

The “Noteholders’ Interest Distributable Amount” will mean, with respect to any Distribution Date and a class of Notes, the sum of the Noteholders’ Monthly Interest Distributable Amount for all classes of Notes and the Noteholders’ Interest Carryover Shortfall for such class.

The “Noteholders’ Monthly Interest Distributable Amount” will mean, with respect to any Distribution Date and a class of Notes, interest accrued for the related Interest Period at the related Interest Rate for that class on the outstanding principal amount of that class on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of that class on or prior to that Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of that class).

The “Noteholders’ Principal Carryover Shortfall” means, with respect to any Distribution Date, the excess, if any, of the Noteholders’ Principal Distributable Amount for the preceding Distribution Date over the amount in respect of principal that is actually paid as principal on the Notes on such previous Distribution Date. The Noteholders’ Principal Carryover Shortfall is not used to determine the amount of principal due on the Notes on any Distribution Date, but is used solely for reporting purposes.

The “Noteholders’ Principal Distributable Amount” will mean, with respect to any Distribution Date, an amount equal to the Principal Distribution Amount for such Distribution Date until the outstanding principal amount of each class of Notes has been reduced to zero, and for any Distribution Date thereafter, an amount equal to zero.

The “Principal Distribution Amount” will mean, with respect to any Distribution Date, an amount equal to the excess, if any, of the sum of (a) the aggregate outstanding principal balance of the Notes, and (b) the aggregate balance of the Certificates as of the preceding Distribution Date, or as of the Closing Date, in the case of the first Distribution Date, over the Adjusted Pool Balance as of the end of the related Collection Period; provided, however, that the Principal Distribution Amount on the Final Scheduled Distribution Date for any class of Notes shall not be less than the amount necessary to reduce the outstanding principal amount of such class to zero.

“Rating Agency Condition” means, with respect to any event or action and each Rating Agency, either (a) written confirmation by such Rating Agency (which may be in the form of a letter, a press release or other publication or a change in such Rating Agency’s published rating criteria to this effect) that the occurrence of such event or action will not cause it to downgrade, qualify or withdraw its rating assigned to the Notes, or (b) that such Rating Agency shall have been given notice of such event or action at least ten days prior to such event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event will cause it to downgrade, qualify or withdraw its rating assigned to the Notes. Notwithstanding the foregoing, no Rating Agency has any duty to review any notice given with respect to any event or action, and it is understood that such Rating Agency may not actually review notices received by it prior to or after the expiration of the 10 day period described in (b) above. Further, each Rating Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the Notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event or action had been previously satisfied pursuant to clause (a) or clause (b) above.

The “Required Rate” means, with respect to any Distribution Date, 4.25%.

“YSOC Amount” means (other than with respect to the initial YSOC Amount, which was calculated based on the statistical pool), with respect to any Collection Period and the related Distribution Date, the aggregate amount by which the principal balance as of the last day of such Collection Period of each Receivable (other than a Receivable that is a non-collectible or Defaulted Receivable or a Receivable that has been purchased by the Servicer or repurchased by the Depositor due to certain breaches), exceeds the present value of each scheduled payment of each such Receivable assuming the discount rate of such Receivable is the greater of the Required Rate or the Receivable’s contract rate and that such scheduled payments (assumed to be equal monthly payments that amortize the principal balance of the Receivable to zero, using its contract rate, over the remaining term of the contract) are made on the last day of each month and each month has 30 days.

SUBORDINATION; RESERVE ACCOUNT; YSOC AMOUNT

Subordination

The rights of the Noteholders to receive payments with respect to the Receivables will be subordinated to the rights of the Servicer to receive the Total Servicing Fee, any additional servicing compensation described under “Description of the Transfer and Servicing Agreements — Compensation for Servicer and Administrator” in this Prospectus Supplement and the reimbursement of outstanding Advances. Payments on the Certificates will be subordinated to payments on the Notes.

Reserve Account

The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive, to the extent described in this Prospectus Supplement, current distributions on the Receivables and by the establishment and maintenance of a segregated trust account containing money and other property deposited therein pursuant to the Sale and Servicing Agreement (the “Reserve Account”). The Reserve Account will be a segregated account in the name of the Indenture Trustee for the benefit of the Noteholders. The Reserve Account will be created on the Closing Date and the Issuing Entity will cause to be deposited an amount equal to at least $2,604,166.67 therein, representing approximately 0.25% of the initial outstanding principal balance of all of the Notes and the Certificates (the “Reserve Account Initial Deposit”). The Reserve Account will thereafter be funded by the deposit therein of all Excess Amounts, if any, for each Distribution Date to the extent necessary to restore or bring the amounts on deposit in the Reserve Account to equal the Specified Reserve Account Balance.

On each Distribution Date, to the extent that amounts in the Collection Account or Available Amounts, as the case may be, are insufficient to fully fund the payments and distributions described in clauses (1) through (5) under “Distributions on the Notes — Priority of Payments” in this Prospectus Supplement, the Indenture Trustee will withdraw amounts then on deposit in the Reserve Account, up to the amount of any such deficiency, and deposit such amounts into the Collection Account for application pursuant to such clauses. Notwithstanding the foregoing, on each Distribution Date, to the extent that amounts deposited in the Collection Account during the related Collection Period are insufficient (a) to fully reimburse the Servicer for Advances made by it that are required to be reimbursed to the Servicer under the Sale and Servicing Agreement or (b) to pay to the Servicer the Base Servicing Fee owed to the Servicer under the Sale and Servicing Agreement, amounts then on deposit in the Reserve Account will be applied to reimburse or pay, as applicable, the Servicer in full before any amounts therein are applied to the payment on the Notes.

Amounts held from time to time in the Reserve Account will continue to be held for the benefit of holders of the Notes and may be invested in one or more Eligible Investments by the Indenture Trustee, as directed in writing by the Servicer. Income on such Eligible Investments (net of losses and expenses) will be paid to the Servicer on each Distribution Date. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits to and withdrawals from the Reserve Account on that Distribution Date) is greater than the Specified Reserve Account Balance for that Distribution Date, the Indenture Trustee will release such excess amount to the Certificateholders. Upon any such distribution, the Issuing Entity, Owner Trustee, Indenture Trustee, Noteholders and Certificateholders will have no further rights in, or claims to, such amounts.

For any Distribution Date, the “Specified Reserve Account Balance” will be 0.25% of the Adjusted Pool Balance as of the Cut-off Date.

“Eligible Investments” will be limited to highly rated obligations or obligations backed by the full faith and credit of the U.S. government, certificates of deposit fully insured by the Federal Deposit Insurance Corporation, and instruments or securities that meet the criteria of each hired rating agency from time to time as being consistent with its then-current ratings of the Notes that mature no later than the Business Day prior to the date on which such funds are required to be available for application pursuant to the Basic Documents.

The Depositor will not be required to refund any amounts properly distributed or paid to it, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Noteholders.

The Reserve Account and the subordination of the Certificates are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. However, the Reserve Account could be depleted. If the amount required to be deposited into or required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders could incur losses or suffer a temporary shortfall in the amounts distributed to the Noteholders.

YSOC Amount

The YSOC Amount (other than the initial YSOC Amount, which was calculated based on the statistical pool), with respect to any Collection Period and the related Distribution Date, is the aggregate amount by which the principal balance as of the last day of such Collection Period of each Receivable (other than a Defaulted Receivable or a Receivable purchased by the Servicer or repurchased by the Depositor due to certain breaches), exceeds the present value of each scheduled payment of each such Receivable assuming the discount rate of such Receivable is the greater of 4.25% or the Receivable’s contract rate and that such scheduled payments are made on the last day of each month and each month has 30 days. On the Closing Date, the YSOC Amount will be $27,184,684.88, which will be approximately 2.54% of the Pool Balance as of the Cut-off Date. At any time, the Adjusted Pool Balance shall equal the Pool Balance minus the YSOC Amount.

THE CERTIFICATES

General

The Certificates will be issued under the Trust Agreement to the Depositor in definitive form. Payments on the Certificates will be subordinated to payments on the Notes. The Certificates will not bear interest.

Principal

Payments will be made to the Certificateholder on each Distribution Date in the priority and in the amount set forth under “Distributions on the Notes — Priority of Payments” in this Prospectus Supplement. No payments will be made to the Certificateholders, as beneficial owners of the Issuing Entity, on any Distribution Date until all principal and interest on the Notes that is due and payable on that Distribution Date has been paid in full. However, no distributions to the Certificateholders will reduce the Certificate balance until the Notes have been paid in full. See “The Notes — Payments of Principal” and “Distributions on the Notes — Priority of Payments” in this Prospectus Supplement.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The Transfer and Servicing Agreements

The description of the terms of the Indenture, the Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement dated as of the Closing Date (the “Administration Agreement”) by and among the Issuing Entity, the Indenture Trustee, the Owner Trustee and NMAC, as administrator (the “Administrator”), and the Trust Agreement (collectively, the “Transfer and Servicing Agreements”) in this Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement. Copies of the final signed Transfer and Servicing Agreements will be filed with the SEC following the issuance of the Notes. Any description of the Transfer and Servicing Agreements in this Prospectus Supplement supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the accompanying Prospectus, to which description reference is hereby made.

Sale and Assignment of Receivables

Information with respect to the conveyance of the Receivables from the Depositor to the Issuing Entity on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables” in the accompanying Prospectus.

Accounts

The Collection Account and the Reserve Account (each, an “Account”) generally will be maintained with the Indenture Trustee or the Owner Trustee so long as (i) the Indenture Trustee’s or the Owner Trustee’s certificate of deposit rating is at least “Prime-1” or its equivalent from each of the Rating Agencies, the Indenture Trustee’s or the Owner Trustee’s long-term senior unsecured debt obligations have a rating of at least Aa2 or its equivalent by each of the Rating Agencies, or the Indenture Trustee or the Owner Trustee have ratings that otherwise satisfy the Rating Agency Condition (the “Required Deposit Rating”) and the Indenture Trustee’s or the Owner Trustee’s deposits are insured by the FDIC or (ii) each Account is maintained in a segregated trust account in the trust department of the Indenture Trustee or the Owner Trustee, as the case may be.

If the short-term unsecured debt obligations of the Indenture Trustee or the Owner Trustee, as the case may be, do not have the Required Deposit Rating or if the Servicer notifies the Indenture Trustee and the Owner Trustee that an account should be moved, then the Servicer shall, with the assistance of the Indenture Trustee or the Owner Trustee as may be necessary, cause each Account to be moved to (1) segregated trust accounts in a bank selected by the Servicer whose short-term unsecured debt obligations have the Required Deposit Rating or (2) the trust department of the Indenture Trustee or the Owner Trustee.

See “Description of the Transfer and Servicing Agreements — Accounts” in the accompanying Prospectus.

Collections

The Servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period into the Collection Account not later than the second Business Day after identification. However, so long as NMAC is the Servicer, and no Servicer Default or Event of Default has occurred and is continuing, the Servicer may retain such amounts until the Business Day prior to the related Distribution Date if any of the following conditions is met:

1.	NMAC’s short-term unsecured debt obligations are rated at least “Prime-1” by Moody’s and “F1” by Fitch;

2.	NMAC maintains a letter of credit or other form of enhancement acceptable to each Rating Agency to support NMAC’s obligation to deposit collections into the Collection Account; or

3.	NMAC otherwise satisfies each Rating Agency’s requirements.

See “Description of the Transfer and Servicing Agreements — Collections” in the accompanying Prospectus.

The Servicer or the Depositor, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Issuing Entity to the Collection Account on the Business Day immediately preceding the related Distribution Date. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in certain circumstances described in the Sale and Servicing Agreement, pending deposit into the Collection Account, collections may be used by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. The Servicer, at its own risk and for its own benefit, may instruct the Indenture Trustee to invest amounts held in the Collection Account in Eligible Investments from the time deposited until the related Distribution Date. If permitted by the Rating Agencies, monies on deposit in the Collection Account may be invested in Eligible Investments that mature later than the Business Day immediately preceding the next Distribution Date in accordance with the Sale and Servicing Agreement. See “Description of the Transfer and Servicing Agreements — Collections” in the accompanying Prospectus. On each Distribution Date, all net income or other gain from the investment of funds on deposit in the Collection Account and the Reserve Account in respect of the related Collection Period will be distributed to the Servicer.

Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied to such Receivable in accordance with the Servicer’s customary servicing practices. See “Description of the Transfer and Servicing Agreements — Collections” in the accompanying Prospectus.

Statements to Trustees and Issuing Entity

On or prior to each Determination Date, the Servicer will provide to the Indenture Trustee and the Owner Trustee a statement setting forth with respect to the Notes substantially the same information that is required to be provided in the periodic reports provided to Noteholders described under “— Statements to Noteholders” below.

Statements to Noteholders

On or prior to each Determination Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the Noteholders on the Distribution Date that will include (to the extent applicable) the following information regarding the Notes with respect to that Distribution Date:

1.	the amount of the payment allocable to the principal amount of the Notes;

2.	the amount of the payment allocable to interest on the Notes;

3.	the Pool Balance as of the close of business on the last day of the related Collection Period;

4.	the amount of the Base Servicing Fee paid to the Servicer with respect to the related Collection Period, the amount of any unpaid Base Servicing Fees and the change in that amount from that of the prior Distribution Date and the amount of any additional servicing compensation paid to the Servicer with respect to the related Collection Period;

5.	the Noteholders’ Interest Carryover Shortfall and the Noteholders’ Principal Carryover Shortfall, if any, for the Notes, and the change in those amounts from the preceding statement;

6.	the aggregate outstanding principal amount, the Note Factor and the Note Pool Factor for the Notes, after giving effect to all payments reported under clause (1) above on that date;

7.	the amount of Advances made in respect of the Receivables and the related Collection Period and the amount of unreimbursed Advances on that Distribution Date;

8.	the balance of the Reserve Account after giving effect to changes thereto on that date and the amount of those changes;

9.	the amount of defaults and losses on the Receivables for the related Collection Period;

10.	the number of delinquencies on the Receivables as a percentage of the number of Receivables;

11.	any material change in practices with respect to charge-offs, collection and management of delinquent Receivables, and the effect of any grace period, re-aging, re-structure, partial payments or other practices on delinquency and loss experience;

12.	any material modifications, extensions or waivers to Receivables terms, fees, penalties or payments during the Collection Period;

13.	any material breaches of representations, warranties or covenants contained in the Receivables;

14.	any new issuance of notes or other securities backed by the Receivables;

15.	any material change in the underwriting, origination or acquisition of Receivables;

16.	the YSOC Amount; and

17.	the Adjusted Pool Balance as of the close of business on the last day of the related Collection Period.

Each amount set forth in subclauses (1), (2), (6) and (7) above will be expressed in the aggregate and as a dollar amount per $1,000 of the original principal amount of each class of Notes.

Copies of the statements may be obtained by the Noteholders by delivering a request in writing addressed to the Indenture Trustee at its address set forth in this Prospectus Supplement.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Issuing Entity, the Indenture Trustee will mail to each person who at any time during that calendar year has been a Noteholder and received any payment, a statement containing information for the purposes of that Noteholder’s preparation of federal and state income tax returns. See “Material Federal Income Tax Consequences” in the accompanying Prospectus.

Advances

On or before the Business Day prior to each Distribution Date, the Servicer will be obligated to make a payment into the Collection Account for each Receivable (other than an Administrative Receivable or a Warranty Receivable (both as defined in the Prospectus) or a Liquidated Receivable) of an amount equal to the excess of the product of the principal balance of the Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on the Receivable, or from payments of the Administrative Purchase Payment or the Warranty Purchase Payment, as the case may be, during the Collection Period (an “Advance”). In addition, if a Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest on that Receivable (but not including interest for the current Collection Period) will, up to the amount of outstanding Advances in respect thereof, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of the outstanding Advances. The Servicer will not be required to make any Advances (other than the Advance of an interest shortfall arising from a prepaid Receivable) to the extent that it does not expect to recoup the Advance from subsequent collections or recoveries with respect to the related Receivable. No advances of principal will be made with respect to the Receivables. See “Description of the Transfer and Servicing Agreements — Advances” in the accompanying Prospectus.

Compensation for Servicer and Administrator

As Servicer, NMAC will be entitled to compensation for the performance of its servicing obligations with respect to the Receivables under the Sale and Servicing Agreement. NMAC will also perform the administrative obligations required to be performed by the Issuing Entity or the Owner Trustee under the Indenture and the Trust Agreement. As compensation for the performance of its obligations as Administrator under the Administration Agreement and as reimbursement for its expenses related thereto, NMAC will be entitled to a monthly payment of compensation in an amount to be agreed to between the Administrator and the Servicer, which will be solely an obligation of the Servicer.

The Base Servicing Fee for the calendar month immediately preceding any Distribution Date (a “Collection Period”) will be one-twelfth of 1.00% (the “Servicing Rate”) of the Pool Balance as of the last day of the preceding Collection Period or, in the case of the first Distribution Date, the aggregate principal balance of the Receivables on the Cut-off Date (the “Base Servicing Fee”). The Base Servicing Fee, together with any unpaid Base Servicing Fee for any previous Collection Period, will be paid on each Distribution Date solely to the extent of Available Amounts (and, if necessary, amounts available in the Reserve Account). The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that Collection Period (the “Supplemental Servicing Fee”). The Servicer will also be entitled to receive any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the Collection Account and the Reserve Account. See “Description of the Transfer and Servicing Agreements — Collections” in this Prospectus Supplement and “Description of the Transfer and Servicing Agreements — Servicing Compensation” in the accompanying Prospectus. The Servicer will be paid the Base Servicing Fee and the Supplemental Servicing Fee (collectively, the “Total Servicing Fee”) for each Collection Period on the following Distribution Date related to that Collection Period. However, so long as the Rating Agency Condition is satisfied, the Base Servicing Fee in respect of a Collection Period (together with any portion of the Base Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of that Collection Period out of collections of interest on the Receivables for the Collection Period. The Base Servicing Fee will be paid from Available Amounts (and, if necessary, amounts available in the Reserve Account) prior to the payment of the Noteholders’ Distributable Amount or Certificateholders’ Principal Distributable Amount.

Net Deposits

As an administrative convenience and as long as specified conditions are satisfied, NMAC (as Servicer or in any other capacity) will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the Depositor or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer or any of its affiliates with respect to that Collection Period. The Servicer, however, will account for the foregoing deposits and payments (except for the Supplemental Servicing Fee, to the extent that the Servicer is entitled to retain such amounts) as if all of the foregoing deposits and payments were made individually. See “Description of the Transfer and Servicing Agreements — Net Deposits” in the accompanying Prospectus.

Optional Purchase

The outstanding Notes will be paid in full on any Distribution Date on which the Servicer or any successor to the Servicer exercises its option to purchase the Receivables by depositing in the Collection Account an amount equal to the Optional Purchase Price net of payments to be made to the Servicer or any of its affiliates. The Servicer or any successor to the Servicer may purchase the Receivables on any Distribution Date when the Pool Balance shall have declined to 5% or less of the outstanding principal balance of the Receivables as of the Cut-off Date (an “Optional Purchase”), as described in the accompanying Prospectus under “Description of the Transfer and Servicing Agreements — Termination.” The “Optional Purchase Price” for the outstanding Notes will be equal to an amount equal to the greater of (a) the aggregate Administrative Purchase Payments for the Receivables (including Receivables that became Defaulted Receivables in the Collection Period preceding the Distribution Date on which the Optional Purchase occurs) and (b) the sum of (i) the aggregate outstanding principal balance of the Notes and (ii) the Noteholders’ Interest Distributable Amount for all Classes of Notes for that Distribution Date.

Modifications of Receivables

Pursuant to the Sale and Servicing Agreement, if a default or other event permitting acceleration by the terms of the Receivables has occurred or, in the judgment of the Servicer, is imminent, the Servicer may modify or extend any Receivable in accordance with its customary servicing practices. The Servicer may also reduce an Obligor’s monthly payment amount in the event of a prepayment resulting from refunds of credit life and disability insurance premiums and service contracts and make similar adjustments in an Obligor’s payment terms to the extent required by law. At the end of the scheduled term of a Receivable, the Servicer may permit such Obligor to pay the remaining principal amount in more than one payment of principal and interest, provided that the last payment shall be due on or prior to the last day of the Collection Period preceding the Final Scheduled Distribution Date for the Class A-4 Notes. See “The Receivables — Extensions” in the accompanying Prospectus.

Removal or Replacement of Servicer

The Indenture Trustee or Noteholders evidencing a majority of the voting interests of Notes may terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement upon:

1.	any failure by the Servicer (or the Depositor, so long as NMAC is the Servicer) to deliver to the Owner Trustee or the Indenture Trustee, as applicable, for deposit in any account any required payment or to direct the Owner Trustee or the Indenture Trustee, as applicable, to make any required distributions from that account, and that failure continues unremedied for five Business Days after (a) receipt by the Servicer (or the Depositor, so long as NMAC is the Servicer) of written notice of the failure from the Owner Trustee or the Indenture Trustee, as applicable, (b) receipt by the Servicer (or the Depositor, so long as NMAC is the Servicer) and the Owner Trustee or the Indenture Trustee, as applicable, of written notice of the failure from the holders of Notes evidencing not less than a majority in principal amount of the outstanding Notes, acting together as the single class, or (c) discovery of that failure by any officer of the Servicer; provided, however, that a failure under this clause (1) that continues unremedied for a period of ten Business Days or less will not constitute a Servicer Default if such failure was caused by a force majeure or other similar occurrence;

2.	any failure by the Servicer (or the Depositor, as long as NMAC is the Servicer) to duly observe or perform in any material respect any other covenants or agreements of the Servicer (or the Depositor, as long as NMAC is the Servicer) set forth in the Sale and Servicing Agreement, and that failure materially and adversely affects the rights of the Noteholders or Certificateholders, and that failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the Servicer (or the Depositor, so long as NMAC is the Servicer) by the Owner Trustee or the Indenture Trustee, or (b) the Servicer (or the Depositor, so long as NMAC is the Servicer) and the Owner Trustee or the Indenture Trustee, as applicable, by the holders of Notes evidencing not less than a majority in principal amount of those outstanding Notes or holders of Certificates evidencing not less than a majority of the balance attributable to the Certificates, each acting together as a single class; provided, however, that a failure under this clause (2) that continues unremedied for a period of 150 days or less will not constitute a Servicer Default if such failure was caused by a force majeure or other similar occurrence; or

3.	the occurrence of an insolvency event with respect to the Servicer.

Under those circumstances, authority and power shall, without further action, pass to and be vested in the Indenture Trustee or a successor Servicer appointed under the Sale and Servicing Agreement. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting a transfer of servicing. Upon receipt of notice of the occurrence of a Servicer Default or the termination or resignation of the Servicer, the Administrator will give notice thereof to the Rating Agencies. Upon payment in full of interest on and principal of the Notes, the Certificateholders will succeed to the rights of the Noteholders with respect to removal of the Servicer. All reasonable costs and expenses incurred in connection with transferring the servicing of the Receivables to a successor servicer will be paid by the predecessor servicer.

Notwithstanding the foregoing, if the predecessor servicer is the Indenture Trustee, NMAC will reimburse the Indenture Trustee for all reasonable costs and expense incurred in connection with transferring the servicing of the Receivables to a successor servicer.

Upon the termination or resignation of the Servicer, the Servicer, subject to that termination or removal, will continue to perform its functions as Servicer, in the case of (a) termination, only until the date specified in the termination notice or, if no such date is specified therein, the date of the Servicer’s receipt of such notice, and (b) resignation, until the earlier of (1) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of the resignation notice, and (2) the date upon which the predecessor Servicer becomes unable to act as Servicer, as specified in the resignation notice.

Upon the appointment of a successor servicer, the successor servicer will assume all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. Any compensation payable to a successor servicer may not be in excess of that permitted for the predecessor servicer. The predecessor servicer will have the right to be reimbursed for any outstanding Advances made by it with respect to the related Receivables to the extent funds are available therefore in respect of the Advances made.

Termination of the Sale and Servicing Agreement

The respective obligations of the Depositor, the Servicer, NMAC (so long as NMAC has rights or obligations thereunder), the Owner Trustee and the Indenture Trustee, as the case may be, pursuant to the Sale and Servicing Agreement will terminate upon the earliest of (a) the maturity or other liquidation of the last Receivable and the final disposition of all amounts received upon liquidation of any remaining Receivables, and (b) the election by the Servicer to purchase the corpus of the Issuing Entity as described in “Description of the Transfer and Servicing Agreements — Optional Purchase” in this Prospectus Supplement and the payment or distribution to Noteholders and Certificateholders of all amounts required to be paid to them under the Indenture or the Trust Agreement, as the case may be.

Duties of the Owner Trustee and the Indenture Trustee

The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Certificates (other than the authentication of the Certificates), the Notes or of any Receivables or related documents and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account. The Owner Trustee will not independently verify the Receivables. The Owner Trustee is required to perform only those duties specifically required of it under the Trust Agreement. In addition to making distributions to the Certificateholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform on their face to the requirements of the Trust Agreement.

The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights.

The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Certificates, the Notes (other than authentication of the Notes) or of any Receivables or related documents, and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account. The Indenture Trustee will not independently verify the Receivables. The Indenture Trustee is required to perform only those duties specifically required of it under the Indenture. In addition to making distributions to the Noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform on their face to the requirements of the Indenture.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation thereto at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the Indenture Trustee in connection with the exercise of those rights. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture unless that Noteholder previously has given to the Indenture Trustee written notice of the Event of Default and (1) the Event of Default arises from the Servicer’s failure to remit payments when due, or (2) the holders of the Notes evidencing not less than 25% of the voting interests of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute that proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute that proceeding.

The Owner Trustee and the Indenture Trustee

As a matter of Delaware law, the Issuing Entity will be viewed as a separate legal entity, distinct from the Owner Trustee, and the Issuing Entity will be viewed as the issuer of the Certificates. The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Certificates in their own names or as pledgees.

For the purpose of meeting the legal requirements of some jurisdictions, the Administrator and the Owner Trustee acting jointly (or in some instances, the Owner Trustee acting alone) or the Indenture Trustee, will have the power to appoint co-trustees or separate trustees of all or any part of the Issuing Entity. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement or the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee or the Indenture Trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the Owner Trustee or the Indenture Trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee.

The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor thereto. Noteholders representing at least a majority of the outstanding principal amount of the Notes may remove the Indenture Trustee at any time and appoint a successor Indenture Trustee by so notifying the Indenture Trustee in writing. The Administrator may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In those circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or the Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by the successor.

The Trust Agreement and the Indenture, as applicable, will provide that the Administrator will pay the fees of the Owner Trustee and the Indenture Trustee in connection with their duties under the Trust Agreement and Indenture, respectively. The Trust Agreement and the Indenture, as applicable, will further provide that the Owner Trustee and the Indenture Trustee will be entitled to indemnification by the Administrator for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Owner Trustee or the Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence. The Sale and Servicing Agreement will provide that the Depositor will indemnify the Owner Trustee and the Indenture Trustee for specified taxes that may be asserted in connection with the transaction. The Sale and Servicing Agreement will also provide that any indemnity payments required under the Sale and Servicing Agreement shall not constitute a claim (as defined in the United States Bankruptcy Code, 11 U.S.C. § 101 et seq.) against the Depositor or recourse to the Depositor except to the extent funds are available to the Depositor as described in the Sale and Servicing Agreement.

FEES AND EXPENSES

Set forth below is a list of all fees and expenses payable on each Distribution Date out of Available Amounts and amounts on deposit in the Reserve Account for the related Collection Period.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution
Base Servicing Fee	One-twelfth of 1.00% of the principal balance of the Receivables as of the last day of the preceding Collection Period, or in the case of the first Distribution Date, at the Cut-off Date	Servicer	Payable prior to payment of interest on and principal of the Notes

Indenture Trustee and Owner Trustee Expenses	So long as no Event of Default has occurred and is continuing, to the extent unpaid for at least 60 days (as required by the Indenture and Trust Agreement, as applicable), any amounts due to the Indenture Trustee and Owner Trustee for accrued and unpaid fees, expenses and indemnity payments.	Indenture Trustee and Owner Trustee	Payable after payments of interest on and principal of the Notes and after any required deposits in the Reserve Account.

	If an Event of Default has occurred and is continuing, resulting in an acceleration of the Notes which has not been rescinded, to the extent unpaid for at least 60 days (as required by the Indenture and Trust Agreement, as applicable), any amounts due to the Indenture Trustee and the Owner Trustee for accrued and unpaid fees, expenses and indemnity payments.	Indenture Trustee and Owner Trustee	Payable prior to payments of interest on and principal of the Notes.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

On the closing date, Mayer Brown LLP, tax counsel to the Issuing Entity, is of the opinion that for federal income tax purposes, the Notes (other than Retained Notes, if any, in certain circumstances) will be characterized as debt and the Issuing Entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. At closing the Issuing Entity will be disregarded as separate from the Depositor for U.S. federal income tax purposes but may be treated as a partnership should the Depositor transfer any of the Certificates to another party (that is not treated as the same person as the Depositor for U.S. federal income tax purposes) or should any of the Notes be characterized by the IRS as equity of the Issuing Entity. The Noteholders will be deemed to agree, by their purchase of the Notes, to treat the Notes as debt for federal income tax purposes.

The Depositor has been advised by the Underwriters that they propose initially to offer to the public the Notes purchased by the Underwriters, at the applicable prices set forth on the cover page of this Prospectus Supplement. If all of the Notes purchased by the Underwriters are not sold at the initial offering price, the Underwriters may change the offering price and other selling terms.

Assuming the Underwriters do not change the prices of Notes as set forth in the immediately preceding paragraph, it is anticipated that no class of Notes offered hereunder will be issued with more than a de minimis amount (i.e., 1/4% of the principal amount of a class of Notes multiplied by its weighted average life to maturity) of original issue discount (“OID”). If a class of Notes offered hereunder is in fact issued at a greater than de minimis discount or is treated as having been issued with OID under the Treasury regulations, the following general rules will apply.

The excess of the “stated redemption price at maturity” of a class of Notes offered hereunder (generally equal to its principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over its original issue price (in this case, the initial offering price at which a substantial amount of the class of Notes are sold to the public) will constitute OID. A Noteholder must include OID in income over the term of the Notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.

In the case of a debt instrument (such as a Note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the tax code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering), and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the Notes. It is unclear whether those provisions would be applicable to the Notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the Notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the Noteholders regarding OID, if any, will be based on the assumption that the motor vehicle loans will prepay at a rate based on the assumption used in pricing the Notes offered hereunder. However, no representation will be made regarding the prepayment rate of the motor vehicle loans. See “Maturity and Prepayment Considerations” in this prospectus supplement. Accordingly, Noteholders are advised to consult their own tax advisors regarding the impact of any prepayments of the motor vehicle loans (and the OID rules) if the Notes offered hereunder are issued with OID.

In the case of a Note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the Note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the Note. Such income generally is capital gain. Special OID rules would apply to Notes issued with an original issue date to maturity of one year or less. See “Material Federal Income Tax Consequence — Tax Consequences to Owners of the Notes — Short Term Debt” in the accompanying Prospectus.

If the Notes are not issued with OID but a holder purchases a Note at a discount greater than the de minimis amount set forth above, such discount will be market discount. Generally, a portion of each principal payment will be treated as ordinary income to the extent of the accrued market discount not previously recognized as income. Gain on sale of such Note is treated as ordinary income to the extent of the accrued but not previously recognized market discount. Market discount generally accrues ratably, absent an election to base accrual on a constant yield to maturity basis.

Noteholders should consult their tax advisors with regard to OID and market discount matters concerning their notes.

See the discussion under “Material Federal Income Tax Consequences — Tax Consequences to Owners of the Notes” in the accompanying Prospectus.

ERISA CONSIDERATIONS

Subject to the important considerations described below and under “ERISA Considerations” in the accompanying Prospectus, the Notes (other than the Retained Notes, if any) are eligible for purchase by pension, profit-sharing or other employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), individual retirement accounts, certain Keogh plans and other plans subject to Section 4975 of the Code, entities deemed to hold “plan assets” of any of the foregoing under the Plan Assets Regulation (as defined in “ERISA Considerations” in the accompanying Prospectus), or an employee benefit plan or an entity, the assets of which constitute the assets of such a plan, subject to law that is similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code (“Similar Law”) (each, a “Benefit Plan”). A fiduciary of a Benefit Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA or other applicable law and does not result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or Similar Law.

Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, the Issuing Entity believes that, at the time of their issuance, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation (as defined in “ERISA Considerations” in the accompanying Prospectus). This assumption that the Notes constitute debt for local law purposes and this determination that the Notes should be treated as indebtedness without substantial equity features are based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Issuing Entity incurs losses. This risk of recharacterization is enhanced for Notes that are subordinated to other classes of securities.

However, without regard to whether the Notes are treated as an equity interest for purposes of the Plan Assets Regulation, the acquisition, holding or disposition of Notes by, for, on behalf of or with the assets of a Benefit Plan could be considered to give rise to a non-exempt prohibited transaction if the Issuing Entity, the Servicer, the Sponsor, the Administrator, the Owner Trustee, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan, is the sponsor of such Benefit Plan or is a fiduciary acting for, on behalf of or with the assets of the Benefit Plan in connection with the acquisition, holding or disposition of the Notes. Certain exemptions from the prohibited transaction rules could be applicable to the purchase, holding or disposition of Notes by a Benefit Plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire, hold or dispose of such Notes or the type of party in interest involved in the transaction. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by certain “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, as amended, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, there is a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Benefit Plan and a person or entity that is a party in interest to such Benefit Plan solely by reason of providing services to the Benefit Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan involved in the transaction), provided that there is adequate consideration for the transaction.

A purchaser of Notes should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions may not cover all acts that might be construed as prohibited transactions. For example, to the extent the Issuing Entity, the Servicer, the Sponsor, the Administrator, the Owner Trustee, the Depositor, the Indenture Trustee or any of their respective affiliates has investment discretion to invest the assets of a Benefit Plan in the Notes, gives investment advice with respect to the Benefit Plan’s investment in the Notes or is an employer maintaining or contributing to the Benefit Plan, the above exemptions likely would not cover the Benefit Plan’s investment in the Notes and, as a result, the investment in the Notes might give rise to a non-exempt prohibited transaction. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes, and prospective purchasers that are Benefit Plans should consult with their advisors regarding the applicability of any such exemption. By acquiring or holding a Note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (a) it is not, and is not acquiring or holding the Note (or any interest therein) for, on behalf of or with the assets of a Benefit Plan; or (b) the acquisition, holding and disposition of the Note does not and will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any Similar Law. Benefit Plans may not acquire the Notes at any time that the ratings on the Notes are below “investment grade.”

A Benefit Plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the Issuing Entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending, or to the knowledge of the Sponsor, threatened, against the Sponsor, Depositor, the Indenture Trustee, the Owner Trustee, the Issuing Entity, the Servicer or the originator, or of which any property of the foregoing is the subject, that are material to noteholders.

CERTAIN RELATIONSHIPS

The Depositor is a wholly-owned subsidiary of NMAC. In addition to the agreements described in the accompanying Prospectus and this Prospectus Supplement, NMAC may from time to time enter into agreements in the ordinary course of business or that are on arms’ length terms with its parent Nissan North America, Inc. The Owner Trustee and the Indenture Trustee are entities that NMAC or its affiliates may have other banking relationships with directly or with their affiliates in the ordinary course of their businesses. In some instances the Owner Trustee and the Indenture Trustee may be acting in similar capacities for asset-backed transactions of NMAC for similar or other asset types. Citigroup Global Markets Inc., one of the Underwriters, is an affiliate of Citibank, N.A., the Indenture Trustee.

RATINGS OF THE NOTES

NMAC, as Sponsor (the “Sponsor”), expects that the Notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the Sponsor to assign ratings on the Notes (each such nationally recognized statistical rating organization then rating the Notes, a “Rating Agency”). The ratings of the Notes will address the likelihood of the payment of principal and interest on the Notes according to their terms. Although the Rating Agencies are not contractually obligated to do so, we believe that each Rating Agency will monitor the ratings using its normal surveillance procedures. Any Rating Agency may change or withdraw an assigned rating at any time. In addition, a rating agency not hired by the Sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Rating Agencies. Any rating action taken by one Rating Agency may not necessarily be taken by the other Rating Agency. No transaction party will be responsible for monitoring any changes to the ratings on the Notes. See “Risk Factors — A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes” in this prospectus supplement.

LEGAL OPINIONS

Certain legal matters relating to the Notes and federal income tax and other matters will be passed upon for the Issuing Entity, the Depositor and the Servicer by the general counsel of the Servicer, Mayer Brown LLP and Richards, Layton & Finger, P.A. In addition, certain matters relating to the issuance of the Notes will be passed upon for the Underwriters by Orrick, Herrington & Sutcliffe LLP.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement (the “Underwriting Agreement”), the Depositor has agreed to sell to each of the Underwriters named below (collectively, the “Underwriters”), and each of the Underwriters has severally agreed to purchase, the principal amount of Notes, if and when issued, set forth opposite its name below:

Underwriters	Principal Amount of Class A-1 Notes		Principal Amount of Class A-2 Notes		Principal Amount of Class A-3 Notes		Principal Amount of Class A-4 Notes
J.P. Morgan Securities LLC	$		$		$		$
Citigroup Global Markets Inc.	$		$		$		$
SG Americas Securities, LLC	$		$		$		$
	$		$		$		$
	$		$		$		$
	$		$		$		$
	$		$		$		$

Total		$244,000,000		$328,000,000		$328,000,000		$100,000,000

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Notes listed in the table above if any of the Notes are purchased. This obligation of the Underwriters is subject to specified conditions precedent set forth in the Underwriting Agreement. The Depositor has been advised by the Underwriters that they propose initially to offer to the public the Notes purchased by the Underwriters, at the applicable prices set forth on the cover of this Prospectus Supplement, and to specified dealers at that price less the initial concession not in excess of     % of the principal amount of the Notes per Class A-1 Note,     % per Class A-2 Note,     % per Class A-3 Note and     % per Class A-4 Note. The Underwriters may allow, and those dealers may reallow, a concession not in excess of     % per Class A-1 Note,     % per Class A-2 Note,     % per Class A-3 Note and     % per Class A-4 Note to some other dealers. If all of the Notes are not sold at the initial offering price, or at any time after the initial public offering of the Notes, the public offering price, those concessions and selling terms may be changed.

Any Retained Notes will not be sold to the Underwriters under the Underwriting Agreement. Subject to certain conditions, Retained Notes may be subsequently sold from time to time to purchasers directly by the Depositor or through underwriters, broker — dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker — dealers, the Depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The Depositor and NMAC have agreed to jointly and severally indemnify the Underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect thereof. However, in the opinion of the SEC, certain indemnification provisions for liability arising under the federal securities laws are contrary to public policy and therefore unenforceable. In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with Nissan Motor Co., Ltd. and its affiliates.

The Notes are new issues of securities with no established trading markets. The Depositor has been advised by the Underwriters that they intend to make a market in the Notes of each class, in each case as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Notes of any class, and that market-making may be discontinued at any time without notice at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes of any class.

The Issuing Entity may, from time to time, invest funds in the Accounts in Eligible Investments acquired from the Underwriters.

NMAC or its affiliates may apply all or any portion of the net proceeds of the sale of the Receivables to the Depositor to the repayment of debt, including “warehouse” debt secured by Receivables and/or to repurchase Receivables sold into a receivables purchase facility. One or more of the Underwriters (or (a) their respective affiliates or (b) entities for which their respective affiliates act as administrator and/or provide liquidity lines) may have acted as a “warehouse” lender or purchaser to NMAC or its affiliates, and may receive a portion of such proceeds as repayment of such “warehouse” debt or as repurchase proceeds. Citigroup Global Markets Inc., one of the Underwriters, is an affiliate of Citibank, N.A., the Indenture Trustee.

The Underwriters have advised the Depositor that in connection with the offering to the public of the Notes purchased by the Underwriters, the Underwriters may engage in overallotment transactions, stabilizing transactions or syndicate covering transactions in accordance with Regulation M under the 1934 Act. Overallotment involves sales in excess of the offering size, which creates a short position for the Underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Overallotment, stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. Neither the Depositor nor the Underwriters make any representation or prediction as to the direction or magnitude of any of that effect on the prices for the Notes. Neither the Depositor nor the Underwriters represent that the Underwriters will engage in any such transactions. If the Underwriters engage in such transactions, they may discontinue them at any time. Rule 15c6-1 under the 1934 Act generally requires trades in the secondary market to settle in three Business Days, unless the parties to such trade expressly agree otherwise. Because delivery of the Notes to purchasers hereunder will settle more than three Business Days after the date hereof, purchasers hereunder who wish to trade notes in the secondary market on the date hereof will be required to specify an alternative settlement cycle with their secondary purchasers to prevent a failed settlement of the secondary purchase. Purchasers hereunder who wish to make such secondary trades on the date hereof should consult their own advisors.

Offering Restrictions

The Underwriters may act through one or more of their affiliates when selling the Notes purchased by the Underwriters outside the United States. However, each Underwriter will represent that (a) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (b) it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), each Underwriter has represented and agreed with the Depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State other than to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; provided that no such offer of notes shall require the Issuing Entity or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication to persons in any form and by any means, presenting sufficient information on the terms of the offer and the Notes to be offered, so as to enable an investor to decide to purchase or subscribe to the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

In connection with any sales of Notes and Certificates outside of the United States, the Underwriters may act through one or more of their affiliates.

LEGAL INVESTMENT

Money Market Investment

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. It is the responsibility solely of the fund and its advisor to satisfy those requirements.

Capital Requirements Directive

The member states of the European Economic Area (as defined below) have implemented or are in the process of implementing Article 122a of the Banking Consolidation Directive, which forms part of the Capital Requirements Directive (“CRD”) 2006/48/EC (as amended by Directive 2009/111/EC) (together with implementing measures in each European Economic Area member state, “Article 122a”). Article 122a, among other things, places certain restrictions on the ability of a European Economic Area-regulated credit institution and its affiliates to invest in asset-backed securities. Article 122a allows such credit institutions and their affiliates to invest in asset-backed securities only if the sponsor, originator or original lender has disclosed to investors that it will retain, on an ongoing basis, a specified minimum net economic interest in the securitization transaction. Prior to investing in an asset-backed security, and while it holds that investment, the credit institution or its affiliate must also be able to demonstrate that, among other things, it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of Article 122a.

None of NMAC, the Depositor or any of their respective affiliates is obligated to retain a material net economic interest in the securitization described in this prospectus supplement and the accompanying prospectus or to provide any additional information that may be required to enable a credit institution or an affiliate thereof to satisfy the due diligence and monitoring requirements of Article 122a.

Failure of a European Economic Area-regulated credit institution or an affiliate thereof (or any other European Economic Area-regulated investor that may become subject to Article 122a) to comply with one or more requirements for an investment in a securitization set forth in Article 122a in any material respect may result in the imposition of a penalty regulatory capital charge on the securities acquired by that credit institution. In addition, Article 122a and any other changes to the regulation or regulatory treatment of asset-backed securities (including corresponding rules for investors other than credit institutions) may negatively impact the regulatory position of affected investors and have an adverse impact on the value and liquidity of asset-backed securities such as the notes. Noteholders should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a or other applicable regulations and the suitability of the notes for investment.

INDEX OF TERMS

1934 Act	S-25
ABS	S-40
ABS Assumptions	S-40
ABS Table	S-40
Account	S-57
adjusted	S-10
Adjusted Pool Balance	S-53
Administration Agreement	S-56
Administrative Purchase Payments	S-51
Administrator	S-56
Advance	S-59
APR	S-28
Article 122a	S-70
Asset-Backed Securitization	S-46
Available Amounts	S-50
Available Interest	S-50
Available Principal	S-51
Base Servicing Fee	S-59
Basic Documents	S-24
Benefit Plan	S-66
Business Day	S-48
Cede	iv, S-45
Certificateholders	S-52
Certificateholders’ Distributable Amount	S-53
Certificates	S-24
CFPB	S-21
Clearstream Banking Luxembourg	A-1
Collection Account	S-50
Collection Period	S-59
covered financial companies	S-20
covered subsidiaries	S-20
CRD	S-70
Cut-off Date	S-25
Dealer Recourse	S-24
Dealers	S-24
Defaulted Receivable	S-51
Definitive Notes	S-47
Depositor	S-24
Determination Date	S-50
Distribution Date	S-48
Dodd-Frank Act	S-20
DTC	iv, S-45
DTC Participants	A-1
Eligible Investments	S-55
ERISA	S-66
Euroclear	A-1
European Economic Area	S-69
Event of Default	S-37
Excess Amount	S-52
Final Scheduled Distribution Date	S-38
Financed Vehicles	S-28
Fixed Rate Notes	S-48
FSMA	S-69
Global Securities	A-1

hired rating agencies	S-15
Indenture Trustee	S-26
Interest Period	S-48
Interest Rate	S-48
Investment Company Act	S-70
Issuing Entity	S-24
Liquidated Receivable	S-51
Net Liquidation Proceeds	S-51
NMAC	iv, S-24
Non-U.S. Person	A-4
Non-Zero Weighted Average Credit Score	S-30
Note Factor	S-45
Note Owner	S-47
Noteholders	S-48
Noteholders’ Distributable Amount	S-53
Noteholders’ Interest Carryover Shortfall	S-53
Noteholders’ Interest Distributable Amount	S-53
Noteholders’ Monthly Interest
Distributable Amount	S-54
Noteholders’ Principal Carryover Shortfall	S-54
Noteholders’ Principal Distributable Amount	S-54
Notes	S-24
Obligors	S-27
OID	S-65
Optional Purchase	S-60
Optional Purchase Price	S-60
Owner Trustee	S-24
Pool Balance	S-45
Pool Factor	S-45
Principal Distribution Amount	S-54
Prospectus Directive	S-69
Purchase Agreement	S-45
Rating Agency	S-67
Rating Agency Condition	S-54
Receivables	S-27
Relevant Implementation Date	S-69
Relevant Member State	S-69
Required Deposit Rating	S-57
Required Rate	S-54
Reserve Account	S-55
Reserve Account Initial Deposit	S-55
Retained Notes	S-24
Sale and Servicing Agreement	S-24
SEC	iv, S-25
Servicer	S-24
Servicer Default	S-50
Servicing Rate	S-59
Similar Law	S-66
specified reserve account balance	S-12
Specified Reserve Account Balance	S-55
Sponsor	S-67
statistical cut-off date	S-8
Supplemental Servicing Fee	S-60
TIA	S-27

Total Servicing Fee	S-60
Transfer and Servicing Agreements	S-56
Trust Agreement	S-24
UCC	S-29

Warranty Purchase Payments	S-51
YSOC Amount	S-54
YSOC Amount Schedule	S-41

APPENDIX A

GLOBAL CLEARANCE, SETTLEMENT AND

TAX DOCUMENTATION PROCEDURES

Except in specified circumstances, the globally offered Notes (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through DTC, Clearstream Banking société anonyme (“Clearstream Banking Luxembourg”) or Euroclear Systems (“Euroclear”). The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Banking Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

Secondary cross-market trading between Clearstream Banking Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream Banking Luxembourg and Euroclear (in that capacity) and the participating members of DTC (“DTC Participants”).

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Banking Luxembourg and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold those positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Banking Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues in same-day funds.

Trading between Clearstream Banking Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Banking Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream Banking Luxembourg or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Banking Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Banking Luxembourg or Euroclear through a Clearstream Banking Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Banking Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Banking Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Banking Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Banking Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Banking Luxembourg or Euroclear has extended a line of credit to them, Clearstream Banking Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Banking Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Banking Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Banking Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Banking Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Banking Luxembourg or Euroclear through a Clearstream Banking Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Banking Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Banking Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Banking Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Banking Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Banking Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

1.	borrowing through Clearstream Banking Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Banking Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

2.	borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Banking Luxembourg or Euroclear account in order to settle the sale side of the trade; or

3.	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Banking Luxembourg Participant or Euroclear Participant.

Material U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream Banking Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined in the accompanying Prospectus), unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate depending on the treaty terms by filing Form W-8BEN (claiming treaty benefits). Form W-8BEN may be filed by the beneficial owners or their agents.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect. A Form W-8ECI and a Form W-8BEN on which a U.S. taxpayer identification is not provided generally remain in effect for three calendar years, absent a change in circumstances causing any information on the form to be incorrect.

The term “Non-U.S. Person” means any person who is not a U.S. Person (as defined in the accompanying Prospectus).

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

You should rely only on the information contained in or incorporated by reference into this Prospectus Supplement or the accompanying Prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this Prospectus Supplement or the accompanying Prospectus as of any date other than the date stated on the cover page. We are not offering the Notes in any jurisdiction where it is not permitted.

APPENDIX B

STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS SECURITIZATIONS

Characteristics of the Receivables

The retail installment sale contracts in each of NMAC’s securitized portfolios consisted of retail installment sale contracts originated by a Dealer in such Dealer’s ordinary course of business and assigned to NMAC on or prior to the applicable cut-off date, in accordance with the underwriting procedures described under “The Receivables — Underwriting Procedure” in the accompanying Prospectus. As of the relevant cut-off date or statistical cut-off date (as applicable), the retail installment sale contracts in the securitized portfolios consisted of the following characteristics:

Nissan Auto Receivables Owner Trust 2008-A (“NAROT 2008-A”)

Composition of the Receivables

Closing Date	January 24, 2008
Cut-off Date	December 31, 2007
Number of Receivables	61,210
Aggregate Principal Balance	$1,145,026,660.87
Average Principal Balance	$18,706.53
Range of Principal Balances	$2,000.79 to $49,914.35
Average Original Amount Financed	$21,946.17
Range of Original Amounts Financed	$4,254.41 to $59,351.23
Weighted Average APR	4.835%
Range of APRs	0.00% to 14.04%
Approximate Weighted Average Original Payments to Maturity	59	payments
Range of Original Payments to Maturity	12 to 72	payments
Approximate Weighted Average Remaining Payments to Maturity	51	payments
Range of Remaining Payments to Maturity	3 to 71	payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	91.56%	(New)
	7.66%	(Near-New)
	0.78%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	96.61%	(Nissan)
	3.39%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Cut-off Date Principal Balance (%)
California	12.95%
Texas	11.94%
Florida	6.86%
New York	6.64%

Credit Scores

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Cut-off Date Principal Balance (%)
Empirical Score(3)	0	0	0	0	0.00%	0.00%
FICO Score(4)	620	900	764	61,210	100.00%	100.00%

Total			764	61,210	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)
0.00% to 0.49%	353	0.58%	$5,448,412.35	0.48%
0.50% to 0.99%	6,815	11.13	101,863,621.93	8.90
1.00% to 1.99%	1,547	2.53	34,933,146.15	3.05
2.00% to 2.99%	12,797	20.91	266,453,089.17	23.27
3.00% to 3.99%	4,319	7.06	94,890,853.86	8.29
4.00% to 4.99%	8,138	13.30	147,486,099.18	12.88
5.00% to 5.99%	3,102	5.07	60,654,084.26	5.30
6.00% to 6.99%	9,447	15.43	163,607,991.55	14.29
7.00% to 7.99%	7,228	11.81	135,747,734.48	11.86
8.00% to 8.99%	4,094	6.69	75,985,755.39	6.64
9.00% to 9.99%	2,300	3.76	41,882,296.48	3.66
10.00% to 10.99%	647	1.06	9,920,387.31	0.87
11.00% to 11.99%	280	0.46	4,179,145.51	0.36
12.00% to 12.99%	126	0.21	1,767,900.53	0.15
13.00% to 13.99%	15	0.02	177,837.89	0.02
14.00% to 14.99%	2	0.00 (5)	28,304.83	0.00 (5)

Totals(1)	61,210	100.00%	$1,145,026,660.87	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(2)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivable — Underwriting Procedures” in the accompanying Prospectus.
(4)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(5)	Less than 0.005% but greater than 0.000%.

Nissan Auto Receivables Owner Trust 2008-B (“NAROT 2008-B”)

Composition of the Receivables

Closing Date	June 19, 2008
Cut-off Date	May 31, 2008
Number of Receivables	63,833
Aggregate Principal Balance	$1,250,478,522.92
Average Principal Balance	$19,589.84
Range of Principal Balances	$2,000.17 to $49,531.52
Average Original Amount Financed	$22,929.80
Range of Original Amounts Financed	$3,575.59 to $59,991.74
Weighted Average APR	4.709%
Range of APRs	0.00% to 14.54%
Approximate Weighted Average Original Payments to Maturity	60	payments
Range of Original Payments to Maturity	12 to 72	payments
Approximate Weighted Average Remaining Payments to Maturity	53	payments
Range of Remaining Payments to Maturity	2 to 71	payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	94.12%	(New)
	4.92%	(Near-New)
	0.96%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	91.11%	(Nissan)
	8.89%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Cut-off Date Principal Balance (%)
California	14.07%
Texas	13.57%
Florida	6.90%

Credit Scores

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Cut-off Date Principal Balance (%)
Empirical Score(3)	0	0	0	0	0.00%	0.00%
FICO Score(4)	620	900	755	63,833	100.00%	100.00%

Total			755	63,833	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)
0.00% to 0.49%	148	0.23%	$2,505,086.80	0.20%
0.50% to 0.99%	2,169	3.40	30,292,165.93	2.42
1.00% to 1.99%	4,864	7.62	100,850,017.57	8.06
2.00% to 2.99%	17,637	27.63	366,710,002.43	29.33
3.00% to 3.99%	7,479	11.72	159,387,769.71	12.75
4.00% to 4.99%	7,107	11.13	126,528,612.97	10.12
5.00% to 5.99%	4,384	6.87	78,710,814.12	6.29
6.00% to 6.99%	8,299	13.00	154,596,252.74	12.36
7.00% to 7.99%	6,039	9.46	120,805,837.84	9.66
8.00% to 8.99%	3,384	5.30	68,080,063.42	5.44
9.00% to 9.99%	1,593	2.50	30,883,662.02	2.47
10.00% to 10.99%	351	0.55	5,295,159.28	0.42
11.00% to 11.99%	216	0.34	3,428,224.84	0.27
12.00% to 12.99%	147	0.23	2,102,447.41	0.17
13.00% to 13.99%	13	0.02	239,927.44	0.02
14.00% to 14.99%	3	0.00 (5)	62,478.40	0.00 (5)

Totals(1)	63,833	100.00%	$1,250,478,522.92	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(2)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivable — Underwriting Procedures” in the accompanying Prospectus.
(4)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(5)	Less than 0.005% but greater than 0.000%.

Nissan Auto Receivables Owner Trust 2008-C (“NAROT 2008-C”)

Composition of the Receivables

Closing Date	December 11, 2008
Cut-off Date	November 30, 2008
Number of Receivables	33,174
Aggregate Principal Balance	$628,278,863.10
Average Principal Balance	$18,938.89
Range of Principal Balances	$2,007.98 to $62,653.33
Average Original Amount Financed	$23,320.91
Range of Original Amounts Financed	$5,220.58 to $69,738.55
Weighted Average APR	4.777%
Range of APRs	0.00% to 13.79%
Approximate Weighted Average Original Payments to Maturity	62	payments
Range of Original Payments to Maturity	12 to 72	payments
Approximate Weighted Average Remaining Payments to Maturity	51	payments
Range of Remaining Payments to Maturity	3 to 64	payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	95.09%	(New)
	4.05%	(Near-New)
	0.86%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	82.64%	(Nissan)
	17.36%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Cut-off Date Principal Balance (%)
California	14.28%
Texas	14.16%
Florida	6.40%

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Cut-off Date Principal Balance (%)
Empirical Score(3)	0	0	0	0	0.00%	0.00%
FICO Score(4)	620	900	756	33,174	100.00%	100.00%

Total			756	33,174	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)
0.00% to 0.49%	60	0.18%	$1,356,741.32	0.22%
0.50% to 0.99%	758	2.28	16,792,854.24	2.67
1.00% to 1.99%	2,722	8.21	52,397,195.16	8.34
2.00% to 2.99%	5,192	15.65	103,288,823.38	16.44
3.00% to 3.99%	8,400	25.32	168,859,034.62	26.88
4.00% to 4.99%	3,417	10.30	70,269,277.66	11.18
5.00% to 5.99%	2,799	8.44	43,492,087.84	6.92
6.00% to 6.99%	3,028	9.13	49,631,646.97	7.90
7.00% to 7.99%	3,497	10.54	61,300,828.77	9.76
8.00% to 8.99%	2,014	6.07	36,894,514.87	5.87
9.00% to 9.99%	1,053	3.17	20,376,090.41	3.24
10.00% to 10.99%	71	0.21	1,147,205.43	0.18
11.00% to 11.99%	92	0.28	1,414,798.05	0.23
12.00% to 12.99%	67	0.20	981,830.26	0.16
13.00% to 13.99%	4	0.01	75,934.12	0.01

Totals(1)	33,174	100.00%	$628,278,863.10	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(2)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivable — Underwriting Procedures” in the accompanying Prospectus.
(4)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables Owner Trust 2009-1 (“NAROT 2009-1”)

Composition of the Receivables

Closing Date	February 27, 2009
Cut-off Date	January 31, 2009
Number of Receivables	69,192
Aggregate Principal Balance	$1,144,764,886.26
Average Principal Balance	$16,544.76
Range of Principal Balances	$2,000.94 to $68,537.68
Average Original Amount Financed	$23,769.36
Range of Original Amounts Financed	$4,500.00 to $69,265.50
Weighted Average APR	4.735%
Range of APRs	0.00% to 15.64%
Approximate Weighted Average Original Payments to Maturity	60	payments
Range of Original Payments to Maturity	12 to 72	payments
Approximate Weighted Average Remaining Payments to Maturity	44	payments
Range of Remaining Payments to Maturity	3 to 61	payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	83.77%	(New)
	15.88%	(Near-New)
	0.34%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	72.30%	(Nissan)
	27.70%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Cut-off Date Principal Balance (%)
California	16.54%
Florida	8.51%
New York	6.89%
Illinois	5.60%
New Jersey	5.50%
Georgia	5.32%
Tennessee	5.07%

Credit Scores

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Cut-off Date Principal Balance (%)
Empirical Score(3)	0	0	0	0	0.00%	0.00%
FICO Score(4)	620	900	769	69,192	100.00%	100.00%

Total			769	69,192	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)
0.00% to 0.49%	2,424	3.50%	$51,085,631.40	4.46%
0.50% to 0.99%	2,089	3.02	61,109,725.06	5.34
1.00% to 1.99%	6,899	9.97	124,255,481.87	10.85
2.00% to 2.99%	12,626	18.25	236,215,306.55	20.63
3.00% to 3.99%	4,907	7.09	103,455,792.65	9.04
4.00% to 4.99%	6,840	9.89	100,507,585.22	8.78
5.00% to 5.99%	5,587	8.07	64,576,623.73	5.64
6.00% to 6.99%	9,299	13.44	122,265,468.71	10.68
7.00% to 7.99%	8,525	12.32	125,159,198.76	10.93
8.00% to 8.99%	5,643	8.16	86,025,278.54	7.51
9.00% to 9.99%	2,812	4.06	45,942,591.42	4.01
10.00% to 10.99%	941	1.36	14,971,203.45	1.31
11.00% to 11.99%	257	0.37	3,994,425.56	0.35
12.00% to 12.99%	193	0.28	3,019,279.10	0.26
13.00% to 13.99%	95	0.14	1,476,795.20	0.13
14.00% to 14.99%	43	0.06	528,984.36	0.05
15.00% to 15.99%	12	0.02	175,514.68	0.02

Totals(1)	69,192	100.00%	$1,144,764,886.26	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(2)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivable — Underwriting Procedures” in the accompanying Prospectus.
(4)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables Owner Trust 2009-A (“NAROT 2009-A”)

Composition of the Receivables

Closing Date	March 25, 2009
Cut-off Date	February 28, 2009
Number of Receivables	79,187
Aggregate Principal Balance	$1,543,885,698.40
Average Principal Balance	$19,496.71
Range of Principal Balances	$2,000.71 to $67,472.50
Average Original Amount Financed	$24,148.80
Range of Original Amounts Financed	$3,434.31 to $69,827.76
Weighted Average APR	4.504%
Range of APRs	0.00% to 18.29%
Approximate Weighted Average Original Payments to Maturity	61	payments
Range of Original Payments to Maturity	12 to 72	payments
Approximate Weighted Average Remaining Payments to Maturity	53	payments
Range of Remaining Payments to Maturity	3 to 71	payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	91.18%	(New)
	8.09%	(Near-New)
	0.74%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	78.89%	(Nissan)
	21.11%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Cut-off Date Principal Balance (%)
California	16.71%
Florida	7.72%
New York	6.35%
Illinois	5.86%

Credit Scores

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Cut-off Date Principal Balance (%)
Empirical Score(3)	0	0	0	0	0.00%	0.00%
FICO Score(4)	549	900	745	79,187	100.00%	100.00%

Total			745	79,187	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)
0.00% to 0.49%	4,771	6.02%	$114,244,957.47	7.40%
0.50% to 0.99%	4,388	5.54	124,451,581.68	8.06
1.00% to 1.99%	7,251	9.16	98,699,911.50	6.39
2.00% to 2.99%	12,331	15.57	218,778,652.39	14.17
3.00% to 3.99%	17,020	21.49	322,193,716.98	20.87
4.00% to 4.99%	5,686	7.18	110,734,173.48	7.17
5.00% to 5.99%	5,752	7.26	106,251,301.62	6.88
6.00% to 6.99%	7,365	9.30	149,598,503.05	9.69
7.00% to 7.99%	5,817	7.35	123,053,679.94	7.97
8.00% to 8.99%	4,185	5.28	88,906,401.57	5.76
9.00% to 9.99%	1,742	2.20	35,264,615.44	2.28
10.00% to 10.99%	1,081	1.37	20,900,785.09	1.35
11.00% to 11.99%	499	0.63	8,269,451.56	0.54
12.00% to 12.99%	498	0.63	8,545,363.89	0.55
13.00% to 13.99%	380	0.48	6,903,968.85	0.45
14.00% to 14.99%	167	0.21	2,874,544.99	0.19
15.00% to 15.99%	145	0.18	2,454,417.30	0.16
16.00% to 16.99%	84	0.11	1,368,627.09	0.09
17.00% to 17.99%	22	0.03	352,436.52	0.02
18.00% to 18.99%	3	0.00 (5)	38,607.99	0.00 (5)

Totals(1)	79,187	100.00%	$1,543,885,698.40	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(2)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivable — Underwriting Procedures” in the accompanying Prospectus.
(4)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(5)	Less than 0.005% but greater than 0.000%.

Nissan Auto Receivables Owner Trust 2010-A (“NAROT 2010-A”)

Composition of the Receivables as of the Statistical Cut-off Date

Closing Date	September 22, 2010
Statistical Cut-off Date	July 31, 2010
Cut-off Date	August 31, 2010
Number of Receivables	85,638
Aggregate Principal Balance	$1,433,452,771.77
Average Principal Balance	$16,738.51
Range of Principal Balances	$2,000.06 to $83,900.84
Average Original Amount Financed	$22,309.20
Range of Original Amounts Financed	$6,018.82 to $99,939.44
Weighted Average APR	4.800%
Range of APRs	0.00% to 18.29%
Approximate Weighted Average Original Payments to Maturity	62	payments
Range of Original Payments to Maturity	18 to 72	payments
Approximate Weighted Average Remaining Payments to Maturity	48	payments
Range of Remaining Payments to Maturity	3 to 66	payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	88.81%	(New)
	9.25%	(Near-New)
	1.94%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	95.98%	(Nissan)
	4.02%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
Texas	16.38%
California	12.85%
Florida	6.72%
New York	6.27%
Illinois	5.23%

Credit Scores

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
Empirical Score(3)	0	0	0	0	0.00%	0.00%
FICO Score(4)	603	900	742	85,638	100.00%	100.00%

Total			742	85,638	100.00%	100.00%

Distribution by APR of Receivables as of the Statistical Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
0.00% to 0.49%	5,482	6.40%	$104,979,451.87	7.32%
0.50% to 0.99%	1,851	2.16	34,459,465.87	2.40
1.00% to 1.99%	8,611	10.06	158,052,340.22	11.03
2.00% to 2.99%	15,897	18.56	296,667,368.84	20.70
3.00% to 3.99%	6,382	7.45	112,179,145.93	7.83
4.00% to 4.99%	7,793	9.10	112,912,252.81	7.88
5.00% to 5.99%	8,710	10.17	126,255,475.95	8.81
6.00% to 6.99%	10,524	12.29	160,610,896.73	11.20
7.00% to 7.99%	8,436	9.85	137,092,773.12	9.56
8.00% to 8.99%	5,189	6.06	88,844,789.40	6.20
9.00% to 9.99%	2,797	3.27	43,972,743.22	3.07
10.00% to 10.99%	1,377	1.61	20,260,034.34	1.41
11.00% to 11.99%	844	0.99	12,789,342.13	0.89
12.00% to 12.99%	714	0.83	10,447,032.73	0.73
13.00% to 13.99%	540	0.63	7,461,646.10	0.52
14.00% to 14.99%	354	0.41	4,906,592.86	0.34
15.00% to 15.99%	118	0.14	1,352,473.38	0.09
16.00% to 16.99%	18	0.02	197,872.34	0.01
18.00% to 18.99%	1	0.00 (5)	11,073.93	0.00 (5)

Totals(1)	85,638	100.00%	$1,433,452,771.77	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(2)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the statistical cut-off date.
(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivable — Underwriting Procedures” in the accompanying Prospectus.
(4)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(5)	Less than 0.005% but greater than 0.000%.

Nissan Auto Receivables Owner Trust 2011- A (“NAROT 2011-A”)

Composition of the Receivables as of the Statistical Cut-off Date

Closing Date	April 25, 2011
Statistical Cut-off Date	February 28, 2011
Cut-off Date	March 31, 2011
Number of Receivables	67,193
Aggregate Principal Balance	$1,449,178,064.72
Average Principal Balance	$21,567.40
Range of Principal Balances	$2,003.38 to $63,265.42
Average Original Amount Financed	$23,854.84
Range of Original Amounts Financed	$5,043.80 to $64,953.28
Weighted Average APR	2.747%
Range of APRs	0.00% to 18.49%
Approximate Weighted Average Original Payments to Maturity	62	payments
Range of Original Payments to Maturity	12 to 72	payments
Approximate Weighted Average Remaining Payments to Maturity	56	payments
Range of Remaining Payments to Maturity	2 to 72	payments
Percentage by Principal Balance of Receivables of New, Near- New and Used Vehicles(1)	84.61%	(New)
	13.80%	(Near-New)
	1.59%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	93.87%	(Nissan)
	6.13%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
Texas	14.88%
California	13.57%
New York	6.29%
Florida	6.18%

Credit Scores

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
Empirical Score(3)	0	0	0	0	0.00%	0.00%
FICO Score(4)	593	886	760	67,193	100.00%	100.00%

Total			760	67,193	100.00%	100.00%

Distribution by APR of Receivables as of the Statistical Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
0.00% to 0.49%	15,189	22.61%	$338,536,188.16	23.36%
0.50% to 0.99%	12,251	18.23	253,573,065.05	17.50
1.00% to 1.99%	8,127	12.10	197,675,251.49	13.64
2.00% to 2.99%	6,598	9.82	161,613,196.45	11.15
3.00% to 3.99%	4,847	7.21	86,198,146.30	5.95
4.00% to 4.99%	5,431	8.08	110,815,090.90	7.65
5.00% to 5.99%	4,887	7.27	102,628,452.92	7.08
6.00% to 6.99%	4,999	7.44	108,160,257.28	7.46
7.00% to 7.99%	2,531	3.77	49,522,181.12	3.42
8.00% to 8.99%	943	1.40	17,711,654.57	1.22
9.00% to 9.99%	563	0.84	9,385,151.63	0.65
10.00% to 10.99%	278	0.41	5,410,001.13	0.37
11.00% to 11.99%	155	0.23	2,745,699.69	0.19
12.00% to 12.99%	113	0.17	1,516,399.48	0.10
13.00% to 13.99%	90	0.13	1,241,132.42	0.09
14.00% to 14.99%	97	0.14	1,243,291.01	0.09
15.00% to 15.99%	84	0.13	1,077,893.49	0.07
16.00% to 16.99%	9	0.01	114,695.84	0.01
18.00% to 18.99%	1	0.00 (5)	10,315.79	0.00 (5)

Totals(1)	67,193	100.00%	$1,449,178,064.72	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(2)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the statistical cut-off date.
(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivable — Underwriting Procedures” in the accompanying Prospectus.
(4)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(5)	Less than 0.005% but greater than 0.000%.

Nissan Auto Receivables Owner Trust 2011- B (“NAROT 2011-B”)

Composition of the Receivables as of the Statistical Cut-off Date

Closing Date	November 17, 2011
Statistical Cut-off Date	September 30, 2011
Cut-off Date	October 31, 2011
Number of Receivables	80,306
Aggregate Principal Balance	$1,537,458,417.65
Average Principal Balance	$19,145.00
Range of Principal Balances	$2,002.06 to $60,863.86
Average Original Amount Financed	$23,723.90
Range of Original Amounts Financed	$4,655.80 to $64,569.41
Weighted Average APR	2.707%
Range of APRs	0.00% to 16.14%
Approximate Weighted Average Original Payments to Maturity	63	payments
Range of Original Payments to Maturity	12 to 72	payments
Approximate Weighted Average Remaining Payments to Maturity	52	payments
Range of Remaining Payments to Maturity	3 to 69	payments
Percentage by Principal Balance of Receivables of New, Near- New and Used Vehicles(1)	91.03%	(New)
	7.88%	(Near-New)
	1.09%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	97.52%	(Nissan)
	2.48%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
California	14.63%
Texas	11.23%
Florida	6.27%
New York	5.95%

Credit Scores

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
Empirical Score(3)	0	0	0	0	0.00%	0.00%
FICO Score(4)	578	885	762	80,306	100.00%	100.00%

Total			762	80,306	100.00%	100.00%

Distribution by APR of Receivables as of the Statistical Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
0.00% to 0.49%	19,573	24.37%	$383,223,769.96	24.93%
0.50% to 0.99%	6,923	8.62	134,807,951.81	8.77
1.00% to 1.99%	15,692	19.54	328,543,589.98	21.37
2.00% to 2.99%	8,784	10.94	181,439,422.96	11.80
3.00% to 3.99%	6,376	7.94	112,546,021.98	7.32
4.00% to 4.99%	5,628	7.01	104,857,753.58	6.82
5.00% to 5.99%	5,941	7.40	111,069,631.21	7.22
6.00% to 6.99%	4,802	5.98	86,278,042.48	5.61
7.00% to 7.99%	3,417	4.25	51,192,980.89	3.33
8.00% to 8.99%	1,577	1.96	21,796,965.03	1.42
9.00% to 9.99%	802	1.00	10,204,434.52	0.66
10.00% to 10.99%	256	0.32	4,208,713.54	0.27
11.00% to 11.99%	197	0.25	3,049,621.54	0.20
12.00% to 12.99%	123	0.15	1,479,134.55	0.10
13.00% to 13.99%	100	0.12	1,345,327.77	0.09
14.00% to 14.99%	81	0.10	1,034,668.62	0.07
15.00% to 15.99%	31	0.04	350,977.81	0.02
16.00% to 16.99%	3	0.00 (5)	29,409.42	0.00 (5)

Totals(1)	80,306	100.00%	$1,537,458,417.65	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(2)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the statistical cut-off date.
(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivable — Underwriting Procedures” in the accompanying Prospectus.
(4)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(5)	Less than 0.005% but greater than 0.000%.

Nissan Auto Receivables Owner Trust 2012- A (“NAROT 2012-A”)

Composition of the Receivables as of the Statistical Cut-off Date

Closing Date	February 22, 2012
Statistical Cut-off Date	January 31, 2012
Cut-off Date	January 31, 2012
Number of Receivables	85,614
Aggregate Principal Balance	$1,654,254,316.18
Average Principal Balance	$19,322.24
Range of Principal Balances	$2,000.00 to $67,564.35
Average Original Amount Financed	$23,864.30
Range of Original Amounts Financed	$3,600.00 to $69,996.20
Weighted Average APR	2.525%
Range of APRs	0.00% to 15.54%
Approximate Weighted Average Original Payments to Maturity	62	payments
Range of Original Payments to Maturity	12 to 72	payments
Approximate Weighted Average Remaining Payments to Maturity	54	payments
Range of Remaining Payments to Maturity	3 to 71	payments
Percentage by Principal Balance of Receivables of New, Near- New and Used Vehicles(1)	91.73%	(New)
	7.24%	(Near-New)
	1.03%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	90.24%	(Nissan)
	9.76%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
California	13.80%
Texas	11.71%
New York	6.71%
Florida	6.47%
Illinois	5.54%

Credit Scores

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
Empirical Score(3)	0	0	0	0	0.00%	0.00%
FICO Score(4)	620	888	763	85,614	100.00%	100.00%

Total			763	85,614	100.00%	100.00%

Distribution by APR of Receivables as of the Statistical Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
0.00% to 0.49%	21,046	24.58%	$410,084,766.84	24.79%
0.50% to 0.99%	3,236	3.78	66,012,100.32	3.99
1.00% to 1.99%	15,447	18.04	360,595,219.74	21.80
2.00% to 2.99%	20,069	23.44	353,305,812.37	21.36
3.00% to 3.99%	8,065	9.42	144,190,232.69	8.72
4.00% to 4.99%	5,809	6.79	103,214,871.07	6.24
5.00% to 5.99%	5,616	6.56	115,694,158.58	6.99
6.00% to 6.99%	3,120	3.64	51,224,088.88	3.10
7.00% to 7.99%	1,735	2.03	27,527,435.79	1.66
8.00% to 8.99%	762	0.89	10,750,643.41	0.65
9.00% to 9.99%	309	0.36	4,484,944.01	0.27
10.00% to 10.99%	202	0.24	3,817,152.47	0.23
11.00% to 11.99%	114	0.13	2,127,165.53	0.13
12.00% to 12.99%	32	0.04	465,052.84	0.03
13.00% to 13.99%	29	0.03	427,688.64	0.03
14.00% to 14.99%	22	0.03	323,427.22	0.02
15.00% to 15.99%	1	0.00 (5)	9,555.78	0.00 (5)

Totals(1)	85,614	100.00%	$1,654,254,316.18	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(2)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the statistical cut-off date.
(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivable — Underwriting Procedures” in the accompanying Prospectus.
(4)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(5)	Less than 0.005% but greater than 0.000%.

Nissan Auto Receivables Owner Trust 2012-B (“NAROT 2012-B”)

Composition of the Receivables as of the Statistical Cut-off Date

Closing Date	August 8, 2012
Statistical Cut-off Date	June 30, 2012
Cut-off Date	July 31, 2012
Number of Receivables	87,379
Aggregate Principal Balance	$1,634,694,323.71
Average Principal Balance	$18,708.09
Range of Principal Balances	$2,000.00 to $62,409.26
Average Original Amount Financed	$24,997.37
Range of Original Amounts Financed	$4,830.12 to $64,971.17
Weighted Average APR	2.810%
Range of APRs	0.00% to 15.49%
Approximate Weighted Average Original Payments to Maturity	63	payments
Range of Original Payments to Maturity	12 to 72	payments
Approximate Weighted Average Remaining Payments to Maturity	51	payments
Range of Remaining Payments to Maturity	2 to 71	payments
Percentage by Principal Balance of Receivables of New, Near- New and Used Vehicles(1)	90.05%	(New)
	9.08%	(Near-New)
	0.87%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	84.95%	(Nissan)
	15.05%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
California	14.72%
Texas	12.81%
Florida	6.03%
New York	5.98%

Credit Scores

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
Empirical Score(3)	0	0	0	0	0.00%	0.00%
FICO Score(4)	620	886	764	87,379	100.00%	100.00%

Total			764	87,379	100.00%	100.00%

Distribution by APR of Receivables as of the Statistical Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
0.00% to 0.49%	18,345	20.99%	$345,128,436.85	21.11%
0.50% to 0.99%	7,947	9.09	148,710,767.68	9.10
1.00% to 1.99%	12,998	14.88	263,967,068.77	16.15
2.00% to 2.99%	14,827	16.97	276,738,798.18	16.93
3.00% to 3.99%	11,310	12.94	207,499,383.35	12.69
4.00% to 4.99%	6,599	7.55	123,927,018.37	7.58
5.00% to 5.99%	5,515	6.31	110,253,672.12	6.74
6.00% to 6.99%	3,813	4.36	68,280,938.89	4.18
7.00% to 7.99%	2,791	3.19	43,072,227.08	2.63
8.00% to 8.99%	1,723	1.97	25,693,794.75	1.57
9.00% to 9.99%	880	1.01	11,730,926.50	0.72
10.00% to 10.99%	305	0.35	4,752,136.05	0.29
11.00% to 11.99%	193	0.22	3,128,690.76	0.19
12.00% to 12.99%	78	0.09	1,041,116.31	0.06
13.00% to 13.99%	31	0.04	471,548.58	0.03
14.00% to 14.99%	23	0.03	285,697.42	0.02
15.00% to 15.99%	1	0.00 (5)	12,102.05	0.00 (5)

Totals(1)	$87,379	100.00%	$1,634,694,323.71	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(2)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the statistical cut-off date.
(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivable — Underwriting Procedures” in the accompanying Prospectus.
(4)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(5)	Less than 0.005% but greater than 0.000%.

Nissan Auto Receivables Owner Trust 2013-A (“NAROT 2013-A”)

Composition of the Receivables as of the Statistical Cut-off Date

Closing Date	January 16, 2013
Statistical Cut-off Date	November 30, 2012
Cut-off Date	December 31, 2012
Number of Receivables	77,500
Aggregate Principal Balance	$1,512,477,387.56
Average Principal Balance	$19,515.84
Range of Principal Balances	$2,002.13 to 64,072.27
Average Original Amount Financed	$24,445.69
Range of Original Amounts Financed	$4,065.53 to 64,997.46
Weighted Average APR	3.185%
Range of APRs	0.00% to 16.04%
Approximate Weighted Average Original Payments to Maturity	63	payments
Range of Original Payments to Maturity	12 to 72	payments
Approximate Weighted Average Remaining Payments to Maturity	56	payments
Range of Remaining Payments to Maturity	2 to 71	payments
Percentage by Principal Balance of Receivables of New, Near- New and Used Vehicles(1)	94.86%	(New)
	4.15%	(Near-New)
	0.99%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	80.22%	(Nissan)
	19.78%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
Texas	15.00%
California	14.13%
Florida	5.51%

Credit Scores

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
Empirical Score(3)	0	0	0	0	0.00%	0.00%
FICO Score(4)	620	886	763	77,500	100.00%	100.00%

Total			763	77,500	100.00%	100.00%

Distribution by APR of Receivables as of the Statistical Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)		Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
0.00% to 0.49%	5,994	7.73%		$90,079,312.96	5.96%
0.50% to 0.99%	3,047	3.93		47,224,214.99	3.12
1.00% to 1.99%	13,288	17.15		286,914,352.13	18.97
2.00% to 2.99%	22,292	28.76		441,338,829.36	29.18
3.00% to 3.99%	14,756	19.04		295,317,106.81	19.53
4.00% to 4.99%	11,877	15.33		239,133,667.22	15.81
5.00% to 5.99%	3,291	4.25		63,687,190.21	4.21
6.00% to 6.99%	1,017	1.31		14,480,301.12	0.96
7.00% to 7.99%	889	1.15		14,984,759.58	0.99
8.00% to 8.99%	556	0.72		9,906,744.56	0.66
9.00% to 9.99%	273	0.35		4,904,549.21	0.32
10.00% to 10.99%	173	0.22		3,674,962.76	0.24
11.00% to 11.99%	35	0.05		666,035.61	0.04
12.00% to 12.99%	2	0.00	(5)	26,678.36	0.00	(5)
13.00% to 13.99%	8	0.01		114,730.25	0.01
14.00% to 14.99%	1	0.00	(5)	18,379.03	0.00	(5)
16.00% to 16.99%	1	0.00	(5)	5,573.40	0.00	(5)

Totals(1)	77,500	100.00%		$1,512,477,387.56	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(2)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the statistical cut-off date.
(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivable — Underwriting Procedures” in the accompanying Prospectus.
(4)

In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(5)	Less than 0.005% but greater than 0.000%.

NAROT 2008-A

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.
(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2008-B

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.
(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2008-C

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.
(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2009-1

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.
(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2009-A

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.
(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2010-A

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.
(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2011-A

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.
(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2011-B

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.
(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2012-A

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.
(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2012-B

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.
(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2013-A

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.
(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

Prepayment Speeds

Set forth below is historical minimum, maximum and average prepayment speed information based on one month ABS speed aggregated for all included series for each month following each such series issuance for as long as such series remains outstanding. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. The data used to complete the information reflected with respect to later months is based on less than all series listed because more recently issued series will only be reflected to the extent of their current number of months outstanding and earlier issued series may have amortized more quickly than the number of months reflected on the above graph.

(2)

Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Period average for each month is based on the sum of the actual ABS prepayment speeds for all series outstanding in such month divided by the total number of series outstanding in such month.

NAROT 2008-A, 2008-B and 2008-C

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)

An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus Supplement.

NAROT 2009-1 and 2009-A

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)

An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus Supplement.

NAROT 2010-A

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)

An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus Supplement.

NAROT 2011-A and 2011-B

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)

An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus Supplement.

NAROT 2012-A and 2012-B

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)

An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus Supplement.

NAROT 2013-A

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2008-A, 2008-B and 2008-C

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2009-1 and 2009-A

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2010-A

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2011-A and 2011-B

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2012-A and 2012-B

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2013-A

(1)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

APPENDIX C

HISTORICAL POOL PERFORMANCE

The information presented in this Appendix C to the extent such information relates to NMAC’s experience with respect to its securitized portfolios of retail installment sale contracts established prior to January 1, 2008, is not deemed to be part of this Prospectus Supplement, the accompanying Prospectus or the registration statement

Nissan Auto Receivables Owner Trust 2008-A

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Jan-08	1,145,026,660.87	1,108,389,337.48	0.968003	0	0.00	0	0.00	0	0.00
2	Feb-08	1,108,389,337.48	1,077,121,591.98	0.940696	131	2,456,886.90	1	12,698.04	0	0.00
3	Mar-08	1,077,121,591.98	1,043,440,552.19	0.911281	190	3,640,568.69	36	662,608.90	0	0.00
4	Apr-08	1,043,440,552.19	1,010,132,117.46	0.882191	194	3,752,643.41	42	788,628.79	10	246,041.71
5	May-08	1,010,132,117.46	977,930,423.83	0.854068	225	4,195,178.54	47	948,300.35	13	210,993.02
6	Jun-08	977,930,423.83	946,619,729.72	0.826723	233	4,492,138.21	52	984,859.38	19	410,619.71
7	Jul-08	946,619,729.72	914,241,749.67	0.798446	271	5,016,781.58	60	1,182,048.83	17	387,522.77
8	Aug-08	914,241,749.67	885,122,280.74	0.773015	335	6,221,914.67	76	1,405,836.58	24	477,052.67
9	Sep-08	885,122,280.74	854,885,377.97	0.746607	299	5,271,864.55	79	1,401,752.47	16	316,536.72
10	Oct-08	854,885,377.97	824,563,407.26	0.720126	366	6,272,046.30	96	1,698,333.97	18	329,960.51
11	Nov-08	824,563,407.26	799,821,069.92	0.698517	349	5,930,482.51	115	2,116,121.98	33	596,708.54
12	Dec-08	799,821,069.92	770,824,681.88	0.673194	424	7,061,379.31	111	2,006,248.28	31	570,996.90
13	Jan-09	770,824,681.88	742,388,683.13	0.648359	436	7,447,650.56	114	1,999,751.11	31	572,495.16
14	Feb-09	742,388,683.13	715,438,560.93	0.624823	337	5,652,397.05	102	1,760,196.66	25	498,158.68
15	Mar-09	715,438,560.93	684,309,437.23	0.597636	386	6,112,285.38	74	1,223,776.08	24	408,152.53
16	Apr-09	684,309,437.23	656,671,253.51	0.573499	318	5,073,775.56	89	1,497,349.55	19	298,384.81
17	May-09	656,671,253.51	629,902,242.43	0.550120	394	5,956,101.49	113	1,858,965.93	25	422,637.87
18	Jun-09	629,902,242.43	600,675,696.98	0.524595	350	5,397,826.19	98	1,481,002.61	33	568,640.73
19	Jul-09	600,675,696.98	573,036,436.38	0.500457	430	6,180,714.04	116	1,677,013.09	26	435,547.97
20	Aug-09	573,036,436.38	547,362,729.59	0.478035	418	5,872,434.48	129	1,813,270.34	28	439,836.03
21	Sep-09	547,362,729.59	521,761,118.80	0.455676	409	5,763,105.78	116	1,648,148.44	29	425,677.90
22	Oct-09	521,761,118.80	495,982,446.67	0.433162	464	6,155,045.02	119	1,633,543.57	22	351,258.40
23	Nov-09	495,982,446.67	472,255,581.86	0.412441	390	5,132,633.32	121	1,699,169.38	31	448,186.58
24	Dec-09	472,255,581.86	447,797,946.55	0.391081	462	5,982,699.52	121	1,575,679.02	26	366,465.90
25	Jan-10	447,797,946.55	424,521,730.16	0.370753	468	5,718,360.21	122	1,610,609.91	27	399,215.11
26	Feb-10	424,521,730.16	401,599,042.78	0.350733	372	4,514,541.24	105	1,293,662.82	18	236,436.62
27	Mar-10	401,599,042.78	374,902,047.55	0.327418	361	4,356,493.80	69	792,423.15	8	79,607.58
28	Apr-10	374,902,047.55	351,565,483.10	0.307037	344	3,857,563.91	77	890,424.51	10	143,114.47
29	May-10	351,565,483.10	330,950,953.06	0.289033	439	4,846,207.23	93	1,127,111.16	12	171,642.94
30	Jun-10	330,950,953.06	308,508,194.46	0.269433	371	3,874,245.42	110	1,255,201.61	10	113,994.74
31	Jul-10	308,508,194.46	288,715,120.07	0.252147	421	4,117,651.56	91	997,074.76	27	277,144.09
32	Aug-10	288,715,120.07	270,133,601.62	0.235919	408	4,043,075.60	100	1,067,418.27	18	202,415.19
33	Sep-10	270,133,601.62	252,630,878.70	0.220633	372	3,702,768.92	94	1,001,877.72	17	199,278.06
34	Oct-10	252,630,878.70	236,476,781.25	0.206525	434	4,119,340.33	85	872,111.10	23	288,757.19
35	Nov-10	236,476,781.25	219,953,278.97	0.192094	394	3,614,955.26	102	959,847.77	11	120,101.27
36	Dec-10	219,953,278.97	203,798,377.41	0.177986	419	3,725,201.34	130	1,196,389.26	15	124,572.80
37	Jan-11	203,798,377.41	188,383,224.38	0.164523	377	3,303,385.86	122	1,147,157.42	13	121,956.80
38	Feb-11	188,383,224.38	174,050,990.78	0.152006	328	2,613,677.55	110	948,399.57	8	66,934.99
39	Mar-11	174,050,990.78	157,459,667.48	0.137516	314	2,349,921.92	64	540,426.87	11	110,737.47
40	Apr-11	157,459,667.48	143,573,588.55	0.125389	298	2,065,858.87	78	613,396.62	10	73,091.58
41	May-11	143,573,588.55	130,051,463.83	0.113579	347	2,354,339.41	71	499,519.46	11	107,075.86
42	Jun-11	130,051,463.83	117,441,941.90	0.102567	296	2,001,842.87	78	541,085.34	5	29,693.97
43	Jul-11	117,441,941.90	105,628,729.53	0.092250	330	2,034,540.03	83	568,600.88	13	92,960.13
44	Aug-11	105,628,729.53	93,905,178.27	0.082011	317	1,897,830.42	75	441,313.36	8	49,687.06
45	Sep-11	93,905,178.27	83,048,969.67	0.072530	295	1,683,705.99	80	448,460.87	12	60,810.71
46	Oct-11	83,048,969.67	72,962,282.63	0.063721	312	1,677,489.50	81	452,504.19	14	85,293.82
47	Nov-11	72,962,282.63	63,738,057.65	0.055665	320	1,650,334.61	92	440,422.74	9	56,249.79
48	Dec-11	63,738,057.65	0.00	0.000000	342	1,653,184.43	102	419,717.86	9	39,711.29

Nissan Auto Receivables Owner Trust 2008-A — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Jan-08	0	0.00	0.00%	0.00	0.00	0.00	0.00	0.000%	1.30%
2	Feb-08	132	2,469,584.94	0.23%	0.00	0.00	0.00	0.00	0.000%	0.94%
3	Mar-08	226	4,303,177.59	0.41%	175,755.58	0.00	175,755.58	175,755.58	0.015%	1.15%
4	Apr-08	246	4,787,313.91	0.47%	520,183.45	25,600.00	494,583.45	670,339.03	0.059%	1.16%
5	May-08	285	5,354,471.91	0.55%	749,121.85	171,517.67	577,604.18	1,247,943.21	0.109%	1.11%
6	Jun-08	304	5,887,617.30	0.62%	609,644.11	240,278.50	369,365.61	1,617,308.82	0.141%	1.07%
7	Jul-08	348	6,586,353.18	0.72%	877,599.77	246,910.46	630,689.31	2,247,998.13	0.196%	1.18%
8	Aug-08	435	8,104,803.92	0.92%	808,568.34	372,635.70	435,932.64	2,683,930.77	0.234%	0.96%
9	Sep-08	394	6,990,153.74	0.82%	922,740.27	363,873.82	558,866.45	3,242,797.22	0.283%	1.08%
10	Oct-08	480	8,300,340.78	1.01%	921,982.63	375,906.02	546,076.61	3,788,873.83	0.331%	1.16%
11	Nov-08	497	8,643,313.03	1.08%	932,962.06	346,740.03	586,222.03	4,375,095.86	0.382%	0.72%
12	Dec-08	566	9,638,624.49	1.25%	889,347.17	315,250.52	574,096.65	4,949,192.51	0.432%	1.11%
13	Jan-09	581	10,019,896.83	1.35%	1,221,689.36	723,506.70	498,182.66	5,447,375.17	0.476%	1.10%
14	Feb-09	464	7,910,752.39	1.11%	1,119,876.52	498,923.22	620,953.30	6,068,328.47	0.530%	1.01%
15	Mar-09	484	7,744,213.99	1.13%	1,081,825.03	697,557.78	384,267.25	6,452,595.72	0.564%	1.37%
16	Apr-09	426	6,869,509.92	1.05%	964,361.86	491,216.55	473,145.31	6,925,741.03	0.605%	1.15%
17	May-09	532	8,237,705.29	1.31%	683,228.55	421,224.18	262,004.37	7,187,745.40	0.628%	1.12%
18	Jun-09	481	7,447,469.53	1.24%	887,528.45	617,458.15	270,070.30	7,457,815.70	0.651%	1.38%
19	Jul-09	572	8,293,275.10	1.45%	886,029.86	655,249.85	230,780.01	7,688,595.71	0.671%	1.31%
20	Aug-09	575	8,125,540.85	1.48%	753,933.03	738,872.89	15,060.14	7,703,655.85	0.673%	1.20%
21	Sep-09	554	7,836,932.12	1.50%	847,444.37	367,106.27	480,338.10	8,183,993.95	0.715%	1.24%
22	Oct-09	605	8,139,846.99	1.64%	888,433.89	566,563.74	321,870.15	8,505,864.10	0.743%	1.29%
23	Nov-09	542	7,279,989.28	1.54%	763,674.31	400,776.70	362,897.61	8,868,761.71	0.775%	1.17%
24	Dec-09	609	7,924,844.44	1.77%	766,039.95	474,519.28	291,520.67	9,160,282.38	0.800%	1.31%
25	Jan-10	617	7,728,185.23	1.82%	699,619.88	602,960.70	96,659.18	9,256,941.56	0.808%	1.27%
26	Feb-10	495	6,044,640.68	1.51%	670,879.65	617,208.33	53,671.32	9,310,612.88	0.813%	1.28%
27	Mar-10	438	5,228,524.53	1.39%	489,182.57	467,180.50	22,002.07	9,332,614.95	0.815%	1.57%
28	Apr-10	431	4,891,102.89	1.39%	378,171.50	508,965.05	(130,793.55)	9,201,821.40	0.804%	1.45%
29	May-10	544	6,144,961.33	1.86%	225,852.40	413,332.23	(187,479.83)	9,014,341.57	0.787%	1.30%
30	Jun-10	491	5,243,441.77	1.70%	369,216.84	304,711.12	64,505.72	9,078,847.29	0.793%	1.48%
31	Jul-10	539	5,391,870.41	1.87%	331,979.89	316,851.13	15,128.76	9,093,976.05	0.794%	1.34%
32	Aug-10	526	5,312,909.06	1.97%	348,634.25	297,964.29	50,669.96	9,144,646.01	0.799%	1.28%
33	Sep-10	483	4,903,924.70	1.94%	361,550.25	303,614.29	57,935.96	9,202,581.97	0.804%	1.28%
34	Oct-10	542	5,280,208.62	2.23%	287,760.39	295,382.47	(7,622.08)	9,194,959.89	0.803%	1.20%
35	Nov-10	507	4,694,904.30	2.13%	344,670.12	290,800.46	53,869.66	9,248,829.55	0.808%	1.28%
36	Dec-10	564	5,046,163.40	2.48%	236,943.85	253,366.54	(16,422.69)	9,232,406.86	0.806%	1.45%
37	Jan-11	512	4,572,500.08	2.43%	324,306.06	381,022.61	(56,716.55)	9,175,690.31	0.801%	1.28%
38	Feb-11	446	3,629,012.11	2.09%	263,205.16	278,615.41	(15,410.25)	9,160,280.06	0.800%	1.22%
39	Mar-11	389	3,001,086.26	1.91%	172,678.66	257,538.27	(84,859.61)	9,075,420.45	0.793%	1.49%
40	Apr-11	386	2,752,347.07	1.92%	137,923.43	233,021.17	(95,097.74)	8,980,322.71	0.784%	1.35%
41	May-11	429	2,960,934.73	2.28%	90,781.56	221,939.73	(131,158.17)	8,849,164.54	0.773%	1.37%
42	Jun-11	379	2,572,622.18	2.19%	158,135.66	184,595.02	(26,459.36)	8,822,705.18	0.771%	1.38%
43	Jul-11	426	2,696,101.04	2.55%	53,337.37	162,697.94	(109,360.57)	8,713,344.61	0.761%	1.36%
44	Aug-11	400	2,388,830.84	2.54%	180,452.33	143,231.97	37,220.36	8,750,564.97	0.764%	1.41%
45	Sep-11	387	2,192,977.57	2.64%	78,432.65	161,184.27	(82,751.62)	8,667,813.35	0.757%	1.42%
46	Oct-11	407	2,215,287.51	3.04%	75,956.47	170,176.28	(94,219.81)	8,573,593.54	0.749%	1.41%
47	Nov-11	421	2,147,007.14	3.37%	127,159.87	134,808.51	(7,648.64)	8,565,944.90	0.748%	1.39%
48	Dec-11	453	2,112,613.58	0.00%	137,899.00	94,943.98	42,955.02	8,608,899.92	0.752%	1.79%

Nissan Auto Receivables Owner Trust 2008-B

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Jun-08	1,250,478,522.92	1,213,622,540.35	0.970526	0	0.00	0	0.00	0	0.00
2	Jul-08	1,213,622,540.35	1,179,757,797.81	0.943445	176	3,764,113.76	0	0.00	0	0.00
3	Aug-08	1,179,757,797.81	1,147,666,438.63	0.917782	261	5,433,155.61	49	1,152,617.87	0	0.00
4	Sep-08	1,147,666,438.63	1,115,345,151.06	0.891935	251	5,206,026.06	53	1,127,433.80	18	346,615.86
5	Oct-08	1,115,345,151.06	1,083,714,574.06	0.866640	287	5,795,704.76	75	1,595,763.84	14	298,938.37
6	Nov-08	1,083,714,574.06	1,056,240,657.09	0.844669	381	7,809,275.58	103	2,170,558.64	23	491,855.66
7	Dec-08	1,056,240,657.09	1,025,393,569.74	0.820001	423	8,495,893.08	109	2,314,477.49	42	856,305.96
8	Jan-09	1,025,393,569.74	994,310,954.77	0.795144	428	8,288,351.11	120	2,443,145.97	38	837,880.52
9	Feb-09	994,310,954.77	965,195,317.35	0.771861	345	6,497,260.47	100	1,934,098.34	35	730,896.67
10	Mar-09	965,195,317.35	931,421,864.17	0.744852	386	7,712,525.65	97	1,751,846.03	20	382,005.67
11	Apr-09	931,421,864.17	900,065,282.45	0.719777	344	6,753,788.84	109	2,235,035.85	23	441,996.85
12	May-09	900,065,282.45	870,168,699.70	0.695869	436	8,188,953.33	121	2,420,807.87	31	648,570.01
13	Jun-09	870,168,699.70	837,729,616.80	0.669927	420	7,790,037.04	111	2,177,593.09	36	676,825.61
14	Jul-09	837,729,616.80	806,778,895.40	0.645176	456	8,085,633.34	131	2,339,200.51	31	621,702.16
15	Aug-09	806,778,895.40	777,343,891.98	0.621637	477	8,374,429.97	143	2,558,101.36	30	511,221.49
16	Sep-09	777,343,891.98	748,379,779.80	0.598475	457	7,892,978.01	124	2,297,212.78	49	869,125.27
17	Oct-09	748,379,779.80	718,646,092.01	0.574697	490	7,960,960.76	120	2,143,786.73	38	781,774.68
18	Nov-09	718,646,092.01	690,276,498.52	0.552010	415	6,888,994.10	137	2,275,511.37	26	516,362.08
19	Dec-09	690,276,498.52	661,750,697.15	0.529198	529	8,508,699.87	124	2,113,293.40	33	545,748.57
20	Jan-10	661,750,697.15	633,969,794.32	0.506982	553	8,617,213.66	150	2,507,219.59	23	403,849.27
21	Feb-10	633,969,794.32	607,508,232.84	0.485821	432	6,888,505.37	122	1,979,631.57	22	373,842.01
22	Mar-10	607,508,232.84	575,098,951.73	0.459903	424	6,245,746.83	89	1,451,581.28	13	214,247.75
23	Apr-10	575,098,951.73	546,652,332.54	0.437155	392	5,698,217.21	103	1,492,644.00	15	217,511.03
24	May-10	546,652,332.54	520,616,765.16	0.416334	545	7,752,682.96	113	1,661,269.68	13	163,370.41
25	Jun-10	520,616,765.16	492,642,349.88	0.393963	431	6,100,014.22	126	1,923,364.58	19	254,080.48
26	Jul-10	492,642,349.88	466,865,844.74	0.373350	500	6,956,815.75	132	1,923,269.13	19	297,355.36
27	Aug-10	466,865,844.74	440,933,300.98	0.352612	496	6,650,179.05	130	1,729,365.84	26	414,520.98
28	Sep-10	440,933,300.98	416,096,252.51	0.332750	512	6,784,962.51	119	1,614,432.52	25	362,950.99
29	Oct-10	416,096,252.51	393,228,570.56	0.314462	523	6,564,124.90	132	1,768,676.75	18	199,741.95
30	Nov-10	393,228,570.56	370,234,496.36	0.296074	473	5,864,888.10	129	1,591,393.55	25	365,931.31
31	Dec-10	370,234,496.36	348,140,698.13	0.278406	536	6,237,020.31	116	1,458,322.35	20	269,870.13
32	Jan-11	348,140,698.13	326,911,307.27	0.261429	505	5,604,086.09	119	1,482,139.79	17	195,337.97
33	Feb-11	326,911,307.27	307,565,521.75	0.245958	430	4,425,563.22	109	1,388,080.75	19	212,911.62
34	Mar-11	307,565,521.75	285,292,134.95	0.228146	427	4,538,735.11	89	970,470.45	7	105,660.37
35	Apr-11	285,292,134.95	266,496,908.80	0.213116	376	3,979,211.21	86	898,411.22	12	141,814.64
36	May-11	266,496,908.80	248,047,687.17	0.198362	445	4,355,188.52	102	1,077,505.13	14	127,949.96
37	Jun-11	248,047,687.17	229,571,664.24	0.183587	384	3,790,088.46	99	1,001,753.84	17	231,607.72
38	Jul-11	229,571,664.24	212,523,565.86	0.169954	445	3,996,703.85	104	1,078,117.42	14	140,232.66
39	Aug-11	212,523,565.86	195,086,939.90	0.156010	436	3,890,115.54	91	803,958.38	9	79,986.83
40	Sep-11	195,086,939.90	178,708,939.47	0.142912	442	3,765,881.19	89	804,333.32	8	49,476.15
41	Oct-11	178,708,939.47	163,282,497.64	0.130576	422	3,375,600.06	101	857,027.31	13	112,020.71
42	Nov-11	163,282,497.64	148,936,537.15	0.119104	413	3,124,805.05	99	784,475.67	16	117,307.84
43	Dec-11	148,936,537.15	135,126,152.86	0.108060	458	3,342,679.13	120	822,757.74	17	126,996.11
44	Jan-12	135,126,152.86	121,344,824.97	0.097039	446	3,179,404.29	112	779,784.05	9	71,576.58
45	Feb-12	121,344,824.97	108,573,175.02	0.086825	351	2,218,959.44	82	548,086.99	9	36,651.97
46	Mar-12	108,573,175.02	95,987,488.21	0.076761	320	1,907,133.39	59	387,834.02	10	72,429.48
47	Apr-12	95,987,488.21	84,626,896.21	0.067676	263	1,555,874.81	89	491,903.53	7	34,844.17
48	May-12	84,626,896.21	74,088,712.52	0.059248	332	1,850,971.43	74	365,183.96	14	30,847.17
49	Jun-12	74,088,712.52	64,229,212.18	0.051364	359	1,843,049.80	89	402,033.91	14	44,652.36
50	Jul-12	64,229,212.18	0.00	0.000000	361	1,741,578.44	83	325,437.63	23	95,632.39

Nissan Auto Receivables Owner Trust 2008-B — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Jun-08	0	0.00	0.00%	0.00	0.00	0.00	0.00	0.000%	1.16%
2	Jul-08	176	3,764,113.76	0.32%	0.00	0.00	0.00	0.00	0.000%	0.99%
3	Aug-08	310	6,585,773.48	0.57%	417,018.49	0.00	417,018.49	417,018.49	0.033%	0.89%
4	Sep-08	322	6,680,075.72	0.60%	649,674.18	53,521.00	596,153.18	1,013,171.67	0.081%	0.93%
5	Oct-08	376	7,690,406.97	0.71%	842,842.67	335,749.64	507,093.03	1,520,264.70	0.122%	0.90%
6	Nov-08	507	10,471,689.88	0.99%	1,077,364.06	203,774.08	873,589.98	2,393,854.68	0.191%	0.64%
7	Dec-08	574	11,666,676.53	1.14%	1,167,828.98	384,457.63	783,371.35	3,177,226.03	0.254%	0.92%
8	Jan-09	586	11,569,377.60	1.16%	1,959,267.79	714,859.59	1,244,408.20	4,421,634.23	0.354%	0.96%
9	Feb-09	480	9,162,255.48	0.95%	1,765,871.70	775,899.08	989,972.62	5,411,606.85	0.433%	0.84%
10	Mar-09	503	9,846,377.35	1.06%	1,470,488.22	878,290.83	592,197.39	6,003,804.24	0.480%	1.21%
11	Apr-09	476	9,430,821.54	1.05%	1,289,662.36	814,126.09	475,536.27	6,479,340.51	0.518%	1.07%
12	May-09	588	11,258,331.21	1.29%	1,179,313.69	792,523.69	386,790.00	6,866,130.51	0.549%	0.99%
13	Jun-09	567	10,644,455.74	1.27%	1,492,221.58	782,726.69	709,494.89	7,575,625.40	0.606%	1.21%
14	Jul-09	618	11,046,536.01	1.37%	1,379,488.43	822,688.62	556,799.81	8,132,425.21	0.650%	1.14%
15	Aug-09	650	11,443,752.82	1.47%	1,145,010.91	798,889.25	346,121.66	8,478,546.87	0.678%	1.06%
16	Sep-09	630	11,059,316.06	1.48%	1,203,274.98	717,887.15	485,387.83	8,963,934.70	0.717%	1.06%
17	Oct-09	648	10,886,522.17	1.51%	1,412,400.97	810,946.19	601,454.78	9,565,389.48	0.765%	1.19%
18	Nov-09	578	9,680,867.55	1.40%	1,290,467.66	647,034.53	643,433.13	10,208,822.61	0.816%	1.12%
19	Dec-09	686	11,167,741.84	1.69%	1,022,399.91	659,398.06	363,001.85	10,571,824.46	0.845%	1.17%
20	Jan-10	726	11,528,282.52	1.82%	813,263.91	736,993.28	76,270.63	10,648,095.09	0.852%	1.15%
21	Feb-10	576	9,241,978.95	1.52%	1,030,431.46	624,797.49	405,633.97	11,053,729.06	0.884%	1.09%
22	Mar-10	526	7,911,575.86	1.38%	1,024,785.33	668,983.55	355,801.78	11,409,530.84	0.912%	1.52%
23	Apr-10	510	7,408,372.24	1.36%	670,695.55	724,881.23	(54,185.68)	11,355,345.16	0.908%	1.33%
24	May-10	671	9,577,323.05	1.84%	598,789.31	769,445.26	(170,655.95)	11,184,689.21	0.894%	1.24%
25	Jun-10	576	8,277,459.28	1.68%	424,838.54	521,464.68	(96,626.14)	11,088,063.07	0.887%	1.41%
26	Jul-10	651	9,177,440.24	1.97%	591,170.79	471,134.53	120,036.26	11,208,099.33	0.896%	1.31%
27	Aug-10	652	8,794,065.87	1.99%	743,953.31	399,887.01	344,066.30	11,552,165.63	0.924%	1.37%
28	Sep-10	656	8,762,346.02	2.11%	859,239.88	454,694.90	404,544.98	11,956,710.61	0.956%	1.34%
29	Oct-10	673	8,532,543.60	2.17%	715,537.99	481,818.11	233,719.88	12,190,430.49	0.975%	1.24%
30	Nov-10	627	7,822,212.96	2.11%	600,295.84	570,504.58	29,791.26	12,220,221.75	0.977%	1.29%
31	Dec-10	672	7,965,212.79	2.29%	589,469.68	423,225.66	166,244.02	12,386,465.77	0.991%	1.31%
32	Jan-11	641	7,281,563.85	2.23%	468,051.69	529,212.94	(61,161.25)	12,325,304.52	0.986%	1.29%
33	Feb-11	558	6,026,555.59	1.96%	381,242.64	436,328.58	(55,085.94)	12,270,218.58	0.981%	1.18%
34	Mar-11	523	5,614,865.93	1.97%	420,688.49	433,694.64	(13,006.15)	12,257,212.43	0.980%	1.44%
35	Apr-11	474	5,019,437.07	1.88%	220,731.97	418,574.75	(197,842.78)	12,059,369.65	0.964%	1.24%
36	May-11	561	5,560,643.61	2.24%	319,067.36	232,627.98	86,439.38	12,145,809.03	0.971%	1.26%
37	Jun-11	500	5,023,450.02	2.19%	301,830.81	297,256.04	4,574.77	12,150,383.80	0.972%	1.31%
38	Jul-11	563	5,215,053.93	2.45%	320,025.49	392,211.45	(72,185.96)	12,078,197.84	0.966%	1.29%
39	Aug-11	536	4,774,060.75	2.45%	227,037.49	304,115.98	(77,078.49)	12,001,119.35	0.960%	1.37%
40	Sep-11	539	4,619,690.66	2.59%	239,605.47	237,823.69	1,781.78	12,002,901.13	0.960%	1.34%
41	Oct-11	536	4,344,648.08	2.66%	212,910.61	225,102.55	(12,191.94)	11,990,709.19	0.959%	1.32%
42	Nov-11	528	4,026,588.56	2.70%	195,396.15	216,263.72	(20,867.57)	11,969,841.62	0.957%	1.27%
43	Dec-11	595	4,292,432.98	3.18%	193,986.23	175,397.16	18,589.07	11,988,430.69	0.959%	1.33%
44	Jan-12	567	4,030,764.92	3.32%	157,242.33	294,255.84	(137,013.51)	11,851,417.18	0.948%	1.38%
45	Feb-12	442	2,803,698.40	2.58%	115,884.94	301,714.56	(185,829.62)	11,665,587.56	0.933%	1.35%
46	Mar-12	389	2,367,396.89	2.47%	75,858.63	239,533.41	(163,674.78)	11,501,912.78	0.920%	1.39%
47	Apr-12	359	2,082,622.51	2.46%	122,161.18	171,095.33	(48,934.15)	11,452,978.63	0.916%	1.39%
48	May-12	420	2,247,002.56	3.03%	45,307.26	169,357.19	(124,049.93)	11,328,928.70	0.906%	1.38%
49	Jun-12	462	2,289,736.07	3.56%	61,389.50	156,865.83	(95,476.33)	11,233,452.37	0.898%	1.41%
50	Jul-12	467	2,162,648.46	0.00%	80,977.39	159,086.84	(78,109.45)	11,155,342.92	0.892%	1.75%

Nissan Auto Receivables Owner Trust 2008-C

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Dec-08	628,278,834.97	609,777,651.78	0.970553	0	0.00	0	0.00	0	0.00
2	Jan-09	609,777,651.78	593,777,097.76	0.945085	103	1,964,785.70	0	0.00	0	0.00
3	Feb-09	593,777,097.76	577,914,960.48	0.919838	106	2,258,951.60	19	314,568.73	0	0.00
4	Mar-09	577,914,960.48	559,230,842.88	0.890100	120	2,442,215.40	32	667,591.71	7	103,448.04
5	Apr-09	559,230,842.88	542,386,458.77	0.863289	91	1,872,421.83	32	625,831.23	9	188,863.50
6	May-09	542,386,458.77	526,815,474.48	0.838506	145	2,915,124.38	32	675,219.54	15	284,697.59
7	Jun-09	526,815,474.48	508,337,866.75	0.809096	134	2,870,835.06	26	440,729.07	5	136,595.22
8	Jul-09	508,337,866.75	491,726,979.52	0.782657	155	2,939,201.84	32	748,729.36	7	130,175.48
9	Aug-09	491,726,979.52	474,335,474.95	0.754976	188	3,552,639.26	36	745,710.63	8	208,426.71
10	Sep-09	474,335,474.95	458,003,034.54	0.728981	155	2,871,703.60	47	851,000.46	11	223,420.57
11	Oct-09	458,003,034.54	441,416,924.65	0.702581	210	3,697,251.61	59	1,156,177.01	9	173,706.66
12	Nov-09	441,416,924.65	426,000,757.41	0.678044	196	3,553,503.93	62	1,120,572.15	21	421,159.36
13	Dec-09	426,000,757.41	409,705,329.70	0.652107	230	3,971,732.74	54	1,063,015.05	19	323,317.27
14	Jan-10	409,705,329.70	394,123,916.97	0.627307	250	4,381,973.02	61	996,928.88	15	306,548.85
15	Feb-10	394,123,916.97	379,112,194.74	0.603414	184	3,103,704.58	47	821,041.84	14	276,058.93
16	Mar-10	379,112,194.74	360,931,577.28	0.574477	179	3,006,294.58	48	876,021.63	9	187,868.22
17	Apr-10	360,931,577.28	343,905,104.59	0.547377	178	2,985,867.66	37	601,276.41	11	169,747.41
18	May-10	343,905,104.59	328,870,530.95	0.523447	225	3,465,038.16	56	1,011,755.08	8	138,010.84
19	Jun-10	328,870,530.95	312,416,980.49	0.497258	201	3,213,491.64	58	1,016,337.09	10	161,075.34
20	Jul-10	312,416,980.49	297,495,039.81	0.473508	248	3,712,253.62	52	920,583.45	10	204,891.65
21	Aug-10	297,495,039.81	282,788,558.28	0.450100	226	3,178,408.38	46	749,738.30	8	152,166.65
22	Sep-10	282,788,558.28	268,756,197.10	0.427766	218	3,073,585.20	48	754,407.24	6	117,425.14
23	Oct-10	268,756,197.10	255,555,382.81	0.406755	240	3,298,035.38	58	826,733.02	9	132,356.33
24	Nov-10	255,555,382.81	242,418,236.27	0.385845	210	2,844,876.57	46	611,435.28	8	121,343.09
25	Dec-10	242,418,236.27	229,903,411.18	0.365926	234	3,105,976.35	61	807,146.62	5	68,671.49
26	Jan-11	229,903,411.18	217,141,324.43	0.345613	228	2,864,637.39	61	764,098.54	9	118,832.82
27	Feb-11	217,141,324.43	205,390,043.80	0.326909	196	2,412,007.72	54	653,550.18	8	111,892.91
28	Mar-11	205,390,043.80	192,144,395.58	0.305827	183	2,159,885.37	43	477,830.39	2	32,149.02
29	Apr-11	192,144,395.58	180,871,522.39	0.287884	155	2,018,845.07	40	387,501.98	5	51,067.35
30	May-11	180,871,522.39	169,259,536.05	0.269402	212	2,400,882.18	37	454,671.64	2	20,422.79
31	Jun-11	169,259,536.05	158,449,719.58	0.252196	201	2,199,159.26	44	510,835.69	7	61,522.67
32	Jul-11	158,449,719.58	0.00	0.000000	239	2,420,680.40	54	693,548.56	3	31,825.66

Nissan Auto Receivables Owner Trust 2008-C — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Dec-08	0	0.00	0.00%	0.00	0.00	0.00	0.00	0.000%	1.05%
2	Jan-09	103	1,964,785.70	0.33%	0.00	0.00	0.00	0.00	0.000%	0.75%
3	Feb-09	125	2,573,520.33	0.45%	0.00	0.00	0.00	0.00	0.000%	0.75%
4	Mar-09	159	3,213,255.15	0.57%	0.00	0.00	0.00	0.00	0.000%	1.14%
5	Apr-09	132	2,687,116.56	0.50%	617,970.99	0.00	617,970.99	617,970.99	0.098%	0.94%
6	May-09	192	3,875,041.51	0.74%	420,579.75	127,919.52	292,660.23	910,631.22	0.145%	0.79%
7	Jun-09	165	3,448,159.35	0.68%	643,559.81	231,414.95	412,144.86	1,322,776.08	0.211%	1.20%
8	Jul-09	194	3,818,106.68	0.78%	439,478.62	315,785.55	123,693.07	1,446,469.15	0.230%	0.99%
9	Aug-09	232	4,506,776.60	0.95%	840,065.22	193,362.18	646,703.04	2,093,172.19	0.333%	1.16%
10	Sep-09	213	3,946,124.63	0.86%	535,887.75	346,815.73	189,072.02	2,282,244.21	0.363%	1.05%
11	Oct-09	278	5,027,135.28	1.14%	609,543.38	438,983.64	170,559.74	2,452,803.95	0.390%	1.12%
12	Nov-09	279	5,095,235.44	1.20%	555,575.59	273,379.25	282,196.34	2,735,000.29	0.435%	0.99%
13	Dec-09	303	5,358,065.06	1.31%	710,649.38	296,260.80	414,388.58	3,149,388.87	0.501%	1.14%
14	Jan-10	326	5,685,450.75	1.44%	711,475.80	358,295.91	353,179.89	3,502,568.76	0.557%	1.08%
15	Feb-10	245	4,200,805.35	1.11%	597,800.46	443,426.73	154,373.73	3,656,942.49	0.582%	1.04%
16	Mar-10	236	4,070,184.43	1.13%	639,322.36	422,929.15	216,393.21	3,873,335.70	0.616%	1.45%
17	Apr-10	226	3,756,891.48	1.09%	690,442.44	419,910.17	270,532.27	4,143,867.97	0.660%	1.37%
18	May-10	289	4,614,804.08	1.40%	344,941.82	529,983.46	(185,041.64)	3,958,826.33	0.630%	1.21%
19	Jun-10	269	4,390,904.07	1.41%	353,223.07	278,026.04	75,197.03	4,034,023.36	0.642%	1.41%
20	Jul-10	310	4,837,728.72	1.63%	309,421.41	325,587.57	(16,166.16)	4,017,857.20	0.640%	1.28%
21	Aug-10	280	4,080,313.33	1.44%	433,758.71	242,412.71	191,346.00	4,209,203.20	0.670%	1.29%
22	Sep-10	272	3,945,417.58	1.47%	391,242.92	299,279.97	91,962.95	4,301,166.15	0.685%	1.25%
23	Oct-10	307	4,257,124.73	1.67%	336,755.17	341,019.81	(4,264.64)	4,296,901.51	0.684%	1.18%
24	Nov-10	264	3,577,654.94	1.48%	272,943.69	187,039.26	85,904.43	4,382,805.94	0.698%	1.21%
25	Dec-10	300	3,981,794.46	1.73%	249,034.56	210,097.55	38,937.01	4,421,742.95	0.704%	1.16%
26	Jan-11	298	3,747,568.75	1.73%	286,308.75	301,282.11	(14,973.36)	4,406,769.59	0.701%	1.24%
27	Feb-11	258	3,177,450.81	1.55%	251,061.42	195,242.13	55,819.29	4,462,588.88	0.710%	1.14%
28	Mar-11	228	2,669,864.78	1.39%	278,571.67	240,818.20	37,753.47	4,500,342.35	0.716%	1.41%
29	Apr-11	200	2,457,414.40	1.36%	186,833.06	228,910.13	(42,077.07)	4,458,265.28	0.710%	1.21%
30	May-11	251	2,875,976.61	1.70%	192,938.81	190,433.86	2,504.95	4,460,770.23	0.710%	1.30%
31	Jun-11	252	2,771,517.62	1.75%	170,690.81	164,395.20	6,295.61	4,467,065.84	0.711%	1.24%
32	Jul-11	296	3,146,054.62	0.00%	133,564.76	195,127.80	(61,563.04)	4,405,502.80	0.701%	2.33%

Nissan Auto Receivables Owner Trust 2009-1

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Feb-09	1,144,764,886.26	1,107,534,777.96	0.967478	0	0.00	0	0.00	0	0.00
2	Mar-09	1,107,534,777.96	1,067,071,366.43	0.932131	206	3,424,320.10	0	0.00	0	0.00
3	Apr-09	1,067,071,366.43	1,029,260,673.86	0.899102	159	2,619,657.75	40	671,288.69	0	0.00
4	May-09	1,029,260,673.86	994,710,109.82	0.868921	269	4,257,966.37	46	843,499.10	15	293,230.94
5	Jun-09	994,710,109.82	957,100,147.83	0.836067	236	3,566,143.97	58	937,430.86	13	199,917.38
6	Jul-09	957,100,147.83	920,332,416.40	0.803949	287	4,397,160.84	75	1,146,091.29	13	252,091.32
7	Aug-09	920,332,416.40	884,217,727.81	0.772401	332	4,930,067.49	91	1,413,936.51	16	245,435.33
8	Sep-09	884,217,727.81	849,931,898.87	0.742451	328	4,845,449.79	85	1,367,245.66	22	356,824.74
9	Oct-09	849,931,898.87	815,504,579.73	0.712377	395	5,545,424.10	74	1,102,125.98	21	366,678.44
10	Nov-09	815,504,579.73	782,561,973.24	0.683601	360	5,106,220.59	92	1,283,385.08	21	332,518.48
11	Dec-09	782,561,973.24	748,680,979.34	0.654004	427	5,933,428.08	104	1,598,481.21	25	424,422.97
12	Jan-10	748,680,979.34	716,863,798.33	0.626211	435	5,698,570.75	127	1,836,548.38	30	529,762.71
13	Feb-10	716,863,798.33	685,690,292.34	0.598979	355	4,467,188.15	86	1,320,733.79	31	422,822.84
14	Mar-10	685,690,292.34	648,595,031.24	0.566575	346	4,424,497.71	67	1,005,996.17	11	135,322.32
15	Apr-10	648,595,031.24	615,974,849.66	0.538080	315	3,750,088.23	68	1,014,988.28	17	242,635.04
16	May-10	615,974,849.66	586,221,154.36	0.512089	442	5,162,241.60	85	1,109,921.56	19	288,418.44
17	Jun-10	586,221,154.36	554,489,924.33	0.484370	387	4,638,992.64	91	1,177,572.65	20	282,817.13
18	Jul-10	554,489,924.33	524,902,662.89	0.458524	474	5,484,756.51	90	1,099,211.95	16	245,126.12
19	Aug-10	524,902,662.89	495,457,427.79	0.432803	442	4,711,100.98	101	1,175,869.84	20	269,547.50
20	Sep-10	495,457,427.79	467,504,717.41	0.408385	440	4,530,681.43	96	1,082,599.40	27	333,201.39
21	Oct-10	467,504,717.41	441,456,721.08	0.385631	484	5,099,773.20	125	1,326,948.08	19	178,813.46
22	Nov-10	441,456,721.08	416,032,347.94	0.363422	441	4,416,126.05	124	1,343,715.72	24	254,049.74
23	Dec-10	416,032,347.94	391,462,192.83	0.341959	480	4,702,340.23	109	1,113,755.62	25	277,693.99
24	Jan-11	391,462,192.83	367,030,626.49	0.320617	441	4,292,448.30	125	1,227,535.23	18	175,325.30
25	Feb-11	367,030,626.49	344,368,941.04	0.300821	392	3,729,632.60	104	969,099.66	13	131,637.11
26	Mar-11	344,368,941.04	318,609,065.35	0.278318	407	3,750,578.70	78	738,257.67	9	100,178.27
27	Apr-11	318,609,065.35	296,512,127.94	0.259016	387	3,541,376.39	90	728,490.60	13	125,904.29
28	May-11	296,512,127.94	274,905,607.94	0.240142	383	3,237,458.95	78	590,564.32	13	96,713.99
29	Jun-11	274,905,607.94	255,157,167.37	0.222890	364	2,971,325.39	78	582,005.51	17	174,062.07
30	Jul-11	255,157,167.37	237,089,536.10	0.207108	411	3,283,391.63	89	725,237.68	16	124,577.11
31	Aug-11	237,089,536.10	217,675,494.74	0.190149	333	2,573,748.36	96	745,272.04	14	132,633.91
32	Sep-11	217,675,494.74	200,325,252.45	0.174992	323	2,435,372.52	81	648,858.18	17	186,340.40
33	Oct-11	200,325,252.45	183,752,445.84	0.160515	381	2,864,653.43	79	501,099.60	14	108,716.48
34	Nov-11	183,752,445.84	168,360,356.56	0.147070	331	2,287,414.06	112	821,156.40	20	106,177.90
35	Dec-11	168,360,356.56	153,586,633.27	0.134164	384	2,550,277.54	82	585,328.49	29	238,627.95
36	Jan-12	153,586,633.27	139,156,493.19	0.121559	335	2,093,393.77	75	474,991.12	14	92,163.69
37	Feb-12	139,156,493.19	125,691,208.26	0.109797	284	1,669,115.75	54	322,031.68	10	73,195.40
38	Mar-12	125,691,208.26	111,941,170.85	0.097785	247	1,394,506.95	59	313,504.83	7	28,048.11
39	Apr-12	111,941,170.85	100,037,654.77	0.087387	240	1,325,453.48	55	289,825.68	10	44,370.70
40	May-12	100,037,654.77	88,584,798.40	0.077383	252	1,271,487.11	60	267,470.34	14	58,934.23
41	Jun-12	88,584,798.40	77,911,281.88	0.068059	287	1,303,881.74	68	309,719.78	12	44,330.07
42	Jul-12	77,911,281.88	0.00	0.000000	279	1,088,276.87	62	284,424.31	21	64,328.56

Nissan Auto Receivables Owner Trust 2009-1 — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Feb-09	0	0.00	0.00%	0.00	0.00	0.00	0.00	0.000%	1.04%
2	Mar-09	206	3,424,320.10	0.32%	0.00	0.00	0.00	0.00	0.000%	1.26%
3	Apr-09	199	3,290,946.44	0.32%	0.00	0.00	0.00	0.00	0.000%	1.14%
4	May-09	330	5,394,696.41	0.54%	536,028.90	0.00	536,028.90	536,028.90	0.047%	0.97%
5	Jun-09	307	4,703,492.21	0.49%	1,035,597.15	233,623.60	801,973.55	1,338,002.45	0.117%	1.19%
6	Jul-09	375	5,795,343.45	0.63%	925,558.00	410,530.40	515,027.60	1,853,030.05	0.162%	1.18%
7	Aug-09	439	6,589,439.33	0.75%	767,714.16	403,593.75	364,120.41	2,217,150.46	0.194%	1.17%
8	Sep-09	435	6,569,520.19	0.77%	894,685.27	401,570.04	493,115.23	2,710,265.69	0.237%	1.06%
9	Oct-09	490	7,014,228.52	0.86%	926,932.83	551,609.42	375,323.41	3,085,589.10	0.270%	1.18%
10	Nov-09	473	6,722,124.15	0.86%	919,037.42	317,538.82	601,498.60	3,687,087.70	0.322%	1.12%
11	Dec-09	556	7,956,332.26	1.06%	799,767.36	419,854.26	379,913.10	4,067,000.80	0.355%	1.22%
12	Jan-10	592	8,064,881.84	1.13%	809,584.77	507,024.92	302,559.85	4,369,560.65	0.382%	1.13%
13	Feb-10	472	6,210,744.78	0.91%	846,418.62	611,826.86	234,591.76	4,604,152.41	0.402%	1.16%
14	Mar-10	424	5,565,816.20	0.86%	832,078.16	535,626.37	296,451.79	4,900,604.20	0.428%	1.52%
15	Apr-10	400	5,007,711.55	0.81%	467,300.36	543,519.34	(76,218.98)	4,824,385.22	0.421%	1.34%
16	May-10	546	6,560,581.60	1.12%	513,182.34	469,887.97	43,294.37	4,867,679.59	0.425%	1.21%
17	Jun-10	498	6,099,382.42	1.10%	563,429.68	316,039.47	247,390.21	5,115,069.80	0.447%	1.37%
18	Jul-10	580	6,829,094.58	1.30%	509,374.22	326,569.61	182,804.61	5,297,874.41	0.463%	1.33%
19	Aug-10	563	6,156,518.32	1.24%	556,459.02	397,886.38	158,572.64	5,456,447.05	0.477%	1.36%
20	Sep-10	563	5,946,482.22	1.27%	440,380.84	333,821.40	106,559.44	5,563,006.49	0.486%	1.32%
21	Oct-10	628	6,605,534.74	1.50%	488,187.54	340,306.35	147,881.19	5,710,887.68	0.499%	1.25%
22	Nov-10	589	6,013,891.51	1.45%	385,771.53	329,267.67	56,503.86	5,767,391.54	0.504%	1.29%
23	Dec-10	614	6,093,789.84	1.56%	493,653.13	311,946.34	181,706.79	5,949,098.33	0.520%	1.27%
24	Jan-11	584	5,695,308.83	1.55%	368,089.11	346,759.87	21,329.24	5,970,427.57	0.522%	1.31%
25	Feb-11	509	4,830,369.37	1.40%	297,920.76	312,528.38	(14,607.62)	5,955,819.95	0.520%	1.24%
26	Mar-11	494	4,589,014.64	1.44%	300,767.17	259,231.47	41,535.70	5,997,355.65	0.524%	1.49%
27	Apr-11	490	4,395,771.28	1.48%	221,403.25	239,512.41	(18,109.16)	5,979,246.49	0.522%	1.34%
28	May-11	474	3,924,737.26	1.43%	235,394.37	280,327.36	(44,932.99)	5,934,313.50	0.518%	1.36%
29	Jun-11	459	3,727,392.97	1.46%	227,326.15	313,487.59	(86,161.44)	5,848,152.06	0.511%	1.28%
30	Jul-11	516	4,133,206.42	1.74%	243,283.64	241,982.43	1,301.21	5,849,453.27	0.511%	1.25%
31	Aug-11	443	3,451,654.31	1.59%	256,579.04	214,805.79	41,773.25	5,891,226.52	0.515%	1.38%
32	Sep-11	421	3,270,571.10	1.63%	229,509.43	239,838.26	(10,328.83)	5,880,897.69	0.514%	1.29%
33	Oct-11	474	3,474,469.51	1.89%	213,866.66	240,069.76	(26,203.10)	5,854,694.59	0.511%	1.29%
34	Nov-11	463	3,214,748.36	1.91%	218,124.28	143,691.23	74,433.05	5,929,127.64	0.518%	1.28%
35	Dec-11	495	3,374,233.98	2.20%	172,844.26	174,457.54	(1,613.28)	5,927,514.36	0.518%	1.28%
36	Jan-12	424	2,660,548.58	1.91%	286,378.37	145,033.34	141,345.03	6,068,859.39	0.530%	1.31%
37	Feb-12	348	2,064,342.83	1.64%	141,555.15	249,160.06	(107,604.91)	5,961,254.48	0.521%	1.32%
38	Mar-12	313	1,736,059.89	1.55%	131,997.53	170,057.13	(38,059.60)	5,923,194.88	0.517%	1.38%
39	Apr-12	305	1,659,649.86	1.66%	53,674.08	182,400.70	(128,726.62)	5,794,468.26	0.506%	1.31%
40	May-12	326	1,597,891.68	1.80%	57,357.56	164,608.26	(107,250.70)	5,687,217.56	0.497%	1.35%
41	Jun-12	367	1,657,931.59	2.13%	47,949.48	71,701.94	(23,752.46)	5,663,465.10	0.495%	1.35%
42	Jul-12	362	1,437,029.74	0.00%	97,385.11	132,209.72	(34,824.61)	5,628,640.49	0.492%	1.72%

Nissan Auto Receivables Owner Trust 2009-A

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Mar-09	1,485,381,920.97	1,437,616,745.51	0.967843	0	0.00	0	0.00	0	0.00
2	Apr-09	1,437,616,745.51	1,400,328,944.68	0.942740	186	3,940,163.64	0	0.00	0	0.00
3	May-09	1,400,328,944.68	1,363,550,220.63	0.917980	366	7,730,600.95	46	997,230.46	0	0.00
4	Jun-09	1,363,550,220.63	1,323,565,814.46	0.891061	340	7,089,097.34	91	1,946,162.42	13	272,516.13
5	Jul-09	1,323,565,814.46	1,284,847,731.29	0.864995	405	7,956,689.84	91	2,012,502.68	25	600,568.31
6	Aug-09	1,284,847,731.29	1,244,034,251.01	0.837518	454	8,608,691.22	118	2,502,432.94	24	533,829.05
7	Sep-09	1,244,034,251.01	1,208,880,785.31	0.813852	437	8,619,806.97	128	2,409,676.81	33	680,524.39
8	Oct-09	1,208,880,785.31	1,172,744,590.91	0.789524	512	10,036,353.59	128	2,508,398.75	34	566,783.59
9	Nov-09	1,172,744,590.91	1,137,845,290.16	0.766029	548	10,741,065.15	145	2,761,631.11	29	546,403.12
10	Dec-09	1,137,845,290.16	1,102,179,993.90	0.742018	622	11,657,862.97	166	3,324,107.33	41	735,675.18
11	Jan-10	1,102,179,993.90	1,067,571,949.38	0.718719	628	11,843,817.62	181	3,559,755.32	53	1,042,138.68
12	Feb-10	1,067,571,949.38	1,033,435,988.24	0.695738	487	9,120,483.97	140	2,783,408.20	48	919,310.32
13	Mar-10	1,033,435,988.24	991,121,817.62	0.667250	504	9,173,548.29	116	2,246,037.44	22	460,222.72
14	Apr-10	991,121,817.62	953,993,020.03	0.642254	456	8,112,386.24	133	2,424,433.18	20	421,254.04
15	May-10	953,993,020.03	919,957,276.19	0.619341	671	11,915,297.09	148	2,571,740.04	44	741,992.18
16	Jun-10	919,957,276.19	881,172,531.65	0.593230	575	10,015,366.87	159	2,893,422.73	29	508,436.01
17	Jul-10	881,172,531.65	845,180,989.98	0.568999	668	11,328,726.68	158	2,721,476.31	33	686,984.59
18	Aug-10	845,180,989.98	808,774,881.43	0.544490	663	11,053,839.13	175	2,912,775.85	31	574,955.95
19	Sep-10	808,774,881.43	773,827,405.72	0.520962	627	10,094,719.31	175	2,890,857.04	40	685,414.51
20	Oct-10	773,827,405.72	739,792,810.42	0.498049	696	10,823,751.57	169	2,895,724.40	53	817,445.78
21	Nov-10	739,792,810.42	705,711,236.05	0.475104	642	9,818,852.52	172	2,718,628.46	41	698,894.43
22	Dec-10	705,711,236.05	673,095,421.92	0.453146	721	10,932,264.25	195	2,920,160.19	37	626,657.68
23	Jan-11	673,095,421.92	640,326,869.08	0.431086	683	10,280,160.46	159	2,280,745.38	42	658,944.54
24	Feb-11	640,326,869.08	610,655,625.78	0.411110	516	7,540,242.42	138	2,097,142.53	32	471,047.04
25	Mar-11	610,655,625.78	576,153,448.05	0.387882	599	8,518,116.58	92	1,350,673.88	20	377,904.97
26	Apr-11	576,153,448.05	546,884,826.15	0.368178	556	7,849,787.00	121	1,708,996.53	18	240,236.67
27	May-11	546,884,826.15	517,706,646.30	0.348534	598	8,053,126.71	135	1,952,799.28	23	280,369.66
28	Jun-11	517,706,646.30	488,764,045.69	0.329049	582	7,510,762.62	126	1,715,598.48	22	242,227.96
29	Jul-11	488,764,045.69	461,314,244.49	0.310569	624	7,772,203.84	144	1,868,348.53	20	261,393.69
30	Aug-11	461,314,244.49	433,003,254.09	0.291510	594	7,462,049.43	146	1,863,086.48	22	308,961.40
31	Sep-11	433,003,254.09	405,637,525.68	0.273086	550	6,682,256.08	142	1,789,253.68	31	390,757.88
32	Oct-11	405,637,525.68	380,224,152.29	0.255977	609	7,229,560.52	144	1,719,438.56	24	318,782.90
33	Nov-11	380,224,152.29	356,645,053.49	0.240103	559	6,290,214.61	149	1,787,858.53	25	359,853.86
34	Dec-11	356,645,053.49	333,314,503.27	0.224396	660	7,010,545.66	151	1,727,053.49	33	415,811.62
35	Jan-12	333,314,503.27	310,408,245.43	0.208975	604	6,451,170.10	144	1,467,949.73	21	300,280.31
36	Feb-12	310,408,245.43	289,642,323.76	0.194995	476	4,790,792.80	88	887,362.97	16	198,220.38
37	Mar-12	289,642,323.76	268,410,167.26	0.180701	506	4,957,488.81	76	755,407.81	9	111,241.76
38	Apr-12	268,410,167.26	249,228,150.22	0.167787	427	4,328,293.52	106	1,000,230.45	14	164,626.16
39	May-12	249,228,150.22	230,297,862.90	0.155043	492	4,422,380.68	100	891,092.18	18	169,480.31
40	Jun-12	230,297,862.90	211,843,461.33	0.142619	475	4,149,358.57	88	652,994.00	21	206,209.23
41	Jul-12	211,843,461.33	193,340,431.33	0.130162	488	4,095,545.41	104	857,722.85	21	116,295.16
42	Aug-12	193,340,431.33	175,734,959.77	0.118310	497	3,858,009.06	104	800,658.58	19	141,134.02
43	Sep-12	175,734,959.77	160,979,476.37	0.108376	558	4,188,022.83	116	893,961.15	21	153,210.59
44	Oct-12	160,979,476.37	145,112,956.23	0.097694	559	3,923,435.79	135	974,160.65	22	154,430.80
45	Nov-12	145,112,956.23	130,708,550.07	0.087997	569	3,811,975.93	145	974,302.77	24	135,449.19
46	Dec-12	130,708,550.07	117,343,477.46	0.078999	647	3,981,623.35	155	975,813.47	27	180,696.97
47	Jan-13	117,343,477.46	0.00	0.000000	560	3,254,001.73	163	980,909.99	33	160,663.10

Nissan Auto Receivables Owner Trust 2009-A — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Mar-09	0	0.00	0.00%	0.00	0.00	0.00	0.00	0.000%	1.37%
2	Apr-09	186	3,940,163.64	0.28%	0.00	0.00	0.00	0.00	0.000%	0.83%
3	May-09	412	8,727,831.41	0.64%	0.00	0.00	0.00	0.00	0.000%	0.82%
4	Jun-09	444	9,307,775.89	0.70%	947,120.16	0.00	947,120.16	947,120.16	0.064%	1.04%
5	Jul-09	521	10,569,760.83	0.82%	1,573,611.89	344,395.45	1,229,216.44	2,176,336.60	0.147%	0.99%
6	Aug-09	596	11,644,953.21	0.94%	2,263,358.05	642,233.50	1,621,124.55	3,797,461.15	0.256%	1.14%
7	Sep-09	598	11,710,008.17	0.97%	1,681,717.74	642,202.32	1,039,515.42	4,836,976.57	0.326%	0.83%
8	Oct-09	674	13,111,535.93	1.12%	2,182,223.12	1,097,444.27	1,084,778.85	5,921,755.42	0.399%	0.92%
9	Nov-09	722	14,049,099.38	1.23%	1,985,793.30	1,049,200.47	936,592.83	6,858,348.25	0.462%	0.90%
10	Dec-09	829	15,717,645.48	1.43%	1,658,635.33	800,008.14	858,627.19	7,716,975.44	0.520%	0.97%
11	Jan-10	862	16,445,711.62	1.54%	2,239,706.05	1,118,360.46	1,121,345.59	8,838,321.03	0.595%	0.93%
12	Feb-10	675	12,823,202.49	1.24%	2,266,198.13	1,249,416.44	1,016,781.69	9,855,102.72	0.663%	0.93%
13	Mar-10	642	11,879,808.45	1.20%	1,903,295.53	1,373,190.42	530,105.11	10,385,207.83	0.699%	1.42%
14	Apr-10	609	10,958,073.46	1.15%	1,848,716.82	1,356,452.75	492,264.07	10,877,471.90	0.732%	1.19%
15	May-10	863	15,229,029.31	1.66%	1,315,973.96	1,158,860.55	157,113.41	11,034,585.31	0.743%	1.03%
16	Jun-10	763	13,417,225.61	1.52%	1,435,419.43	924,229.09	511,190.34	11,545,775.65	0.777%	1.34%
17	Jul-10	859	14,737,187.58	1.74%	1,654,664.76	980,001.18	674,663.58	12,220,439.23	0.823%	1.23%
18	Aug-10	869	14,541,570.93	1.80%	1,348,889.85	1,131,812.84	217,077.01	12,437,516.24	0.837%	1.32%
19	Sep-10	842	13,670,990.86	1.77%	1,278,043.65	937,038.80	341,004.85	12,778,521.09	0.860%	1.28%
20	Oct-10	918	14,536,921.75	1.96%	1,078,188.16	747,091.61	331,096.55	13,109,617.64	0.883%	1.27%
21	Nov-10	855	13,236,375.41	1.88%	1,489,698.26	774,375.67	715,322.59	13,824,940.23	0.931%	1.31%
22	Dec-10	953	14,479,082.12	2.15%	1,547,811.98	826,861.15	720,950.83	14,545,891.06	0.979%	1.27%
23	Jan-11	884	13,219,850.38	2.06%	1,364,224.97	1,067,680.44	296,544.53	14,842,435.59	0.999%	1.31%
24	Feb-11	686	10,108,431.99	1.66%	992,111.81	988,605.99	3,505.82	14,845,941.41	0.999%	1.17%
25	Mar-11	711	10,246,695.43	1.78%	989,899.35	1,013,341.10	(23,441.75)	14,822,499.66	0.998%	1.50%
26	Apr-11	695	9,799,020.20	1.79%	925,205.58	602,337.16	322,868.42	15,145,368.08	1.020%	1.28%
27	May-11	756	10,286,295.65	1.99%	631,478.47	647,629.03	(16,150.56)	15,129,217.52	1.019%	1.31%
28	Jun-11	730	9,468,589.06	1.94%	769,499.48	690,985.62	78,513.86	15,207,731.38	1.024%	1.34%
29	Jul-11	788	9,901,946.06	2.15%	673,785.57	563,846.63	109,938.94	15,317,670.32	1.031%	1.30%
30	Aug-11	762	9,634,097.31	2.22%	634,007.61	584,003.99	50,003.62	15,367,673.94	1.035%	1.39%
31	Sep-11	723	8,862,267.64	2.18%	774,759.37	503,851.51	270,907.86	15,638,581.80	1.053%	1.41%
32	Oct-11	777	9,267,781.98	2.44%	647,227.54	591,334.43	55,893.11	15,694,474.91	1.057%	1.35%
33	Nov-11	733	8,437,927.00	2.37%	747,990.37	530,854.53	217,135.84	15,911,610.75	1.071%	1.28%
34	Dec-11	844	9,153,410.77	2.75%	598,740.60	469,970.07	128,770.53	16,040,381.28	1.080%	1.31%
35	Jan-12	769	8,219,400.14	2.65%	726,474.22	444,806.21	281,668.01	16,322,049.29	1.099%	1.33%
36	Feb-12	580	5,876,376.15	2.03%	402,234.14	438,476.10	(36,241.96)	16,285,807.33	1.096%	1.28%
37	Mar-12	591	5,824,138.38	2.17%	392,163.97	534,875.52	(142,711.55)	16,143,095.78	1.087%	1.35%
38	Apr-12	547	5,493,150.13	2.20%	252,640.55	352,044.28	(99,403.73)	16,043,692.05	1.080%	1.26%
39	May-12	610	5,482,953.17	2.38%	397,509.05	413,534.21	(16,025.16)	16,027,666.89	1.079%	1.29%
40	Jun-12	584	5,008,561.80	2.36%	245,400.54	428,633.57	(183,233.03)	15,844,433.86	1.067%	1.30%
41	Jul-12	613	5,069,563.42	2.62%	300,941.57	296,797.71	4,143.86	15,848,577.72	1.067%	1.38%
42	Aug-12	620	4,799,801.66	2.73%	300,216.54	298,343.96	1,872.58	15,850,450.30	1.067%	1.38%
43	Sep-12	695	5,235,194.57	3.25%	188,321.31	254,046.35	(65,725.04)	15,784,725.26	1.063%	1.23%
44	Oct-12	716	5,052,027.24	3.48%	168,861.17	239,455.53	(70,594.36)	15,714,130.90	1.058%	1.39%
45	Nov-12	738	4,921,727.89	3.77%	229,933.72	255,484.95	(25,551.23)	15,688,579.67	1.056%	1.35%
46	Dec-12	829	5,138,133.79	4.38%	203,514.69	191,694.52	11,820.17	15,700,399.84	1.057%	1.32%
47	Jan-13	756	4,395,574.82	0.00%	245,265.93	367,317.17	(122,051.24)	15,578,348.60	1.049%	1.82%

Nissan Auto Receivables Owner Trust 2010-A

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Sep-10	1,359,221,770.11	1,310,427,544.33	0.964101	0	0.00	0	0.00	0	0.00
2	Oct-10	1,310,427,544.33	1,261,956,595.48	0.928441	0	0.00	0	0.00	0	0.00
3	Nov-10	1,261,956,595.48	1,221,019,469.88	0.898322	353	5,398,984.76	0	0.00	0	0.00
4	Dec-10	1,221,019,469.88	1,180,017,962.81	0.868157	522	7,841,287.77	74	1,102,303.11	1	22,667.59
5	Jan-11	1,180,017,962.81	1,138,714,394.47	0.837769	561	8,535,651.09	119	1,674,229.52	17	339,918.57
6	Feb-11	1,138,714,394.47	1,098,178,179.13	0.807946	492	7,391,915.22	79	1,166,657.45	21	340,985.72
7	Mar-11	1,098,178,179.13	1,051,457,432.09	0.773573	444	6,389,020.55	66	1,073,522.56	10	184,426.51
8	Apr-11	1,051,457,432.09	1,009,795,498.46	0.742922	473	6,664,116.66	86	1,236,767.79	11	183,807.80
9	May-11	1,009,795,498.46	967,624,269.49	0.711896	551	7,780,510.39	104	1,522,414.97	22	375,471.83
10	Jun-11	967,624,269.49	925,416,246.68	0.680843	495	6,813,079.75	97	1,221,533.31	28	518,926.55
11	Jul-11	925,416,246.68	885,629,136.61	0.651571	625	8,877,667.19	112	1,628,480.57	30	410,551.28
12	Aug-11	885,629,136.61	842,953,455.35	0.620174	596	8,592,526.03	132	1,667,946.28	24	436,262.00
13	Sep-11	842,953,455.35	802,516,673.57	0.590424	549	7,517,107.64	114	1,528,427.51	19	325,310.80
14	Oct-11	802,516,673.57	764,910,961.30	0.562757	613	8,231,370.04	127	1,624,234.55	29	493,686.05
15	Nov-11	764,910,961.30	729,640,455.38	0.536808	625	8,052,899.35	140	1,792,521.27	27	390,672.38
16	Dec-11	729,640,455.38	695,358,246.31	0.511586	706	8,953,627.74	143	1,936,031.75	20	250,539.27
17	Jan-12	695,358,246.31	659,756,975.26	0.485393	584	7,388,101.95	129	1,568,775.79	24	393,553.62
18	Feb-12	659,756,975.26	626,005,351.84	0.460562	463	5,547,886.84	90	972,377.44	16	196,423.40
19	Mar-12	626,005,351.84	591,266,573.47	0.435004	450	5,340,162.72	74	872,847.43	6	90,645.69
20	Apr-12	591,266,573.47	559,477,037.41	0.411616	408	4,747,760.57	86	887,874.36	15	196,748.84
21	May-12	559,477,037.41	527,567,200.85	0.388139	521	6,088,519.93	71	900,447.19	15	154,824.28
22	Jun-12	527,567,200.85	495,725,037.06	0.364712	513	5,559,525.82	80	970,227.74	14	188,794.91
23	Jul-12	495,725,037.06	463,449,476.05	0.340967	491	5,153,208.60	110	1,258,563.32	15	268,497.69
24	Aug-12	463,449,476.05	434,211,438.79	0.319456	522	5,107,845.63	118	1,266,340.19	20	225,566.74
25	Sep-12	434,211,438.79	409,502,633.17	0.301277	553	5,250,518.85	131	1,216,559.64	30	315,515.34
26	Oct-12	409,502,633.17	382,093,627.34	0.281112	535	5,045,521.55	119	1,084,372.28	22	178,825.25
27	Nov-12	382,093,627.34	357,968,751.29	0.263363	549	4,776,319.89	124	1,157,400.34	35	315,594.88
28	Dec-12	357,968,751.29	334,602,005.94	0.246172	659	5,710,988.90	137	1,225,327.49	32	236,357.35
29	Jan-13	334,602,005.94	311,060,353.84	0.228852	586	4,758,205.24	148	1,246,538.09	25	147,167.54
30	Feb-13	311,060,353.84	290,114,553.05	0.213442	469	3,760,586.44	127	994,248.97	24	176,156.56
31	Mar-13	290,114,553.05	268,638,166.86	0.197641	448	3,616,579.91	93	698,358.68	25	167,118.55

Nissan Auto Receivables Owner Trust 2010-A — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Sep-10	0	0.00	0.00%	0.00	0.00	0.00	0.00	0.000%	1.39%
2	Oct-10	0	0.00	0.00%	0.00	0.00	0.00	0.00	0.000%	1.41%
3	Nov-10	353	5,398,984.76	0.44%	261,158.50	0.00	261,158.50	261,158.50	0.019%	1.10%
4	Dec-10	597	8,966,258.47	0.76%	750,291.75	118,975.83	631,315.92	892,474.42	0.066%	1.13%
5	Jan-11	697	10,549,799.18	0.93%	678,790.64	314,910.33	363,880.31	1,256,354.73	0.092%	1.15%
6	Feb-11	592	8,899,558.39	0.81%	1,187,882.13	273,671.30	914,210.83	2,170,565.56	0.160%	1.14%
7	Mar-11	520	7,646,969.62	0.73%	1,341,262.06	655,369.03	685,893.03	2,856,458.59	0.210%	1.48%
8	Apr-11	570	8,084,692.25	0.80%	950,226.82	860,752.57	89,474.25	2,945,932.84	0.217%	1.31%
9	May-11	677	9,678,397.19	1.00%	879,479.58	647,341.94	232,137.64	3,178,070.48	0.234%	1.37%
10	Jun-11	620	8,553,539.61	0.92%	1,323,118.31	595,310.22	727,808.09	3,905,878.57	0.287%	1.41%
11	Jul-11	767	10,916,699.04	1.23%	993,353.09	669,182.20	324,170.89	4,230,049.46	0.311%	1.34%
12	Aug-11	752	10,696,734.31	1.27%	999,585.18	593,868.35	405,716.83	4,635,766.29	0.341%	1.51%
13	Sep-11	682	9,370,845.95	1.17%	1,128,386.78	756,027.11	372,359.67	5,008,125.96	0.368%	1.45%
14	Oct-11	769	10,349,290.64	1.35%	995,345.82	612,327.28	383,018.54	5,391,144.50	0.397%	1.36%
15	Nov-11	792	10,236,093.00	1.40%	1,231,904.40	1,667,108.96	(435,204.56)	4,955,939.94	0.365%	1.28%
16	Dec-11	869	11,140,198.76	1.60%	808,299.40	791,204.59	17,094.81	4,973,034.75	0.366%	1.30%
17	Jan-12.	737	9,350,431.36	1.42%	902,889.29	662,099.56	240,789.73	5,213,824.48	0.384%	1.40%
18	Feb-12	569	6,716,687.68	1.07%	861,222.84	644,757.74	216,465.10	5,430,289.58	0.400%	1.35%
19	Mar-12	530	6,303,655.84	1.07%	624,090.97	792,220.40	(168,129.43)	5,262,160.15	0.387%	1.44%
20	Apr-12	509	5,832,383.77	1.04%	305,144.05	535,739.01	(230,594.96)	5,031,565.19	0.370%	1.34%
21	May-12	607	7,143,791.40	1.35%	535,243.00	384,078.69	151,164.31	5,182,729.50	0.381%	1.39%
22	Jun-12	607	6,718,548.47	1.36%	520,501.15	264,995.15	255,506.00	5,438,235.50	0.400%	1.43%
23	Jul-12	616	6,680,269.61	1.44%	505,017.43	378,494.95	126,522.48	5,564,757.98	0.409%	1.49%
24	Aug-12	660	6,599,752.56	1.52%	629,373.77	386,700.24	242,673.53	5,807,431.51	0.427%	1.43%
25	Sep-12	714	6,782,593.83	1.66%	561,881.41	413,623.07	148,258.34	5,955,689.85	0.438%	1.21%
26	Oct-12	676	6,308,719.08	1.65%	663,053.17	392,488.04	270,565.13	6,226,254.98	0.458%	1.41%
27	Nov-12	708	6,249,315.11	1.75%	352,429.47	422,502.11	(70,072.64)	6,156,182.34	0.453%	1.27%
28	Dec-12	828	7,172,673.74	2.14%	404,713.91	246,010.18	158,703.73	6,314,886.07	0.465%	1.27%
29	Jan-13	759	6,151,910.87	1.98%	432,160.72	351,155.64	81,005.08	6,395,891.15	0.471%	1.33%
30	Feb-13	620	4,930,991.97	1.70%	315,550.12	270,185.55	45,364.57	6,441,255.72	0.474%	1.20%
31	Mar-13	566	4,482,057.14	1.67%	247,263.80	357,652.41	(110,388.61)	6,330,867.11	0.466%	1.32%

Nissan Auto Receivables Owner Trust 2011-A

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Apr-11	1,253,357,973.97	1,224,323,050.99	0.976834	136	2,876,613.32	2	60,936.49	0	0.00
2	May-11	1,224,323,050.99	1,193,238,420.86	0.952033	202	4,279,051.00	21	408,907.58	0	0.00
3	Jun-11	1,193,238,420.86	1,161,891,059.78	0.927023	192	3,934,116.22	50	1,068,130.57	5	84,759.05
4	Jul-11	1,161,891,059.78	1,130,731,066.22	0.902161	268	5,553,586.39	54	1,110,372.72	14	286,183.52
5	Aug-11	1,130,731,066.22	1,097,118,932.48	0.875344	254	5,046,445.19	51	1,042,176.48	13	214,031.76
6	Sep-11	1,097,118,932.48	1,065,104,220.46	0.849800	252	4,984,802.29	47	929,606.03	7	134,662.76
7	Oct-11	1,065,104,220.46	1,034,503,916.40	0.825386	330	6,519,948.79	56	1,223,545.02	7	159,068.09
8	Nov-11	1,034,503,916.40	1,003,368,365.33	0.800544	290	5,612,546.50	77	1,324,327.36	6	117,356.28
9	Dec-11	1,003,368,365.33	973,077,919.60	0.776377	385	7,441,184.06	92	1,660,356.09	9	156,517.43
10	Jan-12	973,077,919.60	939,715,910.28	0.749759	327	6,271,166.07	78	1,353,001.66	14	225,470.42
11	Feb-12	939,715,910.28	908,211,516.18	0.724623	251	4,656,859.16	50	937,971.73	14	216,717.64
12	Mar-12	908,211,516.18	874,630,612.01	0.697830	239	4,396,133.45	48	844,153.90	10	155,579.00
13	Apr-12	874,630,612.01	842,521,533.32	0.672211	242	4,477,787.92	50	908,737.66	12	171,413.09
14	May-12	842,521,533.32	810,292,671.21	0.646497	323	5,795,488.10	57	951,050.52	15	280,993.26
15	Jun-12	810,292,671.21	778,629,524.99	0.621235	290	5,047,033.08	69	1,161,272.48	12	171,130.44
16	Jul-12	778,629,524.99	746,370,677.59	0.595497	351	5,833,089.24	75	1,215,081.74	13	234,351.05
17	Aug-12	746,370,677.59	715,171,876.60	0.570605	340	5,479,010.64	84	1,431,303.43	17	254,390.86
18	Sep-12	715,171,876.60	687,093,183.24	0.548202	330	5,432,415.44	88	1,422,648.92	15	288,400.49
19	Oct-12	687,093,183.24	656,506,922.12	0.523798	337	5,422,347.37	68	1,025,790.67	20	302,645.69
20	Nov-12	656,506,922.12	627,966,777.63	0.501027	321	5,274,681.91	87	1,388,909.18	12	131,166.06
21	Dec-12	627,966,777.63	601,374,403.98	0.479811	405	6,377,488.85	102	1,586,765.30	17	308,986.00
22	Jan-13	601,374,403.98	571,612,091.62	0.456065	390	6,071,103.92	91	1,396,525.68	23	319,867.96
23	Feb-13	571,612,091.62	545,820,696.84	0.435487	287	4,512,226.18	78	1,161,951.92	11	140,895.30
24	Mar-13	545,820,696.84	519,118,040.13	0.414182	332	4,890,052.63	59	977,013.72	12	139,591.05

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Apr-11	138	2,937,549.81	0.24%	236,783.89	0.00	236,783.89	236,783.89	0.019%	0.62%
2	May-11	223	4,687,958.58	0.39%	329,723.52	141,291.90	188,431.62	425,215.51	0.034%	0.79%
3	Jun-11	247	5,087,005.84	0.44%	647,429.47	113,962.32	533,467.15	958,682.66	0.076%	0.83%
4	Jul-11	336	6,950,142.63	0.61%	746,770.99	333,559.16	413,211.83	1,371,894.49	0.109%	0.84%
5	Aug-11	318	6,302,653.43	0.57%	940,137.26	450,646.15	489,491.11	1,861,385.60	0.149%	1.04%
6	Sep-11	306	6,049,071.08	0.57%	862,955.30	478,188.55	384,766.75	2,246,152.35	0.179%	0.96%
7	Oct-11	393	7,902,561.90	0.76%	680,958.05	606,083.00	74,875.05	2,321,027.40	0.185%	0.88%
8	Nov-11	373	7,054,230.14	0.70%	967,923.05	345,141.57	622,781.48	2,943,808.88	0.235%	0.95%
9	Dec-11	486	9,258,057.58	0.95%	931,187.71	482,167.15	449,020.56	3,392,829.44	0.271%	0.92%
10	Jan-12	419	7,849,638.15	0.84%	860,466.07	1,338,045.45	(477,579.38)	2,915,250.06	0.233%	1.17%
11	Feb-12	315	5,811,548.53	0.64%	553,312.10	512,577.41	40,734.69	2,955,984.75	0.236%	1.07%
12	Mar-12	297	5,395,866.35	0.62%	695,259.50	408,275.44	286,984.06	3,242,968.81	0.259%	1.25%
13	Apr-12	304	5,557,938.67	0.66%	634,234.14	427,433.05	206,801.09	3,449,769.90	0.275%	1.19%
14	May-12	395	7,027,531.88	0.87%	582,467.42	443,794.01	138,673.41	3,588,443.31	0.286%	1.27%
15	Jun-12	371	6,379,436.00	0.82%	618,165.38	275,738.98	342,426.40	3,930,869.71	0.314%	1.27%
16	Jul-12	439	7,282,522.03	0.98%	664,116.10	460,844.48	203,271.62	4,134,141.33	0.330%	1.34%
17	Aug-12	441	7,164,704.93	1.00%	613,969.17	462,795.98	151,173.19	4,285,314.52	0.342%	1.32%
18	Sep-12	433	7,143,464.85	1.04%	762,190.25	342,943.57	419,246.68	4,704,561.20	0.375%	1.14%
19	Oct-12	425	6,750,783.73	1.03%	521,378.92	502,060.79	19,318.13	4,723,879.33	0.377%	1.35%
20	Nov-12	420	6,794,757.15	1.08%	494,890.96	235,784.22	259,106.74	4,982,986.07	0.398%	1.26%
21	Dec-12	524	8,273,240.15	1.38%	589,058.20	195,576.98	393,481.22	5,376,467.29	0.429%	1.16%
22	Jan-13	504	7,787,497.56	1.36%	717,735.85	432,080.69	285,655.16	5,662,122.45	0.452%	1.41%
23	Feb-13	376	5,815,073.40	1.07%	553,449.02	291,856.67	261,592.35	5,923,714.80	0.473%	1.19%
24	Mar-13	403	6,006,657.40	1.16%	383,880.89	422,326.33	(38,445.44)	5,885,269.36	0.470%	1.29%

Nissan Auto Receivables Owner Trust 2011-B

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Nov-11	1,302,083,350.29	1,266,681,984.52	0.972812	194	3,818,109.18	0	0.00	0	0.00
2	Dec-11	1,266,681,984.52	1,229,590,405.11	0.944325	297	5,810,974.62	32	597,780.16	0	0.00
3	Jan-12	1,229,590,405.11	1,189,926,499.59	0.913864	312	5,835,256.84	37	665,535.00	12	213,759.77
4	Feb-12	1,189,926,499.59	1,152,513,543.32	0.885130	230	3,932,616.58	33	631,043.28	7	139,175.45
5	Mar-12	1,152,513,543.32	1,111,790,944.63	0.853855	212	3,494,576.57	35	599,089.15	6	103,074.10
6	Apr-12	1,111,790,944.63	1,073,534,403.82	0.824474	236	3,893,318.24	43	748,493.25	10	170,938.65
7	May-12	1,073,534,403.82	1,034,989,304.75	0.794872	278	4,749,000.45	60	1,090,604.87	8	133,411.01
8	Jun-12	1,034,989,304.75	997,315,628.93	0.765938	269	4,463,133.55	43	718,765.25	8	126,017.26
9	Jul-12	997,315,628.93	958,189,449.82	0.735889	289	4,695,226.89	56	954,151.82	10	163,116.23
10	Aug-12	958,189,449.82	920,176,625.71	0.706696	347	5,630,453.77	50	848,664.64	13	249,576.33
11	Sep-12	920,176,625.71	886,251,032.47	0.680641	343	5,449,382.59	88	1,348,413.34	11	166,844.15
12	Oct-12	886,251,032.47	849,740,030.13	0.652600	379	5,847,369.31	77	1,137,192.80	23	352,857.16
13	Nov-12	849,740,030.13	815,263,487.38	0.626122	370	5,680,253.68	103	1,466,115.92	15	211,012.53
14	Dec-12	815,263,487.38	782,096,173.07	0.600650	438	6,561,065.78	90	1,372,633.81	28	413,832.42
15	Jan-13	782,096,173.07	747,325,062.99	0.573946	422	5,975,370.63	93	1,286,201.00	19	258,194.56
16	Feb-13	747,325,062.99	715,385,588.47	0.549416	352	5,065,560.64	88	1,252,855.44	20	272,429.52
17	Mar-13	715,385,588.47	682,504,199.59	0.524163	381	5,085,668.93	75	1,059,051.81	14	211,632.87

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Nov-11	194	3,818,109.18	0.30%	176,163.60	0.00	176,163.60	176,163.60	0.014%	0.80%
2	Dec-11	329	6,408,754.78	0.52%	327,919.46	71,944.20	255,975.26	432,138.86	0.033%	0.94%
3	Jan-12	361	6,714,551.61	0.56%	556,903.90	204,380.47	352,523.43	784,662.29	0.060%	1.15%
4	Feb-12	270	4,702,835.31	0.41%	685,038.02	240,035.36	445,002.66	1,229,664.95	0.094%	1.05%
5	Mar-12	253	4,196,739.82	0.38%	831,283.78	323,815.30	507,468.48	1,737,133.43	0.133%	1.28%
6	Apr-12	289	4,812,750.14	0.45%	561,900.45	453,403.33	108,497.12	1,845,630.55	0.142%	1.18%
7	May-12	346	5,973,016.33	0.58%	605,098.30	401,992.75	203,105.55	2,048,736.10	0.157%	1.23%
8	Jun-12	320	5,307,916.06	0.53%	840,881.30	319,182.32	521,698.98	2,570,435.08	0.197%	1.22%
9	Jul-12	355	5,812,494.94	0.61%	591,258.76	531,289.16	59,969.60	2,630,404.68	0.202%	1.34%
10	Aug-12	410	6,728,694.74	0.73%	725,018.27	425,410.06	299,608.21	2,930,012.89	0.225%	1.32%
11	Sep-12	442	6,964,640.08	0.79%	657,648.87	451,683.01	205,965.86	3,135,978.75	0.241%	1.11%
12	Oct-12	479	7,337,419.27	0.86%	634,175.19	370,173.52	264,001.67	3,399,980.42	0.261%	1.33%
13	Nov-12	488	7,357,382.13	0.90%	840,637.67	380,416.86	460,220.81	3,860,201.23	0.296%	1.25%
14	Dec-12	556	8,347,532.01	1.07%	617,707.73	317,884.15	299,823.58	4,160,024.81	0.319%	1.21%
15	Jan-13	534	7,519,766.19	1.01%	814,445.20	508,667.57	305,777.63	4,465,802.44	0.343%	1.35%
16	Feb-13	460	6,590,845.60	0.92%	550,916.46	292,416.09	258,500.37	4,724,302.81	0.363%	1.22%
17	Mar-13	470	6,356,353.61	0.93%	529,667.97	522,877.87	6,790.10	4,731,092.91	0.363%	1.32%

Nissan Auto Receivables Owner Trust 2012-A

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Feb-12	1,604,911,045.79	1,560,936,144.91	0.972600	120	2,717,435.54	1	24,280.87	0	0.00
2	Mar-12	1,560,936,144.91	1,512,743,661.32	0.942572	146	2,919,506.65	12	263,277.08	0	0.00
3	Apr-12	1,512,743,661.32	1,467,249,311.41	0.914225	175	3,587,983.54	22	397,656.80	5	99,712.08
4	May-12	1,467,249,311.41	1,420,885,538.65	0.885336	224	4,362,221.67	31	644,115.87	8	135,157.06
5	Jun-12	1,420,885,538.65	1,375,299,586.28	0.856932	228	4,287,375.41	42	956,181.25	8	136,992.27
6	Jul-12	1,375,299,586.28	1,329,192,306.88	0.828203	285	5,239,467.71	53	971,164.28	13	282,481.34
7	Aug-12	1,329,192,306.88	1,284,769,160.57	0.800524	285	5,511,798.44	60	1,133,824.31	12	166,634.70
8	Sep-12	1,284,769,160.57	1,246,040,431.65	0.776392	324	6,078,635.68	89	1,655,444.02	12	262,411.56
9	Oct-12	1,246,040,431.65	1,201,129,971.42	0.748409	336	6,470,883.48	80	1,469,648.54	22	325,918.27
10	Nov-12	1,201,129,971.42	1,160,868,207.03	0.723322	338	6,308,676.88	94	1,796,613.52	20	376,599.40
11	Dec-12	1,160,868,207.03	1,121,124,083.19	0.698558	462	8,682,370.00	85	1,572,687.13	28	530,043.95
12	Jan-13	1,121,124,083.19	1,077,758,763.07	0.671538	371	6,791,750.60	97	1,625,214.89	12	184,584.45
13	Feb-13	1,077,758,763.07	1,038,990,222.50	0.647382	351	6,251,450.90	75	1,246,410.63	21	314,234.53
14	Mar-13	1,038,990,222.50	997,808,932.82	0.621722	371	6,350,335.16	80	1,438,985.71	13	192,698.98

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Feb-12	121	2,741,716.41	0.18%	195,407.03	0.00	195,407.03	195,407.03	0.012%	0.93%
2	Mar-12	158	3,182,783.73	0.21%	639,933.04	59,500.00	580,433.04	775,840.07	0.048%	1.18%
3	Apr-12	202	4,085,352.42	0.28%	566,428.92	355,719.93	210,708.99	986,549.06	0.061%	1.08%
4	May-12	263	5,141,494.60	0.36%	657,981.38	251,145.67	406,835.71	1,393,384.77	0.087%	1.16%
5	Jun-12	278	5,380,548.93	0.39%	1,095,909.31	527,382.47	568,526.84	1,961,911.61	0.122%	1.15%
6	Jul-12	351	6,493,113.33	0.49%	794,037.56	440,531.59	353,505.97	2,315,417.58	0.144%	1.21%
7	Aug-12	357	6,812,257.45	0.53%	1,126,535.51	623,403.21	503,132.30	2,818,549.88	0.176%	1.16%
8	Sep-12	425	7,996,491.26	0.64%	882,003.67	475,126.82	406,876.85	3,225,426.73	0.201%	0.91%
9	Oct-12	438	8,266,450.29	0.69%	1,428,883.88	575,100.30	853,783.58	4,079,210.31	0.254%	1.28%
10	Nov-12	452	8,481,889.80	0.73%	817,140.66	781,003.74	36,136.92	4,115,347.23	0.256%	1.07%
11	Dec-12	575	10,785,101.08	0.96%	868,222.71	360,887.06	507,335.65	4,622,682.88	0.288%	1.07%
12	Jan-13	480	8,601,549.94	0.80%	1,370,402.87	709,978.86	660,424.01	5,283,106.89	0.329%	1.30%
13	Feb-13	447	7,812,096.06	0.75%	625,231.63	415,298.40	209,933.23	5,493,040.12	0.342%	1.09%
14	Mar-13	464	7,982,019.85	0.80%	624,444.94	539,582.35	84,862.59	5,577,902.71	0.348%	1.26%

Nissan Auto Receivables Owner Trust 2012-B

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Aug-12	1,458,333,333.33	1,405,543,236.30	0.963801	216	4,087,411.01	1	7,673.91	0	0.00
2	Sep-12	1,405,543,236.30	1,359,323,842.49	0.932108	318	5,841,936.57	42	764,267.96	0	0.00
3	Oct-12	1,359,323,842.49	1,309,040,978.31	0.897628	365	6,221,492.58	42	801,470.33	10	177,827.73
4	Nov-12	1,309,040,978.31	1,261,926,725.80	0.865321	343	5,945,785.30	69	1,182,445.27	18	305,128.11
5	Dec-12	1,261,926,725.80	1,216,845,061.96	0.834408	511	8,867,866.72	75	1,197,123.75	26	360,582.65
6	Jan-13	1,216,845,061.96	1,168,802,954.81	0.801465	468	7,949,849.53	95	1,619,220.16	17	305,556.84
7	Feb-13	1,168,802,954.81	1,124,531,549.63	0.771107	409	6,797,881.44	81	1,325,935.32	18	219,406.65
8	Mar-13	1,124,531,549.63	1,078,295,491.64	0.739403	415	6,825,414.60	68	1,190,091.99	12	174,913.32

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Aug-12	217	4,095,084.92	0.29%	202,533.82	0.00	202,533.82	202,533.82	0.014%	1.46%
2	Sep-12	360	6,606,204.53	0.49%	499,206.26	101,972.26	397,234.00	599,767.82	0.041%	1.20%
3	Oct-12	417	7,200,790.64	0.55%	844,809.28	255,451.96	589,357.32	1,189,125.14	0.082%	1.44%
4	Nov-12	430	7,433,358.68	0.59%	738,289.91	409,036.49	329,253.42	1,518,378.56	0.104%	1.33%
5	Dec-12	612	10,425,573.12	0.86%	856,645.01	263,194.67	593,450.34	2,111,828.90	0.145%	1.27%
6	Jan-13	580	9,874,626.53	0.84%	816,674.12	621,492.82	195,181.30	2,307,010.20	0.158%	1.45%
7	Feb-13	508	8,343,223.41	0.74%	869,980.92	234,833.78	635,147.14	2,942,157.34	0.202%	1.34%
8	Mar-13	495	8,190,419.91	0.76%	673,532.91	371,578.17	301,954.74	3,244,112.08	0.222%	1.47%

Nissan Auto Receivables Owner Trust 2013-A

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Jan-13	1,420,618,040.38	1,367,888,179.25	0.962882	147	3,146,985.83	0	0	0	0
2	Feb-13	1,367,888,179.25	1,320,985,696.37	0.929867	159	3,292,432.67	20	478,414.92	0	0
3	Mar-13	1,320,985,696.37	1,273,059,713.47	0.896131	185	3,428,536.04	37	921,586.50	2	60,327.99

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Jan-13	147	3,146,985.83	0.23%	187,717.84	0.00	187,717.84	187,717.84	0.013%	1.80%
2	Feb-13	179	3,770,847.59	0.29%	269,840.34	46,153.82	223,686.52	411,404.36	0.029%	1.55%
3	Mar-13	224	4,410,450.53	0.35%	347,635.13	14,889.00	332,746.13	744,150.49	0.052%	1.65%

*	Optional clean-up call exercised.
(1)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due.
(2)

A “Defaulted Receivable” is (a) a Receivable (other than a Receivable as to which a Warranty Purchase Payment or an Administrative Purchase Payment has been made) which, by its terms, is delinquent 120 days or more, (b) with respect to a Receivable that is delinquent less than 120 days, the Servicer has (i) determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely or (ii) repossessed the related Financed Vehicle or (c) a Receivable with respect to which the Servicer has received notification that the related Obligor is subject to a Chapter 13 bankruptcy proceeding.

(3)	See “Distribution on the Notes-Calculation of Available Amounts” in this Prospectus Supplement for more information on Net Liquidation Proceeds.
(4)	Net losses generally consist of the net balances of all Liquidated Receivables, less any Net Liquidation Proceeds with respect to such Liquidated Receivables from any Collection Periods.
(5)

The ABS Speed is a measurement of the non-scheduled amortization of the pool of loans and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the nonscheduled reduction in the pool of loans, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments received. The scheduled principal is calculated assuming the receivables have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into the ABS Speed by dividing (a) the product of one-hundred percent and the SMM by (b) the sum of (i) one-hundred percent and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at cut-off date plus the number of months since the cut-off date.

PROSPECTUS

Nissan Auto Receivables Trusts

Issuing Entities

ASSET BACKED NOTES

Nissan Auto Receivables Corporation II,

Depositor

Nissan Motor Acceptance Corporation,

Servicer/Sponsor

The Issuing Entities:

1.	A new issuing entity will be formed to issue each series of notes.

2.	The property of each issuing entity will consist of:

•	a pool of retail installment contracts secured by new, near-new and used automobiles and light-duty trucks;

•	amounts that may be held in separate trust accounts established and maintained by the servicer with the related trustee pursuant to the related sale and servicing agreement;

•	security interests in the financed vehicles and any related property;

•	the rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

•	Nissan Motor Acceptance Corporation’s right to receive payments from dealers pursuant to repurchase by the dealers of receivables that do not meet specified representations made by the dealers;

•

the rights of the depositor under, as applicable, a sale and servicing agreement, a purchase agreement, any yield supplement agreement, any currency exchange rate agreement and any interest rate hedging agreement;

•	the right of the depositor to realize upon any property (including the right to receive future net liquidation proceeds) that secured a receivable;

•	the right of the depositor in rebates of premiums and other amounts relating to insurance policies and other items financed under the receivables in effect as of the related cut-off date; and

•	all proceeds of the foregoing.

The Notes:

1.	will be asset-backed notes sold periodically in one or more series;

2.	will be paid only from the assets of the related issuing entity; and

3.	will be issued as part of a designated series that may include one or more classes.

Before you decide to invest in any of the notes, please read this prospectus and the prospectus supplement that will be attached to this prospectus. There are material risks in investing in the notes. Please review carefully the factors set forth under “Risk Factors” beginning on page 10 of this prospectus and in the accompanying prospectus supplement.

The notes will represent obligations of the related issuing entity only and will not represent obligations of or interests in Nissan Motor Acceptance Corporation, Nissan Auto Receivables Corporation II or any of their respective affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The amounts, prices and terms of each offering of notes will be determined at the time of sale and will be described in the accompanying prospectus supplement that will be attached to this prospectus. This prospectus may be used to offer and sell any series of notes only if accompanied by the prospectus supplement for that series.

The date of this prospectus is July 18, 2013.

i

ii

iii

Important Notice About Information Presented in this

Prospectus and the Accompanying Prospectus Supplement

We provide information to you about the notes in two separate documents that progressively provide varying levels of detail: this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series, and the accompanying prospectus supplement, which will describe the specific terms of the offered notes. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the date on their respective covers.

We have started with several introductory sections describing the issuing entity and the notes in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

1.	Summary of Terms — gives a brief introduction to the notes to be offered; and

2.	Risk Factors — describes briefly some of the risks to investors of a purchase of the notes.

You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Terms” beginning on page 84 in this prospectus.

Whenever we use words like “intends,” “anticipates” or “expects,” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The notes are complex investments. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing the notes.

Where You Can Find More Information About Your Notes

The Issuing Entity — The relevant Owner Trustee will provide to Noteholders (which shall be Cede & Co. (“Cede”) as the nominee of DTC unless definitive notes are issued under the limited circumstances described in this prospectus) unaudited monthly and annual reports concerning the receivables and other specified matters. See “Description of the Transfer and Servicing Agreements — Statements to Noteholders” in the accompanying prospectus supplement and “Description of the Transfer and Servicing Agreements — Evidence of Compliance” in this prospectus. Copies of these reports may be obtained at no charge at the offices specified in the accompanying prospectus supplement.

The Depositor — NARC II, as depositor of the receivables, has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein. This prospectus does not contain all of the information in the Registration Statement. Annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports will be prepared, signed and filed with the SEC by the Depositor or the Servicer on behalf of each Issuing Entity. Copies of these reports and the Registration Statement will be provided free of charge upon written request to Nissan Motor Acceptance Corporation, One Nissan Way, Franklin, Tennessee 37067. The reports and the Registration Statement are available for inspection without charge at the public reference facilities maintained at the SEC’s Public Reference Room, located at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

SUMMARY OF TERMS

This summary highlights selected information from this prospectus and may not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus and the accompanying prospectus supplement. You should carefully read both documents to understand all of the terms of the offering.

Issuing Entity:	The issuing entity will be a trust to be formed for each series of notes by a trust agreement between the depositor and the trustee of the issuing entity.

Depositor:	Nissan Auto Receivables Corporation II.

Servicer, Sponsor and Administrator:	Nissan Motor Acceptance Corporation.

Owner Trustee:	The owner trustee for each series of notes will be named in the accompanying prospectus supplement for that series.

Indenture Trustee:	The indenture trustee for the indenture pursuant to which the notes will be issued will be named in the accompanying prospectus supplement for that series.

Offered Notes:	Notes of a series may include one or more classes, and will be issued pursuant to an indenture. Some of the notes issued by each issuing entity may not be offered to the public. The accompanying prospectus supplement will specify the class or series of notes that are being offered by it.

The issuing entity will also issue certificates representing fractional undivided interests in the issuing entity. These certificates will not be offered to the public and initially will be retained by the depositor. Other than those certificates, no other series or classes of securities will be backed by the same asset pool or otherwise have claims on the same assets. No noteholder or certificateholder approval is necessary for the issuance of such notes or the certificates.

The terms of each class of notes in a series described in the accompanying prospectus supplement will include the following:

1. the stated principal amount of each class of notes; and

2. the interest rate (which may be fixed, variable, adjustable or some combination of these rates) or method of determining the interest rate.

A class of notes may differ from other classes of notes in one or more aspects, including:

1. timing and priority of payments;

2. seniority;

3. allocation of losses;

4. interest rate or formula;

5. amount of interest or principal payments; and

6. whether interest or principal will be payable to holders of the class if specified events occur.

The notes will be the only securities being offered to you. The depositor initially will retain all of the certificates. Payment on the certificates will be subordinated to payment on one or more classes of notes to the extent described in the accompanying prospectus supplement.

The Receivables:	Purchasers of automobiles and light-duty trucks from Nissan and Infiniti dealers often finance their purchases by entering into retail installment contracts with Nissan and Infiniti dealers who then resell the contracts to Nissan Motor Acceptance Corporation, including its Infiniti Financial Services division. These contracts are referred to as “receivables,” and the underlying vehicles are referred to as the “financed vehicles.” The purchasers of the financed vehicles are referred to as the “obligors.” The terms of the contracts must meet requirements specified by Nissan Motor Acceptance Corporation.

On or before the date the notes of a series are issued, Nissan Motor Acceptance Corporation will sell a specified amount of receivables to the depositor. The depositor will then sell those receivables to the issuing entity. The sale by the depositor to the issuing entity will be documented under a sale and servicing agreement among the depositor, the servicer and the issuing entity. The receivables to be sold by Nissan Motor Acceptance Corporation to the depositor and resold to the issuing entity will be selected based on criteria specified in the sale and servicing agreement. These criteria will be described in the accompanying prospectus supplement.

Property of Each Issuing Entity:	The property of each issuing entity:

1. will be described in the accompanying prospectus supplement;

2. will be primarily a pool of receivables secured by new, near-new and used financed vehicles and amounts due or collected under the receivables on or after a specified cut-off date; and

3. will include other related assets such as:

• security interests in the financed vehicles;

• proceeds of any hedge or similar agreement and the rights of the issuing entity under such agreements;

• proceeds from claims on related insurance policies;

• any other enhancement issued with respect to any particular series or class;

• the rights of the depositor in rebates of premiums and other amounts relating to insurance policies and other items financed under the receivables;

• the rights of the depositor in the agreements identified in the accompanying prospectus supplement; and

• amounts deposited in specified bank accounts.

You should refer to “The Issuing Entities — Property of the Issuing Entities” in this prospectus and “The Issuing Entity — Property of the Issuing Entity” in the accompanying prospectus supplement for more detailed information regarding assets of the issuing entity.

Credit and Cash Flow Enhancement:	The offering may include features designed to provide protection to one or more classes of notes. These features are referred to as “credit enhancement.” Credit enhancement may include any one or more of the following:

1. subordination of one or more other classes of notes;

2. subordination of the certificates to one or more classes of notes;

3. one or more reserve accounts;

4. overcollateralization;

5. cash collateral guarantees or accounts; or

6. cash deposits.

In addition, the offering may include features designed to ensure the timely payment of amounts owed to noteholders. These features may include any one or more of the following:

1. yield supplement agreements;

2. hedge transactions; or

3. cash deposits.

The specific terms of any enhancement applicable to an issuing entity or to the notes issued by an issuing entity will be described in detail in the accompanying prospectus supplement. See “Description of the Transfer and Servicing Agreements — Credit and Cash Flow Enhancement” in this prospectus for general terms applicable to different forms of credit enhancement that may be used by the issuing entities.

Events of Default:	The indenture governing the terms and conditions of the notes of each series includes a list of adverse events called events of default. Events of default include the following:

1. the issuing entity fails to pay interest on any note within five days after its due date;

2. the issuing entity fails to pay the principal of any note in full on its final scheduled distribution date or redemption date;

3.      the issuing entity materially defaults in the observance or performance of any covenant or agreement of the issuing entity made in the indenture and the continuation of the default for a period of 90 days after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of notes holding not less than a majority of the aggregate outstanding principal amount of the notes, voting as a single class;

4.      the issuing entity defaults in the observance of any representation or warranty of the issuing entity made in the indenture or in any certificate or other writing delivered under the indenture that proves to have been inaccurate in any material respect at the time made, and the continuation of that default or inaccuracy for a period of 60 days after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of notes holding not less than a majority of the aggregate outstanding principal amount of the notes, voting as a single class; and

5. certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity (which, if involuntary, remains unstayed for more than 90 days).

Events of Default Remedies:	If an event of default occurs and is continuing with respect to a series of notes, the related indenture trustee or holders of at least a majority of the outstanding principal amount of that series of notes, voting as a single class, may declare the principal of those notes immediately due and payable. That declaration, under limited circumstances, may be rescinded by the holders of at least a majority of the outstanding principal amount of the notes voting as a single class.

After an event of default and the acceleration of the affected notes, funds on deposit in the collection account and any of the issuing entity’s bank accounts with respect to the affected notes will be applied to pay principal of and interest on those notes in the order and amounts specified in the accompanying prospectus supplement.

If an event of default relates to a failure of the issuing entity to pay interest on the notes when due or principal of the notes on their respective final scheduled distribution dates, the indenture trustee may elect to sell the assets of the issuing entity. For other events of default, the indenture trustee may only sell the assets of the issuing entity if (i) the holders of all outstanding notes of that series consent to the sale, (ii) the proceeds from the sale are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding notes of that series and all amounts due to the swap counterparty under the hedge agreement, if any, (iii) the indenture trustee determines that the proceeds of the receivables may not be sufficient on an ongoing basis to make all payments on the outstanding notes as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of at least 66 2/3% of the outstanding amount of all notes (or relevant class or classes of notes), or (iv) the servicer exercises its option to purchase all of the assets of the issuing entity as described under “— Optional Purchase” below.

You should refer to “Description of the Indenture — Events of Default” and

“— Remedies Upon an Event of Default” in this prospectus for more detailed information regarding the events constituting an indenture default and the remedies available following such default.

Servicing/Administration:	Nissan Motor Acceptance Corporation will service the receivables. In that capacity, the servicer will handle all collections, administer defaults and delinquencies and otherwise service the receivables. In addition, Nissan Motor Acceptance Corporation will act as administrator for the issuing entity. The issuing entity will pay Nissan Motor Acceptance Corporation a monthly fee specified in the accompanying prospectus supplement for performing the function of an administrator and servicer of the receivables. The servicer will also receive additional servicing compensation in the form of investment earnings, late fees, prepayment fees and other administrative fees and expenses or similar charges received by the servicer during that month (to the extent described in the accompanying prospectus supplement).

Advances:	The servicer will be obligated to advance to the issuing entity interest on the receivables that is due but unpaid by the obligor to the extent provided in the prospectus supplement. The servicer will not be required to make any advance if it determines that it will not be able to recover an advance from an obligor. The issuing entity will reimburse the servicer for those advances to the extent provided in the prospectus supplement.

You should refer to “Description of the Transfer and Servicing Agreements — Advances” in this prospectus and in the accompanying prospectus supplement for more detailed information on advances and reimbursement of advances.

Optional Purchase:	The servicer may redeem any outstanding notes when the outstanding aggregate principal balance of the receivables declines to or below a specified percentage, set forth in the accompanying prospectus supplement, of the original total principal balance of the receivables as of the cut-off date.

You should refer to “Description of the Transfer and Servicing Agreements — Termination” in this prospectus for more detailed information on the optional purchase of the notes.

Tax Status:	Subject to the important considerations described herein, unless otherwise provided in the accompanying prospectus supplement, special federal income tax counsel to the issuing entity will deliver its opinion that the notes of each series will be treated as debt (other than, in certain circumstances, any notes retained by the depositor or transferred to its affiliates) and the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. A purchaser of the notes will agree to treat the notes as debt for all applicable tax purposes.

You should refer to “Material Federal Income Tax Consequences” in this prospectus and “Material Federal Income Tax Consequences” in the accompanying prospectus supplement for more detailed information on the application of federal and state tax laws.

ERISA Considerations:	If you are a Benefit Plan (as defined in “ERISA Considerations” in this prospectus), you should review the considerations discussed under “ERISA Considerations” in this prospectus and the accompanying prospectus supplement and consult counsel before investing in the notes. In general, subject to those considerations and conditions described in that section and to the extent specified in the accompanying prospectus supplement, you may purchase notes of any series.

Receivable Repurchase Obligation:	With respect to each series of notes, the depositor will be obligated to repurchase from the pool any receivables that do not meet certain representations and warranties. Following the discovery by or notice to the depositor of a breach of any representation or warranty that materially and adversely affects the interests of the related noteholders in any receivable, the depositor, unless the breach is cured, will be obligated to repurchase that receivable from the issuing entity, and Nissan Motor Acceptance Corporation will be obligated to purchase that receivable from the depositor. Any such breach will be deemed not to have a material and adverse effect if it does not affect the ability of the issuing entity to receive and retain certain and timely payment in full on such receivable. In connection with such repurchase, the depositor will be required to pay the related issuing entity the repurchase payments for that receivable. This repurchase obligation will constitute the sole remedy available to the noteholders or the issuing entity for any uncured breach by the depositor of those representations and warranties (other than remedies that may be available under federal securities laws or other laws). The obligation of the depositor to repurchase a receivable will not be conditioned on performance by Nissan Motor Acceptance Corporation of its obligation to purchase that receivable from the depositor.

With respect to each series of notes, the servicer will be obligated to repurchase any receivables that are materially and adversely affected by any breach by the servicer of its duties and covenants to manage, service, administer and make collections on the receivables and to perform its other obligations with respect to those receivables and the breach materially and adversely affects those receivables. Following the discovery of a breach of any of such duties and covenants by the servicer, the servicer, unless the breach is cured, will repurchase the materially and adversely affected receivable from the issuing entity. Any such breach will be deemed not to have a material and adverse effect if it does not affect the ability of the issuing entity to receive and retain certain and timely payment in full on such receivable. In connection with such repurchase, the servicer will be required to pay the related issuing entity the repurchase payments for that receivable. This repurchase obligation will constitute the sole remedy available to the noteholders or the issuing entity for any uncured breach by the servicer of those duties and covenants (other than remedies that may be available under federal securities laws or other laws).

RISK FACTORS

You should consider the following risk factors and the risks described in the section captioned “Risk Factors” in the accompanying prospectus supplement in deciding whether to purchase securities of any class.

The notes are not suitable investments for all investors	The notes are complex investments that are not a suitable investment if you require a regular predictable schedule of payments. The notes should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of such an investment and the interaction of these factors.

You must rely for repayment only upon payments from the issuing entity’s assets which may not be sufficient to make full payments on your notes	The notes represent indebtedness solely of the issuing entity and will not be insured or guaranteed by Nissan Motor Acceptance Corporation (the servicer), the depositor, or any of their respective affiliates, or the related trustee or any other person or entity other than the issuing entity. The only sources of payment on your notes are payments received on the receivables and, if and to the extent available, any credit enhancement for the issuing entity, including amounts on deposit in the reserve account or subordination spread account established for that issuing entity. However, although funds in the reserve account or subordination spread account will be available to cover shortfalls in distributions of interest on and principal of your notes, funds to be deposited in this account are limited. If the funds in this account are exhausted, your notes will be paid solely from current distributions on the receivables. See “Subordination; Reserve Account” in the accompanying prospectus supplement. In limited circumstances, the issuing entity will also have access to the funds in the yield supplement account or have the benefit of over collateralization to provide limited protection against low-interest receivables. See “Description of the Transfer and Servicing Agreements — Credit and Cash Flow Enhancement — Yield Supplement Account” and “— Yield Supplement Agreement” in this prospectus.

The indenture authorizes the indenture trustee to sell the receivables following an acceleration of the maturity dates of the notes if the sale meets requirements set forth in the indenture. However, the amount received by the indenture trustee upon selling the receivables may be less than the aggregate principal amount of the outstanding notes. In that circumstance, the principal amount of the notes will not be paid in full.

You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity	You may receive payment of principal of your notes earlier than you expected for the reasons set forth below. You may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes.

Prepayments on the receivables by the related obligors and purchases of the receivables by the depositor and the servicer will shorten the life of the notes to an extent that cannot be fully predicted.

The depositor will be required to repurchase receivables from the issuing entity if there is a breach of the representations and warranties relating to those receivables that materially and adversely affects those receivables. Nissan Motor Acceptance Corporation, as the servicer, also will be required to purchase receivables from the issuing entity if it breaches its servicing obligations with respect to those receivables. The servicer also will be entitled to purchase all remaining receivables from the issuing entity once the aggregate outstanding principal balance of the receivables is at or below a specified percentage, set forth in the accompanying prospectus supplement, of the initial aggregate principal balance of the receivables on the related cut-off date.

Further, the receivables included in the issuing entity may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or for other reasons. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above. In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables. For these reasons, the servicer cannot predict the actual prepayment rates for the receivables. You will bear all reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the notes.

The final payment of each class of notes is expected to occur prior to its final scheduled distribution date because of the prepayment and purchase considerations described above. If sufficient funds are not available to pay any class of notes in full on its scheduled final distribution date, an event of default will occur and final payment of that class of notes may occur later than that date.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your notes	Another person could acquire an interest in a receivable that is superior to the issuing entity’s interest in that receivable because the receivables will not be segregated or marked as belonging to the issuing entity. The depositor will cause financing statements to be filed with the appropriate governmental authorities to perfect the issuing entity’s interest in the receivables. However, except to the extent the contracts are in electronic form, the servicer will continue to hold the physical contracts, if any, evidencing the receivables. If another party purchases (or takes a security interest in) one or more receivables for new value in the ordinary course of business and obtains possession of the physical documents evidencing those receivables without knowledge that doing so violates the rights of the issuing entity because of the failure to segregate or mark those receivables, the new purchaser (or secured party) will acquire an interest in those receivables superior to the interest of the issuing entity.

Receivables that fail to comply with consumer protection or other laws may be unenforceable, which may result in losses on your investment

Many federal and state consumer protection laws regulate consumer contracts such as the receivables. If any of the receivables do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the receivables.

Each of the depositor and Nissan Motor Acceptance Corporation will make representations and warranties relating to the receivables’ compliance with law and the enforceability of the related contracts. If there is a breach of any of these representations or warranties that materially and adversely affects the interests of the noteholders in the related receivable, the issuing entity’s sole remedy will be to require the depositor and Nissan Motor Acceptance Corporation to repurchase the affected receivable. See “Material Legal Aspects of the Receivables — Consumer Protection Laws” in this prospectus.

Bankruptcy of Nissan Motor Acceptance Corporation or the depositor could result in losses or delays in payments on your notes	If Nissan Motor Acceptance Corporation or the depositor were to become subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes. Nissan Motor Acceptance Corporation will sell the receivables to the depositor, and the depositor will in turn transfer the receivables to the issuing entity. However, if Nissan Motor Acceptance Corporation or the depositor were to become subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that Nissan Motor Acceptance Corporation or the depositor still owns the receivables by concluding that the sale to the depositor or the issuing entity was not a “true sale” or, in the case of a bankruptcy of Nissan Motor Acceptance Corporation, that the depositor or the issuing entity should be consolidated with Nissan Motor Acceptance Corporation for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on the notes as a result of, among other things:

1.    the “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution for collateral in limited circumstances;

2.    tax or government liens on Nissan Motor Acceptance Corporation’s or the depositor’s property (that arose prior to the transfer of a receivable to the issuing entity) having a prior claim on collections before the collections are used to make payments on your notes; and

3.    the issuing entity not having a perfected security interest in (a) one or more of the financed vehicles securing the receivables or (b) any cash collections held by Nissan Motor Acceptance Corporation at the time Nissan Motor Acceptance Corporation becomes the subject of a bankruptcy proceeding. The depositor will take steps in structuring each transaction described in this prospectus and the accompanying prospectus supplement to minimize the risk that a court would consolidate the depositor with Nissan Motor Acceptance Corporation for bankruptcy purposes or conclude that the sale of receivables to the depositor or the issuing entity was not a “true sale.” See “Material Legal Aspects of the Receivables — Material Bankruptcy Considerations” in this prospectus.

Bankruptcy of the issuing entity could result in losses or delays in payments on your notes	If the issuing entity were to become subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes as a result of, among other things, the “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the U.S. Bankruptcy Code that permit substitution for collateral in limited circumstances.

The return on your notes could be reduced by shortfalls due to military action	The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables.

The Servicemembers Civil Relief Act and similar state legislation provides relief to obligors who enter active military service and to obligors in reserve or national guard status who are called to active duty after they have entered into an obligation, such as a retail installment contract for the purchase of a vehicle. In particular, under such act, members of the military on active duty, including reservists, who have entered into such retail installment contracts before entering into military service, may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions. The Servicemembers Civil Relief Act and similar state legislation also limit the ability of the servicer to repossess the vehicle securing the retail installment contract during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the retail installment contract, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. As a result, there may be delays in payment and increased losses on the receivables, and you may suffer a loss.

Because the Servicemembers Civil Relief Act and similar state legislation apply to obligors who enter military service after origination, no information can be provided as to the number of receivables that may be affected by the Servicemembers Civil Relief Act or similar state legislation.

If an obligor’s obligation to make payments is reduced, adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes and the certificates.

For more information regarding the effect of the Servicemembers Civil Relief Act, you should refer to “Material Legal Aspects of the Receivables — Other Limitations” in this prospectus.

You may suffer losses on your notes if the servicer holds collections and commingles them with its own funds	So long as Nissan Motor Acceptance Corporation is the servicer, if each condition to making monthly deposits as may be required by the sale and servicing agreement (including the satisfaction of specified ratings criteria of Nissan Motor Acceptance Corporation and the absence of any servicer default) is satisfied, Nissan Motor Acceptance Corporation, as the servicer, may retain all payments on receivables received from obligors and all proceeds of receivables collected during a collection period until the business day preceding the related distribution date. Currently, Nissan Motor Acceptance Corporation does not satisfy these conditions. On or before the business day preceding a date on which payments are due to be made on the notes, the servicer must deposit into the collection account all payments on receivables received from obligors and all proceeds of receivables collected during the related collection period. Before these amounts are required to be deposited into the collection account, the servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. If the servicer is unable to pay these amounts to the issuing entity on a distribution date, you might incur a loss on your notes.

Factors affecting our information management systems may increase the risk of loss on your investment	The success of your investment depends upon the ability of the servicer, Nissan Motor Acceptance Corporation, to store, retrieve, process and manage substantial amounts of information. If the servicer experiences any interruptions or losses in its information processing capabilities, its business, financial conditions, results of operations and, ultimately, your notes may suffer.

Adverse events with respect to Nissan Motor Acceptance Corporation or its affiliates may affect the timing of payments on your notes on your notes or have other adverse effects on your notes	Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or a third-party provider to whom Nissan Motor Acceptance Corporation outsources its activities may result in servicing disruptions or reduce the market value of your notes. Nissan Motor Acceptance Corporation currently outsources some of its activities as servicer to third-party providers. In the event of a termination and replacement of Nissan Motor Acceptance Corporation as the servicer, or if any of the third-party providers cannot perform its activities, there may be some disruption of the collection activity with respect to delinquent receivables and therefore delinquencies and credit losses could increase. Nissan Motor Acceptance Corporation will be required to repurchase certain receivables that do not comply with representations and warranties made by Nissan Motor Acceptance Corporation (for example, representations relating to the compliance of the retail contracts with applicable laws), and in its capacity as servicer, Nissan Motor Acceptance Corporation will be required to repurchase receivables if it breaches specific servicing obligations with respect to those receivables. If Nissan Motor Acceptance Corporation were to become unable to repurchase any of those receivables and make the related payment to the issuing entity, investors could suffer losses. In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. For example, Nissan Motor Acceptance Corporation is an indirect wholly-owned subsidiary of Nissan Motor Co., Ltd. Although Nissan Motor Co., Ltd. is not guaranteeing the obligations of the issuing entity for any series of notes, if Nissan Motor Co., Ltd. ceased to manufacture vehicles or support the sale of vehicles or if Nissan Motor Co., Ltd. faced financial or operational difficulties, those events may reduce the market value of Nissan or Infiniti vehicles. Any reduction in the market value of Nissan and Infiniti vehicles may result in lower values realized through any foreclosure proceedings held with respect to those vehicles and as a result, reduce amounts available to pay the notes.

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated; proceeds from the liquidation may not be sufficient to pay your notes in full; failure to pay principal on your notes will not constitute an event of default or breach until maturity	If so directed by the holders of the requisite percentage of outstanding notes of a series, following an acceleration of the notes upon an event of default, the indenture trustee will liquidate the assets of the related issuing entity only in limited circumstances. If a liquidation occurs close to the date when one or more classes of notes of that series would otherwise be paid in full, repayment of those classes might be delayed while liquidation of the assets is occurring. It is difficult to predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. Also, there is no assurance that the amount received from the liquidation will at any time be equal to or greater than the aggregate principal amount of the notes. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full. In addition, the amount of principal required to be paid to the noteholders will generally be limited to amounts available in the collection account (and the reserve account or subordination spread account, if any). Therefore, the failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled distribution date or redemption date for your notes. See “Description of the Indenture — Events of Default” and “— Remedies Upon an Event of Default” in this prospectus. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the principal of one or more classes of notes to be paid before the related final scheduled distribution date will involve the prepayment risks described under “Risk Factors — You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity” in this prospectus.

Because the notes are in book-entry form, your rights can only be exercised indirectly	Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System in Europe or Asia. Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank/S.A./NV as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption “The Notes — Book-Entry Registration” in this prospectus. Unless and until the notes cease to be held in book-entry form, the indenture trustee will not recognize you as a “Noteholder” and the owner trustee will not recognize you as a “Securityholder,” as those terms are used in the indenture, the trust agreement and the sale and servicing agreement. As a result, you will only be able to exercise the rights of Securityholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and Euroclear Bank S.A./NV as operator of the Euroclear System (in Europe or Asia) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System. In addition, having the notes in book-entry form may reduce their liquidity in the secondary market because certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Interest on and principal of the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

If the issuing entity enters into a currency or an interest rate swap, payments on the notes will be dependent on payments made under the swap agreement	If the issuing entity enters into a currency swap, interest rate swap or a combined currency and interest rate swap, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the swap. If the issuing entity does not receive the payments it expects from the swap counterparty, the issuing entity may not have adequate funds to make all payments to noteholders when due, if ever.

If the issuing entity issues notes with adjustable interest rates, interest will be due on the notes at adjustable rates, while interest will be earned on the receivables at fixed rates. In this circumstance, the issuing entity may enter into an interest rate swap to reduce its exposure to changes in interest rates. An interest rate swap requires one party to make payments to the other party in an amount calculated by applying an interest rate (for example, a floating rate) to a specified notional amount in exchange for the other party making a payment calculated by applying a different interest rate (for example, a fixed rate) to the same notional amount. For example, if the issuing entity issues $100 million of notes bearing interest at a floating rate based on the London Interbank Offered Rate, it might enter into a swap agreement under which the issuing entity would pay interest to the swap counterparty in an amount equal to an agreed upon fixed rate on $100 million in exchange for receiving interest on $100 million at the floating rate based on the London Interbank Offered Rate. The $100 million would be the “notional” amount because it is used simply to make the calculation. In an interest rate swap, no principal payments are exchanged.

If the issuing entity issues notes denominated in a currency other than U.S. dollars, the issuing entity will need to make payments on the notes in a currency other than U.S. dollars, as described in the related prospectus supplement. Payments collected on the receivables, however, will be made in U.S. dollars. In this circumstance, the issuing entity may enter into a currency swap to reduce its exposure to changes in currency exchange rates. A currency swap requires one party to provide a specified amount of a currency to the other party at specified times in exchange for the other party providing a different currency at a predetermined exchange ratio. For example, if the issuing entity issues notes denominated in Swiss Francs, it might enter into a swap agreement with a swap counterparty under which the issuing entity would use the collections on the receivables to pay U.S. dollars to the swap counterparty in exchange for receiving Swiss Francs at a predetermined exchange rate to make the payments owed on the notes.

The terms of any swap will be described in more detail in the accompanying prospectus supplement.

If the issuing entity enters into an interest rate cap agreement, payments on the notes will be dependent on payments made under the interest rate cap agreement	If the issuing entity enters into an interest rate cap agreement, the amounts available to the issuing entity to pay interest and principal of all classes of the notes will depend in part on the operation of the interest rate cap agreement and the performance by the cap provider of its obligations under the interest rate cap agreement. If the issuing entity does not receive the payments it expects from the cap provider, the issuing entity may not have adequate funds to make all payments to noteholders when due, if ever.

If the issuing entity issues notes with adjustable interest rates, interest will be due on the notes at adjustable rates, while interest will be earned on the receivables at fixed rates. In this circumstance, the issuing entity may enter into an interest rate cap agreement with a cap provider to reduce its exposure to changes in interest rates. An interest rate cap agreement may require that if the specified interest rate related to any distribution date exceeds the cap rate specified in the accompanying prospectus supplement, the cap provider will be required to pay to the issuing entity an amount equal to the product of:

1. the specified interest rate for the related distribution date minus the cap rate;

2. the notional amount of the cap, which will be equal to the total outstanding principal amount of the relevant notes on the first day of the accrual period related to such distribution date; and

3.    a fraction, the numerator of which is the actual number of days elapsed from and including the previous distribution date, to but excluding the current distribution date, or with respect to the first distribution date, from and including the closing date, to but excluding the first distribution date, and the denominator of which is 360 or 365, as specified in the accompanying prospectus supplement.

During those periods in which the specified interest rate is substantially greater than the cap rate, the issuing entity will be more dependent on receiving payments from the cap provider in order to make payments on the notes. If the cap provider fails to pay the amounts due under the interest rate cap agreement, the amount of credit enhancement available in the current or any future period may be reduced and you may experience delays and/or reductions in the interest and principal payments on your notes.

The terms of any interest rate cap will be described in more detail in the accompanying prospectus supplement.

The rating of a swap counterparty or cap provider may affect the ratings of the Notes	If an issuing entity enters into a swap or interest rate cap agreement, the rating agencies that rate the issuing entity’s notes will consider the provisions of the swap agreement or interest rate cap agreement, as applicable, and the rating of the swap counterparty or the cap provider, as applicable, in rating the notes. If a rating agency downgrades the debt rating of the swap counterparty or the cap provider, it is also likely to downgrade the rating of the notes. Any downgrade in the rating of the notes could have severe adverse consequences on their liquidity or market value.

To provide some protection against the adverse consequences of a downgrade, the swap counterparty or cap provider may be permitted, but generally not required, to take the following actions if the rating agencies reduce its debt ratings below certain levels:

1. assign the swap agreement or interest rate cap agreement, as applicable, to another party;

2. obtain a replacement swap agreement or interest rate cap agreement, as applicable, on substantially the same terms as the swap agreement or interest rate cap agreement, as applicable; or

3. establish any other arrangement satisfactory to the rating agencies.

Any swap or interest rate cap involves a high degree of risk. An issuing entity will be exposed to this risk should it use either of these mechanisms. For this reason, only investors capable of understanding these risks should invest in the notes. You are strongly urged to consult with your financial advisors before deciding to invest in the notes if a swap or interest rate cap is involved.

The issuing entity may not have a perfected security interest in receivables evidenced by electronic contracts	As described in “The Receivables — Electronic Contracting” in this prospectus, Nissan Motor Acceptance Corporation has contracted with a third-party to originate and maintain custody of certain of the contracts in electronic form through the third-party custodian’s technology system. The third-party custodian’s technology system is designed to enable Nissan Motor Acceptance Corporation to perfect its security interest in the receivables evidenced by electronic contracts by satisfying the Uniform Commercial Code’s requirements for “control” of electronic chattel paper. In order for Nissan Motor Acceptance Corporation to have “control” of an electronic contract, (a) there must be a “single authoritative copy” of the electronic contract that is readily distinguishable from all other copies and which identifies Nissan Motor Acceptance Corporation as the owner, (b) all other copies of the electronic contract must indicate that they are not the “authoritative copy” of the electronic contract, (c) any revisions to the authoritative copy of the electronic contract must be readily identifiable as either authorized or unauthorized revisions, and (d) authorized revisions of the electronic contract cannot be made without Nissan Motor Acceptance Corporation’s participation.

However, another person could acquire an interest in an electronic contract that is superior to Nissan Motor Acceptance Corporation’s interest (and accordingly the issuing entity’s interest) if Nissan Motor Acceptance Corporation ceases to have “control” over the electronic contract that is maintained on behalf of Nissan Motor Acceptance Corporation by the third-party custodian and another party purchases that electronic contract without knowledge that doing so violates Nissan Motor Acceptance Corporation’s rights, or if Nissan Motor Acceptance Corporation transfers “control” over the electronic contract to a third party. Nissan Motor Acceptance Corporation also could lose control over an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in the third-party custodian’s technology system a person other than the Nissan Motor Acceptance Corporation were able to modify or duplicate the authoritative copy of the contract.

Although Nissan Motor Acceptance Corporation will perfect its assignment of its security interest in the electronic contracts to the issuing entity by filing financing statements, the fact that Nissan Motor Acceptance Corporation may not have a security interest in the receivables perfected by control may affect the priority of the issuing entity’s security interest in the receivables. The issuing entity’s interest in the receivables could be junior to another party with a perfected security interest in the inventory of the originating dealer.

There can be no assurances that the third-party’s technology system will perform as represented to the servicer in maintaining the systems and controls required to provide assurance that Nissan Motor Acceptance Corporation maintains control over an electronic contract. In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.

Nissan Motor Acceptance Corporation and the depositor will represent that Nissan Motor Acceptance Corporation has a perfected security interest in the receivables to the extent evidenced by electronic contracts by means of control and that the security interest has been transferred to the depositor and thereafter to the issuing entity.

From time to time, the receivables evidenced by electronic contracts may be amended, including, without limitation, by extensions of the final maturity date. To the extent any of those amendments is evidenced in tangible form, Nissan Motor Acceptance Corporation and the depositor will represent that Nissan Motor Acceptance Corporation has a perfected security interest in the receivables (consisting of the electronic contract and tangible amendment) by possession of the tangible amendment and control of the electronic contract.

However, the law governing perfecting security interests in electronic contracts by control is relatively recent. As a result, there is a risk that the systems employed by the third-party to maintain control of the electronic contracts may not be sufficient as a matter of law to give Nissan Motor Acceptance Corporation (and accordingly, the issuing entity) a perfected security interest in the receivables evidenced by electronic contracts.

Moreover, there is a risk that maintaining control of the electronic contract and possession of all tangible amendments may not be sufficient as a matter of law to give Nissan Motor Acceptance Corporation a perfected security interest in the receivables that are evidenced both by electronic records and tangible records.

Nissan Motor Acceptance Corporation has made the representations described above, in part in reliance on opinions of counsel delivered to Nissan Motor Acceptance Corporation. However, as a result of the foregoing, Nissan Motor Acceptance Corporation (and accordingly, the issuing entity) may not have a perfected security interest in certain receivables or its interest, although perfected, could be junior to that of another party. The fact that Nissan Motor Acceptance Corporation (and accordingly, the issuing entity) may not have a perfected security interest in the receivables, or may have a perfected security interest that is junior to that of another party, may affect Nissan Motor Acceptance Corporation’s ability on behalf of the issuing entity to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment on your notes and you may incur losses on your investment in the notes.

The issuing entity will not be identified as the secured party on the related certificate of title	Another person could acquire an interest in a vehicle financed by a receivable that is superior to the issuing entity’s interest in the vehicle because of the failure to identify the issuing entity as the secured party on the related certificate of title. While Nissan Motor Acceptance Corporation, as sponsor, will assign its security interest in the financed vehicles to the depositor, and the depositor will assign to the issuing entity its security interests in the financed vehicles, the servicer will continue to hold the certificates of title or ownership for the vehicles. However, for administrative reasons, the servicer will not endorse or otherwise amend the certificates of title or ownership to identify the issuing entity as the new secured party. Because the issuing entity will not be identified as the secured party on any certificates of title or ownership, the security interest of the issuing entity in the vehicles may be defeated through fraud, forgery, negligence or error. As a result of any of these events, the issuing entity may not have a perfected security interest in the financed vehicles in every state. The possibility that the issuing entity may not have a perfected security interest in the financed vehicles may affect the issuing entity’s ability to repossess and sell the financed vehicles or may limit the amount realized to less than the amount due by the related obligors. Therefore, you may be subject to delays in payment and may incur losses on your investment in the notes as a result of defaults or delinquencies by obligors and because of depreciation in the value of the related financed vehicles. See “Material Legal Aspects of the Receivables — Security Interests” in this prospectus.

Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter the timing and amount of collections, which may result in acceleration of or reduction in payment on your notes	If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

THE ISSUING ENTITIES

Formation

Nissan Auto Receivables Corporation II (the “Depositor” or “NARC II”) will establish each issuing entity (each, an “Issuing Entity”) pursuant to a Trust Agreement (a “Trust Agreement”).

The terms of each series of notes (the “Notes”) issued by each Issuing Entity, and additional information concerning the assets of each Issuing Entity and any applicable credit enhancement, will be set forth in a supplement to this Prospectus (a “Prospectus Supplement”).

The Issuing Entity for each series will not engage in any activity other than:

1.	issuing the Notes and the Certificates;

2.	entering into and performing its obligations under any currency exchange rate or interest rate hedging agreement between the related Issuing Entity and a counterparty;

3.	acquiring the Receivables and the other assets of the Issuing Entity from the Depositor in exchange for the Notes and the Certificates;

4.	assigning, granting, transferring, pledging, mortgaging and conveying the Issuing Entity’s property pursuant to the related Indenture;

5.	managing and distributing to the holders of the Certificates any portion of the Issuing Entity’s property released from the lien of the related Indenture;

6.	entering into and performing its obligations under the financing documents;

7.	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities;

8.	engaging in any other activities as may be required, to the extent permitted under the related financing documents, to conserve the Issuing Entity’s property and the making of distributions to the holders of the Notes and Certificates; and

9.	engaging in ancillary or related activities as specified in the accompanying Prospectus Supplement.

Property of the Issuing Entities

The property of each Issuing Entity will consist of a pool (a “Receivables Pool”) of retail installment contracts (the “Receivables”) originated on or after the date specified in the accompanying Prospectus Supplement between Dealers and retail purchasers (the “Obligors”), and the other property described below. As used herein, “Dealer” or “Dealers” shall mean a person or persons engaged generally in the business of purchasing vehicles from a manufacturer or distributor thereof or from an auction and holding such vehicles for sale or lease in the ordinary course of business and (i) with respect to NMAC’s vehicle retail or lease financing businesses, is limited to Nissan- and Infiniti-branded dealers, and (ii) with respect to NMAC’s vehicle wholesale and other dealer financing business, is limited to Nissan- and Infiniti-branded dealers and dealers affiliated with Nissan- or Infiniti-branded dealers. The Receivables evidence the indirect financing made available by Nissan Motor Acceptance Corporation (“NMAC”) to the Obligors. The Receivables are secured by new, near-new and used automobiles and light-duty trucks purchased from the Dealers (the “Financed Vehicles”) and all principal and interest payments made on or after the applicable cut-off date (each, a “Cut-off Date”) and other property, all as specified in the accompanying Prospectus Supplement. “Near-new” automobiles and light-duty trucks are pre-owned vehicles that are not greater than three model-years old as of the contract origination year. “New” vehicles may include “demonstration” vehicles, which are not titled in some states and may be classified as new or used vehicles in those states.

The Receivables were originated by the Dealers in accordance with NMAC’s requirements under agreements with the Dealers governing the assignment of the Receivables to NMAC, including its Infiniti Financial Services division (the “Dealer Agreements”). NMAC will purchase the Receivables of each Receivables Pool in the ordinary course of business pursuant to the Dealer Agreements.

NMAC will be appointed to act as the servicer of the Receivables (in that capacity, the “Servicer”). On or before the date of the initial issuance of any series of Notes (each, a “Closing Date”), NMAC will sell the Receivables comprising the related Receivables Pool to the Depositor, and the Depositor will sell those Receivables to the Issuing Entity, pursuant to the related Sale and Servicing Agreement.

In addition to the Receivables, the property of each Issuing Entity will also include the following:

1.	amounts that may be held in separate trust accounts established and maintained by the Servicer with the Trustee pursuant to the related Sale and Servicing Agreement;

2.	security interests in the Financed Vehicles and any related property;

3.	the rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors;

4.	NMAC’s right to receive payments from the Dealers pursuant to repurchase by the Dealers of Receivables that do not meet specified representations made by the Dealers (“Dealer Recourse”);

5.	the Depositor’s rights under, as applicable, the Sale and Servicing Agreement, the Purchase Agreement, the Yield Supplement Agreement, if any, any currency or interest rate swap agreement and any interest rate cap agreement;

6.	the Depositor’s right to realize upon any property (including the right to receive future net liquidation proceeds) that secured a Receivable;

7.	the Depositor’s right in rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the related Cut-off Date; and

8.	all proceeds of the foregoing.

Various forms of credit enhancement may be used to benefit holders of the related Notes, including a Reserve Account (defined below). In limited circumstances, an Issuing Entity will also have access to the funds in the Yield Supplement Account (defined below) or have the benefit of overcollateralization to provide limited protection against low-interest receivables. The accompanying Prospectus Supplement will specify whether the property of the Issuing Entity will include amounts on deposit from time to time in any Reserve Account or Yield Supplement Account.

THE RECEIVABLES

General

NMAC purchased the Receivables from the Dealers in the ordinary course of business in accordance with NMAC’s underwriting standards described in this Prospectus under “— Underwriting Procedures.” The Receivables to be held by each Issuing Entity will be selected from those automobile and/or light-duty truck retail installment contracts in NMAC’s portfolio that meet several criteria. NMAC generally selects a pool of Receivables that is a representative sample of its overall portfolio of retail installment contracts, subject to the eligibility requirements set forth in the related transaction documents. These criteria provide that each Receivable:

1.	was originated in the United States or U.S. territories;

2.	provides for level monthly payments which provide interest at the annual percentage rate (“APR”) and fully amortize the amount financed over an original term to maturity no greater than the specified number of months set forth in the accompanying Prospectus Supplement;

3.	is attributable to the purchase of a new, near-new or used automobile or light-duty truck and is secured by that vehicle; and

4.	satisfies the other criteria, if any, set forth in the accompanying Prospectus Supplement.

The Sale and Servicing Agreement for each Issuing Entity provides that if the Servicer, the Issuing Entity or the Depositor discovers a breach of any representation, warranty or covenant referred to in the preceding paragraph that materially and adversely affects the Issuing Entity’s interest in the related Receivable, which breach is not cured on or before the date specified in the accompanying Prospectus Supplement, the Depositor will be required to repurchase that Receivable. Any such breach will be deemed not to have a material and adverse effect if it does not affect the ability of the Issuing Entity to receive and retain certain and timely payment in full on such Receivable. In connection with this repurchase, the Depositor will remit the Warranty Purchase Payment to the related Issuing Entity. This repurchase obligation will constitute the sole remedy available to the Noteholders of the Issuing Entity for any uncured breach of such representations, warranties or covenants.

All of the Receivables are simple interest contracts. In general, under a simple interest contract, as payments are received they are applied first to pay accrued interest; second, to pay principal until the principal balance is brought current; and third, to reduce any unpaid late charges or associated fees as provided in the Receivable. Any remaining amounts are then applied to reduce the remaining principal balance of the Receivable.

Because interest accrues daily throughout each payment period, if an Obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that payment period will be less than it would be if the payment were made on the due date. Similarly, the portion of that monthly payment allocable to principal will be correspondingly greater. Conversely, if the Obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for that payment period will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to principal will be correspondingly smaller. Accordingly, the timing and amount of prior payments will determine the amount of the scheduled final monthly payment.

Underwriting Procedures

NMAC purchases automobile and light-duty truck retail installment contracts from Dealers located throughout the United States. These contracts are underwritten using NMAC’s standard underwriting procedures. The Receivables are originated by the Dealers in accordance with NMAC’s requirements under existing Dealer Agreements and are purchased in accordance with NMAC’s underwriting procedures and other requirements, as described below. NMAC’s underwriting procedures emphasize, among other factors, the applicant’s willingness and ability to pay and the value of the vehicle to be financed.

NMAC requires that retail installment contract applications received from the Dealers be signed by the applicant. In addition, NMAC requests that the applicant provide his or her name, address, social security number, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment, if applicable, in the application. Upon receipt, NMAC obtains one or more credit reports from Equifax, Experian and/or TransUnion. NMAC’s credit decision is influenced by the information provided by the applicant in the application and the credit scores reflected in the credit bureau reports.

Upon receipt, retail installment contract applications are first processed through NMAC’s computer auto-decisioning system. The auto-decisioning system considers an applicant’s FICO®1 score, as well as other credit related metrics of the loan (such as the minimum number of positive credit items or maximum level of derogatory credit items on an applicant’s credit history) when selecting applications to approve, reject or forward for review by an NMAC credit analyst. An application may be forwarded for review by an NMAC credit analyst because, for example, one or more credit-related criteria are not within certain guidance levels. After receiving the application for review, the NMAC credit analyst will evaluate the application in accordance with NMAC’s written underwriting guidelines and then either approve the application, reject the application or forward the application for review by an NMAC credit analyst with higher approval authority, depending on the circumstances and the authority level and experience of the credit analyst.

NMAC makes its final credit decision based upon its assessment of the degree of credit risk with respect to each retail installment contract applicant. NMAC also uses a repeat customer algorithm to grant pre-approvals to existing retail installment contract customers. NMAC utilizes risk models developed by Fair Isaac Corporation. These FICO® scores allow Dealers to evaluate customers’ credit quality during the hours that NMAC is not open for business.

NMAC uses risk-based pricing that includes a tiered system of interest rates and advance rates representing different ranges of credit risk. If NMAC considers an Obligor to be relatively less credit-worthy (and, as a result, a greater risk), NMAC will assign the Obligor a higher interest rate and a lower permissible advance rate.

Electronic Contracting

Certain of the retail installment contracts may be originated electronically. NMAC has contracted with a third-party to facilitate the process of creating and storing those electronic contracts. The third-party’s technology system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry. The third-party’s system allows for the transmission, storage, access and administration of electronic contracts. Through use of the third-party’s system, a Dealer originates electronic retail installment contracts and then transfers these electronic contracts to NMAC.

The third party system uses a combination of technological and administrative features that are designed to: (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the receivable; (ii) manage access to and the expression of the authoritative copy; (iii) identify NMAC as the owner of record of the authoritative copy; and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of Record to a successor owner of record.

Servicing of the Receivables

Monthly statements are delivered to Obligors by: (1) mail, (2) provided to the Obligors via their financial institution’s website, or (3) provided to the Obligors on NMAC’s website. Generally, monthly payments are remitted by mail, phone-pay, web-pay or through an automated clearinghouse system. Mailed payments are received and processed at a lockbox. A daily payment file is submitted to NMAC electronically and posted to the customer account. The lockboxes utilize optical character recognition billing statement coupons for automated processing.

[1]	FICO® is a federally registered service mark of Fair, Isaac and Company.

On a weekly basis, NMAC transmits a look-up file to the lockbox vendor by a secure file transmittal protocol for account number verification and check identification. Payoffs, principal only payments, insurance checks and unidentified payments are out-sorted and forwarded to NMAC’s operations center in Dallas, Texas (“NCCD”), for appropriate identification and processing. Payments associated with bankruptcies and recoveries are also processed at NCCD. Payments that cannot be identified are deposited and entered into the Unidentified Payment System and a letter is mailed to the remitter requesting them to contact NCCD with the correct account number. Payments that cannot be deposited because they are damaged, blank or not signed are returned to the customer and the legacy system is documented accordingly.

NMAC considers a receivable to be past due when the Obligor fails to make at least 80% of a payment by the due date and delinquent when 20% or more of a scheduled payment is past due for a specified number of days. If a payment is delinquent, NMAC may soon thereafter attempt to initiate telephone contacts and may mail notices requesting payment. Since August 2000, NMAC has utilized behavioral based campaigns in its collection activities. The behavioral based campaigns are comprised of two areas in addressing delinquent Obligors. The first assesses the risk of the delinquent Obligor through a behavioral scoring algorithm. The algorithm prioritizes the Obligor from high to low risk and calling campaigns are structured to target high-risk Obligors. Secondly, based on the score, management determines the best strategy for past due letters. Assessing the score allows the managers to focus resources on higher risk Obligors. Lower risk Obligors may receive no communication from NMAC unless the delinquency becomes more severe. When an Obligor becomes delinquent by 45 days or more, the account is assigned to the Consumer Collections Unit where the account becomes the responsibility of one person until resolution (repayment, charge-off, etc.). A Customer Account Representative will work with the Obligor, utilizing a collection strategy that incorporates accountability, follow-up calls and regionalization. If the delinquent receivable cannot be brought current or completely collected within 60 to 90 days, NMAC generally attempts to repossess the vehicle and in limited circumstances, may reverse the charge-off when the obligor agrees to bring the receivable current and it would not be feasible to repossess the vehicle. However, in those circumstances, the receivable will still be treated as a defaulted receivable for purposes of the Transfer and Servicing Agreements. NMAC holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement and then sells those vehicles. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the receivable are pursued by or on behalf of NMAC to the extent practicable and legally permitted.

Extensions

On occasion, NMAC may extend the term of a receivable if the Obligor requests such extension, the extension will result in the Obligor’s payments under the receivable being brought current and the Obligor agrees to continue to make monthly payments (each, a “Term Extension”). NMAC also grants extensions as required by state or federal law. NMAC has established authority levels for approval of Term Extensions. Under NMAC’s current servicing policies, and subject to the requirements of state and federal law, Term Extensions do not exceed three months in a twelve-month period or six months in the life of the receivable. See “Description of the Transfer and Servicing Agreements — Modifications of Receivables” in the accompanying Prospectus Supplement.

USE OF PROCEEDS

Each Issuing Entity will use the net proceeds from the sale of the Notes of a given series to purchase Receivables from the Depositor. The Depositor will use the net proceeds it receives from any Issuing Entity to purchase Receivables from NMAC.

THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

The trustee for each Issuing Entity (the “Owner Trustee”) and the trustee under any Indenture pursuant to which the Notes are issued (the “Indenture Trustee”) will be specified in the accompanying Prospectus Supplement. The Indenture Trustee and the Owner Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the related Trust Agreement, Sale and Servicing Agreement or Indenture, as applicable. An Owner Trustee or Indenture Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor thereto. Noteholders representing at least a majority of the outstanding principal amount of the Notes may remove the Indenture Trustee at any time and appoint a successor Indenture Trustee by so notifying the Indenture Trustee in writing. The Administrator of an Issuing

Entity may also remove an Owner Trustee or Indenture Trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related Trust Agreement, Sale and Servicing Agreement or Indenture, as applicable. In those circumstances, the Servicer will be obligated to appoint a successor thereto. Any resignation or removal of an Owner Trustee or Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.

THE DEPOSITOR

NARC II, the Depositor, is a wholly-owned subsidiary of NMAC and was incorporated in the State of Delaware on November 9, 2000. The Depositor was organized for limited purposes, which include purchasing receivables from NMAC and transferring those receivables to third parties.

The certificate of incorporation of the Depositor limits the activities of the Depositor to the following purposes:

1.	acquire rights and interest in and to (including any beneficial interests in and to) receivables or leases arising out of or relating to the sale or lease of vehicles, moneys due under the receivables and the leases, security interests in the related financed or leased vehicles and proceeds from claims on the related insurance policies (collectively, the “Depositor Interests”);

2.	acquire, own and assign the Depositor Interests, the collateral securing the Depositor Interests, related insurance policies, agreements with dealers or obligors or other originators or servicers of the Depositor Interests and any proceeds or rights thereto;

3.	transfer the Depositor Interests to an Issuing Entity pursuant to one or more pooling and servicing agreements, sale and servicing agreements or other agreements (each, a “Sale and Servicing Agreement”) to be entered into by, among others, NARC II, the related trustee and the servicer of the Depositor Interests;

4.	authorize, sell and deliver any class of certificates issued by the issuing entities under the related Sale and Servicing Agreements;

5.	acquire from NMAC the certificates issued by one or more trusts to which NMAC or one of its subsidiaries transferred the Depositor Interests;

6.	issue, sell, authorize and deliver one or more series of notes secured by or collateralized by one or more pools of Depositor Interests or by certificates issued by one or more trusts;

7.	hold and enjoy all rights and privileges of any certificates or notes issued by the issuing entities to NARC II under the related Sale and Servicing Agreements;

8.	loan to affiliates or others or otherwise invest or apply funds received as a result of NARC II’s interest in any of the notes or certificates and any other income;

9.	perform its obligations under the Sale and Servicing Agreements and any indenture (an “Indenture”) or other agreement; and

10.	engage in any activity and exercise any powers permitted to corporations under the laws of the State of Delaware that are related or incidental to the foregoing.

Since its formation in November 2000, NARC II has been the Depositor in each of NMAC’s retail securitization transactions, and has not participated in or been a party to any other financing transactions. For more information regarding NMAC’s retail securitization program, you should refer to “Nissan Motor Acceptance Corporation — NMAC Responsibilities in Securitization Program — Retail Installment Contracts” in this Prospectus.

On each Closing Date, the Depositor will convey the Receivables to the Issuing Entity issuing the related series of Notes and Certificates in exchange for those Notes and Certificates. The Depositor will then sell the Notes to the underwriters for that series pursuant to an underwriting agreement.

The Depositor initially will retain all of the Certificates. As the holder of Certificates, the Depositor will have various rights and obligations under the related Trust Agreement, including the right to direct the Owner Trustee (i) to remove the Administrator of the related Issuing Entity, and (ii) to appoint a successor Administrator upon resignation and removal of the Administrator of the related Issuing Entity. Notwithstanding the foregoing, the rights of any holder of the Certificates of a series to take any action affecting the related Issuing Entity’s property will be subject to the rights of the Indenture Trustee under the related Indenture. For more information regarding the rights and obligations of the Depositor upon the initial issuance of a series of Notes, you should refer to “Description of the Trust Agreement” in this Prospectus.

The principal executive offices of NARC II are located at One Nissan Way, Room 5-124, Franklin, Tennessee 37067 and its telephone number is (615) 725-1121.

NISSAN MOTOR ACCEPTANCE CORPORATION

General

NMAC was incorporated in the state of California in November 1981 and began operations in February 1982. NMAC is a wholly owned subsidiary of Nissan North America, Inc. (“NNA”), the primary distributor of Nissan and Infiniti vehicles in the United States. NNA is a direct wholly owned subsidiary of Nissan Motor Co., Ltd., a Japanese corporation (“Nissan”), which is a worldwide manufacturer and distributor of motor vehicles and industrial equipment.

NMAC provides indirect retail automobile and light-duty truck sale and lease financing by purchasing retail installment contracts and leases from Dealers in all 50 states of the United States. NMAC also provides direct wholesale financing to many of those Dealers by financing inventories and other dealer activities such as business acquisitions, facilities refurbishment, real estate purchases and working capital requirements.

The principal executive offices of NMAC are located at One Nissan Way, Franklin, Tennessee 37067. NMAC also has a centralized operations center in Irving, Texas that performs underwriting, servicing and collection activities. Certain back office operations, including finance, accounting, legal and human resources, have been reorganized as functional departments under NNA. NMAC’s primary telephone number is (214) 596-4000.

Financing Operations

Retail Financing

NMAC primarily purchases retail installment contracts for New, Near-new, used and certified pre-owned vehicles from Nissan and Infiniti franchise Dealers. A used vehicle is defined as any pre-owned Nissan or Infiniti vehicles four or five model years old, and other makes of pre-owned vehicles up to five model years old. Certified vehicles are Nissan or Infiniti vehicles which have been inspected by Dealers and meet published standards. Retail installment contracts that are purchased are required to comply with NMAC’s underwriting standards, which emphasize, among other factors, the applicant’s willingness and ability to pay, and the value of the vehicle to be financed, and other requirements under existing agreements between NMAC and the Dealers. After purchasing the financing contracts, NMAC has responsibility for contract administration and collection. See “The Receivables — Underwriting Procedures” in this Prospectus.

The retail installment contracts NMAC acquires from the Dealers are assigned to NMAC. NMAC also takes steps under the relevant laws of the state in which the related financed vehicle is located to perfect its security interest, including, where applicable, having a notation of NMAC’s lien recorded on the related certificate of title and, where permitted by law, obtaining possession of that certificate of title. As a result, NMAC has the right to repossess the assets if customers fail to meet contractual obligations as well as the right to enforce collection actions against the Obligors under the contracts. Upon default and after repossession, NMAC sells the vehicles through auctions. Substantially all of NMAC’s retail financing receivables are non-recourse to the Dealers, which relieves the Dealers from financial responsibility in the event of repossession.

Wholesale and Other Dealer Financing

NMAC supports vehicle Dealers by offering wholesale and other dealer financing for a variety of Dealers’ business needs.

Wholesale Financing. NMAC provides wholesale financing to vehicle Dealers for their purchase of inventories of new and used Nissan, Infiniti and other vehicles in the normal course of business for their sale to retail buyers and lessees. NMAC acquires a first priority security interest in vehicles financed under wholesale loans, which NMAC perfects through Uniform Commercial Code (“UCC”) filings. These financings in some cases may be backed by a subordinated security interest in parts inventory, machinery, tools, equipment, fixtures and service accounts of Dealers or real estate owned by a Dealer and/or may be guaranteed by a Dealer’s parent holding company or affiliate, or personally by the Dealer’s principal. Upon approval, each Dealer enters into an automotive wholesale financing and security agreement with NMAC (each, an “account”) which provides NMAC, among other things, with a first priority security interest in the financed vehicles. The principal and interest payments received on each account are the “floorplan receivables.”

NMAC extends credit lines to Nissan and Infiniti Dealers that operate exclusive Nissan or Infiniti dealerships, that operate Nissan, Infiniti and non-Nissan and non-Infiniti franchises in one dealership, and Nissan and Infiniti Dealers that operate dealerships franchised by non-Nissan and non-Infiniti manufacturers. Dealers who have non-Nissan and non-Infiniti franchises may obtain financing of vehicles from such other manufacturers or may use part of NMAC’s financing, pursuant to their related wholesale financing agreement, to finance vehicles purchased from such other manufacturers. In the case of certain Nissan and Infiniti Dealers, who also are franchised by other manufacturers, NMAC provides wholesale financing for new Nissan and Infiniti vehicles, but not the new vehicles of other manufacturers.

NMAC’s commercial credit department extends credit to newly franchised Dealers from time to time based on established credit criteria. NMAC’s credit decisions for new franchised Dealers requesting a new credit line are based on a financial review of the dealer, including a review of the dealer’s personal and corporate credit reports, tax returns, financial statements and occasionally bank references. When an existing Dealer requests the establishment of a wholesale new vehicle credit line, NMAC typically reviews the Dealer’s credit reports, bank references, the Dealer’s current state of operations and management, including evaluating any factory reference and marketing capabilities.

Other Dealer Financing. NMAC extends term loans and revolving lines of credit to Dealers for business acquisitions, facilities refurbishment, real estate purchases, construction, and working capital requirements. These loans are typically secured with liens on real estate, vehicle inventory, and/or other dealership assets, as appropriate. NMAC generally requires a personal guarantee from the Dealer and other owners of significant interests in the dealership entity or dealerships, unless waived. NMAC also provides financing to various multi-franchise Dealer organizations, referred to as dealer groups, for wholesale, working capital, real estate, and business acquisitions. The wholesale new vehicle credit lines, mortgage, construction and equipment loans are typically collateralized with liens on real estate, vehicle inventory, and/or other dealership assets, as appropriate. Although the loans are typically collateralized or guaranteed, the value of the underlying collateral or guarantees may not be sufficient to cover NMAC’s exposure under such agreements.

Lease Financing

NMAC has established a titling trust that purchases new vehicle, closed-end fixed rate lease contracts originated through the Dealers. All of the Dealers have entered into agreements with NMAC or Infiniti Financial Service, which is a division of NMAC, pursuant to which they have assigned and will assign retail closed-end motor vehicle lease contracts to the titling trust. The titling trust was created in 1998 to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases. The titling trust issued to NILT Trust, a subsidiary of NMAC, a beneficial interest in the undivided trust interest representing the entire beneficial interest in unallocated assets of the titling trust.

Auto lease applications are subject to the same credit policies and procedures at NMAC. You should refer to “The Receivables — Underwriting Procedures” in this Prospectus for more detailed information on the credit policies and procedures used by NMAC.

NMAC Responsibilities in Securitization Program

Since 2000, one of the primary funding sources for NMAC has been the packaging and sale of retail installment contracts, floorplan loans and leases through asset-backed securitization (an “Asset-Backed Securitization”) transactions. Three types of assets are sold through NMAC’s Asset-Backed Securitization program: retail installment contracts, leases and floorplan loans to Dealers. As described in more detail below, NMAC’s primary responsibilities with respect to each type of securitized assets consist of (i) acquiring the retail installment contracts and leases from Nissan and Infiniti Dealers and making floorplan loans to Dealers, (ii) selling the retail installment contracts, floorplan loans and leases to a special purpose entity in connection with an Asset-Backed Securitization transaction, and (iii) servicing the retail installment contracts, floorplan loans and leases throughout the life of the Asset-Backed Securitization transaction.

Servicing

Generally, NMAC is the servicer for all of the retail installment contracts, floorplan loans and leases that are sold through NMAC’s Asset-Backed Securitization Program. As the servicer, NMAC generally handles all collections, administers defaults and delinquencies and otherwise services all such retail installment contracts, floorplan loans and leases. Generally, NMAC will service the assets in NMAC’s Asset-Backed Securitization program in accordance with customary and usual servicing procedures and guidelines it uses with respect to comparable assets that it services for itself or others.

NMAC began operations in February 1982 and shortly thereafter started servicing auto retail installment contracts and leases. In 1995, the operations of Infiniti Financial Services were assumed by NMAC. NMAC subsequently expanded its servicing portfolio to include floorplan loans to dealers.

Although NMAC may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default (as defined under the applicable financing documents), NMAC generally expects to service the retail installment contracts, floorplan loans and leases sold in an Asset-Backed Securitization transaction for the life of that transaction. For more information regarding the circumstances under which NMAC may be replaced or removed as servicer of the Receivables and the Financed Vehicles, you should refer to “Description of the Transfer and Servicing Agreements” in this Prospectus. If the servicing of any Receivables and the Financed Vehicles were to be transferred from NMAC to another servicer, there may be an increase in overall delinquencies and defaults due to misapplied or lost payments, data input errors or system incompatibilities. Although NMAC expects that any increase in any such delinquencies to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the Receivables and the Financed Vehicles as a result of any servicing transfer. See “Risk Factors — Adverse events with respect to Nissan Motor Acceptance Corporation or its affiliates may affect the timing of payments on your notes or have other adverse effects on your notes” in this Prospectus.

In the normal course of its servicing business, NMAC outsources certain of its administrative functions to unaffiliated third party service providers. The third parties providing those administrative functions do not have discretion relating to activities that NMAC believes would materially affect the amounts realized or collected with respect to the Receivables or the timing of receipt of such amounts. Moreover, NMAC retains ultimate responsibility for those administrative functions under the Sale and Servicing Agreement and should any of those third parties not be able to provide those functions, NMAC believes those third parties or the functions performed by them could easily be replaced. Therefore, failure by the third party service providers to provide the administrative functions is not expected to result in any material disruption in NMAC’s ability to perform its servicing functions under the Sale and Servicing Agreement.

Prepayments, Delinquencies, Repossessions and Net Credit Losses. For a discussion of NMAC’s delinquency and loss experience with respect to its portfolio of receivables, you should refer to “Prepayments, Delinquencies, Repossession and Net Credit Losses” in the accompanying Prospectus Supplement.

None of the Asset-Backed Securitization transactions involving NMAC as servicer has defaulted or experienced an early amortization or other performance triggering event. For more information regarding NMAC’s servicing obligations with respect to the Receivables, you should refer to “Description of the Transfer and Servicing Agreements” in this Prospectus. NMAC believes that it has materially complied with its servicing obligations with respect to each Asset-Backed Securitization transaction involving NMAC as servicer.

Retail Installment Contracts

In connection with each Asset-Backed Securitization transaction involving retail receivables, NMAC will sell its selected portfolio of retail receivables to NARC II. NARC II then re-sells the retail receivables to the related Issuing Entity issuing notes and/or certificates secured by those retail receivables.

NMAC will act as the servicer and, in that capacity, will handle all collections, administer defaults and delinquencies and otherwise service the retail receivables. You should refer to “ — NMAC Responsibilities in the Securitization Program — Servicing” in this Prospectus for more detailed information regarding NMAC’s servicing responsibilities. NMAC also serves as administrator and, in that capacity, provides notices and perform other administrative obligations required to be performed by the related Issuing Entity under the related indenture. See “Description of the Transfer and Servicing Agreements — Administration Agreement.”

NARC II has filed registration statements, including certain amendments and exhibits, under the Securities Act of 1933, as amended (the “Securities Act”) with the SEC in connection with each offering of securities backed by the retail receivables of NMAC. For more information regarding these Asset-Backed Securitization transactions, you should review the registration statements and other reports filed by NARC II with the SEC at http://www.sec.gov.

Wholesale and Other Dealer Financing

In connection with each ABS transaction involving floorplan receivables, NMAC will designate certain accounts and sell the floorplan receivables arising from those accounts to Nissan Wholesale Receivables Corporation II (“NWRC II”), a Delaware corporation and a wholly owned subsidiary of NMAC. NWRC II will then re-sell the floorplan receivables to the Issuing Entity issuing notes secured by those floorplan receivables.

Each account designated by NMAC is selected based on a number of eligibility criteria, including, among others, limitations on the Dealers’ geographic location. Under certain circumstances, NMAC may designate additional accounts and, upon such designation, all new floorplan receivables arising in connection with those additional accounts will be transferred to the Issuing Entity issuing the securities, unless the accounts become ineligible or are subsequently redesignated by NMAC for removal.

NMAC will service the floorplan receivables in accordance with customary procedures and guidelines that it uses in servicing dealer floorplan receivables that it services for its own account or for others and in accordance with the agreements it has entered into with the Dealers. Servicing activities performed by the servicer include, among others, collecting and recording payments, making any required adjustment to the floorplan receivables, monitoring dealer payments, evaluating increases in credit limits and maintaining internal records with respect to each account. The servicer may also change, in limited circumstances, the terms of the floorplan receivables under the designated accounts. These terms may include the applicable interest rates, payment terms and amount of the dealer’s credit line under the designated account, as well as the underwriting procedures.

Upon the sale of an NMAC financed vehicle, NMAC is entitled to receive payment in full of the related advance upon the earlier of 10 calendar days from the sale or two business days after the dealership has received payment therefor. Dealers remit payments by check or electronically directly to NMAC. If the financed vehicle is not sold or leased within a year, advances for such vehicle are typically due in the twelfth month after the date funded, but may be repaid in equal 10% monthly payments beginning in the thirteenth month or, with respect to new vehicles, may be repaid in full in the twenty-fifth month if the related Dealer agrees to an increased interest rate set by NMAC. You should refer to “ — NMAC Responsibilities in the Securitization Program — Servicing” in this Prospectus for more detailed information regarding NMAC’s servicing responsibilities.

NWRC II has filed a registration statement and certain amendments and exhibits under the Securities Act with the SEC relating to the offering of securities backed by the floorplan receivables of NMAC. For more information regarding these transactions, you should review the registration statement and other reports filed by NWRC II with the SEC at http://www.sec.gov.

Lease Financing

In connection with its lease securitization program, from time to time NILT Trust instructs the trustee for the titling trust to establish a special unit of beneficial interest and allocate to the special unit of beneficial interest a separate portfolio of leases, the related vehicles leased under the leases and other associated assets owned by the titling trust. Upon creation of the special unit of beneficial interest, the separate portfolio of leases and the related vehicles and other assets will be transferred from NILT Trust to Nissan Auto Leasing LLC II (“NALL”), a Delaware limited liability company and a wholly owned subsidiary of NMAC, and will no longer constitute assets of the titling trust represented by NILT Trust. NALL then sells the special unit of beneficial interest to the Issuing Entity issuing notes and/or certificates secured by the special unit of beneficial interest.

NMAC (i) underwrites the leases that will be assigned to the titling trust, (ii) selects the leases and the leased vehicles that will be allocated to each special unit of beneficial interest, and (iii) services the leases and the related vehicles owned by the titling trust. You should refer to “ — NMAC Responsibilities in the Securitization Program — Servicing” in this Prospectus for more detailed information regarding NMAC’s servicing responsibilities. NMAC also serves as administrator for each series of notes issued under its auto lease securitization program and, in that capacity, provides notices and perform other administrative obligations required to be performed by the related Issuing Entity or the trustee under the related indenture.

NALL, the titling trust and NILT Trust have filed a registration statement and certain amendments and exhibits under the Securities Act with the SEC relating to the offering of securities backed by the leases of NMAC. For more information regarding those transactions, you should review the registration statement and other reports filed by NALL, the titling trust and NILT Trust with the SEC at http://www.sec.gov.

Financial Condition of Nissan Motor Co., Ltd.

NMAC is an indirect wholly-owned subsidiary of Nissan Motor Co., Ltd. (“NML”). Although NML is not guaranteeing the Issuing Entity’s obligations under the Notes, NML’s financial condition may affect NMAC’s ability to service the Receivables. See “Risk Factors — Adverse events with respect to Nissan Motor Acceptance Corporation or its affiliates may affect the timing of payments on your notes or have other adverse effects on your notes” in this Prospectus.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

Information concerning NMAC’s experience pertaining to delinquencies, repossessions and net losses on its portfolio of new, near-new and used retail automobile and light-duty truck receivables (including receivables previously sold that NMAC continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information in any Prospectus Supplement.

WEIGHTED AVERAGE LIFE OF THE NOTES

The weighted average life of the Notes of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term “prepayments” includes prepayments in full, partial prepayments

(including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default as well as receipts of proceeds from physical damage, credit life and disability insurance policies. The rate of principal payment of the Notes may also be affected by (1) repurchases by the Servicer or the Depositor of Receivables as to which an uncured breach of specified representations and warranties or specified servicing covenants has occurred, and (2) exercise by the Servicer or the Depositor of its right to purchase all of the assets of the Issuing Entity at its option under the circumstances described in this Prospectus and the accompanying Prospectus Supplement, thereby triggering a redemption of the Notes. The term “weighted average life” means the average amount of time during which each dollar of principal of a Receivable is outstanding. The Receivables generally will be prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including that an Obligor generally may not sell or transfer the Financed Vehicle securing the related Receivable without the consent of the Servicer.

In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes of a given series on each Distribution Date, since the amount of principal payments will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. No prediction can be made as to the actual prepayment experience on the Receivables, and any reinvestment risks resulting from a faster or slower rate of prepayment of Receivables will be borne entirely by the Noteholders of a given series. See “Risk Factors — You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity” in this Prospectus.

The accompanying Prospectus Supplement may set forth additional information regarding the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Notes.

POOL FACTORS AND TRADING INFORMATION

The “Note Factor” for each class of Notes will be a seven-digit decimal that the Servicer will compute prior to each payment with respect to that class of Notes. The Note Factor represents the remaining outstanding principal amount of that class of Notes, as of the close of business on the last day of the applicable Collection Period, as a fraction of the initial outstanding principal amount of that class of Notes.

Each Note Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes. A Noteholder’s portion of the aggregate outstanding principal amount of the related class of Notes is the product of (1) the original denomination of that Noteholder’s Note and (2) the applicable Note Factor.

The “Note Pool Factor” for each class of Notes will be a seven-digit decimal figure that the Servicer will compute prior to each payment with respect to that class of Notes indicating the remaining outstanding principal amount of that class of Notes, as of the close of business on the last day of the applicable Collection Period, as a fraction of the Pool Balance as of the related Cut-off Date.

The Noteholders will receive monthly reports concerning payments received on the Receivables, the Pool Balance, each Note Factor and various other items of information.

THE NOTES

General

Each Issuing Entity will issue one or more classes (each, a “class”) of Notes pursuant to the terms of an Indenture. A form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

Each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of The Depository Trust Company (“DTC”), except as set forth below. Notes (other than any Notes retained by the Depositor or conveyed to an affiliate of the Depositor) (the “Retained Notes”)) will be available for purchase in the denominations specified in the accompanying Prospectus Supplement in book-entry form only. The Depositor has been informed by DTC that DTC’s nominee will be Cede, unless another nominee is specified in the accompanying Prospectus Supplement. Accordingly, that nominee is expected to be the holder of record of the Notes (a “Noteholder”) of each class. No Noteholder (other than certain holders of Retained Notes, if any) will be entitled to receive a physical certificate representing a Note until Definitive Notes are issued under the limited circumstances described in this Prospectus or in the accompanying Prospectus Supplement. All references in this Prospectus and in the accompanying Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the “DTC Participants”) and all references in this Prospectus and in the accompanying Prospectus Supplement to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC’s procedures. See “The Notes — Book-Entry Registration” and “— Definitive Notes” in this Prospectus.

Principal of and Interest on the Notes

The accompanying Prospectus Supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series. The rights of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of that series. Payments of interest on the Notes will generally be made prior to payments of principal. A series may include one or more classes of Notes (the “Strip Notes”) entitled to (1) principal payments with disproportionate, nominal or no interest payments, or (2) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate (and which may be zero for some classes of Strip Notes), or any combination of the foregoing. The accompanying Prospectus Supplement will specify the interest rate for each class of Notes of a given series or the method for determining the interest rate. See also “— Fixed Rate Notes” and “— Floating Rate Notes” in this Prospectus. One or more classes of Notes of a series may be redeemable in whole or in part, including as a result of the Servicer or the Depositor exercising its option to purchase the related Receivables Pool or other early termination of the related Issuing Entity.

One or more classes of Notes of a given series may have fixed principal payment schedules, in the manner and to the extent set forth in the accompanying Prospectus Supplement. Noteholders of those Notes would be entitled to receive as payments of principal, on any given Distribution Date, the amounts set forth on that schedule with respect to those Notes.

One or more classes of Notes of a given Issuing Entity may have targeted scheduled Distribution Dates, in the manner and to the extent set forth in the accompanying Prospectus Supplement. Such Notes will be paid in full on their respective targeted scheduled Distribution Dates to the extent the Issuing Entity is able to issue certain variable pay term notes in sufficient principal amounts. The proceeds of issuance of such variable pay term notes, which may be issued publicly or privately, will be applied to pay the specified class of Notes, in the manner set forth in the related Prospectus Supplement, and such variable pay term notes will receive principal payments in the amounts and with the priority specified in the related Prospectus Supplement.

If a series of Notes includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each of those classes will be set forth in the accompanying Prospectus Supplement. Payments of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of that class. Under some circumstances, on any Distribution Date, the amount available for interest payments could be less than the amount of interest payable on the Notes. If this is the case, each class of Noteholders that have the same priority will receive its ratable share (based upon the aggregate amount of interest due to that class of Noteholders) of the aggregate amount of interest available for payment on the Notes. See “Description of the Transfer and Servicing Agreements — Distributions on the Notes and Certificates” and “ — Credit and Cash Flow Enhancement” in this Prospectus.

Fixed Rate Notes

Any class of Notes (other than some classes of Strip Notes) may bear interest at a fixed rate per annum (“Fixed Rate Notes”) or at a variable or adjustable rate per annum (“Floating Rate Notes”), as more fully described below and in the accompanying Prospectus Supplement. Each class of Fixed Rate Notes will bear interest at the applicable per annum interest rate or Pass Through Rate, as the case may be, specified in the accompanying Prospectus Supplement. Interest on each class of Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. See “The Notes — Principal of and Interest on the Notes” in this Prospectus and “The Notes — Priority of Payments” in the accompanying Prospectus Supplement.

Floating Rate Notes

Each class of Floating Rate Notes will bear interest during each applicable Interest Period at a rate per annum determined by reference to the London Interbank Offered Rate (“LIBOR”), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the accompanying Prospectus Supplement.

The “Spread” is the number of basis points to be added to or subtracted from LIBOR for the Floating Rate Notes. The “Spread Multiplier” is the percentage of LIBOR applicable to the Floating Rate Notes by which LIBOR will be multiplied to determine the applicable interest rate on those Floating Rate Notes.

Each accompanying Prospectus Supplement will specify whether the rate of interest on the related Floating Rate Notes will be reset daily, weekly, monthly, quarterly, semi-annually, annually or some other specified period (each, an “Interest Reset Period”) and the dates on which that interest rate will be reset (each, an “Interest Reset Date”). The Interest Reset Date will be, in the case of Floating Rate Notes which reset, specified in the accompanying Prospectus Supplement.

Unless otherwise specified in the related Prospectus Supplement, if any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, that Interest Reset Date will be postponed to the next succeeding day that is a London Business Day, except that if that London Business Day falls in the next succeeding calendar month, that Interest Reset Date will be the immediately preceding Business Day.

Unless otherwise specified in the related Prospectus Supplement, if any Distribution Date for any Floating Rate Note (other than the final Distribution Date) would otherwise be a day that is not a Business Day, that Distribution Date will be the next succeeding day that is a Business Day except that if that Business Day falls in the next succeeding calendar month, that Distribution Date will be the immediately preceding Business Day. If the final Distribution Date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on that payment shall accrue for the period from and after that final Distribution Date.

Unless specified otherwise in the accompanying Prospectus Supplement, “Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions in the city and state where the corporate trust office of the related Owner Trustee or the related Indenture Trustee is located; New York, New York; Wilmington, Delaware; Irving, Texas; or Franklin, Tennessee are authorized or obligated by law, regulation, executive order or decree to be closed and “London Business Day” means any Business Day on which dealings in deposits are transacted in the London interbank market.

Each Floating Rate Note will accrue interest on an “Actual/360” basis, an “Actual/Actual” basis or a “30/360” basis, in each case as specified in the accompanying Prospectus Supplement. For Floating Rate Notes calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each Interest Period will be calculated by multiplying:

1.	the face amount of that Floating Rate Note;

2.	the applicable interest rate; and

3.	the actual number of days in the related Interest Period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/Actual basis Floating Rate Note, if any portion of the related Interest Period falls in a leap year, the product of (1) and (2) above will be multiplied by the sum of (x) the actual number of days in that portion of that Interest Period falling in a leap year divided by 366, and (y) the actual number of days in that portion of that Interest Period falling in a non-leap year divided by 365).

For Floating Rate Notes calculated on a 30/360 basis, accrued interest for an Interest Period will be computed on the basis of a 360-day year consisting of twelve 30 day months, irrespective of how many days are actually in that Interest Period. The “Interest Period” with respect to any class of Floating Rate Notes will be set forth in the accompanying Prospectus Supplement.

As specified in the accompanying Prospectus Supplement, Floating Rate Notes of a given class may also have either or both of the following (in each case expressed as a rate per annum): (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any Interest Period, and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any Interest Period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Notes, the interest rate applicable to any class of Floating Rate Notes will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

Each Issuing Entity with respect to which a class of Floating Rate Notes will be issued will appoint, and enter into agreements with, a calculation agent (each, a “Calculation Agent”) to calculate interest rates on each class of Floating Rate Notes issued with respect thereto. The accompanying Prospectus Supplement will set forth the identity of the Calculation Agent for each class of Floating Rate Notes of a given series, which may be the related Owner Trustee or Indenture Trustee with respect to that series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Notes of a given class. All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or ..0987655)), and all dollar amounts used in or resulting from that calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

Unless otherwise specified in the accompanying Prospectus Supplement with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, LIBOR for each Interest Reset Period will be determined by the Calculation Agent for that Floating Rate Note as set forth in the applicable prospectus supplement.

No Cross-Default/Cross-Collateralization

The occurrence of an event of default with respect to one series of Notes does not automatically result in a default under any other series of Notes or other indebtedness of NMAC. However, the occurrence and continuation of certain events, such as the commencement of bankruptcy proceedings against NMAC, may constitute a servicer default under one or more series of Notes as well as other indebtedness of NMAC. If this occurs, NMAC’s financial condition, cash flow and its ability to service the receivables or otherwise satisfy all of its debt obligations may be impaired, and you may suffer a loss in your investment.

Bankruptcy Provision

Each of the parties to the Basic Documents, and each Noteholder, by accepting the Note or a beneficial interest in the related Notes, will covenant and agree that, prior to the date that is one year and one day after the termination of the related indenture, it will not file, or join in the filing of, or cooperate with or encourage others to file against the Depositor or the Issuing Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law.

The term “Basic Documents” means each Indenture, each Trust Agreement, each Purchase Agreement, each Certificate of Trust, each Sale and Servicing Agreement, each Yield Supplement Agreement (if any), each

Administration Agreement, each Hedge Agreement (if any), and each Securities Account Control Agreement (if any) for the related Issuing Entity.

Book-Entry Registration

Each class of Notes offered by this Prospectus and each accompanying Prospectus Supplement (other than certain Retained Notes, if any) will be represented by one or more certificates registered in the name of Cede as nominee of DTC. Noteholders may hold beneficial interests in the Notes through the DTC (in the United States) or Clearstream Banking, société anonyme (“Clearstream Banking Luxembourg”) or Euroclear Bank S.A./NV (the “Euroclear Operator”) as operator of the Euroclear System (“Euroclear”) (in Europe or Asia) directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.

No Noteholder will be entitled to receive a certificate representing that person’s interest in the Notes, except as set forth below. Unless and until Notes of a series are issued in fully registered certificated form under the limited circumstances described below, all references in this Prospectus and the accompanying Prospectus Supplement to actions by Noteholders will refer to actions taken by DTC upon instructions from Direct Participants, and all references in this Prospectus to distributions, notices, reports and statements to Noteholders will refer to distributions, notices, reports and statements to Cede, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC procedures. Therefore, it is anticipated that the only Noteholder will be Cede, the nominee of DTC. Noteholders will not be recognized by the related Indenture Trustee as Noteholders, as those terms will be used in the relevant agreements, and will only be able to exercise their collective rights as holders of Notes of the related class indirectly through DTC, the Direct Participants and the Indirect Participants, as further described below. In connection with such indirect exercise of rights through the DTC system, Noteholders may experience some delays in their receipt of payments, since distributions on book-entry securities first will be forwarded to Cede. Notwithstanding the foregoing, Noteholders are entitled to all remedies available at law or in equity with respect to any delay in receiving distributions on the securities, including but not limited to remedies set forth in the relevant agreements against parties thereto, whether or not such delay is attributable to the use of DTC’s book-entry system.

Under a book-entry format, because DTC can only act on behalf of Direct Participants that in turn can only act on behalf of Indirect Participants, the ability of a Noteholder to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the notes in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Clearstream Banking Luxembourg and Euroclear will hold omnibus positions on behalf of their participants (referred to herein as “Clearstream Banking Participants” and “Euroclear Participants,” respectively) through customers’ securities accounts in their respective names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold those positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.

Transfers between Direct Participants will occur in accordance with DTC rules. Transfers between Clearstream Banking Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking Luxembourg or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities received in Clearstream Banking Luxembourg or Euroclear as a result of a transaction with a Direct Participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream Banking Luxembourg participant on that business day. Cash received in Clearstream Banking Luxembourg or Euroclear as a result of sales of Notes by or through a Clearstream Banking Participant or a Euroclear Participant to a Direct Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of Notes of one or more series under the DTC system must be made by or through Direct Participants, which will receive a credit for those Notes on DTC’s records. The ownership interest of each actual purchaser of each Note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmation from DTC providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede, or such other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede (nor such other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the related Indenture Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the Notes will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the related Indenture Trustee on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the related Indenture Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the related Indenture Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the related Indenture Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

The Depositor, the Owner Trustee of the related Issuing Entity or the Administrator of a series may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC. See “— Definitive Notes” in this Prospectus.

Clearstream Banking Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking Luxembourg holds securities for its Clearstream Banking Participants and facilitates the clearance and settlement of securities transactions between Clearstream Banking Participants through electronic book-entry changes in accounts of Clearstream Banking Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking Luxembourg in any of various currencies, including U.S. dollars. Clearstream Banking Luxembourg provides to Clearstream Banking Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Banking Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Banking Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include any underwriters, agents or dealers with respect to any class or series of Notes offered by this Prospectus and each accompanying Prospectus Supplement. Indirect access to Clearstream Banking Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of various currencies, including U.S. dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of Notes offered by this Prospectus and each accompanying Prospectus Supplement. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Payments with respect to Notes held through Clearstream Banking Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Banking Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary. Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences” in this Prospectus and in the accompanying Prospectus Supplement. Clearstream Banking Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder on behalf of a Clearstream Banking Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream Banking Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream Banking Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

None of the Servicer, the Depositor, the Administrator, the related Indenture Trustee or Owner Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes held by Cede, DTC, Clearstream Banking Luxembourg or Euroclear, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

The Notes of any series will be issued in fully registered, certificated form (“Definitive Notes”) to Noteholders or their respective nominees, rather than to DTC or its nominee, only if:

1.	DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Notes of that series and none of the Depositor, the related Owner Trustee of the Issuing Entity and the Administrator is able to locate a qualified successor (and if the Administrator has made such determination, the Administrator has given written notice thereof to the related Indenture Trustee);

2.	the Depositor, the Indenture Trustee of the related Issuing Entity or the Administrator at its option, to the extent permitted by applicable law, advises each other such party in writing that it elects to terminate the book-entry system through DTC; or

3.	after the occurrence of an Event of Default or Servicer Default with respect to a series, holders representing at least a majority of the aggregate outstanding principal amount of the related Notes, voting as a single class, advise the Indenture Trustee through DTC and its Direct Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the Notes is no longer in the best interests of the Noteholders; or

4.	as otherwise described above or in the accompanying Prospectus Supplement.

Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all related Noteholders through DTC’s Direct Participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive certificates representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue those Notes as Definitive Notes to the Noteholders.

Payments on the Definitive Notes will be made by the Indenture Trustee directly to the holders of the Definitive Notes in accordance with the procedures set forth in this Prospectus and to be set forth in the Indenture.

Interest and principal payments on the Notes on each Distribution Date will be made to the holders in whose names the related Definitive Notes were registered at the close of business on the related Deposit Date. Payments will be made by check mailed to the addresses of such holders as they appear on the Note register, except that a Noteholder having original denominations aggregating at least $1 million may request payment by wire transfer of funds pursuant to written instructions delivered to the related Indenture Trustee at least five Business Days prior to the Deposit Date. The final payment on any Definitive Notes will be made only upon presentation and surrender of the Definitive Notes at the office or agency specified in the notice of final payment to Noteholders. The related Indenture Trustee or a paying agent will provide such notice to the registered Noteholders not more than 30 days nor less than 10 days prior to the date on which the final payment is expected to occur.

Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the related Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Noteholders

Three or more holders of the Notes of any class in a series or one or more holders of those Notes of that class evidencing not less than 25% of the aggregate outstanding principal amount of those Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by that Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under those Notes. Unless stated otherwise in the accompanying Prospectus Supplement, an Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of that series.

The Indenture Trustee or the Owner Trustee, as the case may be, will provide to the Servicer within 15 days after receipt of a written request from the Servicer, a list of the names of all Noteholders of record as of the most recent applicable record date.

No Indenture or Trust Agreement for a series of Notes will provide for the holding of annual or other meetings of Noteholders.

Restrictions on Ownership and Transfer

To the extent described in the applicable prospectus supplement, there may be restrictions on ownership or transfer of any Note of a series. Further, the Notes of any series are complex investments. Only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing any series of Notes. See “Risk Factors — The notes are not suitable investments for all investors” in this Prospectus. In addition, because the Notes of a series will not be listed on any securities exchange, you could be limited in your ability to resell them. See “Risk Factors — You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market” in the accompanying Prospectus Supplement.

Certificates of a series initially will be retained by the Depositor, and will be subject to certain restrictions on transfer set forth in the related Trust Agreement.

Notes Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates

In general, except as otherwise described in this Prospectus, the accompanying Prospectus Supplement, and the Basic Documents, any Notes owned by the Issuing Entity, the Depositor, the Servicer or any of their respective affiliates will be entitled to benefits under the Basic Documents equally and proportionately to the benefits afforded other owners of the Notes. However, such Notes will not be considered outstanding for voting purposes unless the Issuing Entity, the Depositor, the Servicer or any of their respective affiliates, either individually or collectively constitute all the owners of all the Notes outstanding. See “The Issuing Entities — Formation,” “Description of the Trust Agreement — Restrictions on Actions by the Owner Trustee,” “— Resignation and Removal of the Owner Trustee,” and “Description of the Transfer and Servicing Agreements — Servicer Default” in this Prospectus.

THE CERTIFICATES

General

Each Issuing Entity will issue one or more classes of certificates (“Certificates”) pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement.

The timing and priority of payments, seniority, allocations of losses and amount of or method of determining payments with respect to each class of Certificates will be described in the accompanying Prospectus Supplement. Payments on those Certificates will be made on each Distribution Date specified in the accompanying Prospectus Supplement. Payments in respect of the Certificates may be subordinate to payments in respect of the Notes as more fully described in the accompanying Prospectus Supplement.

If and as provided in the accompanying Prospectus Supplement, amounts remaining on deposit in the Collection Account after all required payments to the Noteholders and payments to any Hedge Counterparty, if any, have been made may be released to the Certificateholders, the Depositor, or NMAC.

DESCRIPTION OF THE INDENTURE

The following summary describes material terms of the Indenture pursuant to which the Issuing Entity will issue a series of Notes. A form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Additional provisions of any Indenture for a series of Notes will be described in the accompanying Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Indenture.

Events of Default

With respect to the Notes of a given series, “Events of Default” under the related Indenture generally will consist of:

1.	a default for five days or more in the payment of any interest on any of those Notes when the same becomes due and payable;

2.	a default in the payment of the principal of any of those Notes on the related final scheduled distribution date or redemption date of those Notes;

3.	a material default in the observance or performance of any covenant or agreement of the applicable Issuing Entity made in the related Indenture and the continuation of the default for a period of 90 days after notice thereof is given to that Issuing Entity by the applicable Indenture Trustee or to that Issuing Entity and that Indenture Trustee by the holders of not less than a majority of the principal amount of those Notes then outstanding acting together as a single class;

4.	any representation or warranty made by that Issuing Entity in the related Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach not having been cured within 60 days after notice thereof is given to that Issuing Entity by the applicable Indenture Trustee or to that Issuing Entity and that Indenture Trustee by the holders of not less than a majority of the principal amount of the Notes then outstanding acting together as a single class; and

5.	events of bankruptcy, insolvency, receivership or liquidation of the applicable Issuing Entity (which, if involuntary, remains unstayed for more than 90 days).

Noteholders holding at least a majority of the aggregate outstanding principal amount of a series of Notes outstanding, voting together as a single class, may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of the Notes or the liquidation or sale of the Issuing Entity property, except a default in the payment of principal of or interest on the Notes or in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

However, the amount of principal required to be paid to Noteholders of that series under the related Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay any principal on any class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date or redemption date for that class of Notes. In addition, as described below, following the occurrence of an Event of Default (other than the Events of Default described in (1) and (2) above) and acceleration of the maturity of the Notes, the Indenture Trustee is not required to sell the assets of the Issuing Entity, and the Indenture Trustee may sell the assets of the Issuing Entity only after meeting requirements specified in the Indenture. In that case, even if the maturity of the Notes has been accelerated, there may not be any funds to pay principal of the Notes.

The Issuing Entity for each series of Notes will be required to give the related Indenture Trustee and the Administrator (and the Administrator will provide notice to each nationally recognized statistical rating organization that is hired by NMAC, as Sponsor (the “Sponsor”), to assign ratings on the Notes and is then rating the Notes (each, a “Rating Agency”)) prompt written notice of each Event of Default, each default on the part of the Servicer or Depositor under the related Sale and Servicing Agreement, each default on the part of NMAC under the related Purchase Agreement and each default under a Hedge Agreement, if any, on the part of the Hedge Counterparty under the related Hedge Agreement. In addition, on (i) any Distribution Date on which the Issuing Entity for a series of Notes has not received from the Hedge Counterparty any amount due from the Hedge Counterparty on such Distribution Date, (ii) the Business Day following any such Distribution Date if the Issuing Entity has not yet received such amount due from the Hedge Counterparty, or (iii) the Business Day on which such failure to pay by the Hedge Counterparty becomes an event of default under a Hedge Agreement, if any, the Issuing Entity of that series will be required to give immediate notice to the Hedge Counterparty, the related Indenture Trustee and each Rating Agency.

Remedies Upon an Event of Default

If an Event of Default occurs and is continuing with respect to a series of Notes, the related Indenture Trustee or the holders of at least a majority of the aggregate outstanding principal amount of such Notes, voting as a single class, may declare the principal of the Notes to be immediately due and payable. This declaration may be rescinded by the holders of at least a majority of the then aggregate outstanding principal amount of the Notes of that series, voting together as a single class, before a judgment or decree for payment of the amount due has been obtained by the related Indenture Trustee if:

1.	the Issuing Entity has deposited with that Indenture Trustee an amount sufficient to pay (1) all interest on and principal of the Notes and all other amounts that would then be due if the Event of Default giving rise to that declaration had not occurred, (2) all amounts advanced by that Indenture Trustee and its costs and expenses, and (3) all amounts owing to the Hedge Counterparty, if any, under the applicable Hedge Agreement; and

2.	all Events of Default (other than the nonpayment of principal of the Notes that has become due solely due to that acceleration) have been cured or waived.

If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on the Issuing Entity’s property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Issuing Entity maintain possession of those Receivables and continue to apply collections on those Receivables as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the related Receivables following an Event of Default (other than the Events of Default described in (1) and (2) above), unless:

1.	the holders of all outstanding Notes (or relevant class or classes of Notes) consent to the sale;

2.	the proceeds of the sale are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding Notes at the date of the sale and all amounts owing to the Hedge Counterparty, if any, under the applicable Hedge Agreement;

3.	the Indenture Trustee determines that the proceeds of the Receivables may not be sufficient on an ongoing basis to make all payments on the outstanding Notes as those payments would have become due if the obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of at least 66 2/3% of the aggregate outstanding principal amount of all Notes (or relevant class or classes of Notes); or

4.	the Servicer exercises its option to purchase the Receivables as described in the accompanying Prospectus Supplement under “Description of the Transfer and Servicing Agreements — Optional Purchase.”

An Indenture Trustee may, but is not required to, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the related Issuing Entity property to pay interest on and principal of the Notes on an ongoing basis.

Following an Event of Default, the Noteholders will have the rights set forth in the accompanying Prospectus Supplement under “The Notes — Events of Default; Rights Upon Event of Default.” The Indenture Trustee may sell the Receivables subject to certain conditions set forth in the Indenture following an Event of Default, including a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note. If the Event of Default involves any such default in payment that results in the acceleration of the related series of Notes, the Indenture Trustee may sell the Receivables without satisfying such conditions.

Certain Covenants

Each Indenture will provide that the related Issuing Entity may not consolidate with or merge into any other entity, unless, among other things:

1.	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

2.	that entity expressly assumes that Issuing Entity’s obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of that Issuing Entity under the Indenture;

3.	no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

4.	the Rating Agency Condition has been satisfied with respect to the merger or consolidation;

5.	that Issuing Entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Issuing Entity, to any related Noteholder or any Certificateholder;

6.	any action that is necessary to maintain each lien and security interest created by the relevant Trust Agreement, Sale and Servicing Agreement or Indenture shall have been taken; and

7.	the Issuing Entity shall have delivered to the Indenture Trustee an officer’s certificate and an opinion of counsel each stating that such consolidation or merger and any related supplemental indenture complies with the covenants under the related Indenture and that all conditions precedent provided in the Indenture relating to such transaction have been complied with (including any filing required by the Securities Act).

“Rating Agency Condition” means, with respect to any event or action and each Rating Agency, either (a) written confirmation by such Rating Agency (which may be in the form of a letter, a press release or other publication or a change in such Rating Agency’s published rating criteria to this effect) that the occurrence of such event or action will not cause it to downgrade, qualify or withdraw its rating assigned to the Notes, or (b) that such Rating Agency shall have been given notice of such event or action at least 10 days prior to such event (or, if 10 days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event will cause it to downgrade, qualify or withdraw its rating assigned to the Notes. Notwithstanding the foregoing, no Rating Agency has any duty to review any notice given with respect to any event or action, and it is understood that such Rating Agency may not actually review notices received by it prior to or after the expiration of the 10 day period described in (b) above. Further, each Rating Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the Notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event or action had been previously satisfied pursuant to clause (a) or clause (b) above.

Each Issuing Entity will not, among other things:

1.	except as expressly permitted by the applicable Indenture, the applicable Sale and Servicing Agreements or other specified documents with respect to that Issuing Entity (collectively, the “Related Documents”), sell, transfer, exchange or otherwise dispose of any of the assets of that Issuing Entity unless directed to do so by the Indenture Trustee;

2.	claim any credit on or make any deduction from the principal of and interest payable on the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of those Notes because of the payment of taxes levied or assessed upon that Issuing Entity;

3.	except as expressly permitted by the Related Documents, (a) dissolve or liquidate in whole or in part, (b) permit the validity or effectiveness of the related Indenture to be impaired, permit the lien of the related Indenture to be amended, or permit any person to be released from any covenants or obligations with respect to those Notes under that Indenture except as may be expressly permitted by that Indenture, (c) permit any lien or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of that Issuing Entity or any part thereof, or any interest in the assets of that Issuing Entity or the proceeds of those assets (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related Obligor), or (d) permit the lien of the related Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics or other lien) security interest in the estate of the Issuing Entity; or

4.	assume or incur any indebtedness other than the Notes or as expressly contemplated by the related Indenture or by the Basic Documents, as such term is defined in the relevant Indenture, as in effect on the date of the related Indenture.

No Issuing Entity may engage in any activity other than as specified in this Prospectus or in the accompanying Prospectus Supplement.

Replacement of the Indenture Trustee

The Indenture Trustee for each series of Notes may resign at any time by so notifying the related Issuing Entity. Noteholders representing at least a majority of the outstanding principal amount of the Notes may remove the Indenture Trustee at any time and appoint a successor Indenture Trustee by so notifying the Indenture Trustee in writing. The Administrator for each Issuing Entity may remove the related Indenture Trustee if the Indenture Trustee:

1.	ceases to be eligible to continue as the Indenture Trustee;

2.	is adjudged to be bankrupt or insolvent;

3.	has a receiver or other public officer take charge of the Indenture Trustee or its property; or

4.	otherwise becomes incapable of acting.

Upon the resignation or removal of the Indenture Trustee for a series of Notes, the Servicer shall promptly appoint a successor Indenture Trustee. All reasonable costs and expenses incurred in connection with transferring the predecessor Indenture Trustee’s duties and obligations to the successor Indenture Trustee will be paid by the Administrator to the extent not paid by the successor Indenture Trustee.

Duties of Indenture Trustee

Except during the continuance of a Servicer Default, the Indenture Trustee for each series of Notes will:

1.	perform such duties, and only such duties, as are specifically set forth in the related Indenture;

2.	rely, as to the truth of the statements and the correctness of the opinions expressed therein, on certificates or opinions furnished to the Indenture Trustee that conform to the requirements of the related Indentures;

3.	examine any such certificates, statements, opinions or other instruments that are specifically required to be furnished to an Indenture Trustee to determine whether or not they conform to the requirements of the related Indenture; and

4.	give prompt written notice to the Servicer and Owner Trustee for that series of Notes if the related Indenture Trustee, pursuant to the related Sale and Servicing Agreement, discovers a representation or warranty with respect to a Receivable is incorrect or that a covenant of the Servicer has been breached with respect to a Receivable.

The Indenture Trustee for each series of Notes will not be deemed to have knowledge of any Event of Default with respect to a series, or any occurrence that is, or with notice or the lapse of time or both would become an Event of Default with respect to a series, unless an officer of that Indenture Trustee has actual knowledge of the event or has received written notice of the event in accordance with the provisions of the related Indenture.

Compensation and Indemnity

The Administrator for each series of Notes will:

1.	pay the related Indenture Trustee from time to time reasonable compensation for its services;

2.	reimburse the related Indenture Trustee for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as Indenture Trustee; and

3.	indemnify the related Indenture Trustee for, and hold it harmless against, any loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the performance of its duties as Indenture Trustee.

No Indenture Trustee for any series of Notes will be indemnified by the Administrator against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that such Indenture Trustee will not be liable for any error of judgment made by it in good faith, unless it is proved that the Indenture Trustee was negligent in performing its duties.

Access to Noteholder Lists

If the Indenture Trustee for that series of Notes is not the Note Registrar, the related Administrator will furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the related Noteholders:

1.	as of each record date for that series, within five days after the applicable record date; or

2.	upon reasonable request in writing by the Indenture Trustee for that list.

Annual Compliance Statement

Each Issuing Entity will be required (i) to cause the Servicer to deliver annually to the related Indenture Trustee a written statement as to the fulfillment of its obligations under the related Servicing Agreement, and (ii) to deliver to the Indenture Trustee an officer’s certificate certifying compliance with all conditions and covenants under the related Indenture in all material respects.

Reports and Documents by Indenture Trustee to Noteholders

The Indenture Trustee for each series of Notes will be required to mail each year to the related Noteholders of record a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the related Indenture, the amount, interest rate and maturity date of certain indebtedness owed by the Issuing Entity to such Indenture Trustee, in its individual capacity, the property and funds physically held by such Indenture Trustee in its capacity as such, and any action taken by it that materially affects the Notes and that has not been previously reported. The Indenture Trustee for each series of Notes will also deliver, at the expense of the related Issuing Entity, to each Noteholder of that series such information as may be required to enable such holder to prepare its federal and state income tax returns.

The Indenture Trustee for each series of Notes will be required to furnish to any related Noteholder promptly upon receipt of a written request by such Noteholder (at the expense of the requesting Noteholder) duplicates or copies of all reports, notices, requests, demands, certificates and any other documents furnished to the Indenture Trustee under the Basic Documents.

If required by the Trust Indenture Act of 1939 (the “TIA”) Section 313(a), within 60 days after the end of each fiscal year of each Issuing Entity, beginning in the year stated in the accompanying Prospectus Supplement, the Indenture Trustee for each series of Notes will be required to mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a).

Satisfaction and Discharge of Indenture

The Indenture for a series of Notes will be discharged with respect to the collateral securing those Notes upon the delivery to the related Indenture Trustee for cancellation of all of such Notes or, subject to certain exceptions, upon deposit with the related Indenture Trustee of funds sufficient for the payment in full of those Notes and satisfaction of certain other conditions set forth in the Indenture.

Amendment and Notices

If an Issuing Entity has issued Notes pursuant to an Indenture, the Issuing Entity and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series (or relevant class or classes of Notes of such series) and with prior written notice by the Administrator to the Rating Agencies, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related

Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders. Without the consent of the holder of each outstanding affected Note, no such supplemental indenture will:

1.	change the due date of any installment of principal of or interest on any Note or reduce the principal amount of any Note, the interest rate for any Note or the redemption price for any Note or change any place of payment where or the coin or currency in which any Note or any interest on any Note is payable;

2.	impair the right to institute suit for the enforcement of specified provisions of the related Indenture regarding payment;

3.	reduce the percentage of the aggregate outstanding principal amount of the Notes of that series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the related Indenture or of specified defaults and their consequences as provided for in that Indenture;

4.	modify or alter the provisions of the related Indenture regarding the determination of which Notes are deemed outstanding for purposes of determining whether the requisite number of holders has consented under the Indenture;

5.	reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of that sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes of that series;

6.	reduce the percentage of the aggregate outstanding principal amount of the Notes required to amend the sections of the related Indenture that specify the applicable percentage of aggregate outstanding principal amount of the Notes of that series necessary to amend that Indenture or other specified agreements; or

7.	permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for those Notes or, except as otherwise permitted or contemplated in that Indenture, terminate the lien of that Indenture on any of the collateral or deprive the holder of any Note of the security afforded by the lien of that Indenture.

The Issuing Entity and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series or any other Person, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of those Noteholders, if one of the following conditions is met:

1.	an opinion of counsel or officer’s certificate of the Issuing Entity to the effect that such amendment will not materially and adversely affect the interests of the Noteholders is delivered to the Indenture Trustee; or

2.	the Rating Agency Condition is satisfied with respect to such amendment;

provided, that in the event that any Certificates are then held by anyone other than the Administrator or any of its Affiliates, the related Indenture may only be amended if, in addition, (i) the Holders of the Certificates evidencing a majority of the certificate balance consent to the amendment or (ii) the amendment will not, as evidenced by an officer’s certificate of the Administrator or an opinion of counsel delivered to the Owner Trustee, materially and adversely affect the interests of the Certificateholders.

No amendment will be effective which materially and adversely affects the rights of the Hedge Counterparty, if any, under the applicable Hedge Agreement without the consent of the Hedge Counterparty,

provided, that the Hedge Counterparty will be deemed to have given its consent to such amendment if it does not object in writing within 10 business days after receipt of a written request for its consent to that amendment.

Any demand, notice or communication to be delivered pursuant to the Indenture or the other Basic Documents to any Rating Agency will be deemed to be delivered if a copy of that demand, notice or communication has been posted on any website maintained by or on behalf of NMAC pursuant to a commitment to any Rating Agency relating to the Notes.

DESCRIPTION OF THE TRUST AGREEMENT

The following summary describes material terms of the Trust Agreement pursuant to which the Issuing Entity of a series will be created and Certificates will be issued. A form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The provisions of any Trust Agreement may differ from those described in this Prospectus and, if so, will be described in the accompanying Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement.

Authority and Duties of the Owner Trustee

The Owner Trustee for each Issuing Entity will administer the Issuing Entity in the interest of the holders of the Certificates (each, a “Certificateholder”), subject to the lien of the related Indenture, in accordance with the Trust Agreement and the other Basic Documents applicable to that series.

The Owner Trustee will not be required to perform any of the obligations of the Issuing Entity under the related Trust Agreement or the other Basic Documents that are required to be performed by the Administrator under the related Administration Agreement, the Indenture Trustee under the related Indenture or the Servicer under the related Sale and Servicing Agreement.

The Owner Trustee for each Issuing Entity will not manage, control, use, sell, dispose of or otherwise deal with any part of the related Issuing Entity property except in accordance with (i) the powers granted to and the authority conferred upon that Owner Trustee pursuant to the related Trust Agreement, (ii) the other Basic Documents to which the Issuing Entity or the Owner Trustee is a party, and (iii) any document or instruction delivered to that Owner Trustee pursuant to the related Trust Agreement.

Restrictions on Actions by the Owner Trustee

The Owner Trustee of each Issuing Entity may not:

1.	initiate or settle any claim or lawsuit involving that Issuing Entity (except claims or lawsuits brought in connection with the collection of the Receivables);

2.	file an amendment to the related certificate of trust for an Issuing Entity (unless such amendment is required to be filed under applicable law);

3.	amend the related Indenture in circumstances where the consent of any Noteholder of the related series or the Hedge Counterparty, if any, is required;

4.	amend the related Basic Documents where such amendment materially adversely affects the Certificateholders of the related series; or

5.	appoint a successor Note Registrar, Paying Agent or Certificate Registrar or consent to assignment of their respective obligations under the related Indenture and Trust Agreement, as applicable, by the Note Registrar, Certificate Registrar, Paying Agent or Indenture Trustee;

unless (1) the Owner Trustee provides prior written notice thereof to the Certificateholders and (2) the Certificateholders of that series do not object in writing to any such proposed action within 10  days of that notice.

Actions by Certificateholders and Owner Trustee with Respect to Certain Matters

The Owner Trustee of each Issuing Entity may not, except upon the direction of the Certificateholders, (a) remove or appoint a successor Administrator pursuant to the related Administration Agreement, (b) remove the Servicer pursuant to the related Sale and Servicing Agreement, or (c) sell the Receivables after the termination of the related Indenture, except as expressly provided in the related Basic Documents. However, that Owner Trustee will not be required to follow any direction of the Certificateholders if doing so would be contrary to any obligation of the Owner Trustee or the related Issuing Entity under any of the related Basic Documents. The Owner Trustee of each Issuing Entity may not commence a voluntary proceeding in bankruptcy relating to an Issuing Entity without the unanimous prior approval of all Certificateholders and delivery to the Owner Trustee of a written certification by each Certificateholder that such Certificateholder reasonably believes that such Issuing Entity is insolvent.

The right of the Depositor or the Certificateholders of a series to take any action affecting the related Issuing Entity’s property will be subject to, as applicable, the rights of the Indenture Trustee under the related Indenture.

Restrictions on Certificateholders’ Powers

The Certificateholders of a series will not direct the related Owner Trustee, and that Owner Trustee is not obligated to follow any direction from the Certificateholders, to take or refrain from taking any action if such action or inaction (i) would be contrary to any obligations of the Issuing Entity for that series or the Owner Trustee under the related Trust Agreement or any of the other Basic Documents applicable to that series or (ii) would be contrary to the purpose of the Issuing Entity for that series.

Resignation and Removal of the Owner Trustee

The Owner Trustee of each Issuing Entity may resign at any time upon written notice to the Servicer, the Depositor and the related Indenture Trustee, whereupon the Servicer will be obligated to appoint a successor Owner Trustee. The Administrator may remove the related Owner Trustee if that Owner Trustee becomes insolvent, ceases to be eligible or becomes legally unable to act. Upon removal of the Owner Trustee, the Servicer will appoint a successor Owner Trustee. All reasonable costs and expenses incurred in connection with removing and replacing the Owner Trustee for a series of Notes will be paid by the Administrator to the extent not paid by the successor Owner Trustee. The Administrator will be required to deliver notice of such resignation or removal of that Owner Trustee and the appointment of a successor Owner Trustee to each Rating Agency.

The Owner Trustee of each Issuing Entity and any successor thereto must at all times:

1.	be subject to supervision or examination by federal or state authorities;

2.	have a combined capital and surplus of at least $50 million; and

3.	be an entity authorized to exercise trust powers in the State of Delaware.

If at any time the Owner Trustee ceases to be eligible in accordance with the Trust Agreement, if the Administrator, by unilateral act, decides to remove the Owner Trustee and provides the Owner Trustee with notice thereof, if the Owner Trustee fails to resign after written request therefor by the Administrator, or if at any time the Owner Trustee is legally unable to act, or is adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property is appointed, or any public officer takes charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may, but will not be required to, remove the Owner Trustee.

Insolvency Event

Each Trust Agreement will provide that the related Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Issuing Entity without the unanimous prior approval of the Certificateholders of that Issuing Entity and the delivery to that Owner Trustee by the Certificateholders of a certificate certifying that the Certificateholders reasonably believe that the Issuing Entity is insolvent.

Termination

The Trust Agreement for each Issuing Entity will terminate upon (a) the maturity or other liquidation of the last Receivable owned by such Issuing Entity and the final distribution of all funds or other property or proceeds of the related Issuing Entity property in accordance with the terms of the related Indenture, related Sale and Servicing Agreement and related Trust Agreement, or (b) at the option of the Servicer, a purchase of the corpus of such Issuing Entity (other than any Reserve Account owned by the Issuing Entity) (which option may only be exercised if certain conditions specified in the accompanying Prospectus Supplement are satisfied (an “Optional Purchase”)) and final distribution to the securityholders of all amounts required to be paid to them under the Indenture and Trust Agreement. See “Description of the Transfer and Servicing Agreements — Optional Purchase” in the accompanying Prospectus Supplement.

Liabilities and Indemnification

The Administrator shall indemnify the Owner Trustee of each Issuing Entity, the certificate registrar and the paying agent and their respective successors and assigns, agents, officers and employees (the “Indemnified Parties”) for any expenses incurred by or asserted against the Owner Trustee or any other Indemnified Party in any way relating to or arising out of the Basic Documents, the Owner Trust estate, the administration of the Owner Trust estate or the action or inaction of the Owner Trustee under the related Trust Agreement. The Depositor will not be entitled to make any claim upon the related Issuing Entity’s property for the payment of any such liabilities or indemnified expenses. The Administrator shall not be liable for or required to indemnify any Indemnified Party for expenses resulting from the willful misconduct, bad faith or negligence of that Indemnified Party. The Owner Trustee of each Issuing Entity will not be liable for:

1.	any error in judgment of an officer of that Owner Trustee made in good faith, unless it is proved that such officer was negligent in performing its duties;

2.	any action taken or omitted to be taken in accordance with the instructions of any related Certificateholder, the related Indenture Trustee, if any, the Administrator or the Servicer;

3.	payments on the related series of Notes in accordance with their terms; or

4.	the default or misconduct of the Administrator, the Servicer, the Depositor or the related Indenture Trustee, if any.

No provision in the Trust Agreement or any other Basic Document will require the Owner Trustee of any Issuing Entity to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers under the related Trust Agreement or under any other Basic Document if the Owner Trustee has reasonable grounds for believing that reimbursement of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it. In addition, the Owner Trustee of each Issuing Entity will not be responsible for or in respect of the validity or sufficiency of the related Trust Agreement or for the due execution thereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the related Issuing Entity’s property or for or in respect of the validity or sufficiency of the other Basic Documents, other than the execution of and the certificate of authentication of the Certificates of the related series, and the Owner Trustee of each Issuing Entity will in no event be deemed to have assumed or incurred any liability, duty or obligation to any Noteholder, Certificateholder or third-party dealing with the Issuing Entity or the Issuing Entity’s property, other than as expressly provided for in the related Trust Agreement and the other Basic Documents for that series.

Amendment

The related Trust Agreement may be amended by the related Owner Trustee and the Depositor without the consent of the Indenture Trustee, any Noteholder of the related Series, the Issuing Entity or any other person, if one of the following requirements is met:

1.	an opinion of counsel or officer’s certificate of the Depositor to the effect that such amendment will not materially and adversely affect the interests of the Noteholders is delivered to the Indenture Trustee; or

2.	the Rating Agency Condition is satisfied with respect to such amendment;

provided, that in the event that any Certificates are then held by anyone other than the Administrator or any of its Affiliates, the related Trust Agreement may only be amended if, in addition, (i) the Holders of the Certificates evidencing a majority of the certificate balance consent to the amendment or (ii) the amendment will not, as evidenced by an officer’s certificate of the Administrator or an opinion of counsel delivered to the Owner Trustee, materially and adversely affect the interests of the Certificateholders.

The Owner Trustee and the Depositor may also amend the related Trust Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Trust Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders with the consent of:

1.	the holders of a majority of the aggregate outstanding principal amount of the Notes of the related series; and

2.	the holders of a majority of the outstanding principal amount of the Certificates.

No amendment will be effective that materially and adversely affects the rights of the Hedge Counterparty, if any, under the applicable Hedge Agreement without the consent of the Hedge Counterparty, provided, that the Hedge Counterparty will be deemed to have given its consent to such amendment if it does not object in writing within 10 business days after receipt of a written request for its consent to that amendment.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The following summary describes material terms of each Sale and Servicing Agreement pursuant to which an Issuing Entity will purchase Receivables from the Depositor and the Servicer will agree to service those Receivables, each Trust Agreement pursuant to which an Issuing Entity will be created and Certificates will be issued, and each Administration Agreement pursuant to which NMAC will undertake specified administrative duties with respect to an Issuing Entity that issues Notes (collectively, the “Transfer and Servicing Agreements”). Pursuant to the provisions of the Transfer and Servicing Agreements, the Servicer may engage third parties to perform a number of its functions, including, but not limited to, engaging a third-party custodian to maintain possession of the related retail installment contracts and any other documents relating to the Receivables. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement of which this Prospectus forms a part. The provisions of any of the Transfer and Servicing Agreements may differ from those described in this Prospectus and, if so, will be described in the accompanying Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

Sale and Assignment of Receivables

On or prior to the Closing Date specified with respect to any given Issuing Entity in the accompanying Prospectus Supplement, NMAC will sell and assign to the Depositor, without recourse, pursuant to a Purchase Agreement (the “Purchase Agreement”), its entire interest in the Receivables comprising the related Receivables Pool, including the security interests in the Financed Vehicles. On the Closing Date, the Depositor will transfer and assign to the applicable Owner Trustee on behalf of the Issuing Entity, without recourse, pursuant to a Sale and Servicing Agreement, its entire interest in the Receivables comprising the related Receivables Pool, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule on file with the related Indenture Trustee (a “Schedule of Receivables”), but the existence and characteristics of the related Receivables will not be verified by the related Owner Trustee. The applicable Owner Trustee will, concurrently with the transfer and assignment, on behalf of the Issuing Entity, execute and deliver the related Notes and Certificates. The net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from the Depositor and, to the extent specified in the accompanying Prospectus Supplement, to make any required initial deposit into the Reserve Account and the Yield Supplement Account, if any. The Depositor will initially retain the Certificates and may sell them to an affiliate of NMAC.

NMAC, pursuant to a Purchase Agreement, and the Depositor, pursuant to a Sale and Servicing Agreement, generally will represent and warrant, among other things, as of the Closing Date, that:

1.	the information set forth in the related Schedule of Receivables was true and correct in all material respects as of the related Cut-off Date;

2.	the related Obligor on each Receivable is required to obtain physical damage insurance covering the Financed Vehicle in accordance with NMAC’s normal requirements;

3.	each of the Receivables is or will be secured by a first priority perfected security interest in favor of NMAC in the Financed Vehicle;

4.	the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted;

5.	each related Receivable, at the time it was originated, complied and, as of the Closing Date, complies in all material respects with applicable federal and state laws, including consumer credit, truth-in-lending, equal credit-opportunity and disclosure laws; and

6.	any other representations and warranties that may be set forth in the accompanying Prospectus Supplement.

As of the last day of the second (or, if the Depositor so elects, the first) Collection Period (defined below) following the Collection Period in which the Depositor discovers or receives notice of a breach of any representation or warranty of the Depositor that materially and adversely affects the interests of the related Noteholders or Certificateholders in any Receivable, the Depositor, unless the breach is cured, will be required to repurchase that Receivable (a “Warranty Receivable”) from that Issuing Entity and, pursuant to the related Purchase Agreement, NMAC will be required to purchase that Warranty Receivable from the Depositor, at a price equal to the Warranty Purchase Payment for that Receivable. Any such breach will be deemed not to materially and adversely affect the Securityholders’ interest in that Receivable if it does not affect the ability of the Issuing Entity to receive and retain certain and timely payment in full on such Receivable. The “Warranty Purchase Payment” will be equal to the amount required to be paid by the related Obligor to prepay the Receivable (including interest accrued on that Receivable through the due date for the Obligor’s payment in the related Collection Period at the applicable APR), after giving effect to the receipt of any monies collected (from whatever source other than Advances) on that Receivable, if any. This repurchase obligation will constitute the sole remedy available to the Noteholders, the Certificateholders or the Issuing Entity for any uncured breach by the Depositor of those representations and warranties (other than remedies that may be available under federal securities laws or other laws). The obligation of the Depositor to repurchase a Receivable will not be conditioned on performance by NMAC of its obligation to purchase that Receivable from the Depositor pursuant to the related Purchase Agreement.

Custody of Documents Evidencing the Receivables

Pursuant to each Sale and Servicing Agreement, each Issuing Entity will designate the Servicer as custodian to directly or indirectly through subservicers maintain (a) physical possession as that Issuing Entity’s agent of the tangible records constituting or forming a part of the related retail installment contracts and any other tangible records relating to the Receivables (including amendments to electronic chattel paper that are evidenced in tangible form), or (b) control as that Issuing Entity’s agent over the electronic records constituting or forming a part of the retail installment contracts and any other electronic records relating to the Receivables. To assure uniform quality in servicing both the Receivables and the Servicer’s own portfolio of automobile and light-duty truck installment contracts, as well as to facilitate servicing and to reduce administrative costs, any documents evidencing the Receivables will not be physically segregated from other automobile and light-duty truck installment contracts of the Servicer, or those which the Servicer services for others, or marked to reflect the transfer to the related Issuing Entity as long as NMAC is servicing the Receivables.

Accounts

The Servicer will establish and maintain with respect to each series of Notes one or more accounts (each, a “Collection Account”), in the name of the related Indenture Trustee on behalf of the related Noteholders, the Certificateholders and the Hedge Counterparty, if any, under the applicable Hedge Agreement, into which payments made on or with respect to the related Receivables and amounts released from any Yield Supplement Account, Reserve Account or other form of credit enhancement will be deposited for payment to the related Noteholders.

Any other accounts to be established with respect to an Issuing Entity, including any Yield Supplement Account or any Reserve Account, will be described in the accompanying Prospectus Supplement.

For any series of Notes, funds in the related Collection Account, any Yield Supplement Account, the Reserve Account and other accounts that may be identified in the accompanying Prospectus Supplement (collectively, the “Accounts”) will be invested as provided in the related Sale and Servicing Agreement in Eligible Investments. “Eligible Investments” are generally limited to investments acceptable to each Rating Agency as being consistent with the rating of those Notes (including obligations of the Servicer and its affiliates, to the extent consistent with that rating) or any other investment so long as the Rating Agency Condition is satisfied. Except as described below, Eligible Investments are limited to obligations or securities that mature no later than the business day prior to the next Distribution Date for that series. However, to the extent permitted by the Rating Agencies, funds in any Account may be invested in obligations or securities that will not mature prior to the date of the next payment with respect to those Notes and, other than investments made with funds from the Collection Account (which, in connection with each Collection Period, will be sold before the next related Distribution Date), will not be sold to meet any shortfalls. Thus, the amount of cash in any Account at any time may be less than the balance of the related Account. If the amount required to be withdrawn from any Reserve Account or Yield Supplement Account to cover shortfalls in collections on the related Receivables (as provided in the accompanying Prospectus Supplement) exceeds the amount of cash in the Reserve Account or the Yield Supplement Account, as the case may be, a temporary shortfall in the amounts paid to the related Noteholders could result, which could, in turn, increase the average life of the Notes of that series. Investment earnings on funds deposited in the Accounts, net of losses and investment expenses, shall be released to the Servicer or the Certificateholder, as specified in the accompanying Prospectus Supplement, on each Distribution Date and shall be the property of the Servicer or the Certificateholder, as the case may be.

See “Description of the Transfer and Servicing Agreements — Accounts” in the accompanying Prospectus Supplement.

Servicing Procedures

The Servicer will, consistent with the related Sale and Servicing Agreement, follow the collection procedures it follows with respect to comparable retail installment contracts it services for itself. Except with respect to Defaulted Receivables, Administrative Receivables or Warranty Receivables and as otherwise described in the accompanying Prospectus Supplement, the Servicer shall not (unless required by state or federal law) change the amount of a Receivable or reschedule the due date of any scheduled payment of a Receivable beyond the final scheduled distribution date of the latest maturing class of Notes described in the accompanying prospectus supplement.

In addition, the Servicer will covenant that, except as described in the Prospectus Supplement, as may be required by state or federal law or court order, or as otherwise contemplated in the related agreement (including the provisions in the immediately preceding paragraph):

1.	it will not release any Financed Vehicle from the security interest granted by the related Receivable, except in event of payment in full or certain other specified circumstances;

2.	it will do nothing to impair the rights of the Noteholders and Certificateholders in the Receivables;

3.	with respect to any Receivable (except with respect to Defaulted Receivables, Administrative Receivables or Warranty Receivables):

i.	it will not alter the APR of any Receivable;

ii.	it will not modify the number of payments under a Receivable;

iii.	it will not increase the amount financed under a Receivable; and

iv.	it will not (a) forgive any payments, or (b) extend the due date for any payment on a Receivable beyond the final scheduled distribution date of the latest maturing class of Notes described in the accompanying prospectus supplement.

The Servicer or the Issuing Entity shall inform the other party and the Indenture Trustee promptly, in writing, upon the discovery of any breach by the Servicer of the above obligations that would materially and adversely affect any Receivable. Unless the breach is cured by the last day of the second Collection Period following the Collection Period in which the discovery occurred (or, if the Servicer so elects, the last day of the first Collection Period following that Collection Period), the Servicer is required to purchase any Receivable materially and adversely affected by the breach (an “Administrative Receivable”) from the Issuing Entity at a price equal to the Administrative Purchase Payment for that Receivable. Any such breach will be deemed not to materially and adversely affect the Securityholders’ interest in that Receivable if it does not affect the ability of the Issuing Entity to receive and retain certain and timely payment in full on such Receivable. The “Administrative Purchase Payment” for a Receivable will be equal to its unpaid Principal Balance as of the beginning of that Collection Period, plus interest accrued through the due date for the Obligor’s payment in that Collection Period at the related APR, after giving effect to the receipt of monies collected (from whatever source other than the Advances) on that Administrative Receivable, if any, in that Collection Period. Upon the purchase of any Administrative Receivable, the Servicer will for all purposes of the related Sale and Servicing Agreement be deemed to have released all claims for the reimbursement of outstanding Advances made in respect of that Administrative Receivable. This purchase obligation, together with the purchase obligation described in “The Receivables — Characteristics of the Receivables — Representations, Warranties and Covenants” in the accompanying Prospectus Supplement, will constitute the sole remedy available to the Noteholders, Certificateholders, the related Indenture Trustee or the related Owner Trustee for any uncured breach by the Servicer.

If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its customary practices and procedures to recover all amounts due upon that Receivable, including repossessing and disposing of the related Financed Vehicle at a public or private sale (unless it determines in its sole discretion that repossession will not increase the liquidation proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance), or taking any other action permitted by applicable law. See “Material Legal Aspects of the Receivables” in this Prospectus.

Insurance on Financed Vehicles

Each Receivable requires the related Obligor to maintain specific levels and types of insurance coverage to protect the Financed Vehicle against loss. NMAC requires evidence of insurance coverage by the Obligors at the time of origination of the Receivables, but performs no verification of continued coverage after origination. NMAC will not be obligated to make payments to the Issuing Entity for any loss as to which third-party insurance has not been maintained, except to the extent of its obligations under the related Purchase Agreement.

Collections

With respect to each Issuing Entity, the Servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during the collection period specified in the accompanying Prospectus Supplement (each, a “Collection Period”) into the Collection Account not later than two Business Days after identification. However, so long as NMAC is the servicer, if each condition to making monthly deposits as may be required by the related Sale and Servicing Agreement (including the absence of any Servicer Default and the satisfaction of other conditions specified in the related Servicing Agreement) is satisfied, the Servicer may retain such amounts until the Business Day before the related Distribution Date. Notwithstanding the foregoing, if a subsequent Public ABS Transaction (as defined below) sets forth alternative conditions for making monthly deposits to the related collection account, then, if the Rating Agency Condition specified in the Servicing Agreement for the subsequent Public ABS Transaction is satisfied, the Servicer will no longer be bound by the conditions to making monthly deposits as required by the Sale and Servicing Agreement, and will instead be subject to the conditions to making monthly deposits as required by the subsequent Public ABS Transaction. “Public ABS Transaction” means any publicly registered issuance of securities backed by (i) a certificate representing the beneficial interest in a pool of vehicle leases originated in the United States for a lessee with a United States address and the related leased vehicles, or (ii) motor vehicle retail installment contracts originated in the United States and, for both clause (i) and clause (ii), for which the Depositor, or any United States Affiliate thereof, acts as a depositor. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in certain circumstances described in the related Sale and Servicing Agreement, pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

The Servicer or the Depositor, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Issuing Entity to the Collection Account on the Business Day immediately preceding the related Distribution Date.

If the Servicer were unable to remit the funds as described above, Noteholders might incur a loss. To the extent set forth in the accompanying Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Issuing Entity to secure timely remittances of collections on the related Receivables and payment of the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to Receivables required to be repurchased by the Depositor or the Servicer, as applicable.

For purposes of the related Sale and Servicing Agreement, collections on a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied in accordance with the Servicer’s customary servicing practices.

Advances

If payment on a Receivable (other than an Administrative Receivable, a Warranty Receivable, or a Defaulted Receivable for which the related Financed Vehicle has been liquidated by the Servicer) is not received in full by the end of the month in which it is due, the Servicer shall, subject to the limitations set forth below and in the accompanying Prospectus Supplement, advance to the Issuing Entity an amount with respect to that Receivable equal to the product of the Principal Balance of that Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on that Receivable, or from payments of the Administrative Purchase Payment or the Warranty Purchase Payment, as the case may be, during the related

Collection Period (each, an “Advance”). In addition, to the extent that any outstanding Advance is a Nonrecoverable Advance, the Servicer may provide to the Owner Trustee and the Indenture Trustee an officer’s certificate setting forth the amount of such Nonrecoverable Advance, and such amount will be withdrawn from the related Collection Account and paid to the Servicer in reimbursement of the outstanding Advances. A “Nonrecoverable Advance” means any outstanding Advance with respect to (i) any Defaulted Receivable, or (ii) any Receivable for which the Servicer determines that any recovery from payments made on or with respect to such Receivable is unlikely. A “Defaulted Receivable” means (a) a Receivable (other than a Receivable for which a Warranty Purchase Payment or an Administrative Purchase Payment has been made) which, by its terms, is delinquent 120 days or more, (b) a Receivable that is delinquent less than 120 days for which the Servicer has (i) determined, in accordance with its customary servicing procedures, that eventual payment is unlikely, or (ii) repossessed the Financed Vehicle, or (c) a Receivable with respect to which the Servicer has received notification that the related Obligor is subject to a Chapter 13 bankruptcy proceeding. No advances of principal will be made with respect to Receivables. The Servicer will not be obligated to make an Advance (other than in respect of an interest shortfall arising from the prepayment of a Receivable) to the extent that it determines, in its sole discretion, that that Advance will not be recovered from subsequent collections or recoveries with respect to that Receivable.

The Servicer will make all Advances by depositing into the related Collection Account an amount equal to the aggregate of the Advances due in respect of a Collection Period on the Business Day immediately preceding the related Distribution Date.

Servicing Compensation

The Servicer will be entitled to receive a base servicing fee for each Collection Period on the Distribution Date related to that Collection Period in an amount equal to a specified percent per annum (as set forth in the accompanying Prospectus Supplement, the “Servicing Rate”) of the Pool Balance as of the close of business on the last day of the immediately preceding Collection Period (the “Base Servicing Fee”). The Base Servicing Fee (together with any portion of the Base Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of amounts available for that purpose as set forth in the accompanying Prospectus Supplement. However, the Base Servicing Fee will be paid prior to the payment of available amounts to the Noteholders of the given series.

The Servicer will also be entitled to collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables as additional servicing compensation (the “Supplemental Servicing Fee” and, together with the Base Servicing Fee, the “Total Servicing Fee”). The Servicer may also be entitled to retain any interest earned during a Collection Period from the investment of monies in the Collection Account and/or any Reserve Account to the extent specified in the accompanying Prospectus Supplement. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer’s normal practices and procedures. In addition, if specified in the accompanying Prospectus Supplement, the Servicer will be entitled to reimbursement from any given Issuing Entity for specified liabilities. The Servicer will be paid the Base Servicing Fee for each Collection Period on the Distribution Date related to that Collection Period prior to the payment of interest on any class of Notes. If the Rating Agency Condition is satisfied, the Base Servicing Fee in respect of a Collection Period (together with any portion of the Base Servicing Fee that remains unpaid from the prior Distribution Dates) will be paid at the beginning of that Collection Period out of collections of interest on the related Receivables.

The Total Servicing Fee will compensate the Servicer for performing the functions of a third-party servicer of motor vehicle receivables as an agent for the beneficial owner of those receivables, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, paying costs of collections and policing the collateral. The Total Servicing Fee will also compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly statements to the related Owner Trustee and Indenture Trustee with respect to payments. The Total Servicing Fee will also reimburse the Servicer for specified taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

The “Pool Balance” as of the close of business on the last day of a Collection Period will equal the aggregate Principal Balance of the Receivables (excluding Administrative Receivables, Warranty Receivables and Defaulted Receivables) as of the close of business on such day; provided, however, that where the Pool Balance is relevant in determining whether the requisite percentage of Noteholders (or relevant class or classes of Notes) necessary to effect any consent, waiver, request or demand shall have been obtained, the Pool Balance shall be deemed to be reduced by an amount equal to the portion of the Pool Balance (before giving effect to this provision) represented by the interests evidenced by any applicable Note registered in the name of the Depositor, the Servicer or any person actually known to a trust officer of the Owner Trustee or the Indenture Trustee, as the case may be, to be an affiliate of the Depositor or the Servicer, unless all of the Notes are then held or beneficially owned by NMAC, the Depositor and their affiliates. The “Principal Balance” of a Receivable as of any date will equal the original financed amount of that Receivable minus the sum of:

1.	all payments actually received on or prior to that date allocable to principal;

2.	any refunded portion of extended warranty protection plan or service contract costs, or of physical damage, credit life or disability insurance premiums included in the original financed amount of the Receivable;

3.	any Warranty Purchase Payment or Administrative Purchase Payment with respect to that Receivable allocable to principal (to the extent not included in clause (1) above);

4.	any net liquidation proceeds from any Defaulted Receivable for which the related Financed Vehicle has been liquidated by the Servicer allocable to principal; and

5.	any prepayments or other payments applied to reduce the unpaid principal balance of that Receivable (to the extent not included in clauses (1) and (3) above).

Distributions on the Notes and Certificates

With respect to each series of Notes, beginning on the distribution dates specified in the accompanying Prospectus Supplement (each, a “Distribution Date”), payments of principal of and interest (or, where applicable, of principal or interest only) on each class of those Notes entitled thereto will be made by the applicable Indenture Trustee to the Noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders will be set forth in the accompanying Prospectus Supplement.

With respect to each Issuing Entity, on each Distribution Date, collections on the related Receivables will be withdrawn from the related Collection Account and will be paid to the Noteholders to the extent provided in the accompanying Prospectus Supplement.

Credit and Cash Flow Enhancement

The amounts and type of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Notes of a given series, if any, will be set forth in the accompanying Prospectus Supplement.

Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for payment to the Noteholders on that date to the extent specified in the accompanying Prospectus Supplement. As more fully described in the accompanying Prospectus Supplement:

1.	payments of principal of a class of Notes of a given series will be subordinate to payments of interest on that class;

2.	payments in respect of Certificates of that series may be subordinate to payments in respect of Notes of that series; and

3.	payments in respect of one or more classes of Notes of that series may be subordinate to payments in respect of other classes of Notes of that series.

If and to the extent provided in the accompanying Prospectus Supplement, credit and cash flow enhancement may be in the form of overcollateralization (which is effectively subordination of a portion of the interest in the related Issuing Entity’s property not allocable to your series or any other series), subordination of one or more classes of Notes, subordination of the Certificates to one or more classes of Notes, a cash collateral guaranty or account, a reserve account, yield supplement agreements, cash deposits or any combination of the above. The Prospectus Supplement for each series of Notes will specify the form, amount and limitations of any credit enhancement available to that series or, if applicable, to particular classes of that series. Any credit enhancement that constitutes a guarantee of the applicable series of Notes will be separately registered under the Securities Act unless exempt from registration under the Securities Act.

The presence of credit enhancement for the benefit of any class or series of Notes is intended to enhance the likelihood of receipt by the Noteholders of that class or series of the full amount of principal of and interest on those Notes and to decrease the likelihood that Noteholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage, which will be described in the accompanying Prospectus Supplement. The credit enhancement for a class or series of Notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal of and interest on those Notes. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, Noteholders of any class or series will bear their allocable share of deficiencies, as described in the accompanying Prospectus Supplement. In addition, if a form of credit enhancement covers more than one class of Notes, Noteholders of any of that class will be subject to the risk that credit enhancement will be exhausted by the claims of Noteholders of other classes.

Subordination Between Classes. If so specified in the accompanying Prospectus Supplement, one or more classes of a series will be subordinated as described in the Prospectus Supplement to the extent necessary to fund payments with respect to the Notes that are more senior within that series. The rights of the holders of the subordinated Notes to receive distributions of principal of and/or interest on any Distribution Date for that series will be subordinate in right and priority to the rights of the holders of Notes within that series that are more senior, but only to the extent set forth in the accompanying Prospectus Supplement. If so specified in the accompanying Prospectus Supplement, subordination may apply only in the event of specified types of losses or shortfalls not covered by another credit enhancement.

The accompanying Prospectus Supplement will also set forth information concerning:

1.	the amount of subordination of a class or classes of subordinated Notes within a series;

2.	the circumstances in which that subordination will be applicable;

3.	the manner, if any, in which the amount of subordination will change over time; and

4.	the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated Notes will be distributed to holders of Notes of that series that are more senior.

Subordination of Certificates to Notes. The Certificates issued by an Issuing Entity will be in definitive form and initially retained by the Depositor and may be transferred to a Nissan affiliate. Payments on the Certificates will be subordinated to payments on the Notes to the extent described in the accompanying Prospectus Supplement. The Certificates will not bear interest.

Reserve Account. If provided in the accompanying Prospectus Supplement, pursuant to the related Sale and Servicing Agreement, the Servicer, the Depositor or a third-party will establish for a series or class of Notes an account, as specified in the accompanying Prospectus Supplement, which may be designated as a “Reserve Account” or a “Subordination Spread Account” (for the purposes of this Prospectus, the “Reserve Account”), that will be maintained with the related Owner Trustee or Indenture Trustee, as applicable. The Reserve Account will be funded by an initial deposit by a third-party or at the instruction of the Issuing Entity on the Closing Date in the amount set forth in the accompanying Prospectus Supplement (the “Reserve Account Initial Deposit”). To the extent provided in the accompanying Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance (as defined in the accompanying Prospectus Supplement) by the deposit in the Reserve Account of the amount of collections on the related Receivables remaining on each Distribution Date after certain specified payments on that date are made. The accompanying Prospectus Supplement will describe the circumstances and manner under which payments may be made out of the Reserve Account, either to holders of the Notes covered by that Prospectus Supplement or to the Depositor or a third-party. Monies on deposit in the Reserve Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Sale and Servicing Agreement. Earnings on investment of funds in the Reserve Account in Eligible Investments may be paid to the Servicer or the Certificateholder on each Distribution Date to the extent specified in the accompanying Prospectus Supplement. Any monies remaining on deposit in the Reserve Account upon the termination of the Issuing Entity also will be released to the Certificateholders.

Yield Supplement Account. A “Yield Supplement Account” may be established with respect to any class or series of Notes. The terms relating to any Yield Supplement Account will be set forth in the accompanying Prospectus Supplement. Each Yield Supplement Account will be designed to hold funds or other receivables or assets (including vehicle lease contracts), not already a part of the relevant Issuing Entity. Such funds or amounts collected under the receivables or assets (including vehicle lease contracts) will be applied by the related Indenture Trustee to provide payments to Noteholders in respect of Receivables that have APRs less than (x) the sum of the interest rate specified in the accompanying Prospectus Supplement plus the Servicing Rate specified in the accompanying Prospectus Supplement plus any additional rate (expressed as a percentage) specified in the accompanying Prospectus Supplement or, in the alternative, (y) a particular rate (expressed as a percentage) specified in the accompanying Prospectus Supplement (in either case, the “Required Rate”). Each Yield Supplement Account will be maintained with the same entity with which the related Collection Account is maintained and will be created on the related Closing Date with an initial cash deposit and/or a pledge of other receivables or assets (including vehicle lease contracts) by the Depositor or other person specified in the accompanying Prospectus Supplement.

On each Distribution Date, the related Owner Trustee or Indenture Trustee will transfer to the Collection Account from monies on deposit in the Yield Supplement Account an amount specified in the accompanying Prospectus Supplement (the “Yield Supplement Deposit”) in respect of the Receivables having APRs less than the Required Rate for that Distribution Date. Amounts on deposit on any Distribution Date in the Yield Supplement Account in excess of the “Required Yield Supplement Amount” specified in the accompanying Prospectus Supplement, after giving effect to all payments to be made on that Distribution Date, will be deposited into the Collection Account for distribution by the related Owner Trustee or Indenture Trustee in accordance with the terms of the related Sale and Servicing Agreement. Unless otherwise in the accompanying Prospectus Supplement, the Depositor or other person specified in the accompanying Prospectus Supplement will not have any obligation after the related Closing Date to deposit any cash amounts, receivables or assets (including vehicle lease contracts) into the Yield Supplement Account after the related Closing Date even if the value of the assets on deposit in that account is less than the Required Yield Supplement Amount for any Distribution Date. Monies on deposit in the Yield Supplement Account may be invested in Eligible Investments under the circumstances and in the manner described in the Sale and Servicing Agreement. Earnings on investment of funds in the Yield Supplement Account in Eligible Investments will be deposited into the Collection Account as a component of the Yield Supplement Deposit on each Distribution Date. Any monies remaining on deposit in the Yield Supplement Account upon the termination of the Issuing Entity will be released to the Depositor.

Yield Supplement Agreement. If a Yield Supplement Account is to be established with respect to a series of Notes, on or prior to the related Closing Date, the Depositor will enter into a “Yield Supplement Agreement” with the Servicer, the Issuing Entity, and the entity with which the account is maintained.

Hedge Agreements. An Issuing Entity may enter into a swap agreement or a cap agreement (each, a “Hedge Agreement”) with NMAC or an unaffiliated third-party (in the case of a cap agreement, a “Cap Provider” or in the case of a swap agreement, a “Swap Counterparty”) in order to reduce its exposure to currency and/or interest rate risks. The provisions of a Hedge Agreement, if any, for a series of Notes, as well as a description of the provider of such Hedge Agreement (each, a “Hedge Counterparty”), will be described in the accompanying Prospectus Supplement.

Events of default under any Hedge Agreement will include among other things: (i) the failure to make payments due under such Hedge Agreement, (ii) the occurrence of certain bankruptcy events of the related Issuing Entity or certain bankruptcy or insolvency events of the related Hedge Counterparty; and (iii) certain other standard events of default including misrepresentation and merger by such Hedge Counterparty without assumption of its obligations under the Hedge Agreement, all as further specified in the related Prospectus Supplement.

Termination events under any Hedge Agreement may include, among other things, (i) illegality of the transactions contemplated by such Hedge Agreement, (ii) acceleration of the notes, (iii) certain tax events, (iv) a merger or consolidation of the related Hedge Counterparty into an entity with materially weaker creditworthiness, and (v) failure of such Hedge Counterparty to maintain its credit rating at certain levels, all as further specified in the related Prospectus Supplement.

Upon the occurrence of any event of default or termination event specified in any Hedge Agreement, the non-defaulting or non-affected party may elect to terminate such Hedge Agreement. If such Hedge Agreement is terminated due to an event of default or a termination event, a termination payment under the Hedge Agreement may be due to the Hedge Counterparty by the Issuing Entity or may be due to the Issuing Entity by the Hedge Counterparty, all as further specified in the related Prospectus Supplement.

Net Deposits

As an administrative convenience, as long as specified conditions are satisfied, NMAC (as the Servicer or in any other capacity) will be permitted to make the deposit of collections, aggregate Advances and Administrative Purchase Payments for any Issuing Entity for or with respect to the related Collection Period net of payments to be made to the Servicer or its affiliates with respect to that Collection Period and as a result Servicer may cause to be made a single, net transfer from the Collection Account. The Servicer, however, will account for all remittances and distributions described above (except for the Supplemental Servicing Fee to the extent the Servicer is entitled to retain such amounts) to the Owner Trustee, Paying Agent and Indenture Trustee with respect to each Issuing Entity as if all deposits, payments and transfers were made individually. If the related Distribution Dates are not the same for all classes of Notes, all distributions, deposits or other remittances made on a Distribution Date will be treated as having been distributed, deposited or remitted on the same Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on a Distribution Date.

Evidence of Compliance

So long as the Depositor is filing any reports with respect to the related Issuing Entity under the Securities Exchange Act of 1934, as amended:

1.	the Servicer will be required to furnish to the related Issuing Entity and the Indenture Trustee any report or information required to facilitate compliance by the Issuing Entity with Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123 (“Regulation AB”), as that regulation may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time;

2.

the Servicer will be required to cause a firm of independent registered public accountants to furnish to the related Issuing Entity and the Indenture Trustee an attestation report detailing the Servicer’s assessment of its compliance with the servicing criteria set forth in the applicable SEC regulations for asset-backed securities transactions as of and for the period ending the end of each fiscal year of the Issuing Entity, and the Servicer’s assessment report will identify any material instance of noncompliance so long as the Depositor is filing the Servicer’s attestation report with respect to the Issuing Entity under the Securities Exchange Act of 1934, as amended.

Each Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee, related Owner Trustee and each Rating Agency, substantially simultaneously with the delivery of the accountants’ attestation report referred to above (so long as the Depositor is filing the Servicer’s assessment report with respect to the Issuing Entity under the Securities Exchange Act of 1934, as amended), a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months (or, in the case of the first certificate, from the Closing Date) in all material respects or, if there has been a default in the fulfillment of any obligation, describing each default. The Servicer has agreed to give each Indenture Trustee, each Owner Trustee and each Rating Agency notice of any event that with the giving of notice or lapse of time, or both, would become a Servicer Default under the related Sale and Servicing Agreement.

Copies of such statements, certificates and reports may be obtained by any Noteholder or Certificateholder by a request in writing addressed to the Indenture Trustee or Owner Trustee, as the case may be, at the related corporate trust office. So long as the Depositor is filing any reports with respect to the Issuing Entity under the Securities Exchange Act of 1934, as amended, an annual report of Form 10-K will be filed with the SEC within 90 days after the end of each fiscal year of the Issuing Entity. The annual report will contain the statements, certificates and reports disclosed above.

Servicer Resignation and Termination

The Servicer may not resign from its obligations and duties under the related Sale and Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law. No such resignation will become effective until a successor servicer has already assumed the Servicer’s obligations under the related Sale and Servicing Agreement.

The rights and obligations of the Servicer under the related Sale and Servicing Agreement may be terminated following the occurrence and continuance of a Servicer Default, as described under “— Servicer Default” in this Prospectus.

Material Matters Regarding the Servicer

Indemnification by and Limitation of Liability of the Servicer. Each Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the related Issuing Entity or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer’s duties under that document or by reason of reckless disregard of its obligations and duties under that document. In addition, each Sale and Servicing Agreement will provide that the Servicer is not obligated to appear in, prosecute or defend any legal action that is not incidental to the Servicer’s servicing responsibilities under the related Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Basic Documents, the rights and duties of the parties thereto and the interests of the Noteholders or Certificateholders under the applicable agreement. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor.

The Servicer will indemnify the Owner Trustee, Indenture Trustee and the related Issuing Entity for any loss, liability, claim damage or reasonable expense to the extent such loss, liability claim, damage or reasonable expense arose out of the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under the Sale and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Sale and Servicing Agreement.

Merger or Consolidation of Servicer. Any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or any corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by Nissan, which assumes the obligations of the Servicer, will be the successor of the Servicer under each Sale and Servicing Agreement. For as long as NMAC is the Servicer, it may at any time delegate any or all of its duties as servicer under any Sale and Servicing Agreement to any of its affiliates and the Servicer may at any time perform specific duties as servicer through other subcontractors provided that no such subcontracting will relieve the Servicer of its responsibilities with respect to such duties.

Servicer Default

“Servicer Default” under each Sale and Servicing Agreement will consist of the following:

1.	any failure by the Servicer (or the Depositor, so long as NMAC is the Servicer) to deliver to the applicable Owner Trustee or Indenture Trustee for deposit in any related Account any required payment or to direct the applicable Owner Trustee or Indenture Trustee to make any required distributions from that Account, if that failure continues unremedied for five Business Days after (a) receipt by the Servicer (or the Depositor, so long as NMAC is the Servicer) of written notice of the failure given by the applicable Owner Trustee or Indenture Trustee, (b) receipt by the Servicer (or the Depositor, so long as NMAC is the Servicer) and the applicable Owner Trustee or Indenture Trustee of written notice of the failure given by the holders of Notes or Certificates evidencing not less than a majority in aggregate outstanding principal amount of the Notes or Certificates; or (c) discovery of that failure by any officer of the Servicer; provided, however, that a failure under this clause (1) that continues unremedied for a period of ten Business Days or less will not constitute a Servicer Default if such failure was caused by a force majeure or other similar occurrence;

2.	any failure by the Servicer (or the Depositor, as long as NMAC is the Servicer) to duly observe or perform in any material respect any other covenants or agreements of the Servicer (or the Depositor, as long as NMAC is the Servicer) set forth in the related Sale and Servicing Agreement, if that failure materially and adversely affects the rights of the Noteholders or Certificateholders of the related series, and that failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the Servicer (or the Depositor, so long as NMAC is the Servicer) by the applicable Owner Trustee or Indenture Trustee, or (b) the Servicer (or the Depositor, so long as NMAC is the Servicer) and the applicable Owner Trustee or Indenture Trustee by the holders of Notes or Certificates of the related series evidencing not less than a majority in aggregate outstanding principal amount of the Notes or Certificates; provided, however, that a failure under this clause (2) that continues unremedied for a period of 150 days or less will not constitute a Servicer Default if such failure was caused by a force majeure or other similar occurrence; and

3.	the occurrence of events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations (any of these events with respect to any person being an “Insolvency Event”).

Rights Upon Servicer Default

Until the Notes are paid in full, for as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing a majority of the aggregate outstanding principal amount of those Notes (or relevant class or classes of Notes of such series), acting together as a single class, may terminate all the rights and obligations of the Servicer under that Sale and Servicing Agreement. When this happens, the Indenture Trustee or a successor servicer appointed by that Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under that Sale and Servicing Agreement and will be entitled to similar compensation arrangements.

If a successor Servicer has not been appointed by the time the predecessor Servicer has ceased to act as Servicer, the Indenture Trustee will, without further action, be automatically appointed the successor Servicer. If the Indenture Trustee is unwilling or legally unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $100,000,000 and whose regular business includes the servicing of automobile receivables. The related Indenture Trustee, or any person appointed as successor servicer, will be the successor in all respects to the predecessor Servicer under the related Sale and Servicing Agreement and all references in the related Sale and Servicing Agreement to the Servicer shall apply to that successor servicer. The related Issuing Entity may make arrangements for compensation to be paid, but the compensation for the successor servicer may not be greater than that permitted the predecessor Servicer under the related Sale and Servicing Agreement. Notwithstanding termination, the Servicer will be entitled to payment of specified amounts payable to it prior to the termination for services it rendered prior to the termination.

Waiver of Past Servicer Defaults

The holders of Notes of the related series evidencing a majority of the aggregate outstanding principal amount of the Notes of the series (or relevant class or classes of Notes of such series), or if a Servicer Default does not adversely affect the related Indenture Trustee or the related Noteholders, the holders of Certificates evidencing a majority of the aggregate outstanding balance of the Certificates of that series may, on behalf of all those Noteholders or Certificateholders, waive in writing any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to the related Collection Account in accordance with that Sale and Servicing Agreement. No waiver will impair those Noteholders’ or Certificateholders’ rights with respect to subsequent defaults.

Amendment

A Sale and Servicing Agreement may be amended by the Seller and the Servicer without the consent of the Indenture Trustee, any Noteholder of the related Series, the Issuing Entity, the Owner Trustee or any other person, if one of the following requirements is met:

1.	an opinion of counsel or officer’s certificate of the Seller or the Servicer to the effect that such amendment will not materially and adversely affect the interests of the Noteholders is delivered to the Indenture Trustee; or

2.	the Rating Agency Condition is satisfied with respect to such amendment;

provided, that in the event that any Certificates are then held by anyone other than the Administrator or any of its Affiliates, the related Sale and Servicing Agreement may only be amended if, in addition, (i) the Holders of the Certificates evidencing a majority of the certificate balance consent to the amendment or (ii) the amendment will not, as evidenced by an officer’s certificate of the Administrator or an opinion of counsel delivered to the Owner Trustee, materially and adversely affect the interests of the Certificateholders.

The Seller and the Servicer may also amend the related Sale and Servicing Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders with the consent of:

1.	the holders of a majority of the aggregate outstanding principal amount of the Notes of the related series; and

2.	the holders of a majority of the outstanding principal amount of the Certificates;

provided, that no amendment will (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made for the benefit of those Noteholders or Certificateholders or change the interest rate or the specified reserve account balance without the consent of each “materially and adversely affected” Noteholder or Certificateholder or (y) reduce the above percentage of outstanding principal amount of the Notes or Certificates which is required to consent to any amendment, without the consent of the holders of all then outstanding Notes or Certificates. Any amendment referred to in this paragraph will be deemed not to “materially and adversely affect” a Noteholder of any class if the Rating Agency Condition is satisfied with respect to such amendment.

No amendment will be effective which materially and adversely affects the rights of the Hedge Counterparty, if any, under the applicable Hedge Agreement without the consent of the Hedge Counterparty, provided, that the Hedge Counterparty will be deemed to have given its consent to such amendment if it does not object in writing within 10 business days after receipt of a written request for its consent to that amendment.

Payment of Notes

Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of that series will succeed to all the rights of the Noteholders of that series under the related Sale and Servicing Agreement, except as otherwise provided in that Sale and Servicing Agreement.

Termination

The respective obligations of the Depositor, the Servicer, NMAC (so long as NMAC has rights or obligations under the related Sale and Servicing Agreement), the related Owner Trustee and the related Indenture Trustee, as the case may be, pursuant to the Sale and Servicing Agreement will terminate upon the earliest of:

1.	the maturity or other liquidation of the last Receivable and the final disposition of all amounts received upon liquidation of any remaining Receivables; or

2.	the election by the Servicer to purchase the corpus of the Issuing Entity as described below, and the payment to the Noteholders and, the Certificateholders and the Hedge Counterparty, if any, of all amounts required to be paid to them pursuant to the related agreements.

The relevant Trustee will give written notice of termination to each Noteholder and Certificateholder of record. The final distribution to any Noteholder will be made only upon presentation and surrender of that holder’s Note at any office or agency of the Trustee specified in the notice of termination. Any funds remaining in the Issuing Entity, after the Trustee has taken measures to locate a Noteholder set forth in the related Sale and Servicing Agreement and those measures have failed, will be distributed, subject to applicable law, as provided in the Indenture or the Trust Agreement, as applicable.

In order to avoid excessive administrative expense, the Servicer will have the option to purchase from each Issuing Entity, as of the end of any applicable Collection Period, if the then-outstanding Pool Balance with respect to the Receivables held by that Issuing Entity is at or below a specified percentage set forth in the accompanying Prospectus Supplement of the Pool Balance as of the related Cut-off Date, the corpus of the Issuing Entity (other than any Reserve Account owned by the Issuing Entity) at a price equal to the greater of (i) the fair market value of the corpus of the Issuing Entity (other than any Reserve Account owned by the Issuing Entity) (which, with the consent of the Servicer and the holder of 100% of the certificate balance, may be deemed to be equal to the aggregate Administrative Purchase Payments for the Receivables (including Receivables that became Defaulted Receivables in the Collection Period preceding the Distribution Date on which that purchase is effected)) and (ii) the sum of the unpaid principal amount of the Notes plus accrued and unpaid interest on those Notes plus all amounts owing to the Hedge Counterparty, if any, under the related Hedge Agreement. The related Trustee will give written notice of termination to each Noteholder or Certificateholder.

Upon termination of any Issuing Entity, the assets of that Issuing Entity will be liquidated and the proceeds therefrom (and amounts held in related Accounts) will be applied to pay the Notes and the Certificates of the related series in full, to the extent of amounts available.

As more fully described in the accompanying Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with any of the events specified above, and the subsequent payment to the related Certificateholders of all amounts required to be paid to them pursuant to the applicable Trust Agreement will effect early retirement of the Certificates of that series.

Administration Agreement

General

NMAC, in its capacity as administrator for each series of Notes (the “Administrator”), will enter into an agreement (an “Administration Agreement”) with the related Issuing Entity, the related Owner Trustee and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in that Administration Agreement, to perform the administrative obligations required to be performed by the related Issuing Entity and the Owner Trustee under the Indenture, the Trust Agreement, and certain other Basic Documents. As compensation for the performance of the Administrator’s obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to receive a monthly administration fee as set forth in the applicable Prospectus Supplement (the “Administrative Fee”), which fee will be solely an obligation of the Servicer. The Administrator will pay the fees and expenses of the related Indenture Trustee and Owner Trustee of each related Issuing Entity. The Administration Agreement will be governed by the laws of the State of New York.

Amendment

The Administration Agreement may be amended by the Issuing Entity, the Administrator, and the Indenture Trustee, with the consent of the Owner Trustee but without the consent of any Noteholder or Certificateholder of the related Series, or any other person, if one of the following requirements is met:

1.	an opinion of counsel or officer’s certificate of the Administrator to the effect that such amendment will not materially and adversely affect the interests of the Noteholders is delivered to the Indenture Trustee; or

2.	the Rating Agency Condition is satisfied with respect to such amendment;

provided, that in the event that any Certificates are then held by anyone other than the Administrator or any of its Affiliates, the related Administration Agreement may only be amended if, in addition, (i) the Holders of the Certificates evidencing a majority of the certificate balance consent to the amendment or (ii) the amendment will not, as evidenced by an officer’s certificate of the Administrator or an opinion of counsel delivered to the Owner Trustee, materially and adversely affect the interests of the Certificateholders.

The Issuing Entity, the Administrator, and the Indenture Trustee, with the consent of the Owner Trustee, may also amend the related Administration Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Administration Agreement or of modifying in an manner the rights of the Noteholders or the Certificateholders with the consent of:

1.	the holders of a majority of the aggregate outstanding principal amount of the Notes of the related series; and

2.	the holders of a majority of the outstanding principal amount of the Certificates.

No amendment will be effective which materially and adversely affects the rights of the Hedge Counterparty, if any, under the applicable Hedge Agreement without the consent of the Hedge Counterparty, provided, that the Hedge Counterparty will be deemed to have given its consent to such amendment if it does not object in writing within 10 business days after receipt of a written request for its consent to that amendment.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

General

The transfer of the Receivables to the applicable trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states.

Security Interests

General. In states in which retail installment contracts such as the Receivables evidence the credit sale of automobiles or light-duty trucks by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. The Receivables are “tangible chattel paper” or “electronic chattel paper,” in each case as defined in the UCC.

Perfection. The Servicer, the Depositor and the Issuing Entity will take the following actions to perfect the rights of the applicable trustee in the Receivables. Pursuant to each Sale and Servicing Agreement, the Depositor and each Issuing Entity will designate the Servicer as custodian, directly or indirectly through subservicers (a) to maintain possession as that Issuing Entity’s agent tangible records constituting or forming a part of related retail installment contracts and any other tangible records relating to the Receivables (including amendments to electronic chattel paper that are evidenced in tangible form), or (b) control as that Issuing Entity’s agent over the electronic records constituting or forming a part of retail installment contracts and any other electronic records relating to the Receivables. To assure uniform quality in servicing both the Receivables and the Servicer’s own portfolio of automobile and light-duty truck installment contracts, as well as to facilitate servicing and to reduce administrative costs, any documents evidencing the Receivables will not be physically segregated from other automobile and light-duty truck installment contracts of the Servicer, or those which the Servicer services for others, or marked to reflect the transfer to the related Issuing Entity as long as NMAC is servicing the Receivables. However, UCC financing statements reflecting the sale and assignment of the Receivables by NMAC to the Depositor and by the Depositor to the applicable Issuing Entity will be filed, and the respective accounting records and computer files of NMAC and the Depositor will reflect that sale and assignment. Because the Receivables that are evidenced by tangible chattel paper will remain in the Servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the applicable trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Issuing Entity’s interest in the Receivables could be defeated. Similarly, the Issuing Entity’s interest in Receivables that constitute electronic chattel paper could be defeated if a subsequent purchaser were able to obtain control of the Receivables without knowledge of the assignment. In addition, in some cases, the applicable trustee’s security interest in collections that have been received by the Servicer but not yet remitted to the related Collection Account could be defeated.

Perfection of security interests in financed automobiles and/or light-duty trucks is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile or light-duty truck is perfected by obtaining possession of the certificate of title to the vehicle or notation of the secured party’s lien on the vehicle’s certificate of title.

The retail installment contracts acquired by NMAC from Dealers will be assigned to NMAC. NMAC also takes all actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect its security interest in that Financed Vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title or with the Department of Motor Vehicles and, where permitted by law, obtaining possession of that certificate of title. Because NMAC continues to service the contracts as Servicer under the Sale and Servicing Agreement, the Obligors on the contracts will not be notified of the sale from NMAC to the Depositor or the sale from the Depositor to the related Issuing Entity.

Pursuant to the related Purchase Agreement, NMAC will sell and assign its security interest in the Financed Vehicles to the Depositor and, with respect to each Issuing Entity, pursuant to the related Sale and Servicing Agreement, the Depositor will assign its security interest in the Financed Vehicles to that Issuing Entity. However, because of the administrative burden and expense, none of NMAC, the Depositor or the related trustee will amend any certificate of title to identify that Issuing Entity as the new secured party on that certificate of title relating to a

Financed Vehicle. However, UCC financing statements with respect to the transfer to the Depositor of NMAC’s security interest in the Financed Vehicles and the transfer to the applicable trustee of the Depositor’s security interest in the Financed Vehicles will be filed with the appropriate governmental authorities. In addition, as stated above, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for that Issuing Entity pursuant to the related Sale and Servicing Agreement.

In most states, an assignment of contracts and interests in vehicles such as that under each Purchase Agreement or each Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds to the assignor’s rights as secured party. Although re-registration of the vehicle is not necessary to convey a perfected security interest in the Financed Vehicles to the Issuing Entity, because the Issuing Entity will not be listed as lienholder on the certificates of title, the security interest of that Issuing Entity in the vehicle could be defeated through fraud or negligence. In those states, in the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of NMAC’s lien on the certificates of title will be sufficient to protect that Issuing Entity against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. In each Purchase Agreement, NMAC will represent and warrant, and in each Sale and Servicing Agreement, the Depositor will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each Financed Vehicle. If there are any Financed Vehicles for which NMAC failed to obtain and assign to the Depositor a perfected security interest, the security interest of the Depositor would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests in the Financed Vehicles. To the extent that failure has a material and adverse effect on the Issuing Entity’s interest in the related Receivables, however, it would constitute a breach of the warranties of NMAC under the related Purchase Agreement or the Depositor under the related Sale and Servicing Agreement. Any such breach will be deemed not to have a material and adverse effect if it does not affect the ability of the Issuing Entity to receive and retain certain and timely payment in full on such Receivable. Accordingly, pursuant to the related Sale and Servicing Agreement, the Depositor would be required to repurchase the related Receivable from the Issuing Entity and, pursuant to the related Purchase Agreement, NMAC would be required to purchase that Receivable from the Depositor, in each case unless the breach was cured. Pursuant to each Sale and Servicing Agreement, the Depositor will assign to the related Issuing Entity its rights to cause NMAC to purchase that Receivable under the related Purchase Agreement. See “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables” and “Risk Factors — Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your notes” in this Prospectus.

As mentioned above, the requirements for the creation, perfection, transfer and release of liens in financed vehicles are generally governed by state law, and these requirements vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability to the trust or the release of the lien on the vehicle or other adverse consequences. Some states permit the release of a lien on a vehicle upon the presentation by the dealer, obligor or persons other than the Servicer to the applicable state registrar of liens of various forms of evidence that the debt secured by the lien has been paid in full. For example, the State of New York recently passed legislation which provides that a dealer who receives a vehicle for resale and satisfies any security interest in such vehicle, but has not received a release of the security interest for such vehicle, may apply to the commissioner of motor vehicles for a certificate of title free of liens, upon the submission of proof that the security interest in such vehicle has been satisfied. The law authorizes the commissioner to release a lien on a vehicle to a dealer without the confirmation or involvement of the lienholder. Because the lien on a vehicle may be released without confirmation from the lienholder that the lien and security interest have actually been satisfied, it is possible that the lien on the vehicles in New York may be released by dealers through negligence, mistake, fraud, inadvertence or similar circumstances.

Continuity of Perfection. Under the laws of most states, the perfected security interest in a vehicle would continue for up to four months after the vehicle is moved to a state that is different from the one in which it is initially registered and the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, NMAC will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, NMAC must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Sale and Servicing Agreement, the Servicer will be obligated to take appropriate steps, including the monitoring of any third-party engaged to provide title administration services, at the Servicer’s expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so and that failure has a material and adverse effect on the Issuing Entity’s interest in the Receivable. Any such failure will be deemed not to have a material and adverse effect if it does not affect the ability of the Issuing Entity to receive and retain certain and timely payment in full on such Receivable.

Priority of Liens Arising by Operation of Law. Under the laws of most states, liens for repairs performed on a motor vehicle, liens for unpaid taxes and, in some cases, storage liens, take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle. See “— Forfeiture for Drug, RICO and Money Laundering Violations” in this Prospectus. NMAC will represent and warrant to the Depositor in each Purchase Agreement, and the Depositor will represent and warrant to the Issuing Entity in each Sale and Servicing Agreement, that, as of the related Closing Date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in that Financed Vehicle. However, liens for repairs, taxes or storage could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to any Owner Trustee, any Indenture Trustee or any Noteholders in respect of a given Issuing Entity if a lien arises or confiscation occurs that would not give rise to the Depositor’s repurchase obligation under the related Sale and Servicing Agreement or NMAC’s repurchase obligation under the related Purchase Agreement.

Repossession

In the event of default by an obligor, the holder of the related retail installment contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a vehicle financed by NMAC is voluntarily surrendered, self-help repossession is the method employed by NMAC in most states and is accomplished simply by retaking possession of the financed vehicle. In cases where an obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify that obligor of the default and the intent to repossess the collateral and to give that obligor a time period within which to cure the default prior to repossession. In some states, an obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

In the event of default by an obligor under a retail installment contract, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, an obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Courts have, in some cases, held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Material Bankruptcy Considerations

In structuring the transactions contemplated by this Prospectus, the Depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by NMAC or its parent, NNA, under the United States Bankruptcy Code or similar applicable state laws (collectively, “Insolvency Laws”) will result in consolidation of the assets and liabilities of the Depositor with those of NMAC or NNA. These steps include the creation of the Depositor as a wholly-owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing limitations (including restrictions on the nature of the Depositor’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors).

However, delays in payments on a series of Notes and possible reductions in the amount of those payments could occur if:

1.	a court were to conclude that the assets and liabilities of the Depositor should be consolidated with those of NMAC or NNA in the event of the application of applicable Insolvency Laws to NMAC or NNA, as the case may be;

2.	a filing were made under any Insolvency Law by or against the Depositor or the related Issuing Entity; or

3.	an attempt were made to litigate any of the foregoing issues.

On each Closing Date, special counsel to the Depositor will deliver opinions based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein and applying the principles set forth therein, under present reported decisional authority and applicable statutes to federal bankruptcy cases, if NMAC were to become a debtor in a case under the United States Bankruptcy Code, a court having jurisdiction over such case (the “bankruptcy court”) would:

•

determine that the transfer of receivables pursuant to the applicable Purchase Agreement constitutes a sale of such Receivables to the Depositor by NMAC, effective to transfer ownership of the same, as opposed to recharacterizing the transfers as NMAC’s grant of a security interest in the Receivables, and would accordingly neither (1) find the Receivables to be property of such Debtor’s estate within the meaning of Section 541 of the Bankruptcy Code, 11 U.S.C. § 541, nor (2) enforce the automatic stay imposed by Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a), to prevent the deposit in the related Collection Account in accordance with the applicable transaction documents.

•	not disregard the separate existence of the Depositor so as to order substantive consolidation of the assets and liabilities of the Depositor with those of NMAC.

Among other things, the opinions will assume that each of the Depositor and NMAC will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The Depositor and NMAC intend to follow these and other procedures related to maintaining their separate corporate identities. However, there can be no assurance that a court would not recharacterize any transfers of Receivables as a grant of a security interest to secure a financing or conclude that the assets and liabilities of the Depositor should be consolidated with those of NMAC.

NMAC will warrant in each Purchase Agreement that the sale of the related Receivables by it to the Depositor is a valid sale. Notwithstanding the foregoing, if NMAC were to become a debtor in a bankruptcy case, a court could take the position that the sale of Receivables to the Depositor should instead be treated as a pledge of those Receivables to secure a borrowing of NMAC. In addition, if the transfer of Receivables to the Depositor is treated as a pledge instead of a sale, a tax or government lien on the property of NMAC arising before the transfer of a Receivable to the Depositor may have priority over the Depositor’s interest in that Receivable. In addition, while NMAC is the Servicer, cash collections on the Receivables may be commingled with the funds of NMAC and, in the event of a bankruptcy of NMAC, the Issuing Entity may not have a perfected interest in those collections.

NMAC and the Depositor will treat the transactions described in this Prospectus as a sale of the Receivables to the Depositor, so that the automatic stay provisions of the United States Bankruptcy Code should not apply to the Receivables if NMAC were to become a debtor in a bankruptcy case.

Dodd Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (“FDIC”) authority (known as the Orderly Liquidation Framework or “OLA”) to act as receiver of financial companies and their subsidiaries in specific situations as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the United States Bankruptcy Code in many respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including NMAC, the depositor or a particular issuing entity, or its creditors.

Potential Applicability to NMAC, the Depositor and Issuing Entities. There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the United States Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The applicable issuing entity or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of NMAC. For an issuing entity or the depositor to be subject to receivership under OLA as a covered subsidiary of NMAC (1) the FDIC would have to be appointed as receiver for NMAC under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the applicable issuing entity or depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of NMAC.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of NMAC would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to NMAC, the depositor or a particular issuing entity or, if it were to apply, that the timing and amounts of payments to the related series of Noteholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of NMAC or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which NMAC or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of NMAC’s affairs. In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include NMAC or its subsidiaries (including the depositor or the applicable issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include NMAC or its subsidiaries (including the depositor or the applicable issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To date, no such regulations have been issued by the FDIC. As a result, the foregoing Acting General Counsel’s interpretation currently remains in effect. To the extent any future regulations or actions of the FDIC or subsequent FDIC actions in an OLA proceeding involving NMAC or its subsidiaries (including the depositor or an issuing entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the applicable issuing entity could be delayed or reduced.

Among the contracts that might be repudiated are the receivables purchase agreements between NMAC, as seller and the applicable purchaser, the servicing agreement, and the administration agreement. Under OLA, none of the parties to those contracts could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect NMAC’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of NMAC or of a covered subsidiary. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

The transfers of receivables under each receivables purchase agreement between NMAC and the applicable purchaser will be structured with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, NMAC believes that the FDIC would not be able to recover the receivables transferred under the receivables purchase agreements using its repudiation power. However, if those transfers were not respected as legal true sales, then the applicable purchaser under the receivables purchase agreements would be treated as having made a loan to NMAC, secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying damages to the lenders. If an issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by such issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. Under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the receivables purchase agreements are respected as legal true sales, as receiver for NMAC or a covered subsidiary the FDIC could:

•	require the applicable issuing entity, as assignee of the related purchaser, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•

if an issuing entity were a covered subsidiary, require the indenture trustee or the holders of the related notes to go through an administrative claims procedure to establish their rights to payments on the notes; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against NMAC or a covered subsidiary (including a depositor or an issuing entity); or

•	repudiate NMAC’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of a servicing agreement, prevent any of the indenture trustee or the securityholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets (such as the receivables) in the possession of the FDIC, as receiver, (2) any property (such as the receivables) in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which NMAC or a covered subsidiary (including a depositor or any issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of NMAC or any covered subsidiary or affect any contractual rights of NMAC or a covered subsidiary (including a depositor or any issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.

If an issuing entity were itself to become subject to OLA as a covered subsidiary, the FDIC may repudiate the debt of such issuing entity. In such an event, the related series of Noteholders would have a secured claim in the receivership of the issuing entity as described above but delays in payments on such series of Notes would occur and possible reductions in the amount of those payments could occur.

If the FDIC, as receiver for NMAC, the depositor or the applicable issuing entity, were to take any of the actions described above, payments or distributions of principal and interest on the securities issued by the applicable issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the United States Bankruptcy Code. If NMAC or its affiliates were to become subject to OLA, there are provisions of the Dodd-Frank Act that state that previous transfers of receivables by NMAC perfected for purposes of state law and the United States Bankruptcy Code could nevertheless be avoided as preferential transfers under OLA.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the United States Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the Acting General Counsel’s interpretation. Based on the final rule, the transfer of the receivables by NMAC would not be avoidable by the FDIC as a preference under OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the securities issued by the applicable Issuing Entity could be delayed or reduced.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations B and Z (formerly issued by the Federal Reserve Board), the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act (the “Relief Act”), the Texas Credit Title, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts and other similar laws. Many states have adopted “lemon laws” that provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the Receivables.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (the “FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers’ Guide” that explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the Receivables may have liability or may be subject to claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission (the “HDC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the HDC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the Receivable may also be unable to collect any balance remaining due under that contract from the obligor.

Most of the Receivables will be subject to the requirements of the HDC Rule. Accordingly, each Issuing Entity, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the related Financed Vehicle. For each obligor, these claims are limited to a maximum liability equal to the amounts paid by the obligor on the related Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related Financed Vehicle, an obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the Depositor’s representations and warranties under the related Sale and Servicing Agreement and a breach of NMAC’s warranties under the related Purchase Agreement and would, if the breach materially and adversely affects the Receivable or the interests of the Noteholders, create an obligation of the Depositor and NMAC, respectively, to repurchase the Receivable unless the breach is cured. Any such breach will be deemed not to have a material and adverse effect if it does not affect the ability of the Issuing Entity to receive and retain certain and timely payment in full on such Receivable. See “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables” in this Prospectus.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

NMAC and the Depositor will represent and warrant under each Purchase Agreement and each Sale and Servicing Agreement that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against an Issuing Entity for violation of any law and that claim materially and adversely affects that Issuing Entity’s interest in a Receivable, that violation would constitute a breach of the representations and warranties of NMAC under the Purchase Agreement and the Depositor under the related Sale and Servicing Agreement and would create an obligation of NMAC and the Depositor to repurchase the Receivable unless the breach is cured. Any such claim will be deemed not to have a material and adverse effect if it does not affect the ability of the Issuing Entity to receive and retain certain and timely payment in full on such Receivable. See “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables” in this Prospectus.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States. The offenses that can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA PATRIOT Act of 2001 and the regulations issued pursuant to that Act, and the regulations issued by the U.S. Treasury Department’s Office of Foreign Assets Control, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

State and local government bodies across the United States generally have the power to create licensing and permit requirements. It is possible that an issuing entity could fail to have some required licenses or permits. In that event, the applicable issuing entity could be subject to liability or other adverse consequences.

Under the terms of the Relief Act, an obligor who enters the military service (including members of the Army, Navy, Air Force, Marines, National Guard, and officers of the National Oceanic and Atmospheric Administration and U.S. Public Health Service assigned to duty with the military) after the origination of that obligor’s Receivable (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s Receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that obligor’s active duty status after a request for relief by the obligor. The Relief Act provides for extension of payments during a period of service upon request of the obligor. Interest at a rate in excess of 6% that would have been incurred but for the Relief Act is forgiven. It is possible that the foregoing could have an effect on the ability of the Servicer to collect the full amount of interest owing on some of the Receivables. In addition, the Relief Act and the laws of some states, including California, New York and New

Jersey, impose limitations that would impair the ability of the Servicer to repossess the released Financed Vehicle during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter. Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Issuing Entity’s rights with respect to the Receivable and the related Financed Vehicle in a timely fashion.

Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the Noteholders from amounts on deposit in the related Reserve Account or from coverage provided under any other credit enhancement mechanism, could result in losses to the Noteholders.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each Issuing Entity with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this Prospectus. “Tax Counsel” with respect to each Issuing Entity will be identified in the applicable Prospectus Supplement. This discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under any state, local or non-U.S. tax laws, any income tax treaties, or any other U.S. federal income tax laws, including U.S. federal estate and gift tax laws. In addition, the summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it does not discuss the tax treatment of investors that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving debt interests issued by an Issuing Entity with terms similar to those of the Notes. As a result, the IRS may disagree with all or a part of the discussion below. It is suggested that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Issuing Entity will be provided with an opinion of Tax Counsel regarding the federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Issuing Entity, the Notes, parties and documents shall be deemed to refer to each Issuing Entity and the Notes, parties and documents applicable to that Issuing Entity.

Tax Treatment of Issuing Entity

Unless disclosed otherwise in the related Prospectus Supplement, Tax Counsel will provide an opinion (based on such assumptions, representations and limitations as are set forth therein) that the Issuing Entity will not be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. As discussed above, any such opinion is not binding on the IRS or the courts. If a court were to determine, contrary to the opinion of Tax Counsel, that an Issuing Entity were taxable as a corporation, such Issuing Entity would be taxable on its net income with the result that its’ ability to make payments of principal and interest with respect to the Notes could be adversely affected.

Tax Consequences to Owners of the Notes

Treatment of the Notes as Indebtedness. The Depositor and any Noteholders will agree, and the beneficial owners of the Notes (the “Note Owners”) will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes (other than Retained Notes, if any, in certain circumstances). Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, deliver its opinion (based on such assumptions, representations and limitations as set forth therein) that the Notes will be classified as debt for federal income tax purposes (other than Retained Notes, if any, in certain circumstances). The discussion below assumes this characterization of the Notes is correct.

Stated Interest. Unless disclosed otherwise in the related Prospectus Supplement, stated interest on the Notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a Note Owner’s method of tax accounting.

Original Issue Discount. A Note will be treated as issued with original issue discount (“OID”) if the excess of its “stated redemption price at maturity” over its issue price equals or exceeds a de minimis amount equal to  1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years based on the anticipated weighted average life of the Note to its maturity. Unless otherwise disclosed in the related Prospectus Supplement, it is expected that the Notes will be issued with de minimis OID. Generally, the issue price of a Note should be the first price at which a substantial amount of the Notes included in the issue of which the Note is a part is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a Note is expected to equal the principal amount of the related note. Any amount not treated as OID because it is de minimis OID must be included in income (generally as gain from the sale of such note) as principal payments are received on the related Notes in the proportion that each such payment bears to the original principal amount of such note.

If the Notes were treated as issued with OID, a Note Owner would be required to include OID in income before the receipt of cash attributable to such income using the constant-yield method. The amount of OID includible in income is the sum of the daily portions of OID with respect to the related Note for each day during the taxable year or portion of the taxable year in which the Note Owner holds such note. The amount of OID includible in income by a Note Owner would be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant Accrual Period.

Such OID would generally equal the product of the yield to maturity of the related Note (adjusted for the length of the Accrual Period) and its adjusted issue price at the beginning of the Accrual Period, reduced by any payments of “qualified stated interest.” Accrual Periods with respect to a Note may be any set of periods (which may be of varying lengths) selected by the Note Owner as long as (i) no Accrual Period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on either the final or first day of an Accrual Period.

The adjusted issue price of a Note will be the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Note in all prior periods, other than “qualified stated interest payments.” Qualified stated interest payments are interest payments on the Notes that are unconditionally payable at least annually at a single fixed rate applied to the outstanding principal amount of the obligation.

Market Discount. The Notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if the Note Owner purchases a Note at a market discount (that is, a discount from its stated redemption price at maturity (which is generally the stated principal amount) or if the related Notes were issued with OID, its original issue price (as adjusted for accrued original issue discount, that exceeds a de minimis amount specified in the Code)) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) such gain or principal payment or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the related Note multiplied by a fraction, the numerator of which is the number of days the Note Owner held such Note and the denominator of which is the number of days from the date the Note Owner acquired such Note until its maturity date. The Note Owner may elect, however, to determine accrued market discount under the constant-yield method.

Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if such Note Owner makes such an election, it is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Amortizable Bond Premium. In general, if a Note Owner purchases a Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such Note with “amortizable bond premium” equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the Note. Such Note Owner’s tax basis in the Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Note held by a Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

Acquisition Premium. A Note Owner that purchases in a secondary market a Note that was originally issued with OID for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being “acquisition premium”) and that does not make the election described below under “Total Accrual Election” is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the Note Owner’s adjusted basis in the Note immediately after its purchase over the adjusted issue price of the Note, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note’s adjusted issue price.

Short Term Debt. An owner of a Note, which has a fixed maturity date not more than one year from the issue date, will generally not be required to include OID income on the Note as it accrues. However, the foregoing rule may not apply if such owner holds the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon or if the holder is:

1.	an accrual method taxpayer;

2.	a bank;

3.	a broker or dealer that holds the Note as inventory;

4.	a regulated investment company or common trust fund; or

5.	the beneficial owner of certain pass-through entities specified in the Code.

An owner of a Note who is not required to include OID income on the Note as it accrues will instead include the OID accrued on the Note in gross income as principal is paid thereon, at maturity and upon a sale or exchange of the Note. Such owner would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Note to the extent it exceeds the sum of any interest income and OID accrued on such Note. However, the owner may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the owner in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Note on a straight-line basis, unless the owner irrevocably elects, under Treasury regulations, to apply a constant interest method, using the owner’s yield to maturity and daily compounding.

Total Accrual Election. A Note Owner may elect to include in gross income all interest that accrues on a Note using the constant-yield method described above under the heading “— Original Issue Discount,” with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described above under “— Amortizable Bond Premium”) or acquisition premium.

In applying the constant-yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing Note Owner’s adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing Note Owner, and no payments on the Note will be treated as payments of qualified stated interest. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the IRS. Note Owners should consult with their own advisers as to the effect in their circumstances of making this election.

Sale or Other Disposition. If a Note Owner sells a Note, the Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Note Owner’s adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Note Owner will equal the Note Owner’s cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included in income by that Note Owner with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that Note Owner with respect to the Note. Any gain or loss, and any gain or loss recognized on a prepayment of the Notes, will be capital gain or loss if the Note was held as a capital asset (except for gain representing accrued interest and income), and will be long-term or short-term depending on whether the Note has been owned for the long-term capital gain holding period (currently, more than one year). For non-corporate Note Owners, capital gain recognized on the sale or other disposition of a Note held for more than one year will be taxed at a maximum rate of 15% (20% for taxable years beginning after December 31, 2012). Capital gain for a Note held for one year or less is taxed at the rates applicable to ordinary income. Note Owners must aggregate capital gains and losses for each taxable year. In the event a Note Owner realizes a net capital loss for any year there are limitations on the amount of these capital losses which can be deducted. Capital losses generally may be used only to offset capital gains.

Net Investment Income. A tax of 3.8% on the “net investment income” of certain individuals, trusts and estates will be imposed for taxable years beginning after December 31, 2012. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. Note Owners should consult their own tax advisors regarding the possible implications of this recent rule in their particular circumstances.

Foreign Owners. Interest paid (or accrued) to a Note Owner who is not a U.S. Person, as defined below, (a “Foreign Owner”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and

1.	the Foreign Owner is not actually or constructively a “10 percent shareholder” of the Issuing Entity or the Depositor (including a holder of 10% of the outstanding Certificates) or a “controlled foreign corporation” with respect to which the Issuing Entity or the Depositor is a “related person” within the meaning of the Code;

2.	the Foreign Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

3.	the interest is not contingent interest described in Section 871(h)(4) of the Code; and

4.	the Foreign Owner does not bear specified relationships to any Certificateholder.

To qualify for the exemption from taxation, the Foreign Owner must provide the applicable Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the Note Owner is a Foreign Owner and providing the Foreign Owner’s name and address. If a Note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the Foreign Owner and the Foreign Owner must notify the financial institution acting on its behalf of any changes to the information on the Form W-8BEN (or substitute form) within 30 days of that change. If interest paid to a Foreign Owner is not considered portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable Trustee or other person who is required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Owner will be exempt from United States federal income and withholding tax, provided that (1) that gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner and (2) in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.

As used in this Prospectus, a “U.S. Person” means:

1.	a citizen or resident of the United States;

2.	a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof;

3.	an estate, the foreign-source income of which is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

4.	a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) such trust is eligible to and has elected to be treated as a domestic trust pursuant to the Code, despite not meeting the requirements described in clause (a).

Backup Withholding. A withholding agent will be required to report annually to the IRS and to each U.S. holder the amount of interest paid on the Notes (and the amount withheld for federal income taxes, if any) for each calendar year, except as to certain exempt Note Owners (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each Note Owner (other than an exempt Note Owner) will be required to provide, under penalties of perjury, a certificate (on Form W-9) providing the Note Owner’s name, address, correct federal taxpayer identification number and a statement that the Note Owner is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the related Issuing Entity will be required to withhold 28% of the amount otherwise payable to the Note Owner, and remit the withheld amount to the IRS as a credit against the Note Owner’s federal income tax liability. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the foreign investor’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Foreign Account Tax Compliance. Under Sections 1471 through 1474 of the Code (“FATCA”), unless a “grandfather rule” applies to any particular Series of Notes, withholding may be required on certain payments to holders of Notes (including intermediaries) who do not provide certain information to the Issuing Entity or other applicable withholding agent, which may include the name, address, taxpayer identification number and certain other information with respect to direct and certain indirect U.S. Holders. Under FATCA, the “grandfather rule” exempts from FATCA withholding payments related to obligations outstanding on July 1, 2014, unless such obligation is significantly modified (and is thus treated as being reissued for U.S. federal income tax purposes) after such date. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest or principal payments on any Notes as a result of a holder’s failure to comply with these rules or as a result of the presence in the payment chain of an intermediary that does not comply with these rules, neither the Issuing Entity nor any paying agent nor any other person would, pursuant to the terms of the Notes, be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, Note Owners may receive less interest or principal than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding notes through financial institutions in) those countries. If applicable, FATCA withholding is scheduled to apply to payments of U.S. source dividends, interest, and other fixed payments beginning July 1, 2014, and to payments from the disposition of property producing such payments (e.g. notes) beginning January 1, 2017. Note Owners should consult their own tax advisers on how these rules may apply to payments they receive under the Notes.

Possible Alternative Treatments of the Notes and the Issuing Entity. Although, as discussed above, it is the opinion of Tax Counsel that the Notes will be characterized as indebtedness for federal income tax purposes, the IRS may take a contrary position. If the IRS were to contend successfully that any class or series of Notes were not debt for federal income tax purposes, such Notes might be treated as equity interests in the Issuing Entity. As a result, even if the depositor or other single person was the sole Certificateholder of the Issuing Entity, the Issuing Entity would be considered to have multiple equity owners and might be classified for federal income tax purposes as an association taxable as a corporation or as a partnership. (Additionally, even if all classes or series of Notes were treated as debt for federal income tax purposes, but there is more than one person (and all such persons are not treated as the same person for federal income tax purposes) holding a Certificate (or interest therein), the Issuing Entity may be considered to have multiple equity owners and might be classified for federal income tax purposes as an association taxable as a corporation or as a partnership.) A partnership is generally not subject to an entity level tax for federal income tax purposes, while an association or corporation is subject to an entity level tax. If the Issuing Entity were treated as a partnership (which most likely would not be treated as a publicly traded partnership taxable as a corporation) and one or more classes of Notes were treated as equity interests in that partnership, each item of income, gain, loss, deduction, and credit generated through the ownership of the receivables by the partnership would be passed through to the partners, including the affected Note Owners, according to their respective interests therein. Under current law, the income reportable by Note Owners as partners in such a partnership could differ from the income reportable by the Note Owners as holders of debt. Generally, such differences are not expected to be material; however, certain Note Owners may have adverse tax consequences. For example, cash basis Note Owners might be required to report income when it accrues to the partnership rather than when it is received by the Note Owner. Any income allocated to a Note Owner that is a tax-exempt entity may constitute unrelated business taxable income. All Note Owners would be taxed on the partnership income regardless of when distributions are made to the Note Owners. An individual Note Owner’s ability to deduct the Note Owner’s share of partnership expenses would be subject to the 2% miscellaneous itemized deduction floor. A foreign investor in the Notes might be required to file a United States individual or corporate income tax return, as the case may be, and could be subject to tax (and withholding at the top marginal rate) on its share of partnership income at regular United States rates including, in the case of a corporation, the branch profits tax.

If, alternatively, the Issuing Entity were treated as either an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the Issuing Entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the receivables. Moreover, distributions by the Issuing Entity to all or some of the classes of Note Owners would probably not be deductible in computing the Issuing Entity’s taxable income and all or part of the distributions to Note Owners would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to Note Owners and the Note Owners could be liable for a share of such tax. To the extent distributions on such Notes were treated as dividends, a foreign investor would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.

State and Local Tax Considerations

The above discussion does not address the tax treatment of any Issuing Entity, Notes, or Note Owners under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place throughout the United States and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Issuing Entity as well as any state and local tax consequences for them of purchasing, holding and disposing of Notes.

The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon your particular tax situation. It is suggested that you consult your tax advisor with respect to the tax consequences to you of the purchase, ownership and disposition of Notes and Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

The following is a summary of some of the material fiduciary investment considerations which may apply to pension, profit-sharing or other employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), individual retirement accounts, certain Keogh plans and other plans subject to Section 4975 of the Code, entities deemed to hold “plan assets” of any of the foregoing under the Plan Assets Regulation (as defined below) or an employee benefit plan or an entity, the assets of which constitute assets of such a plan, subject to law that is similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code (“Similar Law”) (each, a “Benefit Plan”).

This summary does not include all of the fiduciary investment considerations relevant to Benefit Plans and should not be construed as legal advice or a legal opinion. Prospective investors should consult with their own counsel on these matters.

This summary is based on provisions of ERISA and the Code as of the date hereof. This summary does not purport to be complete and is qualified in its entirety by reference to ERISA and the Code and any law applicable to a prospective investor that is similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code. No assurance can be given that future legislation, administrative regulations or court decisions will not significantly modify the requirements summarized herein. Any such changes may be retroactive and thereby apply to transactions entered into prior to the date of their enactment or release.

Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan subject to ERISA or Section 4975 of the Code from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and Section 4975 of the Code for such persons or the fiduciaries of the Benefit Plan.

In addition, before authorizing an investment in the Notes, fiduciaries of a Benefit Plan should consider (i) the fiduciary standard under ERISA or other applicable law, (ii) whether the investment in the Notes satisfies the prudence and diversification requirements of ERISA or other applicable law and (iii) whether such fiduciaries have authority to make the investment under the appropriate plan investment policies and governing instruments under ERISA or other applicable law.

Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Benefit Plan subject to Title I of ERISA or Section 4975 of the Code that purchased Notes if assets of the Issuing Entity were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and Section 4975 of the Code only if the Benefit Plan acquired an “equity interest” in the Issuing Entity and none of the exceptions to plan assets treatment contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, the Issuing Entity believes that, at the time of their issuance, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This assumption that the Notes constitute debt for local law purposes and this determination that the Notes should be treated as indebtedness without substantial equity features are based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Issuing Entity incurs losses. This risk of recharacterization is enhanced for Notes that are subordinated to other classes of securities.

However, without regard to whether the Notes are treated as an equity interest for purposes of the Plan Assets Regulation, the acquisition, holding or disposition of Notes by, for, on behalf of or with the assets of a Benefit Plan could be considered to give rise to a non-exempt prohibited transaction if the Issuing Entity, the Servicer, the Sponsor, the Administrator, the Owner Trustee, the Depositor, the Indenture Trustee, any Hedge

Counterparty, the Cap Provider or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan, is the sponsor of such Benefit Plan or is a fiduciary acting for, on behalf of or with the assets of the Benefit Plan in connection with the acquisition, holding or disposition of the Notes. Certain exemptions from the prohibited transaction rules could be applicable to the purchase, holding or disposition of Notes by a Benefit Plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire, hold or dispose of such Notes or the type of party in interest involved in the transaction. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by certain “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, as amended, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, there is a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Benefit Plan and a person or entity that is a party in interest to such Benefit Plan solely by reason of providing services to the Benefit Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan involved in the transaction), provided that there is adequate consideration for the transaction.

A purchaser of Notes should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions may not cover all acts that might be construed as prohibited transactions. For example, to the extent the Issuing Entity, the Servicer, the Sponsor, the Administrator, the Owner Trustee, the Depositor, the Indenture Trustee, any Hedge Counterparty, the Cap Provider or any of their respective affiliates has investment discretion to invest the assets of a Benefit Plan in the Notes, gives investment advice with respect to the Benefit Plan’s investment in the Notes or is an employer maintaining or contributing to the Benefit Plan, the above exemptions likely would not cover the Benefit Plan’s investment in the Notes and, as a result, the investment in the Notes might give rise to a non-exempt prohibited transaction. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes, and prospective purchasers that are Benefit Plans should consult with their advisors regarding the applicability of any such exemption.

By acquiring or holding a Note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not, and is not acquiring or holding the Note (or any interest therein) for, on behalf of or with the assets of, a Benefit Plan or (ii) the acquisition, holding and disposition of the Note does not and will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any Similar Law. Benefit Plans may not acquire the Notes at any time that the ratings on the Notes are below “investment grade.”

Employee benefit plans or entities, the assets of which constitute assets of such plan(s), that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Governmental plans, however, may be subject to Similar Law. This summary does not include a discussion of any such laws and a prospective investor that is a governmental plan or entity holding assets of a governmental plan should consult its legal advisors regarding the application of such laws to the acquisition, holding and disposition of Notes.

A Benefit Plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the Issuing Entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITING

On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series (the “Underwriting Agreement”), the Depositor will agree to cause the related Issuing Entity to sell to the underwriters named in the Underwriting Agreement and in the accompanying Prospectus Supplement, and each of those underwriters will severally agree to purchase, the principal amount of each class of Notes of the related series set forth in the Underwriting Agreement and in the accompanying Prospectus Supplement.

In the Underwriting Agreement with respect to any given series of Notes, the several underwriters will agree, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all the Notes described in the Underwriting Agreement which are offered by this Prospectus and by the accompanying Prospectus Supplement if any of those Notes are purchased.

Each Prospectus Supplement will either (1) set forth the price at which each class of Notes being offered by that Prospectus Supplement will be offered to the public and any concessions that may be offered to some dealers participating in the offering of those Notes or (2) specify that the related Notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of that sale. After the initial public offering of those Notes, those public offering prices and those concessions may be changed.

The Underwriting Agreement will provide that NMAC and the Depositor will indemnify the underwriters against specified civil liabilities, including liabilities under the Securities Exchange Act of 1934, as amended, or contribute to payments the several underwriters may be required to make in respect thereof.

Each Issuing Entity may, from time to time, invest the funds in its Accounts in Eligible Investments acquired from the underwriters or from the Depositor. Pursuant to the Underwriting Agreement with respect to a given series of Notes, the closing of the sale of any class of Notes subject to that Underwriting Agreement will be conditioned on the closing of the sale of all other classes of Notes of that series.

The place and time of delivery for the Notes in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

One of the underwriters, or its affiliate, may be the Hedge Counterparty.

LEGAL OPINIONS

Certain legal matters relating to the Notes of any series and federal income tax and other matters will be passed upon for the related Issuing Entity, the Depositor and the Servicer by the general counsel of the Servicer and any other legal counsel identified in the applicable Prospectus Supplement. In addition, certain matters relating to the issuance of the Notes will be passed upon for the Underwriters by the legal counsel identified in the applicable Prospectus Supplement for the Underwriters.

INDEX OF TERMS

10 percent shareholder	78
30/360	34
account	28
Accounts	53
Actual/360	34
Actual/Actual	34
Administration Agreement	65
Administrative Fee	65
Administrative Purchase Payment	54
Administrative Receivable	54
Administrator	65
Advance	56
APR	23
Asset-Backed Securitization	29
banking organization	37
bankruptcy court	70
Base Servicing Fee	56
Basic Documents	35
Beneficial Owner	37
Benefit Plan	81
Business Day	34
Calculation Agent	35
Cap Provider	59
Cede	1
Certificateholder	48
Certificates	41
class	32
clearing agency	37
clearing corporation	37
Clearstream Banking Luxembourg	36
Clearstream Banking Participants	36
Closing Date	22
Code	75
Collection Account	53
Collection Period	55
covered subsidiary	71
credit enhancement	5
Cut-off Date	21
Dealer	21
Dealer Agreements	22
Dealer Recourse	22
Dealers	21
Defaulted Receivable	56
Definitive Notes	39
Depositaries	36
Depositor	21
Depositor Interests	26
Direct Participants	37
Distribution Date	57
Dodd-Frank Act	70
DTC	32
DTC Participants	33
DTCC	37
Eligible Investments	53

ERISA	81
Euroclear	36
Euroclear Operator	36
Euroclear Participants	36
Events of Default	41
FATCA	79
FDIC	70
financed vehicles	4
Financed Vehicles	21
Fixed Rate Notes	34
Floating Rate Notes	34
floorplan receivables	28
Foreign Owner	78
FTC Rule	73
HDC Rule	73
Hedge Agreement	59
Hedge Counterparty	60
Holder-in-Due-Course	73
Indemnified Parties	50
Indenture	26
Indenture Trustee	25
Indirect Participants	37
Insolvency Event	62
Insolvency Laws	69
Interest Period	35
Interest Reset Date	34
Interest Reset Period	34
IRS	75
Issuing Entity	21
LIBOR	34
London Business Day	34
NALL	31
NARC II	21
NCCD	25
Near-new	21
New	22
Nissan	27
NMAC	21
NML	31
NNA	27
Nonrecoverable Advance	56
Note Factor	32
Note Owners	75
Note Pool Factor	32
Noteholder	33
Notes	21
NWRC II	30
obligors	4
Obligors	21
OID	76
OLA	70
Optional Purchase	50
Owner Trustee	25
Plan Assets Regulation	81

Pool Balance	57
portfolio interest	78
prepayments	31
Principal Balance	57
Prospectus Supplement	21
PTCE	82
Public ABS Transaction	55
Purchase Agreement	51
Rating Agency	42
Rating Agency Condition	44
receivables	4
Receivables	21
Receivables Pool	21
Regulation AB	60
Related Documents	44
Relief Act	73
Required Rate	59
Required Yield Supplement Amount	59
Reserve Account	58
Reserve Account Initial Deposit	59
Retained Notes	32
Sale and Servicing Agreement	26
Schedule of Receivables	52
SEC	1
Securities Act	30
Securityholder	15
Servicer	22

Servicer Default	62
Servicing Rate	56
Similar Law	81
Sponsor	42
Spread	34
Spread Multiplier	34
Strip Notes	33
Subordination Spread Account	58
Supplemental Servicing Fee	56
Swap Counterparty	59
Tax Counsel	75
Term Extension	25
Terms and Conditions	38
TIA	46
Total Servicing Fee	56
Transfer and Servicing Agreements	51
Trust Agreement	21
U.S. Person	79
UCC	28
Underwriting Agreement	82
Warranty Purchase Payment	52
Warranty Receivable	52
weighted average life	32
Yield Supplement Account	59
Yield Supplement Agreement	59
Yield Supplement Deposit	59

$1,000,000,000

NISSAN AUTO RECEIVABLES 2013-B OWNER TRUST

$244,000,000 Notes, Class A-1

$328,000,000 Notes, Class A-2

$328,000,000 Notes, Class A-3

$100,000,000 Notes, Class A-4

Nissan Auto Receivables Corporation II,

Depositor

Nissan Motor Acceptance Corporation,

Servicer/Sponsor

PROSPECTUS    SUPPLEMENT

Underwriters

J. P. Morgan

Citigroup

SOCIETE GENERALE

Dealer Prospectus Delivery Obligation.     Until             , 2013, which is 90 days following the date of this Prospectus Supplement, all dealers that effect transactions in these notes, whether or not participating in the offering, may be required to deliver a Prospectus Supplement and Prospectus, such delivery obligation generally may be satisfied through the filing of the Prospectus Supplement and Prospectus with the Securities and Exchange Commission. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.